FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-06

The Information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JUNE 23, 2014, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED JUNE 13, 2014)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-190246) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

$1,090,830,000 (Approximate)
JPMBB Commercial Mortgage Securities Trust 2014-C21
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, National Association
Barclays Bank PLC
MC-Five Mile Commercial Mortgage Finance LLC
Starwood Mortgage Funding II LLC
RAIT Funding, LLC
Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2014-C21

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2014-C21 consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC certificates. The certificates (which are comprised of the certificates offered by this free writing prospectus and the Class X-C, Class X-D, Class D, Class E, Class F, Class NR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named JPMBB Commercial Mortgage Securities Trust 2014-C21. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in August 2014.
	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch/DBRS) (5)	Rated Final Distribution Date(3)
Class A-1	$35,720,000%			(6)	March 2019	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class A-2	$25,518,000%			(6)	July 2019	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class A-3	$59,360,000%			(6)	May 2021	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class A-4	$325,000,000%			(6)	May 2024	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class A-5	$357,185,000%			(6)	June 2024	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class A-SB	$82,529,000%			(6)	February 2024	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class X-A	$954,872,000	(7)%		Variable(8)	June 2024	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class X-B	$90,112,000	(7)%		Variable(8)	July 2024	Aa3(sf) / AA-sf / AAA(sf)	August 2047
Class A-S(9)	$69,560,000	(10)%		(6)	June 2024	Aaa(sf) / AAAsf / AAA(sf)	August 2047
Class B(9)	$90,112,000	(10)%		(6)	July 2024	Aa3(sf) / AA-sf / AA(low)(sf)	August 2047
Class C(9)	$45,846,000	(10)%		(6)	July 2024	A3(sf) / A-sf / A(low)(sf)	August 2047
Class EC(9)(11)	$205,518,000	(10)	(12)	N/A(12)	July 2024	A1(sf) / A-sf / A(low)(sf)	August 2047

(Footnotes on table on page S-2)

You should carefully consider the risk factors beginning on page S-52 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities LLC and Barclays Capital Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 62.2% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 37.8% of each class of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 22, 2014.

J.P. Morgan	Barclays
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

June , 2014

JPMBB Commercial Mortgage Securities Trust 2014-C21

Commercial Mortgage Pass-Through Certificates, Series 2014-C21

Nebraska
1 property
$6,225,000
0.5% of total
North Dakota
1 property
$11,100,000
0.9% of total
Illinois
3 properties
$33,874,599
2.7% of total
Wisconsin
1 property
$10,300,000
0.8% of total
Indiana
2 properties
$20,285,769
1.6% of total
Michigan
9 properties
$98,408,537
7.8% of total
Pennsylvania
2 properties
$27,300,000
2.2% of total
New York
6 properties
$110,744,064
8.8% of total
Washington
1 property
$5,051,205
0.4% of total
Massachusetts
5 properties
$80,175,000
6.3% of total
Ohio
1 property
$5,200,000
0.4% of total
Connecticut
1 property
$7,963,736
0.6% of total
West Virginia
1 property
$4,594,344
0.4% of total
Nevada
3 properties
$111,289,914
8.8% of total
Maryland
2 properties
$18,825,000
1.5% of total
Virginia
6 properties
$120,110,622
9.5% of total
California
7 properties
$246,926,309
19.5% of total
North Carolina
1 property
$5,850,000
0.5% of total
South Carolina
1 property
$2,495,029
0.2% of total
Arizona
2 properties
$21,000,000
1.7% of total
Georgia
4 properties
$46,453,564
3.7% of total
US Virgin Islands
1 property
$6,990,882
0.6% of total
Colorado
2 properties
$15,625,000
1.2% of total
Alabama
1 property
$4,488,485
0.4% of total
Texas
9 properties
$115,486,547
9.1% of total
Louisiana
1 property
$6,750,000
0.5% of total
Tennessee
1 property
$4,194,643
0.3% of total
Florida
9 properties
$117,022,636
9.3% of total
Percentage of Initial Pool Balance
0.2% – 2.0%
2.1% – 10.0%
10.1% – 19.5%

SUMMARY OF CERTIFICATES
Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/Fitch/ DBRS)(5)	Principal Window(4)
Offered Certificates
A-1	$35,720,000		30.000%	(6)	March 2019%		2.67	Aaa(sf) / AAAsf / AAA(sf)	08/14-03/19
A-2	$25,518,000		30.000%	(6)	July 2019%		4.85	Aaa(sf) / AAAsf / AAA(sf)	03/19-07/19
A-3	$59,360,000		30.000%	(6)	May 2021%		6.81	Aaa(sf) / AAAsf / AAA(sf)	05/21-05/21
A-4	$325,000,000		30.000%	(6)	May 2024%		9.70	Aaa(sf) / AAAsf / AAA(sf)	02/24-05/24
A-5	$357,185,000		30.000%	(6)	June 2024%		9.90	Aaa(sf) / AAAsf / AAA(sf)	05/24-06/24
A-SB	$82,529,000		30.000%	(6)	February 2024%		7.28	Aaa(sf) / AAAsf / AAA(sf)	03/19-02/24
X-A	$954,872,000	(7)	N/A	Variable(8)	June 2024%		N/A	Aaa(sf) / AAAsf / AAA(sf)	N/A
X-B	$90,112,000	(7)	N/A	Variable(8)	July 2024%		N/A	Aa3(sf) / AA-sf / AAA(sf)	N/A
A-S(9)	$69,560,000	(10)	24.500%	(6)	June 2024%		9.90	Aaa(sf) / AAAsf / AAA(sf)	06/24-06/24
B(9)	$90,112,000	(10)	17.375%	(6)	July 2024%		9.92	Aa3(sf) / AA-sf / AA(low)(sf)	06/24-07/24
C(9)	$45,846,000	(10)	13.750%	(6)	July 2024%		9.98	A3(sf) / A-sf / A(low)(sf)	07/24-07/24
EC(9)(11)	$205,518,000	(10)	13.750%	N/A(12)	July 2024	(12)	9.93	A1(sf) / A-sf / A(low)(sf)	06/24-07/24
Non-Offered Certificates(13)
X-C	$25,295,000	(14)	N/A	Variable(15)	July 2024%		N/A	NR / BBsf / AAA(sf)	N/A
X-D	$74,302,885	(16)	N/A	Variable(17)	July 2024%		N/A	NR / NR / AAA(sf)	N/A
D	$74,303,000		7.875%	(6)	July 2024%		9.98	NR / BBB-sf / BBB(low)(sf)	07/24–07/24
E	$25,295,000		5.875%	(6)	July 2024%		9.98	NR / BBsf / BB(sf)	07/24–07/24
F	$17,390,000		4.500%	(6)	July 2024%		9.98	NR / Bsf / B(high)(sf)	07/24–07/24
NR	$56,912,885		0.000%	(6)	July 2024%		9.98	NR / NR / NR	07/24–07/24

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)
The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)
The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of offered certificates is the distribution date in August 2047. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C and Class X-D certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)
Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc., and DBRS, Inc. (each a “Rating Agency” and collectively, the “Rating Agencies”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus. Moody’s Investors Service, Inc., Fitch Ratings, Inc., and DBRS, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The Depositor and the Underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on their internet websites. Important disclaimer: Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

(6)
The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The Class X-A and Class X-B certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date and calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B certificates for that distribution date.  See “Description of the Certificates—Distributions” in this free writing prospectus.

(9)
A holder of Class A-S, Class B and Class C certificates may exchange and convert such classes of certificates (on an aggregate basis) for a related amount of Class EC certificates, and a holder of Class EC certificates may exchange and convert that Class for a ratable portion of each class of Class A-S, Class B and Class C certificates.

(10)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

(11)
Although the Class EC certificates are listed below the Class C certificates in the chart, the Class EC certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C certificates. For purposes of determining the approximate initial credit support for Class EC certificates, the calculation is based on the aggregate initial class certificate balance of the Class A-S, Class B and Class C certificates as if they were a single class.

(12)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately         % per annum.

(13)	The Class R certificates are not represented in the above table.

(14)	The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class E certificates. The Class X-C certificates will not be entitled to distributions of principal.

(15)
The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(16)
The notional amount of the Class X-D certificates will be equal to the aggregate of the certificate balances of the Class F and Class NR certificates. The Class X-D certificates will not be entitled to distributions of principal.

(17)
The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class F and Class NR certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

The Class X-C, Class X-D, Class D, Class E, Class F, Class NR and Class R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	S-2	Multifamily Properties Have Special
IMPORTANT NOTICE REGARDING		Risks	S-64
THE OFFERED CERTIFICATES	S-8	Hotel Properties Have Special Risks	S-66
IMPORTANT NOTICE ABOUT		Risks Relating to Affiliation with a
INFORMATION PRESENTED IN		Franchise or Hotel Management
THIS FREE WRITING		Company	S-67
PROSPECTUS AND THE		Mixed Use Facilities Have Special
ACCOMPANYING PROSPECTUS	S-9	Risks	S-68
SUMMARY OF TERMS	S-13	Manufactured Housing Community
RISK FACTORS	S-52	Properties Have Special Risks	S-68
Combination or “Layering” of		Self Storage Properties Have
Multiple Risks May Significantly		Special Risks	S-70
Increase Risk of Loss	S-52	Risks of Lease Early Termination
The Offered Certificates May Not Be		Options	S-71
a Suitable Investment for You	S-52	Geographic Concentration Entails
The Credit Crisis and Downturn in		Risks	S-72
the Real Estate Market Have		Risks Relating to Mortgage Loan
Adversely Affected and May		Concentrations and Borrower-
Continue To Adversely Affect		Sponsor Concentrations	S-73
the Value of Commercial		The Borrower’s Form of Entity May
Mortgage-Backed Securities	S-52	Cause Special Risks	S-75
Market Considerations and Limited		Tenancies-in-Common May Hinder
Liquidity	S-53	Recovery	S-77
Legal and Regulatory Provisions		Additional Debt or the Ability To
Affecting Investors Could		Incur Other Borrowings Entails
Adversely Affect the Liquidity of		Risk	S-78
the Certificates	S-54	Borrower May Be Unable To Repay
The Volatile Economy and Credit		Remaining Principal Balance on
Crisis May Increase Loan		Maturity Date or Anticipated
Defaults and Affect the Value		Repayment Date; Longer
and Liquidity of Your Investment	S-56	Amortization Schedules and
The Prospective Performance of the		Interest-Only Provisions Create
Mortgage Loans Included in the		Risks	S-80
Trust Fund Should Be		Tenant Concentration Entails Risk	S-81
Evaluated Separately from the		Certain Additional Risks Relating to
Performance of the Mortgage		Tenants	S-82
Loans in Any of Our Other		Options and Other Purchase Rights
Trusts	S-58	May Affect Value or Hinder
Commercial Lending Is Dependent		Recovery with Respect to the
Upon Net Operating Income	S-58	Mortgaged Properties	S-84
Risks Relating to Underwritten Net		Risks Related to Redevelopment
Cash Flow	S-59	and Renovation at the
Limited Information Causes		Mortgaged Properties	S-84
Uncertainty	S-60	Mortgaged Properties Leased to
No Reunderwriting of the Mortgage		Borrowers or Borrower Affiliated
Loans	S-60	Entities Also Have Risks	S-85
Risks Associated with Commercial		Tenant Bankruptcy Entails Risks	S-85
Real Estate Lending	S-60	Mortgage Loans Are Nonrecourse
Risks Associated with Retail		and Are Not Insured or
Properties	S-61	Guaranteed	S-86
Office Properties Have Special		Lack of Skillful Property
Risks	S-64	Management Entails Risks	S-87

The Performance of a Mortgage		Conflicts Between
Loan and the Related		Certificateholders and the
Mortgaged Property Depends in		Holder of a Companion
Part on Who Controls the		Loan	S-102
Borrower and the Related		Potential Conflicts of Interest of
Mortgaged Property	S-87	the Underwriters and Their
Some Mortgaged Properties May		Affiliates	S-103
Not Be Readily Convertible to		Other Possible Conflicts of
Alternative Uses	S-87	Interest	S-104
Condominiums and Master		Potential Conflicts of Interest in
Developments May Limit Use		the Selection of the
and Improvements	S-88	Mortgage Loans	S-105
Mortgage Loans Secured by		Your Lack of Control Over the Trust
Leasehold Interests May		Can Adversely Impact Your
Expose Investors to Greater		Investment	S-106
Risks of Default and Loss	S-88	Special Servicer May Be Directed
Limitations of Appraisals	S-89	To Take Actions	S-108
Different Timing of Mortgage Loan		The Sponsors, the Depositor and
Amortization Poses Certain		the Trust Are Subject to
Risks	S-89	Bankruptcy or Insolvency Laws
Environmental Risks Relating to the		That May Affect the Trust
Mortgaged Properties	S-90	Fund’s Ownership of the
Availability of Earthquake, Flood		Mortgage Loans	S-109
and Other Insurance	S-93	Risks Relating to the Exchangeable
Risks Associated with Blanket		Certificates and Class EC
Insurance Policies or Self-		Certificates	S-110
Insurance	S-93	Risks Relating to Prepayments and
Availability of Terrorism Insurance	S-94	Repurchases	S-110
Zoning Compliance, Use		Optional Early Termination of the
Restrictions and Condemnation		Trust Fund May Result in an
May Adversely Affect Property		Adverse Impact on Your Yield or
Value	S-95	May Result in a Loss	S-113
Increases in Real Estate Taxes Due		The Mortgage Loan Sellers May Not
to Termination of a PILOT		Be Able To Make a Required
Program or Other Tax		Repurchase or Substitution of a
Abatement Arrangements May		Defective Mortgage Loan	S-114
Reduce Net Cash Flow and		Realization on Certain Mortgage
Payments to Certificateholders	S-96	Loans May Be Adversely
There May Be Changes in the Tax		Affected by the Rights of the
Laws of the United States Virgin		Mezzanine Lender	S-114
Islands; No Gross-Up	S-97	Limited Obligations	S-114
Litigation or Other Legal		Changes to Accounting Standards
Proceedings Could Adversely		and Regulatory Restrictions
Affect the Mortgage Loans	S-97	Could Have an Adverse Impact
Certain of the Mortgage Loans Lack		on the Certificates	S-115
Customary Provisions	S-98	Tax Consequences Related to
Potential Conflicts of Interest	S-98	Foreclosure	S-115
Potential Conflicts of Interest of		State and Local Tax Considerations	S-115
the Sponsors and Mortgage		Ratings of the Certificates	S-116
Loan Sellers	S-98	DESCRIPTION OF THE MORTGAGE
Potential Conflicts of Interest of		POOL	S-118
the Master Servicer and the		General	S-118
Special Servicer	S-100	Mortgage Pool Characteristics	S-119
Potential Conflicts of Interest of		General	S-119
the Directing		Fee & Leasehold Estates;
Certificateholder	S-102	Ground Leases	S-121

Mortgage Loan Concentrations	S-122	Additional Mortgage Loan
Multi-Property Mortgage Loans		Information	S-175
and Related Borrower		Sale of Mortgage Loans; Mortgage
Mortgage Loans	S-122	File Delivery	S-179
Tenancies-in-Common	S-124	Representations and Warranties;
Property Type Concentrations	S-124	Repurchases and Substitutions	S-181
Geographic Concentrations	S-127	Lockbox Accounts	S-184
Additional Debt	S-128	TRANSACTION PARTIES	S-185
The Whole Loans	S-135	The Sponsors and Mortgage Loan
The Technology Corners		Sellers	S-185
Building Six Whole Loan,		JPMorgan Chase Bank,
The 160 Water Street		National Association	S-185
Whole Loan and The 200		Barclays Bank PLC	S-194
West Monroe Whole Loan	S-135	MC-Five Mile Commercial
The Miami International Mall		Mortgage Finance LLC	S-199
Whole Loan and The		Starwood Mortgage Funding II
Shops at Wiregrass Whole		LLC	S-207
Loan	S-139	RAIT Funding, LLC	S-213
The Westminster Mall Whole		The Depositor	S-217
Loan	S-143	The Trust	S-217
The Charlottesville Fashion		The Trustee	S-218
Square Whole Loan	S-146	The Certificate Administrator	S-219
Net Cash Flow and Certain		Resignation and Removal of the
Underwriting Considerations	S-150	Trustee and the Certificate
Mortgaged Property Considerations	S-152	Administrator	S-221
Environmental Considerations	S-152	The Master Servicer	S-222
Property Renovation Issues	S-153	The 2014-C18 Special Servicer	S-225
Litigation Considerations;		The Special Servicer	S-228
Bankruptcy Issues and		Replacement of the Special Servicer	S-230
Other Proceedings	S-154	Servicing and Other Compensation
Tenant Issues	S-157	and Payment of Expenses	S-232
Purchase Options, Rights of		The Senior Trust Advisor	S-242
First Refusal and Rights of		DESCRIPTION OF THE
First Offer	S-159	CERTIFICATES	S-243
Additional Considerations	S-160	General	S-243
Assessments of Property Value and		Exchanges of Exchangeable
Condition	S-162	Certificates and Class EC
Appraisals	S-162	Certificates	S-246
Engineering Reports	S-162	Exchanges	S-246
Zoning and Building Code		Procedures and Fees	S-247
Compliance and		Book-Entry Registration and
Condemnation	S-162	Definitive Certificates	S-247
Certain Terms and Conditions of the		List of Certificateholders	S-249
Mortgage Loans	S-164	Distributions	S-250
ARD Loans	S-168	Allocation of Yield Maintenance
Defeasance; Collateral		Charges and Prepayment
Substitution; Property		Premiums	S-264
Releases	S-168	Assumed Final Distribution Date;
Releases of Individual		Rated Final Distribution Date	S-265
Mortgaged Properties	S-169	Subordination; Allocation of
Other Releases	S-171	Collateral Support Deficit	S-265
“Due-on-Sale” and “Due-on-		Advances	S-269
Encumbrance” Provisions	S-171	Appraisal Reductions	S-272
Hazard, Liability and Other		Reports to Certificateholders;
Insurance	S-173	Certain Available Information	S-276
		Voting Rights	S-284

Termination; Retirement of		Rating Agency Confirmations	S-318
Certificates	S-284	Evidence as to Compliance	S-320
SERVICING OF THE MORTGAGE		Servicer Termination Events	S-321
LOANS	S-286	Rights Upon Servicer Termination
General	S-286	Event	S-322
The Directing Certificateholder	S-290	Amendment	S-323
Limitation on Liability of Directing		CERTAIN AFFILIATIONS,
Certificateholder	S-295	RELATIONSHIPS AND RELATED
The Senior Trust Advisor	S-296	TRANSACTIONS INVOLVING
Consultation Duties of the		TRANSACTION PARTIES	S-326
Senior Trust Advisor After a		PENDING LEGAL PROCEEDINGS
Control Event	S-298	INVOLVING TRANSACTION
Replacement of the Special		PARTIES	S-327
Servicer	S-300	YIELD AND MATURITY
Termination and Resignation of		CONSIDERATIONS	S-328
the Senior Trust Advisor		Yield Considerations	S-328
Senior Trust Advisor	S-300	Weighted Average Life	S-331
Compensation	S-301	Yield Sensitivity of the Class X-A
Maintenance of Insurance	S-302	and Class X-B Certificates	S-338
Modifications, Waivers and		Pre-Tax Yield to Maturity Tables	S-338
Amendments	S-304	MATERIAL FEDERAL INCOME TAX
Mortgage Loans with “Due-on-Sale”		CONSEQUENCES	S-344
and “Due-on-Encumbrance”		General	S-344
Provisions	S-306	Tax Status of Offered Certificates	S-345
Realization Upon Defaulted		Taxation of Offered Certificates	S-345
Mortgage Loans	S-307	Taxation of the Class EC
Servicing of the Technology Corners		Certificates	S-346
Building Six Mortgage Loan, the		Taxation of Foreign Investors	S-347
160 Water Street Mortgage		Further Information	S-347
Loan and the 200 West Monroe		CERTAIN STATE AND LOCAL TAX
Mortgage Loan	S-311	CONSIDERATIONS	S-347
Servicing of the Miami International		CERTAIN ERISA CONSIDERATIONS	S-347
Mall Mortgage Loan and The		CERTAIN LEGAL ASPECTS OF THE
Shops at Wiregrass Mortgage		MORTGAGE LOANS	S-349
Loan	S-313	LEGAL INVESTMENT	S-350
Inspections; Collection of Operating		LEGAL MATTERS	S-351
Information	S-315	RATINGS	S-351
Certain Matters Regarding the		INDEX OF DEFINED TERMS	S-354
Master Servicer, the Special
Servicer, the Senior Trust
Advisor and the Depositor	S-316

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-2 of this free writing prospectus, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-13 of this free writing prospectus, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-52 of this free writing prospectus, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-354 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 132 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”)  WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE”  MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE”  MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)      TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)      TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)      IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA” ) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS”  AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH

THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF TERMS

          This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this free writing prospectus.

Issuing Entity
JPMBB Commercial Mortgage Securities Trust 2014-C21, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this free writing prospectus.

Mortgage Loan Sellers
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, Barclays Bank PLC, a public limited company registered in England and Wales, MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company, Starwood Mortgage Funding II LLC, a Delaware limited liability company and RAIT Funding, LLC, a Delaware limited liability company. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of the non-offered certificates. Starwood Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the special servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement (see “Transaction Parties—The 2014-C18 Special Servicer” in this free writing prospectus), and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the JPMBB 2014-C18 pooling and servicing agreement. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance

JPMCB	16	$627,440,724	49.6%
Barclays	23	371,417,176	29.4
MC-Five Mile	14	112,255,041	8.9
Starwood	12	94,066,739	7.4
RAIT	8	59,551,205	4.7
Total	73	$1,264,730,885	100.0%

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and serviced whole loans pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” in this free writing prospectus.

The Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan will each be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20, Commercial Mortgage Pass-Through Certificates, Series 2014-C20. The master servicer of the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement is Wells Fargo Bank, National Association.

The Miami International Mall whole loan and The Shops at Wiregrass whole loan will each be serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18. The master servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association.

See “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “Servicing of the Mortgage Loans— Servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the

200 West Monroe Mortgage Loan” and “—Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer with respect to the mortgage loans and serviced whole loans. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans and serviced whole loans that, in general, are in default or as to which default is imminent. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be the initial directing certificateholder. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to purchase the Class E, Class F and Class NR certificates and may on behalf of one or more managed funds or accounts purchase other classes of certificates.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. Midland Loan Services, a Division of PNC Bank, National Association assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Special Servicer” in this free writing prospectus.

The Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan will each be specially serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement. The special servicer of the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing is Torchlight Loan Services, LLC. The primary servicing office of Torchlight Loan Services, LLC is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131, and its telephone number is (212) 883-2800. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan” in this free writing prospectus.

The Miami International Mall whole loan and The Shops at Wiregrass whole loan will each be specially serviced under the JPMBB Commercial Mortgage Securities Trust 2014-C18

pooling and servicing agreement. The special servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement is LNR Partners, LLC, a Florida limited liability company. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan” in this free writing prospectus.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19890. See “Transaction Parties—The Trustee” in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for (i) the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan and the 200 West Monroe mortgage loan, for which Deutsche Bank Trust Company Americas, under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 and (ii) the Miami International Mall mortgage loan and The Shops at Wiregrass mortgage loan, for which Wells Fargo Bank, National Association, in its capacity as trustee, under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement, is the mortgagee of record under the JPMBB Commercial Mortgage Securities Trust 2014-C18.

Certificate Administrator
and Custodian
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

Sponsors
JPMorgan Chase Bank, National Association, a national banking association, Barclays Bank PLC, a public limited company registered in England and Wales, MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company, Starwood Mortgage Funding II LLC, a Delaware limited liability company, and RAIT Funding, LLC, a Delaware limited liability company. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus and “The Sponsor” in the prospectus.

Senior Trust Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company, will be the senior trust advisor. During such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance of the Class E certificates or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will generally be required to review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, during such time, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans, is required to review promptly certain information available to privileged persons regarding the mortgage loans and certain asset status reports; however, prior to the occurrence of a control event, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this free writing prospectus.

After the occurrence and continuance of a control event, the senior trust advisor will prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a “platform-level basis” with respect to the resolution and liquidation of specially serviced mortgage loans that the special servicer is responsible for servicing under the pooling and servicing agreement; provided, however, that in the event the special servicer is replaced, the senior trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the senior trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the special servicer’s specific duties under the pooling and servicing agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration by the senior trust advisor of any assessment of compliance report, attestation report, asset status report and other information delivered to the senior trust advisor by the special servicer (other than any communications between the directing certificateholder and the special servicer that would be privileged information) pursuant to the pooling and servicing agreement.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

For additional information regarding the responsibilities of the senior trust advisor, see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the Technology Corners Building Six whole loan, the Miami International Mall whole loan, the 160 Water Street whole loan, The Shops at Wiregrass whole loan, the 200 West Monroe whole loan or any related REO property.

However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement and the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement and, in such capacities, will have certain obligations and consultation rights with respect to those mortgage loans that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” and “—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” in this free writing prospectus.

Directing Certificateholder	With respect to each mortgage loan (other than the non-serviced mortgage loans), the directing certificateholder will be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement); provided, however, that (1) absent that selection, or (2) until a directing certificateholder is so selected or (3) upon receipt of a notice from a majority of the controlling class certificateholders, by certificate balance, that a directing certificateholder is no longer designated, the controlling class certificateholder that owns the largest aggregate certificate balance of the controlling class (or its representative) will be the directing certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate certificate balance of the controlling class, then there will be no directing certificateholder until appointed in accordance with the terms of the pooling and servicing agreement.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder (including the consent and consultation rights described below). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loans); provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate. After such time that none of the Class E, Class F and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

It is anticipated that BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts will be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loans); however, we cannot assure you that arrangement will continue. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in this free writing prospectus.

Torchlight Investors LLC, the directing certificateholder under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement, will have certain consent and consultation rights with respect to the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan” in this free writing prospectus.

Ellington Management Group, LLC, or its affiliate, the directing certificateholder under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement, will have certain consent and consultation rights with respect to the Miami International Mall whole loan and The Shops at Wiregrass whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan” in this free writing prospectus.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, MC-Five Mile Commercial Mortgage Finance LLC, Starwood Mortgage Funding II LLC and RAIT Funding, LLC, each have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor.

JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor. In addition, JPMorgan Chase Bank, National Association currently holds the Charlottesville Fashion Square pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit that pari passu companion loan into a future securitization. JPMorgan Chase Bank, National Association is also the holder of a mezzanine loan related to each of five (5) mortgage loans identified as “Technology Corners Building Six”, “100 Cambridge Discovery Park”, “The Remington”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on

Annex A-1 to this free writing prospectus, representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Barclays Bank PLC, one of the sponsors and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty. Barclays Bank PLC also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, one of the sponsors and a mortgage loan seller, through a repurchase facility. Certain of the mortgage loans that RAIT Funding, LLC originated that will be included in the trust are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC, a mortgage loan seller, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other and are each an affiliate of LNR Partners, LLC, the special servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement.

In addition, an affiliate of Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, is the holder of a mezzanine loan related to the mortgage loan identified as “The Marque at Heritage Hunt” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

RAIT Funding, LLC is a wholly-owned indirect subsidiary of RAIT Financial Trust. RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider. Wells Fargo Bank, National Association also serves (i) as the custodian, the trustee and the certificate administrator (among other functions) under the JPMBB 2014-C18 pooling and servicing agreement with respect to the Miami International Mall whole loan and The Shops at Wiregrass whole loan and (ii) as the custodian, the master servicer and the certificate administrator (among other functions) under the JPMCC 2014-C20 pooling and servicing agreement with respect to the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be designated as the initial directing certificateholder.

Midland Loan Services, a Division of PNC Bank, National Association assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

Midland Loan Services, a Division of PNC Bank, National Association is the master servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

As described in “—Relevant Parties and Dates” above, each of the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor is also a service provider under one or more pooling and servicing agreements for different securitizations that govern the servicing and administration of the mortgage loans included in the trust but which will not be serviced under the pooling and servicing agreement for this transaction. These roles may create similar conflicts of interest as those described above.

Cut-off Date
With respect to each mortgage loan, the related due date in July 2014, or with respect to any mortgage loan that has its first due date in August 2014, the date that would have otherwise been the related due date in July 2014.

Closing Date	On or about July 22, 2014.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2014.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Assumed Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus:

Class A-1	March 2019
Class A-2	July 2019
Class A-3	May 2021
Class A-4	May 2024
Class A-5	June 2024
Class A-SB	February 2024
Class X-A	June 2024
Class X-B	July 2024
Class A-S	June 2024
Class B	July 2024
Class C	July 2024
Class EC	July 2024

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and any non-serviced mortgage loan) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2014-C21:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-5

	●	Class A-SB

	●	Class X-A

	●	Class X-B

	●	Class A-S

	●	Class B

	●	Class C

	●	Class EC

The certificates will consist of the above classes and the following classes that are not being offered by this free writing prospectus and the accompanying prospectus: Class X-C, Class X-D, Class D, Class E, Class F, Class NR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 73 fixed rate commercial mortgage loans secured by first mortgage liens on 84 mortgaged properties. The mortgage loans are comprised of (i) 66 mortgage loans (which have no related pari passu interest secured by the related mortgaged property) and (ii) seven (7) mortgage loans represented by a pari passu portion of a split whole loan secured by the related mortgaged property.

For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including the annexes and statistical information), the above described pari passu companion loans are not reflected in this free writing prospectus, and the term “mortgage loan” does not include any pari passu companion loan, unless otherwise expressly stated in this free writing prospectus. However, the loan-to-value ratios, debt service coverage ratios and debt yield ratios with respect to any mortgage loan with a pari passu companion loan are calculated including the principal balance and debt service payment of the related pari passu companion loan. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$35,720,000
	Class A-2	$25,518,000
	Class A-3	$59,360,000
	Class A-4	$325,000,000
	Class A-5	$357,185,000
	Class A-SB	$82,529,000
	Class X-A	$954,872,000
	Class X-B	$90,112,000
	Class A-S	$69,560,000	(1)
	Class B	$90,112,000	(1)
	Class C	$45,846,000	(1)
	Class EC	$205,518,000	(1)

	(1)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%	(1)
Class X-B	%	(2)
Class A-S	%
Class B	%
Class C	%
Class EC	N/A	(3)

(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve

30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates weighted on the basis of their respective certificate balances immediately prior to that distribution date (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(2)
The interest accrual amount on the Class X-B certificates will be calculated by reference to a notional amount equal to the certificate balance of the Class B certificates (calculated without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate on the Class B certificates for that distribution date, as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(3)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately      % per annum.

B. Class EC and
Exchangeable Certificates
Exchangeable certificates (the Class A-S, Class B and Class C certificates), in the exchange proportion described in this free writing prospectus, may be converted in an exchange for Class EC certificates. Conversely, Class EC certificates may be converted in an exchange for a proportionate interest in the exchangeable certificates (in the exchange proportion described in this free writing prospectus). The Class EC certificates will receive principal and interest that would otherwise have been payable on the portion of the exchangeable certificates that have been exchanged for such Class EC certificates. Any such allocations of principal and interest as between Class EC certificates, on the one hand, and exchangeable certificates, on the other hand, will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus. See “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus for a description of the conversion and exchange procedures relating to the Class EC certificates and the exchangeable certificates. See also “Risk Factors—Risks Relating to the Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

C. Interest Rate Calculation
Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the offered certificates (other than the Class EC certificates), the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this free writing prospectus.

D. Servicing and
Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan, REO loan and each serviced companion loan and, with respect to special servicing fees, if the related loan interest payments (or other collections in respect of the related loan or property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date pursuant to the pooling and servicing agreement, which includes the master servicing fee and the portion of the servicing fee payable to any primary servicer, is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans) and the serviced companion loans in the trust at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.1050%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan and any related companion loan that is a specially serviced mortgage loan or REO loan on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25%; provided that the special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan, but (i) with respect to the Miami International Mall mortgage loan and The Shops at Wiregrass mortgage loan, the special servicer under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement will be entitled to a special servicing fee on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and (ii) with respect to the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan and the 200 West Monroe mortgage loan, the special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement will be entitled to a special servicing fee on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. Any primary servicing fees or sub-servicing fees will be paid by the related master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and the non-serviced mortgage loans) in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.0036%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210.00 per month. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO Loan (including the specially serviced mortgage loans and the non-serviced mortgage loans) in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.0018%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan (but not any companion loan) in the trust will be payable to the Commercial Real Estate Finance Council as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans (net of specified trust fees, reimbursements, expenses and yield maintenance charges or other prepayment premiums and excess interest) will be distributed to the certificates in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, in each case in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this free writing prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance on the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance on the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth/Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh/Non-offered certificates (other than the Class X-C, Class X-D and Class R certificates): In the amounts and order of priority described in “Description of the Certificates—Distributions” in this free writing prospectus.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

B. Interest and Principal
Entitlements
A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this free writing prospectus.

C. Yield Maintenance Charges and
Prepayment Premiums
Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

D. General
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates); provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-C or Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-C and Class X-D certificates are interest-only certificates and the Class X-C and Class X-D certificates are not offered by this free writing prospectus.

(2)
The Class A-S, Class B and Class C certificates may be exchanged for Class EC certificates in the manner described under “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

(3)	Other than the Class X-C, Class X-D and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated any realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F and Class NR certificates.

See “Description of the Certificates” in this free writing prospectus.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class EC and Class R certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this free writing prospectus. The Class EC certificates will receive the sum of the interest that would otherwise be distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates, and will therefore bear the risk of prepayment interest shortfalls that would otherwise be allocated to such certificates. See “Description of the Certificates—Distributions—Priority” in this free writing prospectus.

F. Excess Interest
On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class NR certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class NR certificates will be entitled to such distributions of excess interest notwithstanding any reduction of their related certificate balance to zero.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). See “Description of the Certificates—Advances” in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the certificate administrator’s fee and the CREFC® license fee. See “Description of the Certificates—Advances” in this free writing prospectus. Neither the master servicer nor trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not part of the trust.

B. Property Protection Advances
The master servicer may be required to make advances with respect to mortgage loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

	●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

	●	maintain the lien on the related mortgaged property; and/or

	●	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined by such party to be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus.

With respect to the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan and the 200 West Monroe mortgage loan, the master servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above. With respect to the Miami International Mall mortgage loan and The Shops at Wiregrass mortgage loan, the master servicer under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be 73 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 84 commercial, multifamily and manufactured housing properties. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,264,730,885.

Whole Loans

In the case of the seven (7) mortgage loans identified as “Miami International Mall”, “Technology Corners Building Six”, “Westminster Mall”, “160 Water Street”, “The Shops at Wiregrass”, “Charlottesville Fashion Square” and “200 West Monroe” on Annex A-1 to this free writing prospectus, representing approximately 4.7%, 4.7%, 4.3%, 3.9%, 2.8%, 2.4% and 2.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each such mortgage loan is secured by the same mortgage instrument on the same mortgaged property as one related pari passu companion loan, each evidenced by a pari passu note that is not part of the trust, and that are referred to in this free writing prospectus as the respective “pari passu companion loans”.

The following table and discussion contains general information regarding the whole loans:

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Initial Pool Balance	Pari Passu Companion Loans Cut-off Date Balance
3	Miami International Mall	$60,000,000	4.7%	$100,000,000
4	Technology Corners Building Six	$60,000,000	4.7%	$60,000,000
6	Westminster Mall	$54,794,877	4.3%	$29,888,114
7	160 Water Street	$49,000,000	3.9%	$50,600,000
11	The Shops at Wiregrass	$35,775,255	2.8%	$49,687,854
16	Charlottesville Fashion Square	$29,885,622	2.4%	$19,923,748
18	200 West Monroe	$25,000,000	2.0%	$50,000,000

Each mortgage loan identified in the above table is included in the trust; however, none of the related companion loans are included in the trust. In the case of the Miami International Mall whole loan and The Shops at Wiregrass whole loan, each related pari passu companion loan is included in the JPMBB Commercial Mortgage Securities Trust 2014-C18. In the case of the Technology Corners Building Six whole loan, the Westminster Mall whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan, each related pari passu companion loan is included in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20. In the case of the Charlottesville Fashion Square whole loan, the remaining pari passu companion loan is expected to be deposited into a future securitization. In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan.

Servicing of the Whole Loans

Each of (i) the Technology Corners Building Six mortgage loan and the Technology Corners Building Six pari passu companion loan, (ii) the 160 Water Street mortgage loan and the 160 Water Street pari passu companion loan and (iii) the 200 West Monroe mortgage loan and the 200 West Monroe pari passu companion loan will be serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20, Commercial Mortgage Pass-Through Certificates, Series 2014-C20. In addition, pursuant to an intercreditor agreement related to each companion loan, the directing certificateholder under that securitization (prior to the occurrence and continuance of a control event under the related pooling and servicing agreement) may exercise certain rights granted to the holder of the Technology Corners Building Six pari passu companion loan, the 160 Water Street pari passu companion loan and the 200 West Monroe pari passu companion loan, as the case may be, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 master servicer and/or the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 special servicer with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, pursuant to the intercreditor agreement related to each of those companion loans, the directing certificateholder under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement has the right (prior to the occurrence and continuance of a control event under the related pooling and servicing agreement) to replace the special servicer for the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” in this free writing prospectus.

Each of (i) the Miami International Mall mortgage loan and the Miami International Mall pari passu companion loan and (ii) The Shops at Wiregrass mortgage loan and The Shops at Wiregrass pari passu companion loan will be serviced under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18. In addition, pursuant to an intercreditor agreement related to each such companion loan, the directing certificateholder under that securitization (prior to the occurrence and continuance of a control event under the related pooling and servicing agreement) may exercise certain rights granted to the holder of the Miami International Mall pari passu companion loan and The Shops at Wiregrass pari passu companion loan, as the case may be, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or the special servicer under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, the controlling noteholder with respect to each of these whole loans will have the right, with or without cause, to replace the special servicer then acting with respect to the applicable whole loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the related pari passu companion loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement or (ii) LNR Partners, LLC or its affiliate owns less than 15% of the controlling class of certificates issued by the JPMBB Commercial Mortgage Securities Trust 2014-C18. See “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” in this free writing prospectus.

Each of (i) the Westminster Mall mortgage loan and the Westminster Mall pari passu companion loan and (ii) the Charlottesville Fashion Square mortgage loan and the Charlottesville Fashion Square pari passu companion loan will be serviced in accordance with the pooling and servicing agreement for this transaction and a related intercreditor agreement by the master servicer and the special servicer, and in accordance with the servicing standard provided in the pooling and servicing agreement. In addition, pursuant to the related intercreditor agreement, the directing certificateholder (prior to the occurrence and continuance of a control event under the pooling and servicing agreement) may exercise certain rights granted to the holder of the related mortgage loan and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting the applicable mortgage loan in the related split loan structure. In addition, pursuant to the intercreditor agreement related to that companion loan, the directing certificateholder under the pooling and servicing agreement has the right (prior to the occurrence and continuance of a control event under the pooling and servicing agreement) to replace the special servicer for such mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Charlottesville Fashion Square Whole Loan” and “—The Westminster Mall Whole Loan” in this free writing prospectus.

Serviced Whole Loans

Each of the Westminster Mall whole loan and the Charlottesville Fashion Square whole loan is referred to in this free writing prospectus as a “serviced whole loan”. The Westminster Mall pari passu companion loan and the Charlottesville Fashion Square pari passu companion loan are each referred to in this free writing prospectus as a “serviced companion loan”. The Westminster Mall whole loan and the Charlottesville Fashion Square whole loan are each referred to in this free writing prospectus as a “serviced pari passu whole loan”.

Non-Serviced Whole Loans

The Technology Corners Building Six whole loan, the Miami International Mall whole loan, the 160 Water Street whole loan, The Shops at Wiregrass whole loan and the 200 West Monroe whole loan are each referred to in this free writing prospectus as a “non-serviced whole loan”.

For additional information regarding these pari passu split loans, see “Description of the Mortgage Pool—The Whole Loans—The Charlottesville Fashion Square Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “—The Westminster Mall Whole Loan” in this free writing prospectus.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios, debt service coverage ratios and debt yield ratios) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Aggregate outstanding principal balance(1)	$1,264,730,885
Number of mortgage loans	73
Number of mortgaged properties	84
Range of mortgage loan principal balances	$2,059,848 to $103,500,000
Average mortgage loan principal balances	$17,325,081
Range of mortgage rates	4.03300% to 5.75000%
Weighted average mortgage rate	4.67900%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of loan-to-value ratios(4)(5)	31.6% to 75.0%
Weighted average loan-to-value ratio(4)(5)	64.7%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	31.6% to 71.2%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	58.2%
Range of underwritten net cash flow debt service coverage ratios(5)(6)	1.21x to 3.60x
Weighted average underwritten net cash flow debt service coverage ratio(5)(6)	1.65x
Percentage of aggregate outstanding principal balance consisting of:
Interest Only Balloon	47.5%
Balloon	27.6%
Interest Only	24.3%
ARD-Interest Only-Balloon	0.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of one (1) mortgage loan with an anticipated repayment date, identified as “NAL Building” on Annex A-1 to this free writing prospectus, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is calculated as of the related anticipated repayment date.

(3)
Excludes eight (8) mortgage loans identified as “Showcase Mall”, “Miami International Mall”, “160 Water Street”, “307 West 38th Street”, “The Preserve at Legacy Park”, “48 East 57th Street”, “2030 Fortune Drive” and “EZ Storage – Buena Park” on Annex A-1 to this free writing prospectus, representing approximately 24.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that are interest-only for the entire term or until the related anticipated repayment date, as applicable.

(4)
In the case of two (2) mortgaged properties identified as “Technology Corners Building Six” and “Blooming Terrace” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratios were calculated based upon the appraised values set forth in the related appraisals that contained certain hypothetical assumptions. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus. For further information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Limitations of Appraisals,” “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.

(5)
For each mortgage loan with a related pari passu companion loan, the calculation of the loan-to-value ratios and debt service coverage ratios includes the principal balance and debt service payment of the related pari passu companion loan.

(6)
For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest-only loans, the debt service coverage ratio was calculated based on the sum of the first 12 interest payments following the cut-off date. With respect to ten (10) mortgaged properties identified as “Showcase Mall”, “Technology Corners Building Six”, “Westminster Mall”, “160 Water Street”, “Pointe Plaza”, “The Remington”, “Metro West Office Portfolio—151 Taylor Street”, “NAL Building”, “The Marketplace St. John” and “Cadillac Square Apartments” on Annex A-1 to this free writing prospectus, partially securing ten (10) mortgage loans by allocated loan amount, representing approximately 28.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
IO-Balloon	32	$601,044,500	47.5%
Balloon	32	349,211,385	27.6
Interest Only	8	307,150,000	24.3
ARD-IO-Balloon	1	7,325,000	0.6
Total:	73	$1,264,730,885	100.0%

One (1) mortgage loan identified as “NAL Building” on Annex A-1 to this free writing prospectus, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after, and otherwise provide incentives to the related borrower to repay the related mortgage loan by, a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the mortgage loan documents and to the extent permitted by applicable law), will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class NR certificates. After the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off each mortgage loan on its anticipated repayment date. The actual term for each such mortgage loan is longer than the period up to the mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—ARD Loans” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)(3)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance	57	$907,996,569	71.8%
Yield Maintenance	13	331,159,317	26.2
Defeasance/Yield Maintenance	3	25,575,000	2.0
Total:	73	$1,264,730,885	100.0%

(1)		See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
With respect to one (1) mortgage loan identified as “University Place Apartments” on Annex A-1 to this free writing prospectus, the ground lessor may, subject to certain conditions, purchase the borrower’s leasehold interest at any time during the term of the mortgage loan, including during the lockout period. If the ground lessor exercises such purchase option, the ground lessor must pay all amounts due to the lender, including any prepayment penalties.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	1	$103,500,000	8.2%
3	7	156,173,711	12.3
4	44	632,662,181	50.0
5	5	37,150,000	2.9
7	12	249,219,994	19.7
13	4	86,025,000	6.8
Total:	73	$1,264,730,885	100.0%

(1)		See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Retail	20	$389,554,890	30.8%
Office	19	348,676,344	27.6
Multifamily	19	205,295,209	16.2
Hotel	6	177,700,936	14.1
Mixed Use	7	92,634,946	7.3
Manufactured Housing	10	40,204,216	3.2
Self Storage	3	10,664,344	0.8
Total:	84	$1,264,730,885	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in 27 states and the United States Virgin Islands. The following table lists the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
California	7	$246,926,309	19.5%
Virginia	6	120,110,622	9.5
Florida	9	117,022,636	9.3
Texas	9	115,486,547	9.1
Nevada	3	111,289,914	8.8
New York	6	110,744,064	8.8
Michigan	9	98,408,537	7.8
Massachusetts	5	80,175,000	6.3
Total:	54	$1,000,163,629	79.1%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Refinanced Loans
Three (3) mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loans as described below:

In the case of one (1) mortgaged property identified as “Shuman Office Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a prior loan that was in default based on maturity. The full amount of the prior loan was paid in full approximately 17 months after maturity, with the exception of approximately $100,000 in default fees.

In the case of two (2) mortgaged properties identified on Annex A-1 to this free writing prospectus as “Blooming Terrace” and “Hilton Garden Inn Sonoma”, securing two (2) mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loans refinanced a pay-off in full of certain previously defaulted mortgage debt secured by the related mortgaged properties.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Additional Aspects of Certificates

Denominations
The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this free writing prospectus and in the prospectus.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

● Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com and Markit;

● the certificate administrator’s website initially located at “www.ctslink.com”; and

● the master servicer’s website initially located at “www.wellsfargo.com/com/comintro”.

Optional Termination
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R certificates), including the Class X-C and Class X-D certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC certificates are no longer outstanding, there is only one holder (or multiple holders acting unanimously) of the outstanding certificates and the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or
Substitutions of Mortgage Loans
Under certain circumstances, the related mortgage loan seller (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan (other than a non-serviced mortgage loan) if it determines that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust (or, in the case of any whole loan, the trust and the holder of the related pari passu companion loan, as a collective whole) on a net present value basis. The special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan may be subject to the rights of the holder of any related mezzanine debt to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement.

If any mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer (or, with respect to any non-serviced mortgage loan, the applicable special servicer described in this free writing prospectus), determines to sell the related mortgage loan as described above, then the applicable special servicer will be required to sell the related pari passu companion loan together with the related mortgage loan as a single loan. In connection with any such sale, such special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, or similar procedures provided for under the other pooling and servicing agreement, as applicable.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of (a) interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account and (b) the portion, if any, of the regular interests represented by the Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates and the related amounts in the Class EC distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC distribution account) and (b) the excess interest (and related amounts in the excess interest distribution account), will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the grantor trust described in clause (i)(a) above and (iii) the Class NR certificates will represent undivided beneficial interests in the portion of the grantor trust described in clause (i)(b) above.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●
Each class of offered certificates will represent or beneficially represent, in the case of the Class EC certificates, “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

	●	Each regular interest represented by an offered certificate will be treated as a newly originated debt instrument for federal income tax purposes.

	●	You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

	●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this free writing prospectus and the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended.

See “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Fitch Ratings, Inc., and DBRS, Inc.:

	Class	Moody’s(1)	Fitch(1)	DBRS(1)
	Class A-1	Aaa(sf)	AAAsf	AAA(sf)
	Class A-2	Aaa(sf)	AAAsf	AAA(sf)
	Class A-3	Aaa(sf)	AAAsf	AAA(sf)
	Class A-4	Aaa(sf)	AAAsf	AAA(sf)
	Class A-5	Aaa(sf)	AAAsf	AAA(sf)
	Class A-SB	Aaa(sf)	AAAsf	AAA(sf)
	Class X-A	Aaa(sf)	AAAsf	AAA(sf)
	Class X-B	Aa3(sf)	AA-sf	AAA(sf)
	Class A-S	Aaa(sf)	AAAsf	AAA(sf)
	Class B	Aa3(sf)	AA-sf	AA(low)(sf)
	Class C	A3(sf)	A-sf	A(low)(sf)
	Class EC	A1(sf)	A-sf	A(low)(sf)

(1)
Moody’s Investors Service, Inc., Fitch Ratings, Inc., and DBRS, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the website of the applicable rating agency.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate payment in full of the certificate balance of each class of offered certificates on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings on the offered certificates do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by the assigning rating agency. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. See “Ratings” in this free writing prospectus. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

The rated final distribution date will be the distribution date in August 2047. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by any other nationally recognized statistical rating organization. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., and DBRS, Inc. to rate the offered certificates and not the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable or that the identified mortgage loan is not subject to other risk factors described in this free writing prospectus.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the offered certificates.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as the debt markets, global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the most recent downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under any of the mortgage loans, the trust may suffer a partial or total loss with respect to such mortgage loan and, consequently, the offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the offered certificates. While the underwriters currently intend to make a secondary market in the offered certificates, no underwriter is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for the offered certificates. Lack of liquidity could result in a substantial decrease in the market value and may adversely affect the regulatory characteristics of the offered certificates. The market value of the offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the offered certificates has in the past been volatile and offered very limited liquidity from time to time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations. The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, any change in the market value of the offered certificates may be disproportionately impacted by upward or downward movement in current interest rates.

In particular, the market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties;

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this free writing prospectus.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

•
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk-based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.  The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the offered certificates.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the global economy experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and lead to widespread commercial mortgage defaults.

In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property underlying the mortgage loans and, therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrowers and may result in the inability of the related borrowers to make interest payments on the related mortgage loans and repayment at maturity. In the event of default by the related borrowers under the related mortgage loans, the certificateholders would likely suffer a loss on their investment.

In addition, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.

Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of the certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds that would be realized in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•
if you determine to sell offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, which may be the case for reasons unrelated to the then-current performance of the offered certificates or the mortgage loans, and which may be the case within a relatively short period following the issuance of the offered certificates;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related mezzanine financing or preferred equity. See “—Potential Conflicts of Interest” in this free writing prospectus;

•
if foreclosure or similar proceedings involve mortgaged properties across multiple states, resolution may take a longer time period and involve greater expenses, resulting in a lower recovery than may have been realized than if foreclosure or similar proceedings were instituted in a single jurisdiction;

•
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 and Annex A-3 to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease, or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

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the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

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the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information”) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Similarly, with respect to certain mortgage loans included in the trust, the underwritten net cash flow may be based on certain tenants that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease, or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent), or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information on certain of the mortgage loans in the trust.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and certain mortgage loans may be secured by recently constructed properties. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although none of the mortgage loan sellers have made representations and warranties that they know to be untrue (subject to the exceptions to the representations and warranties described in the purchase agreement and this free writing prospectus). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Risks Associated with Retail Properties” below.

Risks Associated with Retail Properties

Twenty (20) of the mortgaged properties, securing seventeen (17) mortgage loans, representing approximately 30.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are retail properties. Thirteen (13) of these mortgaged properties identified as “Showcase Mall”, “Miami International Mall”, “Westminster Mall”, “The Shops at Wiregrass”, “Charlottesville Fashion Square”, “Stonebriar Plaza”, “North Salado Village”, “Shoppes at Nagawaukee Phase I”, “Plaza del Sol”, “Shelly Plaza”, “Waterbury Crossing”, “Princess Anne Marketplace” and “Fresh Market Shopping Center” on Annex A-1 to this free writing prospectus, securing thirteen (13) mortgage loans, representing approximately 28.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants” or “shadow anchor tenants”, which may or may not be tenants at the mortgaged properties that represent collateral for the related mortgage loan. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan or such tenants may have the option to terminate their respective leases early. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this free writing prospectus for the lease expiration dates for the five largest tenants (based on net rentable area leased) at each mortgaged property to the extent applicable. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. We cannot assure you that the reciprocal easement or operating agreements, as applicable, will not expire prior to the maturity date of the related mortgage loan. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

In addition, certain tenants may not provide estoppels, or the estoppels obtained may not be timely. In such cases material information about the related leases may not have been available for loan underwriting purposes at origination. We cannot assure you that the failure to obtain related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this free writing prospectus.

Borrowers, property managers and their affiliates of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

In some cases, the leases of certain anchor and other significant tenants prohibit the landlord from leasing space at or near the related mortgaged property to a competitor of the subject tenant, thereby adversely affecting the potential tenant pool and/or the value of the related mortgaged property in a foreclosure scenario.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters and restaurants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus. In such cases, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans were owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

In addition, decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Certain retail properties may have other non-retail types of tenants, including medical office tenants. For risks related to these types of tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

Office Properties Have Special Risks

Nineteen (19) of the mortgaged properties, securing sixteen (16) mortgage loans, representing approximately 27.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees; and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

Certain of the mortgage loans identified as being secured by office properties are medical or dental office properties, which are subject to certain additional risks. The performance of a medical or dental office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. The performance of a medical or dental office property may depend on (i) its ability to attract doctors and nurses to be on staff, (ii) its ability to afford and acquire the latest medical or dental equipment, (iii) a sufficient patient base and (iv) reimbursements for patient fees and other charges from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Multifamily Properties Have Special Risks

Nineteen (19) of the mortgaged properties, securing sixteen (16) mortgage loans, representing approximately 16.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

•	the quality of property management;

•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate security, maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short term of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow on the property;

•
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and the fact that student tenants have a higher turnover rate (and may be financially less able to make rent payments) than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	receipt of rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Tenant-Based Assistance Rental Certificate Program;

•	state and local regulations, including rent control and rent stabilization;

•	whether the property is subject to low income housing use restrictions that limit income of tenants and rent for units;

•	the presence of competing properties and residential developments in the local market;

•
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space; and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Hotel Properties Have Special Risks

Six (6) of the mortgaged properties, securing six (6) mortgage loans, representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality mortgaged properties are limited-service hotels. Hospitality properties that are limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes, that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue therefrom. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, the current housing crisis and the credit crisis, high energy, fuel and food costs, the increased cost of travel, the potential for bank failures, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Six (6) of the mortgaged properties identified as “Residence Inn Silicon Valley I”, “Residence Inn San Mateo”, “Hilton Virginia Beach Oceanfront Hotel”, “Hampton Inn & Suites Brunswick”, “Hilton Garden Inn Sonoma” and “LaQuinta Inn - Lake Charles” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The continuation of a franchise agreement, licensing agreement or management agreement is typically subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, licensing agreement or management agreement. In addition, some of these agreements applicable to the hotel mortgaged properties expire, or grant the franchisor/licensor a termination right that is exercisable, during the term of the related mortgage loan. We cannot assure you that a replacement franchise or license could be obtained in the event of a termination. In addition, replacement franchises/licenses may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor/licensor. Any provision in a franchise agreement, licensing agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise agreements, license agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement, licensing agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii) the transferee is a competitor (within the meaning of the franchise agreement, licensing agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “—Hotel Properties Have Special Risks” above and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Mixed Use Facilities Have Special Risks

Seven (7) of the mortgaged properties, securing six (6) mortgage loans, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are mixed use properties.

Mixed use mortgaged properties consist of office, multifamily, industrial and/or retail components, and as such, the mortgage loans secured by mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property.

See “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Risks Associated with Retail Properties” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Manufactured Housing Community Properties Have Special Risks

Ten (10) of the mortgaged properties, securing nine (9) mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are manufactured housing community properties.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

•	the physical attributes of the community, including its age and appearance;

•
location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

•	the percentage of owner-occupied homes versus rental homes;

•	any restrictions on the age of tenants who may reside at the property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities provided;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

In general, a manufactured housing community property is a “single-purpose” property that could not be readily converted to general residential, retail or office use. Thus, if the operation of the manufactured housing community property becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity:

•	may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants;

•	may not be connected to public water and sewer systems;

•	have tenants that may not have leases or have short term or month-to-month leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period;

•	are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located in a flood zone; or

•	may be deemed legally nonconforming for zoning purposes as to the underlying manufactured housing community use.

Certain manufactured housing community properties securing mortgage loans in the issuing entity may be, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older.  Such restrictions limit the potential residents of the related mortgaged properties and may affect property performance.

In the case of manufactured housing community mortgaged properties that are not connected to public water and sewer systems, the borrower could incur a substantial expense in connection with either the repair, maintenance or replacement of the existing system or the required connection to such public systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In the case of manufactured housing community mortgaged properties that are located, in whole or in part, in a flood zone, flood insurance may not be available and, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants.  See also representation number 18 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In the case of manufactured housing community mortgaged properties for which the current use or building conformation is deemed legally nonconforming for zoning purposes, limitations on rebuilding following a casualty can have significant and adverse economic effect on the related mortgaged property. First, zoning ordinances frequently establish a damage threshold beyond which the current use or conformation has to conform to current requirements. Where the units themselves are included in the calculation of the damage threshold (as opposed to the calculation being based solely on the underlying pads), or where the units themselves are separately subject to the damage threshold, it is more probable that the damage threshold will be exceeded by manufactured housing community mortgaged properties than for other types of mortgaged properties under comparable circumstances (and property value may be impaired by restrictions on replacing the units). Second, even where proceeds from casualty insurance, including law and ordinance coverage, are available, the value of insured improvements is generally much less than the loan amount. We cannot assure you that, if a casualty results in the manufactured housing community uses or other zoning characteristics, such as setbacks, no longer being permitted by the applicable zoning regulations, the lender will be able to recognize sufficient proceeds from the exercise of foreclosure or equivalent remedies or available insurance to avoid losses on the manufactured housing community mortgage loan. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may have a material number of leased homes that are owned (currently or in the future) by the related borrower or an affiliate of the related borrower and rented by the respective tenants, like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes may, in certain cases, constitute collateral for the related mortgage loan.  The borrower or an affiliate of the related borrower may acquire, own, lease, sell and/or finance the ownership of homes at a manufactured housing community mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Self Storage Properties Have Special Risks

Three (3) of the mortgaged properties securing three (3) mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

Further, certain self storage facilities may include shipping container-type units that are personal property and consist of non-structural, freestanding shipping containers that have been re-purposed as storage lockers. In addition to the risks otherwise applicable to self storage properties, such units are personal property and, in the event of a foreclosure, the related income is unlikely to be deemed “qualifying rents from real property” for REMIC purposes. See “—Tax Consequences Related to Foreclosure” in this free writing prospectus.

In addition, it is difficult to assess the environmental risks posed by self storage facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these types of facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous materials, or that they will remain so in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of, or access to, the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, (ix) upon the failure to meet certain sales criteria, or (x) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark or for anchor tenants to have such rights if other anchor tenants or shadow anchor tenants go dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors or particular significant tenants, and/or a percentage of the tenants, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers described above that are common with respect to retail properties, certain tenant leases of other property types permit the related tenant to unilaterally terminate its lease or contract for its leased space without the occurrence of any trigger. Generally, any tenants that hold termination options are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that tenants at any of the mortgaged properties will not exercise any such early termination and contraction rights, or will honor their obligations to pay a termination fee, and we cannot assure you that the absence or reduced presence of any such tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. In addition, see Annex A-1 to this free writing prospectus and the footnotes thereto for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties and “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for further information on the mortgage loans included in the trust.

Geographic Concentration Entails Risks

Mortgaged properties located in California secure approximately 19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout twenty-six (26) other states and the United States Virgin Islands, with no more than 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed in this free writing prospectus.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, mudslides, wildfires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states or territories may be more generally susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they have material improvements that are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling Agreements—Hazard Insurance Policies” in the prospectus.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. One or more mortgaged properties securing a mortgage loan included in the pool of mortgage loans may be affected by changes in the regional or local economies that have resulted or may result from the hurricane.  For example, with respect to one (1) mortgaged property identified as “160 Water Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property was damaged by Hurricane Sandy and was closed for renovations from October 2012 to February 2013.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan represents approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

•	The three (3) largest mortgage loans represent, in the aggregate, approximately 18.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

•	The ten (10) largest mortgage loans represent, in the aggregate, approximately 45.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgage Loan Concentrations” in this free writing prospectus.

Each of the other mortgage loans represents no more than approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)
Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Retail	20	$389,554,890	30.8%
Office	19	348,676,344	27.6
Multifamily	19	205,295,209	16.2
Hotel	6	177,700,936	14.1
Mixed Use	7	92,634,946	7.3
Total:	71	$1,213,862,325	96.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus for information related to property type concentrations.

Certain of the mortgage loans have borrowers that are related to each other. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the other properties, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans. For example, with respect to one (1) mortgaged property identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan sponsor also indirectly purchased approximately 55.4 acres of land and improvements within the submarket where the mortgaged property is located, which is being re-developed as a new, class A office development. This development will be built in phases, and will contain approximately 1.9 million square feet of net rentable area in six, eight-story buildings, a 52,500 square foot amenities building and a parking structure. The first phase of the project broke ground in February 2014 and will contain approximately 300,000 square feet of net rentable area upon completion.  In addition, with respect to one (1) mortgaged property identified as “160 Water Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan sponsor also indirectly purchased 180 Water Street, the adjacent office property, in July 2013, resulting in the consolidated ownership of the majority of the city block. See “Description of the Mortgage Pool—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus.

In addition, it is possible that some or all of the properties owned or controlled by a borrower or related borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. This is particularly the case where multiple borrowers with respect to a mortgage loan have differing ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

A lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan.

In the case of three (3) mortgage loans identified as “Miami International Mall”, “Westminster Mall” and “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related sponsor of the mortgage loans is or was, at the time of origination, Simon Property Group, L.P. (“Simon”). On December 13, 2013, Simon publicly announced its plan to spin off a group of 98 properties, which included its strip center business and its smaller enclosed malls. The mortgaged properties securing the mortgage loans identified as “Westminster Mall” and “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus were scheduled to be included in the group of properties in that transaction. The spin-off occurred on May 28, 2014, and the related borrowers at these mortgaged properties are now owned and controlled by Washington Prime Group, L.P. (“WPG”). In connection with the spin-off, WPG executed replacement guarantees and environmental indemnities related to the mortgage loans. The mortgaged property securing the mortgage loan identified as “Miami International Mall” on Annex A-1 to this free writing prospectus was not included in that transaction.  For additional information regarding the mortgage loan identified as “Westminster Mall”, see Annex A-3 to this free writing prospectus.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus for information relating to mortgage loans secured by multiple mortgaged properties and mortgage loans with related borrowers.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or it is a “recycled” single-purpose vehicle that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation. In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally, but not in all cases, under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.

For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.

As demonstrated in the In re General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower. Additionally in certain circumstances where the related mortgage loan had an original principal balance in excess of $20 million, no non-consolidation opinion was obtained with respect to the related borrower at origination. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust (or its signatory trustee if required by local law) or by a borrower that has the ability to convert to a Delaware statutory trust or by a Maryland business trust. Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. See “Description of the Mortgage Pool” in this free writing prospectus.

Tenancies-in-Common May Hinder Recovery

Three (3) mortgaged properties identified as “The Preserve at Legacy Park”, “Shoppes at Nagawaukee Phase I” and “Columbia Shores” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own the related mortgaged properties as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower or owner exercise its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower or owner file for bankruptcy, the bankruptcy court stay will be reinstated. In each case, each related tenant-in-common borrower or owner has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenants-in-common and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower or owner is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower or owner will not delay enforcement of the related mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

 Additional Debt or the Ability To Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are mezzanine loans or preferred equity), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Seven (7) mortgage loans identified as “Miami International Mall”, “Technology Corners Building Six”, “Westminster Mall”, “160 Water Street”, “The Shops at Wiregrass”, “Charlottesville Fashion Square” and “200 West Monroe” on Annex A-1 to this free writing prospectus, representing approximately 4.7%, 4.7%, 4.3%, 3.9%, 2.8%, 2.4% and 2.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a pari passu split loan structure that is secured by the same mortgage instrument on the related mortgaged property. In the case of the Miami International Mall whole loan and The Shops at Wiregrass whole loan, the related pari passu companion loan is included in the JPMBB Commercial Mortgage Securities Trust 2014-C18. In the case of the Technology Corners Building Six whole loan, the Westminster Mall whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan, the related pari passu companion loan is included in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20. In the case of the Charlottesville Fashion Square whole loan, the related pari passu companion loan is expected to be deposited into a future securitization. In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan and will be allocated losses pari passu with the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Charlottesville Fashion Square Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “—The Westminster Mall Whole Loan” in this free writing prospectus.

Although no pari passu companion loan is an asset of the trust, in each instance the related borrower is still obligated to make interest and principal payments on or in respect of each related pari passu companion loan. Additionally, in the case of the pari passu companion loans, such obligations are not subordinate to the obligations under the related mortgage loan, but rather are pari passu in right of entitlement with the related mortgage loan. As a result of the foregoing, the trust is subject to additional risks, including:

•
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the related borrower to pay the required debt service on each related companion loan and that the value of the mortgaged property may decline as a result; and

•
the risk that it may be more difficult for the related borrower to refinance the related mortgage loan, or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of the whole loan, upon the maturity of the related mortgage loan.

See “Description of the Mortgage Pool—The Whole Loans—The Charlottesville Fashion Square Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “—The Westminster Mall Whole Loan” in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt or other types of debt. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Certain of the mortgage loans will have mezzanine debt secured by pledges of direct or indirect ownership interests in the related borrower in place on the closing date of this securitization transaction. In addition, certain of the mortgage loans permit future mezzanine debt, secured by pledges of direct or indirect ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” and “—Existing Mezzanine Debt” in this free writing prospectus.

In addition, the mortgage loan documents related to certain mortgage loans allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital. Such arrangements can present risks that resemble mezzanine debt, including dilution of the loan sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied. In certain instances, the right to replace the manager of the borrower may currently be exercisable by the holder of the preferred equity or the preferred equity holder may have the right to purchase the defaulted mortgage loan.  For more information regarding the rights of the holder of certain preferred equity with respect to one mortgage loan identified as “Canonbury Square & Tudor Place” on Annex A-1 to this free writing prospectus, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, see “Description of the Mortgage Pool—Preferred Equity” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt”, “—Future Mezzanine Debt”, “—Other Secured Indebtedness”, “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus for information related to mortgage loans with mezzanine or other additional debt or that permit subordinate, mezzanine or other additional debt in the future. In addition, see representation number 9 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Debt—Unsecured Debt” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of the stated maturity date or anticipated repayment date of the related mortgage loan, including certain mortgage loans that pay interest-only for a portion of the related term or until the respective maturity dates or anticipated repayment dates of the related mortgage loans, and that substantially all of the mortgage loans have amortization schedules that are significantly longer than their respective terms. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, and (ii) lead to increased losses for the trust either during the loan term or at maturity or on the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, depends upon its ability either to refinance the related mortgage loan (including any related companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related companion loan) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the accompanying prospectus for additional risk factor considerations.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to a modification of the related mortgage loan, and any delay in collection of an anticipated repayment date payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Furthermore, the recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Although there may be financial incentives to do so, failure to pay a mortgage loan with an anticipated repayment date in full on or before that date will not be an event of default.

Additionally, none of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend the maturity of, or otherwise modify mortgage loans (other than non-serviced mortgage loans, which will be serviced pursuant to separate pooling and servicing agreements) in a manner consistent with the servicing standard and subject to Sections 860A through 860G of the Code, any related Treasury regulations, and any related rulings or announcements promulgated by the IRS (collectively, the “REMIC Provisions”), subject to the limitations described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus. We cannot assure you, however, that any such extension or modification will increase the present value of recoveries in a given case.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—General” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus for information on the terms of the mortgage loans in the trust.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans with mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans included in the trust and “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See Annex A-1 to this free writing prospectus for an identification of any government-sponsored tenant that constitutes one of the five largest tenants at any mortgaged property.

In addition, in certain cases a mortgaged property may be leased in whole or substantial part by the related borrower under the mortgage loan to an affiliate of the borrower. In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions. We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan. In some cases an affiliated lessee may be physically occupying space related to its business; in other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis. Further, certain tenant leases may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

Tenant Rollover Risks. The mortgaged properties related to certain mortgage loans have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date or anticipated repayment date, as applicable, of the related mortgage loans. In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for additional information relating to lease terminations and expirations with respect to certain mortgage loans in the trust. In addition, for tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus.

Certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date or anticipated repayment date. Prospective investors are encouraged to review the lease expirations for the top five tenants at each mortgaged property on Annex A-1 to this free writing prospectus where applicable.

Co-tenancy. In the event certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

Certain examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes to Annex A-1.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, we cannot assure you that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes to each such Annex.

In addition, certain mortgaged properties may have ongoing negotiations with potential tenants or tenants that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased. In addition, in certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. Unless otherwise specifically indicated, the occupancy, underwritten net operating income and underwritten net cash flow statistics set forth in this free writing prospectus assume that those tenants are presently occupying the related leased space; however we cannot assure you that those tenants that are not currently in occupancy will ultimately occupy their respective spaces or that those tenants that are not currently paying full rent will pay that rent as required under their respective leases. For more information regarding tenants that may have executed leases, but are not yet in occupancy, see Annex A-1 to this free writing prospectus including the footnotes thereto, Annex A-3 to this free writing prospectus and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus. In addition, investors should note that mortgaged properties with significant vacant space may be more difficult to relet as compared with mortgaged properties that have the benefit of higher occupancy rates.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space.

The leases with respect to certain of the mortgage loans provide that under certain circumstances the related tenant has the right to cease operating at the related mortgaged property provided that it continues to pay rent subject, in certain circumstances, to certain landlord recapture rights.

Certain tenants at the mortgaged properties may presently be dark but are continuing to pay current rent. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” in this free writing prospectus.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For additional descriptions of lease termination rights, rights to reduce space for certain tenants and occupancy and leasing issues with respect to the applicable mortgage loans, see “—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus, and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. See Annex A-1 to this free writing prospectus for additional information on certain occupancy and leasing issues applicable to the top five tenants at the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to one or more tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. In addition, state statutes may grant a right of first refusal to certain designated parties. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and Repurchases”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

Rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to purchase options, rights of first offer and rights of first refusal affecting the related mortgaged properties.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment, property improvement plans or other renovations. As described in “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus, the underwriting of certain of the mortgage loans relied upon hypothetical “as if renovated” values in the related appraisals. We cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property or, in general, make such mortgaged property less attractive to tenants or their customers, and accordingly, in each case, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC Provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

In addition, we cannot assure you that any disruption caused by renovations at the mortgaged properties will not have an adverse impact on the revenue from the related mortgaged properties, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Renovation Issues” in this free writing prospectus for additional related information on certain mortgage loans in the trust.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.

In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions. We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan. See “—Certain Additional Risks Relating to Tenants” above.

See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

In general, the mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain customary non-recourse carveouts to the borrower and/or one or more principals or affiliates of the borrower. Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, we cannot assure you that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim. In certain cases, there may be limits or caps on the borrower’s or guarantor’s liability for the non-recourse carveouts, and in other cases the borrower may be the only obligor responsible for breaches or violations of some or all of the non-recourse carveout provisions. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus.

Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower and, in certain cases, the mortgage loans may have existing or permitted future mezzanine indebtedness. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” in this free writing prospectus, as well as representation number 32 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self storage space, specialty self storage space, manufactured housing community properties, hospitals, parking garages, certain single tenant retail, office or industrial properties, fitness centers or other athletic facilities, educational institutions, research facilities, restaurants or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Risks Associated with Retail Properties” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominiums and Master Developments May Limit Use and Improvements

With respect to three (3) mortgaged properties identified as “Hilton Virginia Beach Oceanfront Hotel”, “One Dallas Center” and “Northville Retail Center Phase 2” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or part of the related mortgaged property consists of the related borrower’s interest in commercial and/or residential condominium interests in buildings and/or other improvements or in real property that is part of a master development, and related interests in the common areas and/or the related voting rights in the condominium or owners association. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus.

Condominium interests in buildings and/or other improvements or in real property that is part of a master development may in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium or master development generally has discretion to make decisions affecting the condominium or master development and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium or by a property that is part of that master development will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium or master development and many other decisions affecting the maintenance of that condominium or master development, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests or that are part of a master development. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loans, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium or master development.

Further, due to the nature of condominiums and master developments, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units or part of a master development. The rights of other unit or property owners, the documents governing the management of the condominium units or properties that are part of master developments and the state and local laws applicable to condominium units or properties that are part of master developments must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit or part of a master development.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to condominium interests affecting the related mortgaged properties.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to seven (7) mortgaged properties identified as “100 Cambridge Discovery Park”, “Hilton Virginia Beach Oceanfront Hotel”, “One Dallas Center”, “Charlottesville Fashion Square”, “Shelly Plaza”, “The Marketplace St. John” and  “University Place Apartments” on Annex A-1 to this free writing prospectus, securing seven (7) mortgage loans collectively representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or a portion of the related mortgaged property consists of a leasehold interest in the related mortgaged property. See

“Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the accompanying prospectus.  Additionally, see “Description of the Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for an additional description of the ground lease related to the mortgage loans identified as “100 Cambridge Discovery Park” on Annex A-1 to this free writing prospectus, as well as representation number 36 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus for additional information with respect to any mortgage loan secured in whole or in part by a leasehold interest.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, notwithstanding that all of the mortgage loans were underwritten and originated within approximately the past five (5) months (and all of the mortgage loans have appraisal dates within approximately seven (7) months of the cut-off date), the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Further, with respect to one (1) mortgaged property identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related appraiser provided a valuation other than an “as-is” value based on certain assumptions, as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. With respect to certain mortgage loans made in connection with acquisition of the related mortgaged properties, the acquisition price of such mortgaged properties was less than the “as is” appraised value set forth in the related appraisal. See “—Risks Related to Redevelopment and Renovation at the Mortgaged Properties”, “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus and “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, or (iii) nearby third-party contamination sites were not likely to impact the mortgaged properties. In other cases, Phase II environmental site assessments or equivalent tests also have been performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu of such Phase II site assessments or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations”, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, we cannot assure you that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

•
if, during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

•
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

•
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property; provided that the appropriate party reported those conditions to the applicable government agency in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability insurance policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to remediate the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the trust.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—Starwood Mortgage Funding II

LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment” and “—RAIT Funding, LLC —RAIT’s Underwriting Guidelines and Processes”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they have material improvements that are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties and the amount available to make payments on the related mortgage loan and, consequently, the offered certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

In addition, with respect to certain of the mortgage loans, the insurable value of the related mortgaged properties, and therefore the hazard insurance maintained, is significantly lower than the principal balance of such mortgage loans and there is no “gap” insurance required under such mortgage loans to cover any difference. Moreover, certain of the related mortgaged properties have legal nonconforming uses and/or zoning characteristics that limit restoration following a casualty or condemnation under certain circumstances. We cannot assure you that if such a mortgaged property is unable to be restored, the lender would be able to recognize sufficient proceeds from foreclosure or equivalent remedies or available insurance to avoid losses on such mortgage loans.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant, the related borrower or their respective affiliates are permitted to provide insurance or to self-insure against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy. See representation and warranty number 18 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon Terrorism Risk Insurance Program Reauthorization Act of 2007’s expiration.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus for additional information on certain mortgage loans in the trust. See also representation number 31 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to satisfy the remaining indebtedness of the related mortgage loan. Similarly, proceeds payable in connection with partial condemnations may not be sufficient to restore the related mortgaged property and, as a result, any partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Certain of the mortgaged properties have zoning violations based on current law, including those related to density, use, parking, height, setbacks, area ratio or building separation. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from the inability to rebuild the improvements or continue the use as it existed prior to such casualty. However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance. In addition, certain of the mortgaged properties are in violation of zoning requirements. In connection with the mortgaged properties that are legal non-conforming or have zoning violations, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus. See representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, environmental deed restrictions, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations may impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may be subject to historic preservation requirements and regulations. Compliance with these regulations may be costly and may impede the related borrowers’ ability to renovate or remodel the related property. Historic preservation regulations may also adversely impact the ability of the related borrowers to convert the related property to alternative uses or otherwise develop or alter the property. In addition, any alteration, reconstruction, demolition, or new construction affecting the such property may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement or reimbursement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower or a reduction of payments to the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 to this free writing prospectus for additional descriptions of the tax abatement programs with respect to the mortgage loans identified as  “One Dallas Center”, “Walnut on Highland Apartments” and “Metro West Office Portfolio—151 Taylor Street” on Annex A-1 to this free writing prospectus, as well as “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus with respect to the mortgage loan identified as “One Dallas Center”.

There May Be Changes in the Tax Laws of the United States Virgin Islands; No Gross-Up

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as “The Marketplace St. John”, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a property located in the United States Virgin Islands (“USVI”) and is an obligation of a borrower organized in the USVI. USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and this mortgage loan does not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to this mortgage loan. In addition, in the event that the issuing entity acquires the mortgaged property securing such mortgage loan, the issuing entity may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.  In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—Litigation Concerns” in the prospectus.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this free writing prospectus, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines.

For more information, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations—Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” and “—RAIT Funding, LLC —RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates. In addition, JPMorgan Chase Bank, National Association currently holds the Charlottesville Fashion Square pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit that pari passu companion loan into a future securitization.

Barclays Bank PLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates.  Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility.  All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.  Barclays Bank PLC also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, a mortgage loan seller, through a repurchase facility. Certain of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC is a sponsor, one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the special servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB 2014-C18 pooling and servicing agreement and of LNR

Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the JPMBB 2014-C18 pooling and servicing agreement.

Midland, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be designated as the initial directing certificateholder.

Midland, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

In connection with its acquisition of the Class E, Class F and Class NR certificates, BlackRock Realty Advisors, Inc. was given the opportunity to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the trust, or to request the removal, re-sizing or modification of other features of some or all of the mortgage loans. We cannot assure you that a third party purchaser or an unaffiliated purchaser of the Class E, Class F and Class NR certificates would have agreed to the inclusion of any or all of such mortgage loans in the trust.

Because the incentives of the anticipated purchaser of the Class E, Class F and Class NR certificates may, in certain circumstances, differ from a purchaser who is not the same entity as, or is not affiliated with, any of the mortgage loan sellers, prospective investors should consider the potential impact of the conflicts of interest described above.

Pursuant to the related mortgage loan purchase agreement, each mortgage loan seller (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it in connection with either a material breach of such mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller does not otherwise cure such breach or defect pursuant to the related mortgage loan purchase agreement. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Conflicts may also arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may create conflicts of interest.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

The sponsors and their affiliates may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the offered certificates. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the offered certificates and the amount of proceeds received from the sale of the offered certificates to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the offered certificates because the offering would establish an additional market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

With respect to five (5) mortgage loans identified as “Technology Corners Building Six”, “100 Cambridge Discovery Park”, “The Remington”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. In addition, with respect to the mortgage loan identified as “The Marque at Heritage Hunt” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. The additional financial interest in these mortgaged properties may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans and any serviced whole loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans and any serviced whole loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans and any serviced whole loans.  Further,

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement. As discussed in “Transaction Parties—The Special Servicer” in this free writing prospectus, Midland Loan Services, a Division of PNC Bank, National Association may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to the special servicer’s compensation in consideration of, among other things, the appointment of Midland Loan Services, a Division of PNC Bank, National Association, as special servicer and limitations on the directing certificateholder’s right to replace the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds remaining certificates or an interest in a companion loan might seek to reduce the potential for losses allocable to those certificates or from a related troubled mortgage loan with a split loan structure by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed To Take Actions” below.  Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Certain relationships and transactions between the directing certificateholder (or any other party entitled to remove the special servicer) and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, without cause, remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

In addition, the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan and 200 West Monroe mortgage loan will be serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing. The directing certificateholder under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement has certain consent and consultation rights with respect to the Technology Corners Building Six whole loan, the 160 Water Street whole loan and 200 West Monroe whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions taken by the master servicer and special servicer relating to the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan, such master servicer and special servicer will have no obligation to consider the interests of, or impact on, the trust or the holders of the certificates. Wells Fargo

Bank, National Association is the master servicer of the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement.

In addition, each of the Miami International Mall mortgage loan and The Shops at Wiregrass mortgage loan will be serviced under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement. The directing certificateholder under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement has certain consent and consultation rights with respect to the Miami International Mall whole loan and The Shops at Wiregrass whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions taken by the master servicer and special servicer relating to the Miami International Mall whole loan and The Shops at Wiregrass whole loan, such master servicer and special servicer will have no obligation to consider the interests of, or impact on, the trust or the holders of the certificates. Midland Loan Services, a Division of PNC Bank, National Association is the master servicer of the Miami International Mall whole loan and The Shops at Wiregrass whole loan under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

 Potential Conflicts of Interest of the Directing Certificateholder

The special servicer, an affiliate of the entity expected to be the initial directing certificateholder, will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder. The directing certificateholder does not have any duty to the holders of any class of certificates and may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Conflicts Between Certificateholders and the Holder of a Companion Loan

With respect to seven (7) mortgage loans identified as “Miami International Mall”, “Technology Corners Building Six”, “Westminster Mall”, “160 Water Street”, “The Shops at Wiregrass”, “Charlottesville Fashion Square” and “200 West Monroe” on Annex A-1 to this free writing prospectus, representing approximately 4.7%, 4.7%, 4.3%, 3.9%, 2.8%, 2.4% and 2.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property also secures one or more related pari passu companion loans. With respect to two (2) mortgage loans identified as “Westminster Mall” and “Charlottesville Fashion Square”, representing approximately 4.3% and 2.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pursuant to the related intercreditor agreement, for so long as each such mortgage loan and the related pari passu companion loan are serviced under the pooling and servicing agreement, certain decisions to be made with respect to each such mortgage loan will be subject to the consent and consultation rights of the directing certificateholder.

The Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan will be serviced pursuant to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of that securitization. The Miami International Mall whole loan and The Shops at Wiregrass whole loan will be serviced pursuant to the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of the Technology Corners Building Six mortgage loan, the Miami International Mall mortgage loan, the 160 Water Street mortgage loan, The Shops at Wiregrass mortgage loan and the 200 West Monroe mortgage loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” in this free writing prospectus.

The interests of the directing certificateholder of the other securitizations (or such other party specified in the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement or the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement) entitled to exercise various rights with respect to the servicing of the Technology Corners Building Six whole loan, the Miami International Mall whole loan, the 160 Water Street whole loan, The Shops at Wiregrass whole loan and the 200 West Monroe whole loan, as applicable, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any such party for having acted solely in its respective interest.

 Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates. If that were to occur, that underwriter or affiliate’s interests may not be aligned with your interests in the offered certificates that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for such certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or holders of a companion loan or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of a companion loan.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand.

See “Summary of Terms—Certain Affiliations” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of those relationships should be considered carefully by you before you invest in any of the offered certificates.

Other Possible Conflicts of Interest

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

With respect to mortgage loans that have mezzanine debt, the mezzanine lenders will have certain rights with respect to the related mortgage loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related mortgage loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan or to purchase the related mortgage loan after certain defaults under such mortgage loan (and an originator of a mortgage loan that intends to retain the related mezzanine debt that it also originated may have an incentive to give itself more favorable rights as a mezzanine lender than it would grant an unaffiliated third party). With respect to five (5) mortgage loans identified as “Technology Corners Building Six”, “100 Cambridge Discovery Park”, “The Remington”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. With respect to one (1) mortgage loan identified as “The Marque at Heritage Hunt” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, is the holder of the mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower.  These additional financial interests in the mortgage loans may create conflicts of interest. The holders of preferred equity interests may have similar rights as those described above of mezzanine loan holders.  See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor”. Pursuant to the pooling and servicing agreement, during such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during that time, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus and will have no fiduciary duty to any party. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

In addition, the senior trust advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the senior trust advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.

Although the senior trust advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the senior trust advisor will not itself be bound by the servicing standard.

The senior trust advisor is prohibited from making a principal investment in any class of certificates issued by the trust. However, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Each of the foregoing relationships should be considered carefully by prospective investors.

 Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchasers of the Class E, Class F and Class NR certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with its agreement to purchase those classes of certificates. The mortgage loans’ pricing and purchase terms as originally proposed by the sponsors may be adjusted based on some of this feedback prior to the closing date.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such buyers’ feedback would not adversely affect the performance of the offered certificates and benefit the performance of such buyers’ certificates. Because of the differing subordination levels, such buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such buyers but that does not benefit other investors. In addition, such buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchasers of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts will purchase the Class E, Class F and Class NR certificates, and will initially constitute the directing certificateholder, and thus would have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus. In addition, BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts may buy additional certificates that are not control eligible Certificates.

Midland, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this free writing prospectus, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (without taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor has no control rights over actions by the special servicer at any time and the senior trust advisor has no consultation rights over actions by the special servicer prior to (i) such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance or (ii) such time as a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its controlling class rights as described in this free writing prospectus. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and the special servicer is under no obligation at any time to act upon any of the senior trust advisor’s recommendations. In addition, the senior trust advisor has no (A) fiduciary duty or (B) other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement. Further, the senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Properties, which will be serviced pursuant to separate pooling and servicing agreements. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement and the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement and, in such capacities, will have certain obligations and consultation rights with respect to the Technology Corners Building Six whole loan, the Miami International Mall whole loan, the 160 Water Street whole loan, The Shops at Wiregrass whole loan and the 200 West Monroe whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses, and in certain cases, also by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

In addition, none of the pari passu companion loans will be included as an asset of the trust fund, but each related whole loan (other than the non-serviced whole loans) will be serviced under the pooling and servicing agreement for this transaction. The directing certificateholder (or, with respect to the Technology Corners Building Six whole loan, the Miami International Mall whole loan, the 160 Water Street whole loan, The Shops at Wiregrass whole loan and the 200 West Monroe whole loan, the applicable directing certificateholder for the related securitization) will have certain rights with respect to the related whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the applicable master servicer and/or the applicable special servicer with respect to various servicing matters or mortgage loan modifications affecting the related whole loan.

The directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by (i) the directing certificateholder under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement, in the case of the Miami International Mall whole loan and The Shops at Wiregrass whole loan and (ii) the directing certificateholder under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement, in the case of the Technology Corners Building Six whole loan, the 160 Water Street whole loan and the 200 West Monroe whole loan. No directing certificateholder (in this securitization or the securitization of any pari passu companion loan), in exercising any consultation, consent or direction rights, will have any obligation to consider the interests of or the impact on, the holder of the certificates in any transaction other than the related controlling class for which it is acting. The directing certificateholder for any other trust may not have the same incentives with respect to the effects on this trust as would the directing certificateholder for this securitization.

In addition, with respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. The holders of preferred equity interests may have similar rights as those described above of mezzanine loan holders.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Debt” in this free writing prospectus.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans (other than the non-serviced mortgage loans), the special servicer may, at the direction of the directing certificateholder (prior to the occurrence and continuance of a control event), take actions with respect to such specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer”, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates)), as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Master Servicer”, “—The Special Servicer” and “—Replacement of the Special Servicer” in this free writing prospectus.

Similarly, (i) the special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement may, at the direction of the related directing certificateholder, take actions with respect to the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan and the 200 West Monroe mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates and (ii) the special servicer under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement may, at the direction of the related directing certificateholder, take actions with respect to the Miami International Mall mortgage loan and The Shops at Wiregrass mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus. Each of the directing certificateholder under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 pooling and servicing agreement and the directing certificateholder under the JPMBB Commercial Mortgage Securities Trust 2014-C18 pooling and servicing agreement will exercise its rights in accordance with the related pooling and servicing agreement and the related intercreditor agreement, pursuant to which those mortgage loans and the related companion loans are serviced. See “Servicing of the Mortgage Loans—The Directing

Certificateholder” in this free writing prospectus. Each of those directing certificateholders may have interests in conflict with those of the certificateholders of the classes of the offered certificates in this transaction. As a result, it is possible that such directing certificateholder may direct the special servicer under the pooling and servicing agreement entered into in connection with the securitization of those pari passu companion loans to take actions that conflict with the interests of certain classes of the offered certificates. However, such special servicer will not be permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition such special servicer may be removed without cause by the related directing certificateholder as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General,” “—The Directing Certificateholder” and “Transaction Parties—The Master Servicer” and “—The Special Servicer” in this free writing prospectus.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain U.S. non-bank financial companies and their direct or indirect subsidiaries in certain cases if it is determined that their failure would have adverse effects on U.S. financial stability. We make no representation as to whether this would or could apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.

Risks Relating to the Exchangeable Certificates and Class EC Certificates

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the exchangeable certificates that make up the components of such class. As a result, the Class EC certificates will be subject to the same risks as each exchangeable certificate described in this free writing prospectus. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange and convert exchangeable certificates for Class EC certificates and vice versa:

●	At the time of a proposed exchange and conversion, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange and conversion.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange and conversion over time and once any class of exchangeable certificates has been reduced to zero as a result of such class being paid all interest and principal on such class in full or through the allocation of collateral support deficits, conversions will no longer be permissible.

●	Certificates may only be held in authorized denominations.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, potentially, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association, Barclays Bank PLC, MC-Five Mile Commercial Mortgage Finance LLC, Starwood Mortgage Funding II LLC and RAIT Funding, LLC or affiliates of any of those parties) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. We cannot assure you that the losses actually incurred with respect to the mortgage loans that back the offered certificates will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this free writing prospectus.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted average mortgage rate could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average mortgage rate, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the notional amount of the Class X-B certificates is based upon the outstanding certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates and then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the offered certificates will depend on the terms of the offered certificates, more particularly:

●
A class of offered certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
A class of offered certificates that entitles the holders of the offered certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Although the mortgage loans generally have prepayment protection in the form of lockout periods and/or one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are thirteen (13) mortgage loans identified as “Showcase Mall”, “100 Cambridge Discovery Park”, “One Dallas Center”, “The Preserve at Legacy Park”, “The Remington”, “200 West Monroe”, “Derby Corporate Center & Needham Executive Center”, “Metro West Office Portfolio”, “The Marketplace St.

John”, “Cadillac Square Apartments”, “Emerald Bay Apartments”, “DBI Portfolio I” and “Delray Beach Self Storage” on Annex A-1 to this free writing prospectus, representing approximately 26.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least 24 due dates from origination (or in the case of the mortgage loans identified as “100 Cambridge Discovery Park”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, collectively, representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, at least 13 due dates from and including the first payment date). There are also three (3) mortgage loans identified as “Blooming Terrace”, “2030 Fortune Drive” and “Princess Anne Marketplace” on Annex A-1 to this free writing prospectus, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit either (i) prepayment together with the payment of a yield maintenance premium following the end of a lockout period of at least 24 due dates from origination or (ii) defeasance of the related mortgage loan following the end of a lockout period of at least 24 due dates from the closing date.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the related mortgage loans;

●	the length of any prepayment lockout period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	any applicable yield maintenance charges and prepayment premiums;

●	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this free writing prospectus. Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers with respect to certain mortgage loans to affect a paydown of amounts owing under the related mortgage loan documents in connection with a release of a portion of the related mortgaged property during periods in which prepayments on the mortgage loan were otherwise prohibited. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” and “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information relating to prepayment provisions on certain mortgage loans in the trust.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this free writing prospectus. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid with respect to such mortgage loan will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above. A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the offered certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i) will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the related mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans and any REO properties in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. However, in the case of Starwood Mortgage Funding II LLC, a mortgage loan seller, Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding II LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus. Additionally, RAIT Financial Trust, RAIT Funding, LLC’s ultimate parent, will, however, guarantee the performance of RAIT Funding, LLC’s payment obligations in connection with the repurchase or replacement of defective mortgage loans. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers or, notwithstanding the existence of any guarantee, the related guarantor, will effect or cause, as applicable, such a repurchase or substitution. In addition, the mortgage loan sellers (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC, or RAIT Financial Trust as the guarantor of the repurchase or substitution obligations of RAIT Funding, LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—“Starwood Mortgage Funding II LLC” and “—RAIT Funding, LLC” in this free writing prospectus. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Mezzanine Lender

Mezzanine lenders commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits the mezzanine lender to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event a mezzanine lender is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s rights under the intercreditor agreement to purchase the related mortgage loan from the trust may result in a loss to the trust in the amount of those fees and additional expenses.  Furthermore, a mezzanine lender generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the mortgagee’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in this free writing prospectus.

Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other things, the independent contractor would not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless such construction was more than 10% completed when the default on the related mortgage loan became imminent. Any (i) net income from such operation and management (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, and (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year, will subject the REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this free writing prospectus. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the offered certificates by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS”)are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of the offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates are determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the senior trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this free writing prospectus.

Further, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies engaged by the depositor or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could adversely affect the ability of a benefit plan or other investor to purchase or retain that class. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

The depositor has requested a rating on the offered certificates from Moody’s, Fitch and DBRS. We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of the offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of the offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the rating agencies engaged by the depositor. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates, and did not select the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected the other three nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that they would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans—Rating Agency Confirmations” in this free writing prospectus.

Furthermore, the United States Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Ratings” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of 73 fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,264,730,885 as of the Cut-off Date (the “Initial Pool Balance”).

On or about July 22, 2014 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Bank PLC (“Barclays”), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”), Starwood Mortgage Funding II LLC (“SMF II”) and RAIT Funding, LLC (“RAIT”) pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”). We will then assign our interests in the mortgage loans, without recourse, to Wilmington Trust, National Association, as trustee for the benefit of the holders of the certificates (each, a “Certificateholder”).

The “Cut-off Date” with respect to each mortgage loan is the related due date in July 2014, or with respect to any mortgage loan that has its first due date in August 2014, the earlier of the date that would have otherwise been the related due date in July 2014 and the origination date. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received.

The mortgage loans were originated in the period between January 23, 2014 and June 13, 2014, and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location. Eleven (11) mortgage loans, representing approximately 22.7% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust, which will be in the form of either a whole mortgage loan, or, in the case of the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the Westminster Mall Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan, the Charlottesville Fashion Square Whole Loan and the 200 West Monroe Whole Loan (each as described below), includes only the related mortgage loan but does not include any related companion loans. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of these mortgage loans.

Lenders typically look to the “debt yield” and/or “debt service coverage ratio” or “DSCR”, each of which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the prospectus for a description of debt service coverage ratios, net operating income, LTV Ratios and debt yield, the manner in which these terms are calculated and important considerations related to their use.

Mortgage Pool Characteristics

 General

For a discussion of the presentation of statistical information on the mortgage loans and Mortgaged Properties described in this free writing prospectus and the related Annexes, see “—Additional Mortgage Loan Information”. Calculations of debt service coverage ratios, LTV Ratios and debt yields will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented in this free writing prospectus reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including the annexes and all numerical and statistical information presented in this free writing prospectus, including LTV Ratios, debt service coverage ratios and debt yields) with respect to each of the Whole Loans (each as described below), such information, unless otherwise indicated, is calculated including the principal balance and debt service payment of any related pari passu companion loans. See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this free writing prospectus.

The tables set forth in this free writing prospectus present certain anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in these tables are calculated as described below under “—Additional Mortgage Loan Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. The principal balance of each mortgage loan as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on or before the Cut-off Date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the Cut-off Date. Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

General Mortgage Loan Characteristics
(As of the Cut-off Date unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,264,730,885
Number of mortgage loans	73
Number of Mortgaged Properties	84
Range of Cut-off Date Balances	$2,059,848 to $103,500,000
Average Cut-off Date Balance	$17,325,081
Range of Mortgage Rates	4.03300% to 5.75000%
Weighted average Mortgage Rate	4.67900%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Loan-to-Value Ratios(4)(5)	31.6% to 75.0%
Weighted average Loan-to-Value Ratio(4)(5)	64.7%
Range of Loan-to-Value Ratios as of the maturity date(4)(5)	31.6% to 71.2%
Weighted average Loan-to-Value Ratio as of the maturity date(4)(5)	58.2%
Range of UW NCF DSCR(5)(6)	1.21x to 3.60x
Weighted average UW NCF DSCR(5)(6)	1.65x
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	47.5%
Balloon	27.6%
Interest Only	24.3%
ARD-Interest Only-Balloon	0.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of one (1) mortgage loan with an Anticipated Repayment Date, identified as “NAL Building” on Annex A-1 to this free writing prospectus, representing approximately 0.6% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)
Excludes eight (8) mortgage loans identified as “Showcase Mall”, “Miami International Mall”, “160 Water Street”, “307 West 38th Street”, “The Preserve at Legacy Park”, “48 East 57th Street”, “2030 Fortune Drive” and “EZ Storage – Buena Park” on Annex A-1 to this free writing prospectus, representing approximately 24.3% of the Initial Pool Balance, that are interest only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)
In the case of two (2) Mortgaged Properties identified as “Technology Corners Building Six” and “Blooming Terrace” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans, representing approximately 5.7% of the Initial Pool Balance, the Loan-to-Value Ratios were calculated based upon the appraised values set forth in the related appraisals that contained certain hypothetical assumptions. The remaining mortgage loans were calculated using “as-is” values as described under “—Additional Mortgage Loan Information” in this free writing prospectus. For further information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Limitations of Appraisals,” “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.

(5)
For each mortgage loan related to a Whole Loan (each as described below), the calculation of the Loan-to-Value Ratios and UW NCF DSCRs include the principal balance and debt service payment of the related pari passu companion loan.

(6)
For each partial interest only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest only loans, the UW NCF DSCR was calculated based on the sum of the first 12 interest payments following the cut-off date. With respect to ten (10) Mortgaged Properties identified as “Showcase Mall”, “Technology Corners Building Six”, “Westminster Mall”, “160 Water Street”, “Pointe Plaza”, “The Remington”, “Metro West Office Portfolio—151 Taylor Street”, “NAL Building”, “The Marketplace St. John” and “Cadillac Square Apartments” on Annex A-1 to this free writing prospectus, partially securing ten (10) mortgage loans by allocated loan amount, representing approximately 28.6% of the Initial Pool Balance by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, UW NCF and/or UW NCF DSCRs reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

Fee & Leasehold Estates; Ground Leases

Each mortgage loan, including the Whole Loans, is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)        on a fee simple estate in one or more commercial properties;

(2)        on a leasehold estate in one or more commercial properties; and/or

(3)        on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee simple estates and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)
Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	77	$ 1,084,065,896	85.7%
Fee/Leasehold	5	120,676,504	9.5
Leasehold	2	59,988,485	4.7
Total:	84	$ 1,264,730,885	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

With respect to one (1) Mortgaged Property identified as “100 Cambridge Discovery Park” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.4% of the Initial Pool Balance, the mortgaged property is part of a larger development which is owned by the affiliated ground lessor. This affiliation presents risks which may not otherwise be present in the context of a leasehold financing.  In the event of a foreclosure or deed in lieu of foreclosure, the lender would take title to the leasehold estate subject to the borrower affiliate’s fee interest in the mortgaged property.  Following a foreclosure or deed-in-lieu of foreclosure, the affiliated fee owner could potentially take actions or fail to act in a manner that would be adverse to the interests of the lender and its leasehold estate, such as terminating the ground lease for default, for example. To mitigate some of these risks, the ground lease provides for annual rent payments of $1.00 and, together with an agreement of ground lessor executed at origination of the mortgage loan, customary protections for leasehold mortgagees.  However, we can provide no assurances that these mitigating factors will prevent the risks associated with this affiliation. Please see “Risk Factors— Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

As regards ground leases, see representation No. 36 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus. See also “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for an additional description of the ground leases related to the mortgage loans identified as “100 Cambridge Discovery Park” on Annex A-1 to this free writing prospectus.

 Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)		Property Type
Showcase Mall	$103,500,000	8.2%	569	1.72	x	70.8%		Retail
Residence Inn Silicon Valley I	64,800,000	5.1%	280,519	1.51	x	68.6%		Hotel
Miami International Mall	60,000,000	4.7%	521	2.70	x	40.9%		Retail
Technology Corners Building Six	60,000,000	4.7%	517	1.48	x(2)	68.6	%(3)	Office
100 Cambridge Discovery Park	55,500,000	4.4%	432	1.21	x	75.0%		Office
Westminster Mall	54,794,877	4.3%	110	1.82	x	49.5%		Retail
160 Water Street	49,000,000	3.9%	204	1.32	x	60.4%		Office
Residence Inn San Mateo	48,600,000	3.8%	303,750	1.45	x	65.8%		Hotel
Hilton Virginia Beach Oceanfront Hotel	40,000,000	3.2%	138,408	2.46	x	54.1%		Hotel
Pointe Plaza	40,000,000	3.2%	146	1.42	x	71.4%		Mixed Use
Top 3 Total/Weighted Average	$228,300,000	18.1%		1.92	x	62.3%
Top 5 Total/Weighted Average	$343,800,000	27.2%		1.73	x	65.5%
Top 10 Total/Weighted Average	$576,194,877	45.6%		1.71	x	63.2%

(1)
In the case of each of the mortgage loans that is part of a Whole Loan, each of which has a pari passu companion loan that are not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such mortgage loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the mortgage loan included in the trust and the related pari passu companion loan in the aggregate.

(2)
In the case of the Technology Corners Building Six mortgage loan, the UW NCF DSCR is calculated based on the straight-line average rent of the sole tenant at the related Mortgaged Property. The UW NCF DSCR using the rental rate in effect at origination of the mortgage loan is 1.28x.

(3)
In the case of the Technology Corners Building Six mortgage loan, the Cut-off Date LTV Ratio was based on a hypothetical appraised value.  The appraiser provided a “market value upon stabilization” appraisal value as of October 1, 2014 for the related Mortgaged Property, which assumed that all tenant improvements related to the sole tenant had been completed and that the tenant had commenced paying rent.  The “market value upon stabilization” appraised value of $175,000,000 results in a Cut-off Date LTV Ratio of 68.6%, and the “as-is” value of $155,000,000 results in a Cut-off Date LTV Ratio of 77.4%.

See “—Assessments of Property Value and Condition” in this free writing prospectus for additional information.

For more information regarding the ten largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. Other than with respect to the top ten mortgage loans identified in the table above, each of the other mortgage loans represents no more than 2.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus.

 Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of mortgage loans will include ten (10) mortgage loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 7.7% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same mortgage loan. See “Risk Factors—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

The table below shows each individual mortgage loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Ann Arbor Student Housing Portfolio	$19,100,000	1.5%
Canonbury Square & Tudor Place	18,825,000	1.5
Derby Corporate Center & Needham Executive Center	15,600,000	1.2
Metro West Office Portfolio	9,075,000	0.7
Packard and Thompson Apartments	8,000,000	0.6
West Sunset Office Portfolio	7,789,914	0.6
Plaza at Tidwell, Airline & Greens Landing	5,942,404	0.5
DBI Portfolio I	4,973,435	0.4
2981 Third Avenue and 737 Flatbush Avenue	4,844,064	0.4
Cala Springs & Shangri-La MHCs	3,695,386	0.3
Total:	$97,845,202	7.7%

Six (6) groups of mortgage loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 26.2% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of mortgage loans having borrower sponsors that are related to each other represents more than approximately 9.0% of the Initial Pool Balance. The following table shows each group of mortgage loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex-A-1 to this free writing prospectus.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance

Group 1:
Residence Inn Silicon Valley I	$64,800,000	5.1%
Residence Inn San Mateo	48,600,000	3.8
Total for Group 1:	$113,400,000	9.0%

Group 2:
Westminster Mall	$54,794,877	4.3%
Charlottesville Fashion Square	29,885,622	2.4
Total for Group 2:	$84,680,498	6.7%

Group 3:
100 Cambridge Discovery Park	$55,500,000	4.4%
Derby Corporate Center & Needham Executive Center	15,600,000	1.2
Metro West Office Portfolio	9,075,000	0.7
Total for Group 3:	$80,175,000	6.3%

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance

Group 4:
Ann Arbor Student Housing Portfolio	$19,100,000	1.5%
Packard and Thompson Apartments	8,000,000	0.6
Total for Group 4:	$27,100,000	2.1%

Group 5:
J Bar J Trailer Ranch	$5,992,284	0.5%
Riverview Mobile Home Park	3,820,081	0.3
Ronny’s Mobile Home Park and RV Park	2,109,783	0.2
Bamboo Mobile Home Park	2,059,848	0.2
Total for Group 5:	$13,981,995	1.1%

Group 6:
Chesterfield Apartments	$6,809,000	0.5%
Stuart Court Apartments	4,791,000	0.4
Total for Group 6:	$11,600,000	0.9%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 and the footnotes related thereto.

 Tenancies-in-Common

Three (3) Mortgaged Properties identified as “The Preserve at Legacy Park”, “Shoppes at Nagawaukee Phase I” and “Columbia Shores” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing 3.9% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in this free writing prospectus.

 Property Type Concentrations

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	20	$389,554,890	30.8%
Office	19	348,676,344	27.6
Multifamily	19	205,295,209	16.2
Hotel	6	177,700,936	14.1
Mixed Use	7	92,634,946	7.3
Manufactured Housing	10	40,204,216	3.2
Self Storage	3	10,664,344	0.8
Total:	84	$1,264,730,885	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

With respect to the office properties set forth in the above chart and mixed use properties that include office tenants, we note in particular the following:

●
With respect to one (1) Mortgaged Property identified as “100 Cambridge Discovery Park” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.4% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, the Smithsonian Institute, uses its leased space as an astrophysical observatory for research on solar radiation.  In addition, the remaining two tenants at the Mortgaged Property use approximately 50% of their leased space as laboratory space for biomedical research.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Mixed Use Facilities Have Special Risks” in this free writing prospectus.

With respect to the multifamily properties set forth in the above chart, we note in particular the following:

●
With respect to seven (7) mortgage loans identified as “Ann Arbor Student Housing Portfolio”, “Legacy at Prescott Lakes”, “Packard and Thompson Apartments”, “Chesterfield Apartments”, “Claremont Park Apartments”, “Stuart Court Apartments” and “University Place Apartments” on Annex A-1 to this free writing prospectus, representing, in the aggregate, approximately 4.8% of the Initial Pool Balance, a significant concentration of the tenants at the related Mortgaged Property is student housing.

See “Risk Factors—Multifamily Properties Have Special Risks” and “—Potential Conflicts of Interest” in this free writing prospectus.

With respect to the manufactured housing properties set forth in the above chart, we note in particular the following:

●
With respect to two (2) mortgage loans identified as “Riverview Mobile Home Park” and “Cala Springs & Shangri-La MHCs” on Annex A-1 to this free writing prospectus, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Properties are age-restricted to fifty-five plus.

See “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in this free writing prospectus.

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, we note in particular the following:

●
Fourteen (14) of the Mortgaged Properties identified as “Showcase Mall”, “Miami International Mall”, “Westminster Mall”, “The Shops at Wiregrass”, “Charlottesville Fashion Square”, “Stonebriar Plaza”, “North Salado Village”, “Shoppes at Nagawaukee Phase I”, “Plaza del Sol”, “Shelly Plaza”, “Waterbury Crossing”, “The Marketplace St. John”, “Princess Anne Marketplace” and “Fresh Market Shopping Center” on Annex A-1 to this free writing prospectus, securing fourteen (14) mortgage loans representing approximately 29.3% of the Initial Pool Balance by allocated loan amount, are considered by the applicable sponsor to have an “anchor tenant”, which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related mortgage loan. These Mortgaged Properties may also benefit from an additional “shadow anchor” tenant.

●
Fourteen (14) of the Mortgaged Properties identified as “Showcase Mall”, “Charlottesville Fashion Square”, “Walnut on Highland Apartments”, “North Salado Village”, “Shoppes at Nagawaukee Phase I”, “Northville Retail Center Phase 2”, “Shelly Plaza”, “Blanco Junction”, “Plaza at Tidwell, Airline & Greens Landing”, “Princess Anne Marketplace”, “Northbridge Plaza”, “DBI Portfolio I -

Applebee’s Tifton” and “DBI Portfolio I - Applebee’s Calhoun” on Annex A-1 to this free writing prospectus, partially securing twelve (12) mortgage loans by allocated loan amount representing approximately 17.3% of the Initial Pool Balance by allocated loan amount, have one or more restaurants among the five largest tenants (by net rentable area leased) at the Mortgaged Property.

●
Three (3) of the Mortgaged Properties identified as “Westminster Mall”, “Pointe Plaza” and “200 West Monroe” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 9.5% of the Initial Pool Balance, have one or more fitness centers as part of its retail mix. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

●
One (1) Mortgaged Property identified as “Showcase Mall” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 8.2% of the Initial Pool Balance, are secured by a property that has a theater as one of the five largest tenants (by net rentable area leased).  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

●
Six (6) Mortgaged Properties identified as “Pointe Plaza”, “Blanco Junction”, “Lockport Professional Park”, “Plaza at Tidwell, Airline & Greens Landing” and “Fresh Market Shopping Center” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 5.1% of the Initial Pool Balance, have one or more tenants operating medical offices at the related Mortgaged Properties.  Medical offices and facilities pose unique risks.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

●
One (1) Mortgaged Property identified as “The Shops at Wiregrass” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.8% of the Initial Pool Balance, is located approximately three miles away from an outlet center that is expected to begin construction. The first phase is in the planning phases and no construction has commenced. See “Risk Factors—Risks Associated with Retail Properties” in this free writing prospectus.

With respect to the hotel properties set forth in the above chart, we note in particular the following:

●
Six (6) Mortgaged Properties identified as “Residence Inn Silicon Valley I”, “Residence Inn San Mateo”, “Hilton Virginia Beach Oceanfront Hotel”, “Hampton Inn & Suites Brunswick”, “Hilton Garden Inn Sonoma” and “LaQuinta Inn—Lake Charles” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 14.1% of the Initial Pool Balance, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

See “Risk Factors—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

With respect to the self storage properties set forth in the above chart, we note in particular the following:

●
With respect to one (1) Mortgaged Property identified as “Ranson Self Storage” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is identified as a self storage property even though it is comprised of self storage units and approximately 7,500 square feet of retail and office space.  Rent from these tenants has been underwritten as “other income” and constitutes approximately 9.3% of the overall gross rental revenue at the Mortgaged Property.

See “Risk Factors—Self storage Properties Have Special Risks” in this free writing prospectus.

Geographic Concentrations

The Mortgaged Properties are located in twenty-seven (27) states and the United States Virgin Islands. The following table lists the states that have concentrations of Mortgaged Properties of 5% or more of the Initial Pool Balance:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
California	7	$246,926,309	19.5%
Virginia	6	120,110,622	9.5
Florida	9	117,022,636	9.3
Texas	9	115,486,547	9.1
Nevada	3	111,289,914	8.8
New York	6	110,744,064	8.8
Michigan	9	98,408,537	7.8
Massachusetts	5	80,175,000	6.3
Total:	54	$1,000,163,629	79.1%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

The remaining Mortgaged Properties are located throughout nineteen (19) other states and the United States Virgin Islands, with no more than 3.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, particularly where Mortgaged Properties are concentrated in distinct geographic areas. In this regard, we note that the Mortgaged Properties included in the trust include the following:

●
Ten (10) Mortgaged Properties identified as “Residence Inn Silicon Valley I”, “Technology Corners Building Six”, “Westminster Mall”, “Residence Inn San Mateo”, “2030 Fortune Drive”, “Hilton Garden Inn Sonoma”, “The Marketplace St. John”, “Columbia Shores”, “Fresh Market Shopping Center” and “EZ Storage – Buena Park” on Annex A-1 to this free writing prospectus, securing ten (10) mortgage loans representing approximately 20.8% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Each of these Mortgaged Properties is located in California, Washington, Tennessee or the United States Virgin Islands. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 17%.

●
Twenty (20) Mortgaged Properties identified as “Miami International Mall”, “Hilton Virginia Beach Oceanfront Hotel”, “The Shops at Wiregrass”, “307 West 38th Street”, “The Remington”, “Hampton Inn & Suites Brunswick”, “The Marketplace St. John”, “LaQuinta Inn—Lake Charles”, “J Bar J Trailer Ranch”, “Plaza at Tidwell, Airline & Greens Landing”, “Emerald Bay Apartments”, “Moulin Rouge Apartments”, “The Reside Apartments”, “Riverview Mobile Home Park”, “Cala Springs & Shangri-La MHCs”, “Delray Beach Self Storage”, “Ronny’s Mobile Home Park and RV Park” and “Bamboo Mobile Home Park” on Annex A-1 to this free writing prospectus, securing eighteen (18) mortgage loans representing approximately 20.7% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories more susceptible to hurricanes.

See “Risk Factors—Geographic Concentration Entails Risks” in this free writing prospectus.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Loan Combinations. The mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “Miami International Mall”, “Technology Corners Building Six”, “Westminster Mall”, “160 Water Street”, “The Shops at Wiregrass”, “Charlottesville Fashion Square” and “200 West Monroe” are each evidenced by one of two mortgage notes secured by a single mortgage and a single assignment of leases and rents or by the same set of mortgages and assignments of leases and rents in the case of any Whole Loan secured by multiple Mortgaged Properties.

One (1) mortgage loan identified as “Miami International Mall” on Annex A-1 to this free writing prospectus (the “Miami International Mall Mortgage Loan”), representing approximately 4.7% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Miami International Mall Pari Passu Companion Loan”. Together, the Miami International Mall Mortgage Loan and the Miami International Mall Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Miami International Mall Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus (the “Technology Corners Building Six Mortgage Loan”), representing approximately 4.7% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Technology Corners Building Six Pari Passu Companion Loan”. Together, the Technology Corners Building Six Mortgage Loan and the Technology Corners Building Six Pari Passu Companion Loan are referred to in this free writing prospectus as the “Technology Corners Building Six Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Westminster Mall” on Annex A-1 to this free writing prospectus (the “Westminster Mall Mortgage Loan”), representing approximately 4.3% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Westminster Mall Pari Passu Companion Loan”. Together, the Westminster Mall Mortgage Loan and the Westminster Mall Pari Passu Companion Loan are referred to in this free writing prospectus as the “Westminster Mall Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “160 Water Street” on Annex A-1 to this free writing prospectus (the “160 Water Street Mortgage Loan”), representing approximately 3.9% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “160 Water Street Pari Passu Companion Loan”. Together, the 160 Water Street Mortgage Loan and the 160 Water Street Pari Passu Companion Loan are referred to in this free writing prospectus as the “160 Water Street Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “The Shops at Wiregrass” on Annex A-1 to this free writing prospectus (“The Shops at Wiregrass Mortgage Loan”), representing approximately 2.8% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as “The Shops at Wiregrass Pari Passu Companion Loan”. Together, The

Shops at Wiregrass Mortgage Loan and The Shops at Wiregrass Pari Passu Companion Loan are referred to in this free writing prospectus as “The Shops at Wiregrass Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus (the “Charlottesville Fashion Square Mortgage Loan”), representing approximately 2.4% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Charlottesville Fashion Square Pari Passu Companion Loan”. Together, the Charlottesville Fashion Square Mortgage Loan and the Charlottesville Fashion Square Pari Passu Companion Loan are referred to in this free writing prospectus as the “Charlottesville Fashion Square Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “200 West Monroe” on Annex A-1 to this free writing prospectus (the “200 West Monroe Mortgage Loan”), representing approximately 2.0% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “200 West Monroe Pari Passu Companion Loan”. Together, the 200 West Monroe Mortgage Loan and the 200 West Monroe Pari Passu Companion Loan are referred to in this free writing prospectus as the “200 West Monroe Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The Miami International Mall Pari Passu Companion Loan, the Technology Corners Building Six Pari Passu Companion Loan, the Westminster Mall Pari Passu Companion Loan, the 160 Water Street Pari Passu Companion Loan, The Shops at Wiregrass Pari Passu Companion Loan, the Charlottesville Fashion Square Pari Passu Companion Loan and the 200 West Monroe Pari Passu Companion Loan are sometimes referred to in this free writing prospectus, individually or collectively, as the context requires, as a “Companion Loan”. In addition, the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the Westminster Mall Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan, the Charlottesville Fashion Square Whole Loan and the 200 West Monroe Whole Loan are sometimes referred to in this free writing prospectus, individually or collectively, as the context requires, as a “Whole Loan”.

The Westminster Mall Whole Loan and the Charlottesville Fashion Square Whole Loan will be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement. The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan will be serviced pursuant to the pooling and servicing agreement (the “JPMBB 2014-C18 Pooling and Servicing Agreement”) entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18 and the applicable intercreditor agreement by Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, the master servicer under the JPMBB 2014-C18 Pooling and Servicing Agreement (the “JPMBB 2014-C18 Master Servicer”) and LNR Partners, LLC, the special servicer under the JPMBB 2014-C18 Pooling and Servicing Agreement (the “JPMBB 2014-C18 Special Servicer”). The Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan and the 200 West Monroe Whole Loan will be serviced pursuant to the pooling and servicing agreement (the “JPMCC 2014-C20 Pooling and Servicing Agreement”) entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20, Commercial Mortgage Pass-Through Certificates, Series 2014-C20 and the applicable intercreditor agreement by Wells Fargo Bank, National Association, the master servicer under the JPMCC 2014-C20 Pooling and Servicing Agreement (the “JPMCC 2014-C20 Master Servicer”) and Torchlight Loan Services, LLC, the special servicer under the JPMCC 2014-C20 Pooling and Servicing Agreement (the “JPMCC 2014-C20 Special Servicer”).

As used in this free writing prospectus, the following terms are used to refer to the different portions of each Whole Loan:

“Non-Serviced Mortgage Loan” means each of the Miami International Mall Mortgage Loan, the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan, The Shops at Wiregrass Mortgage Loan and the 200 West Monroe Mortgage Loan.

“Non-Serviced Companion Loan” means each of the Miami International Mall Pari Passu Companion Loan, the Technology Corners Building Six Pari Passu Companion Loan, the 160 Water Street Pari Passu Companion Loan, The Shops at Wiregrass Pari Passu Companion Loan and the 200 West Monroe Pari Passu Companion Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Miami International Mall Pari Passu Companion Loan, the Technology Corners Building Six Pari Passu Companion Loan, the 160 Water Street Pari Passu Companion Loan, The Shops at Wiregrass Pari Passu Companion Loan and the 200 West Monroe Pari Passu Companion Loan.

“Non-Serviced Whole Loan” means each of the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan and the 200 West Monroe Whole Loan.

“Other PSA” means, with respect to Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan and the 200 West Monroe Whole Loan, the JPMCC 2014-C20 Pooling and Servicing Agreement, and with respect to the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan, the JPMBB 2014-C18 Pooling and Servicing Agreement.

“Pari Passu Companion Loans” means each of the Miami International Mall Pari Passu Companion Loan, the Technology Corners Building Six Pari Passu Companion Loan, the Westminster Mall Pari Passu Companion Loan, the 160 Water Street Pari Passu Companion Loan, The Shops at Wiregrass Pari Passu Companion Loan, the Charlottesville Fashion Square Pari Passu Companion Loan and the 200 West Monroe Pari Passu Companion Loan.

“Serviced Companion Loan” means each of the Westminster Mall Pari Passu Companion Loan and the Charlottesville Fashion Square Pari Passu Companion Loan.

“Serviced Mortgage Loan” means each of the Westminster Mall Mortgage Loan and the Charlottesville Fashion Square Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Westminster Mall Pari Passu Companion Loan and the Charlottesville Fashion Square Pari Passu Companion Loan.

“Serviced Pari Passu Whole Loan” means each of the Westminster Mall Whole Loan and the Charlottesville Fashion Square Whole Loan.

“Serviced Whole Loan” means each of the Westminster Mall Whole Loan and the Charlottesville Fashion Square Whole Loan.

Information regarding each Whole Loan and its related Companion Loan as of the Cut-off Date is as set forth in the following table:

Loan Combination Summary

Whole Loan	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Principal Balance	Mortgage Loan UW NCF DSCR(2)		Whole Loan UW NCF DSCR		Mortgage Loan Cut-off Date LTV Ratio(2)		Whole Loan Cut-off Date LTV Ratio
Miami International Mall	$60,000,000	4.7%	$100,000,000	2.70	x	2.70	x	40.9%		40.9%
Technology Corners Building Six	$60,000,000	4.7%	$60,000,000	1.48x	(3)	1.48x	(3)	68.6	%(4)	68.6	%(4)
Westminster Mall	$54,794,877	4.3%	$29,888,114	1.82	x	1.82	x	49.5%		49.5%
160 Water Street	$49,000,000	3.9%	$50,600,000	1.32	x	1.32	x	60.4%		60.4%
The Shops at Wiregrass	$35,775,255	2.8%	$49,687,854	1.47	x	1.47	x	55.5%		55.5%
Charlottesville Fashion Square	$29,885,622	2.4%	$19,923,748	1.75	x	1.75	x	59.4%		59.4%
200 West Monroe	$25,000,000	2.0%	$50,000,000	1.37	x	1.37	x	74.3%		74.3%

(1)	Information is presented without regard to any related Pari Passu Companion Loan.

(2)
For each mortgage loan with a related Pari Passu Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR and Mortgage Loan Cut-off Date LTV Ratio includes the principal balance and debt service payment of the related Pari Passu Companion Loan(s).

(3)
In the case of the Technology Corners Building Six mortgage loan, the UW NCF DSCR is calculated based on the straight-line average rent of the sole tenant at the related Mortgaged Property. The UW NCF DSCR using the rental rate in effect at origination of the mortgage loan is 1.28x.

(4)
In the case of the Technology Corners Building Six mortgage loan, the Cut-off Date LTV Ratio was based on certain hypothetical appraised values.  The appraiser provided a “market value upon stabilization” appraisal value as of October 1, 2014 for the related Mortgaged Property, which assumed that all tenant improvements related to the sole tenant had been completed and that the tenant had commenced paying rent.  The “market value upon stabilization” appraised value of $175,000,000 results in a Cut-off Date LTV Ratio of 68.6%, and the “as-is” value of $155,000,000 results in a Cut-off Date LTV Ratio of 77.4%.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its direct or indirect equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, liquidation fees in certain circumstances, protective advances and interest on Advances related to, such mortgage loan. However, with respect to permitted future mezzanine loans, that price may have different components. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of offered certificates, lender approval or that the holder of the ownership interests is the original mezzanine lender or an entity which at the time it acquires the mezzanine loan meets certain financial and other tests under the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR		Combined UW NCF DSCR(1)		Mortgage Loan Cut- off Date LTV Ratio		Combined Cut-off Date LTV Ratio(2)
Technology Corners Building Six	$60,000,000	4.7%	$20,000,000	1.48	x(3)(4)	1.22x	(4)	68.6	%(4)(5)	68.6	%(5)
100 Cambridge Discovery Park	$55,500,000	4.4%	$7,400,000	1.21	x	1.06	(6)	75.0%		75.0%
The Marque at Heritage Hunt	$33,000,000	2.6%	$3,000,000	1.21	x	1.04	x	70.5%		70.5%
The Remington	$26,100,000	2.1%	$3,480,000	1.35	x	1.12	x	74.4%		74.4%
Derby Corporate Center & Needham Executive Center	$15,600,000	1.2%	$2,075,000	1.26	x	1.11	x	75.0%		75.0%
Metro West Office Portfolio	$9,075,000	0.7%	$1,205,000	1.71	x	1.50	x	75.0%		75.0%

(1)	The Combined UW NCF DSCR reflects the Combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)
The Combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(3)
In the case of the Technology Corners Building Six mortgage loan, the UW NCF DSCR is calculated based on the straight-line average rent of the sole tenant at the related Mortgaged Property. The UW NCF DSCR using the rental rate in effect at origination of the mortgage loan is 1.28x.

(4)	Information is calculated including the related $60,000,000 Pari Passu Companion Loan.

(5)
In the case of the Technology Corners Building Six mortgage loan, the Cut-off Date LTV Ratio was based on certain hypothetical appraised values.  The appraiser provided a “market value upon stabilization” appraisal value as of October 1, 2014 for the related Mortgaged Property, which assumed that all tenant improvements related to the sole tenant had been completed and that the tenant had commenced paying rent.  The “market value upon stabilization” appraised value of $175,000,000 results in a Cut-off Date LTV Ratio of 68.6%, and the “as-is” value of $155,000,000 results in a Cut-off Date LTV Ratio of 77.4%.

(6)
In the case of the 100 Cambridge Discovery Park mortgage loan, the mezzanine loan is structured with an anticipated repayment date of December 31, 2014 (or January 31, 2015 if the mezzanine borrower exercises its extension option) and a final maturity date of December 1, 2024. If the mezzanine loan is not paid off by the anticipated repayment date, the initial floating interest rate, which is based on the one-month LIBOR plus 6.0% per annum, will change to a fixed rate of 12.0% per annum.  The Combined UW NCF DSCR shown in the table above is calculated based on the first principal and interest payment to be made during the term of the mortgage loan once amortization has commenced and assuming the anticipated repayment date of the mezzanine loan has not yet occurred.  If the mezzanine loan is not paid off on the anticipated repayment date, the Combined UW NCF DSCR as calculated in the foregoing sentence would be 0.95x.  If the Combined UW NCF DSCR factors into account the partial interest-only period on the mortgage loan, then the Combined UW NCF DSCR is calculated to be (i) 1.35x (assuming the anticipated repayment date of the mezzanine loan has not yet occurred and a one-month LIBOR of 0.151%) and (ii) assuming that the mezzanine loan is extended past the anticipated repayment date, 1.18x.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

With respect to three (3) mortgage loans identified as “100 Cambridge Discovery Park”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 6.3% of the Initial Pool Balance, the related additional mezzanine debt consists of one mezzanine loan in the original principal amount of $17,500,000, which is secured by pledges of the direct and/or indirect equity interests of borrowers under certain other additional commercial mortgage loans (including the three (3) mortgage loans referenced above), and the amounts shown in the table above represent the amounts of the mezzanine loan allocated to each such mortgage loan and Mortgaged Property. The related loan sponsor and guarantor for each of the mortgage loans, which is also the mezzanine loan borrower, pledged its equity interests in the borrowers as collateral for the mezzanine loan. Additionally, portions of the mezzanine loan are allocated to certain loans which are not held by the JPMBB 2014-C21 Trust and are not included in this mortgage pool. In the event of a default under the mezzanine loan, the mezzanine lender could foreclose on the equity interests of all of the borrowers under the related mortgage loans. In addition, the mezzanine loan is structured with an anticipated repayment date of December 31, 2014 (or January 31, 2015 if the mezzanine borrower exercises its extension option) and a final maturity date of December 1, 2024. The initial interest rate under the mezzanine loan is a floating interest rate of LIBOR plus 6.0% per annum (with a floor on LIBOR of zero percent (0.0%)), which will convert to a fixed rate of 12.0% per annum from and after the anticipated repayment date. The mezzanine borrower was not required at origination to obtain an interest rate cap agreement with respect to the mezzanine loan, nor is it required to obtain an interest rate cap agreement during the term of the mezzanine loan. Debt service for each of these mortgage loans will generally increase as interest rates rise. In contrast, rental income and other income from the Mortgaged Properties are not expected to rise significantly as interest rates rise. Accordingly, the debt service coverage ratio of the mortgage loans will generally be adversely affected by rising interest rates, and each borrower’s ability to make all payments due on the related mortgage loan may be adversely affected. Under an interest rate cap agreement or other hedging transaction, to the extent LIBOR increases above certain specified levels, the borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level to a notional amount at least equal to the principal balance of the related mortgage loan. The borrowers under these mortgage loans and the mezzanine loan will not have the benefit of these additional payments to service the debt. Additionally, if LIBOR or interest rates are then relatively high, it may be difficult for the related borrower to refinance its Mortgaged Property in an amount sufficient to repay its mortgage loan.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum debt service coverage ratio, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield
One Dallas Center	$34,500,000	71.4%	1.40	x	9.0%
200 West Monroe(1)	$25,000,000	75.0%	1.30	x	N/A
2030 Fortune Drive(1)	$8,150,000	65.0%	1.50	x	N/A
Cadillac Square Apartments	$6,500,000	70.0%	1.45	x	10.25%
Moulin Rouge Apts(2)	$4,275,000	75.0%	1.30	x	N/A
The Reside Apartments(2)	$4,087,000	75.0%	1.30	x	N/A

(1)
For the mortgage loan secured by the Mortgaged Properties identified as “200 West Monroe” and “2030 Fortune Drive”, future mezzanine debt is only allowed in connection with a transfer of the Mortgaged Property pursuant to the loan documents.

(2)
For the mortgage loans secured by the Mortgaged Properties identified as “Moulin Rouge Apartments” and “The Reside Apartments”, future mezzanine debt is only allowed after a transfer and assumption of the Mortgaged Properties pursuant to the applicable loan documents.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due-on-sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related

Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, for the mortgage loans secured by the Mortgaged Properties identified as “Westminster Mall” and ”Charlottesville Fashion Square”, the loan documents permit the future pledge of direct or indirect equity interests in the related borrower to secure a corporate or parent level credit facility, and there are no combined maximum loan-to-value ratio or combined minimum debt service coverage ratio requirements. There is also no requirement for an intercreditor agreement for such pledges.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Preferred Equity. So-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the Mortgaged Property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the Mortgaged Property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding obligations, even if the obligations are structured as preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty meeting its preferred equity obligations. In addition, the existence of a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related Mortgaged Property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Preferred equity obligations effectively reduce a non-preferred equity owner’s economic stake in the related Mortgaged Property. The existence of a preferred equity obligation will reduce cash flow on the related borrower’s Mortgaged Property after the payment of debt service and the preferred return and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to suffer by not making capital infusions to support the Mortgaged Property.

With respect to one (1) mortgage loan identified as “Canonbury Square and Tudor Place” on Annex A-1 to this free writing prospectus, representing approximately 1.5% of the Initial Pool Balance, there is a preferred equity holder (“Preferred Equity Holder”)  that invested $675,000 in the holding company that is the sole member of the borrower (“Holdco”). The initial preferred yield rate is 12% per annum, subject to increase to 24% during a change of control event, which includes, among other things, failure to redeem the Preferred Equity Holder’s interests by June 6, 2024 (“Mandatory Redemption Date”), failure to pay the monthly preferred return within 5 days of the due date, an event of default under the mortgage loan, prohibited transfers and customary bad boy acts by Holdco and/or the common equity owner.  The initial preferred yield rate is also subject to an increase to 17% per annum in the event Holdco fails to redeem all of Preferred Equity Holder’s interests on or before June 6, 2017 (the “Trigger Date”), which is increased by 2% per annum annually on each anniversary of the Trigger Date. Holdco must redeem all of Preferred Equity Holder’s interests on the Mandatory Redemption Date.  Holdco must pay the preferred return monthly solely out of excess cash after payments of all debt service, funding of reserves, payment of operating expenses and other amounts then due and owing to the lender.  Upon a change of control event and after the expiration of the cure period, the Preferred Equity Holder can assume managerial control of Holdco, have all of the common equity holder’s interests in Holdco transferred to the Preferred Equity Holder and cause the redemption of all of the Preferred Equity Holder’s interests.  The lender and the Preferred Equity Holder entered into a recognition agreement dated May 27, 2014 with respect to its remedies and rights to payment of the Preferred Equity Holder’s preferred return.

Other Secured Indebtedness.  With respect to one (1) Mortgaged Property identified as “Walnut on Highland Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is encumbered by a second deed of trust in favor of the Pittsburgh Urban Redevelopment Authority (“URA”) which secures a loan with an outstanding principal balance of $1,100,000.  The URA loan is subject to a subordination and intercreditor agreement with the lender.  The borrower is additionally indebted to its general partner in the original amount of $3,810,000 pursuant to a Development Services Agreement.  The general partner loan is subject to a subordination and standstill agreement with the lender under the “Walnut on Highland Apartments” mortgage loan.  The borrower is permitted to remit payments to the URA and the general partner in accordance with the terms of its subordinate loans so long as no event of default has occurred under the “Walnut on Highland Apartments” mortgage loan, no trigger period has occurred under the related mortgage loan documents, and payments are made out of excess cash flow from the Mortgaged Property after all payments due to the lender under the “Walnut on Highland Apartments” mortgage loan have been made and all operating expenses have been paid and reserves funded.

See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Unsecured Debt. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

With respect to one (1) mortgage loan identified as “Walnut on Highland Apartments” on Annex A-1 to this free writing prospectus, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property was awarded a Streetface grant in the amount of $105,000 for the purposes of restoring the building façade which was documented as an unsecured 7-year loan with 0% interest.  The grant is not required to be repaid so long as the property owner complies with the program guidelines relating to the façade.  If the owner fails to comply, the loan becomes due and is subject to a retroactive 12% penalty.  The Streetface program requirements are in force for the next five years and the current balance associated with the mortgaged property is approximately $75,000.  The Streetface loan is governed by a subordination and intercreditor agreement with the lender.

With respect to one (1) mortgage loan identified as “Hilton Garden Inn Sonoma” on Annex A-1 to this free writing prospectus, representing approximately 0.6% of the Initial Pool Balance, the borrower currently owes $538,195 on a $900,000 unsecured note held by The Gill Group, LLC.  The mortgage loan will become fully recourse to the borrower and the guarantor if an event of default occurs under the unsecured note or the unsecured note becomes secured in whole or in part by any real property or personal property of the borrower. A subordination agreement has not been entered into by the lender and The Gill Group, LLC.

The Whole Loans

The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan

General. The Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan, representing approximately 4.7%, 3.9% and 2.0%, respectively, of the Initial Pool Balance, are each part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Technology Corners Building Six Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $60,000,000. The related Technology Corners Building Six Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $60,000,000. The 160 Water Street Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $49,000,000. The related 160 Water Street Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $50,600,000. The 200 West Monroe Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $25,000,000. The related The 200 West Monroe Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $50,000,000. Only the Mortgage Loans are included in the trust. None of the Pari Passu Companion Loans are included in the trust. Each of the related mortgage loans and its Pari Passu

Companion Loan are pari passu with each other in terms of priority. Each Mortgage Loan and its related Pari Passu Companion Loan are collectively referred to in this free writing prospectus as a Whole Loan.

The holders of each of the promissory notes comprising these Whole Loans (the “Technology Corners Building Six Noteholders”, the “160 Water Street Noteholders” and the “200 West Monroe Noteholders”, respectively) have entered into a co-lender agreement the (“Technology Corners Building Six Intercreditor Agreement”, the “160 Water Street Intercreditor Agreement” and the “200 West Monroe Intercreditor Agreement”, respectively) that sets forth the respective rights of each of the holders of the related mortgage loan and the Pari Passu Companion Loan.  Pursuant to the terms of each of these intercreditor agreements, the related Whole Loans will be serviced and administered pursuant to the terms of the JPMCC 2014-C20 Pooling and Servicing Agreement. These intercreditor agreements provide that expenses, losses and shortfalls relating to each Whole Loan will be allocated on a pro rata basis to the related noteholders.

Torchlight Investors LLC, is the directing certificateholder under the JPMCC 2014-C20 Pooling and Servicing Agreement (the “JPMCC 2014-C20 Directing Certificateholder”) and so long as no control event has occurred under the JPMCC 2014-C20 Pooling and Servicing Agreement will have the right to consult with and advise the JPMCC 2014-C20 Master Servicer and the JPMCC 2014-C20 Special Servicer with respect to each Whole Loan, but will be required to consult with the Directing Certificateholder of each such Mortgage Loan (so long as no Control Event has occurred under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action. In the event that the parties exercising the rights of the holder of the related Pari Passu Companion Loan and the holder of the related mortgage loan under the applicable intercreditor agreement disagree, the decision of the party exercising the rights of the holder of the related Pari Passu Companion Loan will be binding.

Servicing. These Whole Loans and any related REO Properties will be serviced and administered by the JPMCC 2014-C20 Master Servicer and, if necessary, the JPMCC 2014-C20 Special Servicer, according to the terms of the JPMCC 2014-C20 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the JPMCC 2014-C20 Master Servicer and the JPMCC 2014-C20 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of each of the related Pari Passu Companion Loans.

Amounts payable to the trust as holder of the related mortgage loans, net of certain fees and expenses on the related mortgage loans pursuant to the intercreditor agreements, will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holders of each of the Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the related Pari Passu Companion Loans as set forth in the related intercreditor agreements and will not be available for distributions on the Offered Certificates.

Application of Payments. The intercreditor agreements set forth the respective rights of the holders of the Mortgage Loans and the holders of the related Pari Passu Companion Loans with respect to distributions of funds received in respect of the related Whole Loans, and provide, in general, that:

●
the applicable Mortgage Loan and the related Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security for the other;

●
all payments, proceeds and other recoveries on or in respect of the applicable Whole Loan or the related Mortgaged Property will be applied to the related mortgage loan and Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the JPMCC 2014-C20 Master Servicer, the JPMCC 2014-C20 Special Servicer, the related senior trust advisor, the related certificate administrator, the related depositor and the related trustee) in accordance with the terms of the applicable intercreditor agreement and the JPMCC 2014-C20 Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the applicable Whole Loan will be allocated, on a pro rata and pari passu basis, to the related mortgage loan and Pari Passu Companion Loan in accordance with the terms of the applicable intercreditor agreement and the JPMCC 2014-C20 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to either of these Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related mortgage loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the related Pari Passu Companion Loan or any loans included in any securitization trust related to the Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the applicable Whole Loan made pursuant to the JPMCC 2014-C20 Pooling and Servicing Agreement) allocable to the applicable Mortgage Loan in accordance with the JPMCC 2014-C20 Pooling and Servicing Agreement and the related intercreditor agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control.  The controlling noteholder under each intercreditor agreement will be the trust formed pursuant to the JPMCC 2014-C20 Pooling and Servicing Agreement (the “JPMCC 2014-C20 Trust”) as holder of the applicable Pari Passu Companion Loan under the JPMCC 2014-C20 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMCC 2014-C20 Pooling and Servicing Agreement, the JPMCC 2014-C20 Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the applicable Whole Loan. The JPMCC 2014-C20 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under each intercreditor agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the applicable Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to that Whole Loan will require the JPMCC 2014-C20 Special Servicer to consult with the JPMCC 2014-C20 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the JPMCC 2014-C20 Pooling and Servicing Agreement, the JPMCC 2014-C20 Directing Certificateholder will have the same consent and/or consultation rights with respect to the applicable Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the applicable intercreditor agreement, the holder of the related mortgage loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMCC 2014-C20 Master Servicer or JPMCC 2014-C20 Special Servicer, as applicable, is required to provide to the JPMCC 2014-C20 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMCC 2014-C20 Directing Certificateholder under the JPMCC 2014-C20 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the JPMCC 2014-C20 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related mortgage loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan. The consultation right of the holder of the related mortgage loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Mortgage Loan (or its representative) has responded within such period; provided that if the JPMCC 2014-C20 Master Servicer or JPMCC 2014-C20 Special

Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of a related mortgage loan (or its representative) described above, the JPMCC 2014-C20 Master Servicer or JPMCC 2014-C20 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10-business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related mortgage loan and Pari Passu Companion Loan. Neither the JPMCC 2014-C20 Master Servicer nor the JPMCC 2014-C20 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the applicable Mortgage Loan (or its representative, including, the directing certificateholder). The senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the applicable Whole Loan or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMCC 2014-C20 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the applicable Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement for this transaction.

Neither the JPMCC 2014-C20 Master Servicer nor the JPMCC 2014-C20 Special Servicer will be permitted to follow any advice or consultation provided by the holder of any Mortgage Loan (or its representative) that would require or cause the JPMCC 2014-C20 Master Servicer or the JPMCC 2014-C20 Special Servicer, as applicable, to violate any applicable law, including the REMIC Provisions or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMCC 2014-C20 Pooling and Servicing Agreement, require or cause the JPMCC 2014-C20 Master Servicer or the JPMCC 2014-C20 Special Servicer, as applicable, to violate provisions of the Technology Corners Building Six Intercreditor Agreement or the JPMCC 2014-C20 Pooling and Servicing Agreement, require or cause the JPMCC 2014-C20 Master Servicer or the JPMCC 2014-C20 Special Servicer, as applicable, to violate the terms of the applicable Whole Loan, or materially expand the scope of any of the JPMCC 2014-C20 Master Servicer’s or the JPMCC 2014-C20 Special Servicer’s, as applicable, responsibilities under the related intercreditor agreement.

In addition to the consultation rights of the holder of the applicable Mortgage Loan (or its representative) described above, pursuant to the terms of the related intercreditor agreement, the holder of the Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2014-C20 Master Servicer or JPMCC 2014-C20 Special Servicer, as applicable) annual meetings with the JPMCC 2014-C20 Master Servicer or JPMCC 2014-C20 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2014-C20 Master Servicer or JPMCC 2014-C20 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the applicable Whole Loan.

Sale of Defaulted Whole Loan. Pursuant to the terms of the applicable intercreditor agreement, if any Whole Loan becomes a defaulted whole loan, and if the JPMCC 2014-C20 Special Servicer determines to sell the related Pari Passu Companion Loan in accordance with the JPMCC 2014-C20 Pooling and Servicing Agreement, then the JPMCC 2014-C20 Special Servicer will be required to sell the related mortgage loan together with the Pari Passu Companion Loan as one whole loan. In connection with any such sale, the JPMCC 2014-C20 Special Servicer will be required to follow procedures contained in the JPMCC 2014-C20 Pooling and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, the JPMCC 2014-C20 Special Servicer will not be permitted to sell any Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the related mortgage loan (provided that such consent is not required if the holder of the related mortgage loan is the borrower or an affiliate of the borrower) unless the JPMCC 2014-C20 Special Servicer has delivered to the holder of the related mortgage loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages)

received by the JPMCC 2014-C20 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the applicable Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related mortgage loan that are material to the price of the related Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2014-C20 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2014-C20 Master Servicer or the JPMCC 2014-C20 Special Servicer in connection with the proposed sale; provided that the holder of the related mortgage loan may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the JPMCC 2014-C20 Pooling and Servicing Agreement, the holder of such Mortgage Loan (or its representative) will be permitted to bid at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant to the terms of the applicable intercreditor agreement, the controlling noteholder with respect to each of these Whole Loans (which will be the JPMCC 2014-C20 Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the applicable Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the related mortgage loan. The JPMCC 2014-C20 Directing Certificateholder (prior to a control event), and the applicable certificateholders under the JPMCC 2014-C20 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the JPMCC 2014-C20 Pooling and Servicing Agreement) will exercise the rights of the JPMCC 2014-C20 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the related Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

 The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan

General. The Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan, representing approximately 4.7% and 2.8%, respectively, of the Initial Pool Balance, are each part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Miami International Mall Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $60,000,000. The related Miami International Mall Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $100,000,000. The Shops at Wiregrass Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $35,775,255. The related The Shops at Wiregrass Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $49,687,854. Only the Mortgage Loans are included in the trust. None of the Pari Passu Companion Loans are included in the trust. Each of the related mortgage loans and its Pari Passu Companion Loan are pari passu with each other in terms of priority. Each Mortgage Loan and its related Pari Passu Companion Loan are collectively referred to in this free writing prospectus as a Whole Loan.

The holders of each of the promissory notes comprising these Whole Loans (the “Miami International Mall Noteholders” and “The Shops at Wiregrass Noteholders”, respectively) have entered into a co-lender agreement (the “Miami International Mall Intercreditor Agreement” and “The Shops at Wiregrass Intercreditor Agreement”, respectively) that sets forth the respective rights of each of the holders of the related mortgage loan and the Pari Passu Companion Loan.  Pursuant to the terms of each of these intercreditor agreements, the related Whole Loans will be serviced and administered pursuant to the terms of the JPMBB 2014-C18 Pooling and Servicing Agreement. These intercreditor agreements provide that expenses, losses and shortfalls relating to each Whole Loan will be allocated on a pro rata basis to the related noteholders.

Ellington Management Group, LLC, or its affiliate, is the directing certificateholder under the JPMBB 2014-C18 Pooling and Servicing Agreement (the “JPMBB 2014-C18 Directing Certificateholder”) and so long as no control event has occurred under the JPMBB 2014-C18 Pooling and Servicing Agreement will have the right to consult with and advise the JPMBB 2014-C18 Master Servicer and the JPMBB 2014-C18 Special Servicer with respect to each Whole Loan, but will be required to consult with the Directing Certificateholder of each such Mortgage Loan (so long as no Control Event has occurred under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action. In the event that the parties exercising the rights of the holder of the related Pari Passu Companion Loan and the holder of the related mortgage loan under the applicable intercreditor agreement disagree, the decision of the party exercising the rights of the holder of the related Pari Passu Companion Loan will be binding.

Servicing. These Whole Loans and any related REO Properties will be serviced and administered by the JPMBB 2014-C18 Master Servicer and, if necessary, the JPMBB 2014-C18 Special Servicer, according to the terms of the JPMBB 2014-C18 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the JPMBB 2014-C18 Master Servicer and the JPMBB 2014-C18 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of each of the related Pari Passu Companion Loans.

Amounts payable to the trust as holder of the related mortgage loans, net of certain fees and expenses on the related mortgage loans pursuant to the intercreditor agreements, will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holders of each of the Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the related Pari Passu Companion Loans as set forth in the related intercreditor agreements and will not be available for distributions on the Offered Certificates.

Application of Payments. The intercreditor agreements set forth the respective rights of the holders of the Mortgage Loans and the holders of the related Pari Passu Companion Loans with respect to distributions of funds received in respect of the related Whole Loans, and provide, in general, that:

●
the applicable Mortgage Loan and the related Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security for the other;

●
all payments, proceeds and other recoveries on or in respect of the applicable Whole Loan or the related Mortgaged Property will be applied to the related mortgage loan and Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the applicable intercreditor agreement and the JPMBB 2014-C18 Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the applicable Whole Loan will be allocated, on a pro rata and pari passu basis, to the related mortgage loan and Pari Passu Companion Loan in accordance with the terms of the applicable intercreditor agreement and the JPMBB 2014-C18 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to either of these Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related mortgage loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the related Pari Passu Companion Loan or any loans included in any securitization trust related to the Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the applicable Whole Loan made pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement) allocable to the applicable Mortgage Loan in accordance with the JPMBB 2014-C18 Pooling and Servicing Agreement and the related intercreditor agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control.  The controlling noteholder under each intercreditor agreement will be the trust formed pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement (the “JPMBB 2014-C18 Trust”) as holder of the applicable Pari Passu Companion Loan under the JPMBB 2014-C18 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMBB 2014-C18 Pooling and Servicing Agreement, the JPMBB 2014-C18 Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the applicable Whole Loan. The JPMBB 2014-C18 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under each intercreditor agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the applicable Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to that Whole Loan will require the JPMBB 2014-C18 Special Servicer to consult with the JPMBB 2014-C18 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the JPMBB 2014-C18 Pooling and Servicing Agreement, the JPMBB 2014-C18 Directing Certificateholder will have the same consent and/or consultation rights with respect to the applicable Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the applicable intercreditor agreement, the holder of the related mortgage loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMBB 2014-C18 Master Servicer or JPMBB 2014-C18 Special Servicer, as applicable, is required to provide to the JPMBB 2014-C18 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMBB 2014-C18 Directing Certificateholder under the JPMBB 2014-C18 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the JPMBB 2014-C18 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related mortgage loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan. The consultation right of the holder of the related mortgage loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Mortgage Loan (or its representative) has responded within such period; provided that if the JPMBB 2014-C18 Master Servicer or JPMBB 2014-C18 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of a related mortgage loan (or its representative) described above, the JPMBB 2014-C18 Master Servicer or JPMBB 2014-C18 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10-business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related mortgage loan and Pari Passu Companion Loan. Neither the JPMBB 2014-C18 Master Servicer nor the JPMBB 2014-C18 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the applicable Mortgage Loan (or its representative, including, the directing certificateholder). The senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the applicable Whole

Loan or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2014-C18 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the applicable Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement for this transaction.

Neither the JPMBB 2014-C18 Master Servicer nor the JPMBB 2014-C18 Special Servicer will be permitted to follow any advice or consultation provided by the holder of any Mortgage Loan (or its representative) that would require or cause the JPMBB 2014-C18 Master Servicer or the JPMBB 2014-C18 Special Servicer, as applicable, to violate any applicable law, including the REMIC Provisions or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMBB 2014-C18 Pooling and Servicing Agreement, require or cause the JPMBB 2014-C18 Master Servicer or the JPMBB 2014-C18 Special Servicer, as applicable, to violate provisions of the Miami International Mall Intercreditor Agreement, The Shops at Wiregrass Intercreditor Agreement or the JPMBB 2014-C18 Pooling and Servicing Agreement, require or cause the JPMBB 2014-C18 Master Servicer or the JPMBB 2014-C18 Special Servicer, as applicable, to violate the terms of the applicable Whole Loan, or materially expand the scope of any of the JPMBB 2014-C18 Master Servicer’s or the JPMBB 2014-C18 Special Servicer’s, as applicable, responsibilities under the related intercreditor agreement.

In addition to the consultation rights of the holder of the applicable Mortgage Loan (or its representative) described above, pursuant to the terms of the related intercreditor agreement, the holder of the Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2014-C18 Master Servicer or JPMBB 2014-C18 Special Servicer, as applicable) annual meetings with the JPMBB 2014-C18 Master Servicer or JPMBB 2014-C18 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2014-C18 Master Servicer or JPMBB 2014-C18 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the applicable Whole Loan.

Sale of Defaulted Whole Loan. Pursuant to the terms of the applicable intercreditor agreement, if either Whole Loan becomes a defaulted whole loan, and if the JPMBB 2014-C18 Special Servicer determines to sell the related Pari Passu Companion Loan in accordance with the JPMBB 2014-C18 Pooling and Servicing Agreement, then the JPMBB 2014-C18 Special Servicer will be required to sell the related mortgage loan together with the Pari Passu Companion Loan as one whole loan. In connection with any such sale, the JPMBB 2014-C18 Special Servicer will be required to follow procedures contained in the JPMBB 2014-C18 Pooling and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, the JPMBB 2014-C18 Special Servicer will not be permitted to sell either Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the related mortgage loan (provided that such consent is not required if the holder of the related mortgage loan is the borrower or an affiliate of the borrower) unless the JPMBB 2014-C18 Special Servicer has delivered to the holder of the related mortgage loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMBB 2014-C18 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the applicable Whole Loan, and any documents in the servicing file requested by the holder of the related mortgage loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2014-C18 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2014-C18 Master Servicer or the JPMBB 2014-C18 Special Servicer in connection with the proposed sale; provided that the holder of the related mortgage loan may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the JPMBB 2014-C18 Pooling and Servicing Agreement, the holder of such Mortgage Loan (or its representative) will be permitted to bid at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights. The controlling noteholder with respect to each of these Whole Loans (which will be the JPMBB 2014-C18 Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the applicable Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the related Pari Passu Companion Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer under the JPMBB 2014-C18 Pooling and Servicing Agreement or (ii) LNR Partners, LLC or its affiliate owns less than 15% of the controlling class of certificates issued by the JPMBB Commercial Mortgage Securities Trust 2014-C18.

The Westminster Mall Whole Loan

General. One (1) mortgage loan identified as “Westminster Mall” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Westminster Mall Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $54,794,877. The related Westminster Mall Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $29,888,114 and is not included in the trust. Only the Westminster Mall Mortgage Loan is included in the trust. The Westminster Mall Mortgage Loan and the Westminster Mall Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Westminster Mall Whole Loan.

The holders (the “Westminster Mall Noteholders”) of each promissory note comprising the Westminster Mall Whole Loan have entered into a co-lender agreement (the “Westminster Mall Intercreditor Agreement”) that sets forth the respective rights of each Westminster Mall Noteholder. Pursuant to the terms of the Westminster Mall Intercreditor Agreement, (a) prior to the Closing Date, the Westminster Mall Whole Loan will be serviced and administered pursuant to the JPMCC 2014-C20 Pooling and Servicing Agreement by the JPMCC 2014-C20 Master Servicer and the JPMCC 2014-C20 Special Servicer, as the case may be, according to the servicing standard set forth in the JPMCC 2014-C20 Pooling and Servicing Agreement, and (b) from and after the Closing Date, the Westminster Mall Whole Loan will be serviced and administered by the master servicer and special servicer, pursuant to the terms of the Pooling and Servicing Agreement, according to the Servicing Standard and subject to the terms of the Westminster Mall Intercreditor Agreement. The Westminster Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Westminster Mall Whole Loan will be allocated on a pro rata basis to the Westminster Mall Noteholders.

Servicing.  Prior to the Closing Date, the Westminster Mall Whole Loan (including the Westminster Mall Mortgage Loan) and any related REO Property is being serviced and administered by the JPMCC 2014-C20 Master Servicer and, if necessary, the JPMCC 2014-C20 Special Servicer, pursuant to the JPMCC 2014-C20 Pooling and Servicing Agreement, but subject to the terms of the related Westminster Mall Intercreditor Agreement. On and after the Closing Date, the Westminster Mall Whole Loan (including the Westminster Mall Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement and the Westminster Mall Intercreditor Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the Westminster Mall Intercreditor Agreement. In servicing the Westminster Mall Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of each of the Certificateholders and the holder of the Westminster Mall Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Westminster Mall Mortgage Loan pursuant to the related Westminster Mall Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Westminster Mall Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Westminster Mall Pari Passu Companion Loan as set forth in the

Westminster Mall Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Westminster Mall Intercreditor Agreement sets forth the respective rights of the holder of the Westminster Mall Mortgage Loan and the holder of the Westminster Mall Pari Passu Companion Loan with respect to distributions of funds received in respect of the Westminster Mall Whole Loan, and provides, in general, that:

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the Westminster Mall Mortgage Loan and the Westminster Mall Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the Westminster Mall Whole Loan or the related Mortgaged Property will be applied to the Westminster Mall Mortgage Loan and the Westminster Mall Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the Westminster Mall Intercreditor Agreement and the Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the Westminster Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Westminster Mall Mortgage Loan and the Westminster Mall Pari Passu Companion Loan in accordance with the terms of the Westminster Mall Intercreditor Agreement and the Pooling and Servicing Agreement).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Westminster Mall Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Westminster Mall Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Westminster Mall Pari Passu Companion Loan or any loans included in any securitization trust related to the Westminster Mall Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Westminster Mall Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the Trust’s right to reimbursement from future payments and other collections on the Westminster Mall Pari Passu Companion Loan or from general collections with respect to the securitization of the Westminster Mall Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Westminster Mall Intercreditor Agreement will, prior to the Closing Date, be the directing certificateholder under the JPMCC 2014-C20 Pooling and Servicing Agreement and, after the Closing Date, will be the Trust as holder of the Westminster Mall Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Controlling Class Certificateholder (or the Directing Certificateholder on its behalf) will be entitled to exercise the rights of the controlling noteholder with respect to the Westminster Mall Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the Westminster Mall Intercreditor Agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Westminster Mall Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Westminster Mall Whole Loan requires the special servicer to consult with the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Westminster

Mall Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Westminster Mall Intercreditor Agreement, the holder of the Westminster Mall Pari Passu Companion Loan (which, prior to the occurrence of a control event under the JPMCC 2014-C20 Pooling and Servicing Agreement, will be the JPMCC 2014-C20 Directing Certificateholder as and to the extent provided in the JPMCC 2014-C20 Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Westminster Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Westminster Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Westminster Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Westminster Mall Whole Loan. The consultation right of the holder of the Westminster Mall Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Westminster Mall Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.

Notwithstanding the consultation rights of the holder of the Westminster Mall Pari Passu Companion Loan (or its representative’s) described above, the master servicer or special servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Westminster Mall Mortgage Loan and the Westminster Mall Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Westminster Mall Pari Passu Companion Loan (or its representative).

Neither the master servicer or special servicer, as applicable, will be permitted to follow any advice or consultation provided by the holder of the Westminster Mall Pari Passu Companion Loan (or its representative) that would require or cause such party to violate any applicable law, including the REMIC Provisions, violate the servicing standard set forth in the Pooling and Servicing Agreement, require or cause such party to violate provisions of the Westminster Mall Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause such party to violate the terms of the Westminster Mall Whole Loan, or materially expand the scope of responsibilities of any of the master servicer or special servicer, as applicable.

In addition to the consultation rights of the holder of the Westminster Mall Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Westminster Mall Intercreditor Agreement, the holder of the Westminster Mall Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, such party in which servicing issues related to the Westminster Mall Whole Loan are discussed.

Sale of Defaulted Westminster Mall Whole Loan. Pursuant to the terms of the Westminster Mall Intercreditor Agreement, if the Westminster Mall Whole Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the Westminster Mall Mortgage Loan, then the applicable special servicer will be required to sell the Westminster Mall Pari Passu Companion Loan together with the Westminster Mall Mortgage Loan as one whole loan. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Westminster Mall Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Westminster Mall Pari Passu Companion Loan (provided that such consent is not required if 50% or more of the Westminster Mall Pari Passu Companion Loan (or the controlling class under the JPMCC 2014-C20 pooling and servicing agreement) is held by the borrower or an affiliate of the borrower), unless the special servicer has delivered to the holder of the Westminster Mall Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Westminster Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Westminster Mall Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Westminster Mall Pari Passu Companion Loan (or its representative) that are material to the price of the Westminster Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Westminster Mall Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence. The borrower or an agent or affiliate of the borrower is not permitted to submit an offer at any sale of the Westminster Mall Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant to the Westminster Mall Intercreditor Agreement, the controlling noteholder with respect to the Westminster Mall Whole Loan (which will be the Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the Westminster Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Westminster Mall Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of voting rights (after a Control Event) will exercise the rights of the Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Westminster Mall Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Charlottesville Fashion Square Whole Loan

General. The Charlottesville Fashion Square Mortgage Loan, representing approximately 2.4% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Charlottesville Fashion Square Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $29,885,622.  The Charlottesville Fashion Square Pari Passu Companion Loan is evidenced by a promissory note with a Cut-off Date Balance of $19,923,748 that is not included in the trust.  Only the Charlottesville Fashion Square Mortgage Loan is included in the trust.  The Charlottesville Fashion Square Mortgage Loan and the Charlottesville Fashion Square Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Charlottesville Fashion Square Whole Loan.  It is anticipated that the Charlottesville Fashion Square Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “Charlottesville Fashion Square Noteholders”) of each promissory note comprising the Charlottesville Fashion Square Whole Loan have entered into a co-lender agreement (the “Charlottesville Fashion Square Intercreditor Agreement”) that sets forth the respective rights of each Charlottesville Fashion Square Noteholder.  The Charlottesville Fashion Square Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The Charlottesville Fashion Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Charlottesville Fashion Square Whole Loan will be allocated on a pro rata basis to the Charlottesville Fashion Square Noteholders.

Servicing. The Charlottesville Fashion Square Whole Loan (including the Charlottesville Fashion Square Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related Charlottesville Fashion Square Intercreditor Agreement. In servicing the Charlottesville Fashion Square Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Charlottesville Fashion Square Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Charlottesville Fashion Square Mortgage Loan pursuant to the related Charlottesville Fashion Square Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Charlottesville Fashion Square Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Charlottesville Fashion Square Pari Passu Companion Loan as set forth in the Charlottesville Fashion Square Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Charlottesville Fashion Square Intercreditor Agreement sets forth the respective rights of the holder of the Charlottesville Fashion Square Mortgage Loan and the holder of the Charlottesville Fashion Square Pari Passu Companion Loan with respect to distributions of funds received in respect of the Charlottesville Fashion Square Whole Loan, and provides, in general, that:

●
the Charlottesville Fashion Square Mortgage Loan and the Charlottesville Fashion Square Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Charlottesville Fashion Square Whole Loan or the related Mortgaged Property will be applied to the Charlottesville Fashion Square Mortgage Loan and the Charlottesville Fashion Square Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Charlottesville Fashion Square Intercreditor Agreement and the Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the Charlottesville Fashion Square Whole Loan will be allocated, on a pro rata and pari passu basis, to the Charlottesville Fashion Square Mortgage Loan and the Charlottesville Fashion Square Pari Passu Companion Loan in accordance with the terms of the Charlottesville Fashion Square Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Charlottesville Fashion Square Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Charlottesville Fashion Square Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Charlottesville Fashion Square Pari Passu Companion Loan or any loans included in any future securitization trust related to the Charlottesville Fashion Square Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances allocable to the Charlottesville Fashion Square Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Charlottesville Fashion Square Pari Passu Companion Loan or from general collections with respect to the securitization of the Charlottesville Fashion Square Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Charlottesville Fashion Square Intercreditor Agreement will be the trust as holder of the applicable Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Controlling Class Certificateholder (or the Directing Certificateholder on its behalf) will be entitled to exercise the rights of the controlling noteholder with respect to the Charlottesville Fashion Square Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the Charlottesville Fashion Square Intercreditor Agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Charlottesville Fashion Square Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Charlottesville Fashion Square Whole Loan will require the special servicer to consult with the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the Senior Trust Advisor will each have the same consent and/or consultation rights with respect to the Charlottesville Fashion Square Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Charlottesville Fashion Square Intercreditor Agreement, the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative which, at any time the Charlottesville Fashion Square Pari Passu Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of the Charlottesville Fashion Square Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Charlottesville Fashion Square Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Charlottesville Fashion Square Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Charlottesville Fashion Square Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Charlottesville Fashion Square Whole Loan. The consultation right of the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Charlottesville Fashion Square Mortgage Loan and Charlottesville Fashion Square Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative, including, if the Charlottesville Fashion Square Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Charlottesville Fashion Square Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Charlottesville Fashion Square Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Charlottesville Fashion Square Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Charlottesville Fashion Square Intercreditor Agreement, the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Charlottesville Fashion Square Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the Charlottesville Fashion Square Intercreditor Agreement, if the Charlottesville Fashion Square Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the Charlottesville Fashion Square Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related Charlottesville Fashion Square Companion Loan together with the Charlottesville Fashion Square Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Charlottesville Fashion Square Mortgage Loan and Charlottesville Fashion Square Pari Passu Companion Loan if such loan becomes a defaulted whole loan without the written consent of the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (provided that such consent is not required if the holder of the Charlottesville Fashion Square Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Charlottesville Fashion Square Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Charlottesville Fashion Square Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Charlottesville Fashion Square Pari Passu Companion Loan that are material to the price of the Charlottesville Fashion Square Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Charlottesville Fashion Square Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Charlottesville Fashion Square Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant to the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect to the Charlottesville Fashion Square Whole Loan (which will be the trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the Charlottesville Fashion Square Whole Loan and appoint a replacement special servicer without the consent of the holder of the Charlottesville Fashion Square Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Charlottesville Fashion Square Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

Net Cash Flow and Certain Underwriting Considerations

Underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. Each investor should review the assumptions described in “—Additional Mortgage Loan Information” below and make its own determination of the appropriateness of the assumptions used in determining underwritten net cash flow. In addition, with respect to the mortgage loans in the trust, we note the following:

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In the case of six (6) mortgage loans identified as “Showcase Mall”, “Technology Corners Building Six”, “Pointe Plaza”, “Blanco Junction”, “NAL Building” and “Shuman Office Building” on Annex A-1 to this free writing prospectus, representing approximately 17.8% of the Initial Pool Balance, the occupancy reflected in this free writing prospectus includes certain tenants that are among the five (5) largest tenants at the related Mortgaged Property or which, in the aggregate, constitute a significant portion of the related Mortgaged Property, that have signed leases but are not in occupancy of their full spaces and/or are not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for) and the Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio reflected in this free writing prospectus includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive periodic rent abatements.  See Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

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In the case of ten (10) Mortgaged Properties identified as “Miami International Mall”, “Technology Corners Building Six”, “The Remington”, “Walnut on Highland Apartments”, “Dakota Center”, “NAL Building”, “2981 Third Avenue and 737 Flatbush Avenue - 2981 Third Avenue” and “DBI Portfolio I” on Annex A-1 to this free writing prospectus, securing eight (8) mortgage loans representing approximately 15.1% of the Initial Pool Balance, the related mortgage loans are secured in whole or in part by a recently acquired or a  newly renovated or constructed Mortgaged Property that either has no or limited prior operating history or does not have historical financial information.  See “Risk Factors—Commercial Lending is Dependent Upon Net Operating Income” in this free writing prospectus.

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In the case of two (2) mortgage loans identified as “Westminster Mall” and “Cadillac Square Apartments” on Annex A-1 to this free writing prospectus, representing approximately 4.8% of the Initial Pool Balance, there are a number of tenants occupying the related Mortgaged Properties on a month-to-month or temporary basis, and Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio includes rent from such tenants. The temporary tenants occupy approximately 8.7% and 63.0%, respectively, of the net rentable area at the Mortgaged Properties or, in the case of the Cadillac Square Apartments Mortgaged Property, the commercial portion of the Mortgaged Property.

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In the case of one (1) mortgage loan identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, representing approximately 4.7% of the Initial Pool Balance, the Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio are calculated based on the straight-line average rent of the sole tenant at the Mortgaged Property.

The Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio using the rental rate in effect at origination are $9,754,416 and 1.33x, respectively.

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In the case of one (1) Mortgaged Property identified as “160 Water Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.9% of the Initial Pool Balance, there is an increase in base rent for the second largest tenant, Beth Israel Medical Center, from $27.00 per square foot to $31.00 per square foot in November 2015, and the Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio are calculated based on the escalated rent. However, at origination of the mortgage loan, the borrower was required to escrow the difference between the actual and escalated rent amounts with the related mortgage loan seller.

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In the case of one (1) Mortgaged Property identified as “Pointe Plaza” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.2% of the Initial Pool Balance, the St. John Hospital Corporation and certain of its affiliates lease approximately 51.9% of the net rentable area at the related Mortgaged Property.  A subsidiary of the St. John Hospital Corporation, which is also the largest affiliated tenant at the Mortgaged Property, owns a 50% interest in the related loan sponsor.  Additionally, in the case of one (1) other Mortgaged Property identified as “The Marketplace St. John” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the related loan sponsor owns the largest tenant at the Mortgaged Property, Starfish Market, which leases four separate spaces constituting 33.9% of the net rentable area.  Notwithstanding the affiliations, in each case the related mortgage loan seller underwrote the full contract rent of the related tenant.  Mortgaged Properties leased in whole or substantial part to an affiliate of the related borrower under the mortgage loan may be affected by conflicts of interest between the borrower and the affiliated tenant, and we cannot assure you that any such conflicts will not adversely impact the related borrower’s performance under the mortgage loan or the value of the related Mortgaged Property.  In addition, we cannot assure you that the terms of the lease are not materially more favorable than lease terms with any unaffiliated third party.  See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

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In the case of one (1) Mortgaged Property identified as “One Dallas Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property currently benefits from a 90% tax abatement from Dallas County and the City of Dallas for the difference between the assessed value and the “base assessed value” of the Mortgaged Property. The tax abatement burns off in 2020.  The related mortgage loan seller has been informed by the related borrower that the “base assessed value” is $6,500,000.  The tenant leases at the Mortgaged Property require the tenants to reimburse the landlord for taxes as they increase over a base year. We cannot assure that the related Mortgaged Property will support increases in tax liability upon any termination of the tax abatement.  See “Risk Factors—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders” in this free writing prospectus.

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In the case of one (1) Mortgaged Property identified as “Walnut on Highland Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property receives a property tax abatement that extends through 2017.  The underwritten DSCR reflects the average tax amount over the term of the loan and the amortizing debt service.  We cannot assure you that the related Mortgaged Property will support increases in tax liability upon the termination of the tax abatement. See “Risk Factors—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders” in this free writing prospectus.

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In the case of one (1) Mortgaged Property identified as “NAL Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the single tenant has signed its lease, but is not expected to take occupancy until its buildout is completed, which is expected to be July 2014, and will not commence paying rent until April 2015.  At origination, the borrower reserved approximately 12 months of debt service under the mortgage loan and the tenant does not have any termination options under its lease.

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In the case of one (1) Mortgaged Property identified as “Metro West Office Portfolio—151 Taylor Street” on Annex A-1 to this free writing prospectus, partially securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property currently benefits from a tax increment financing agreement with the town of Littleton, Massachusetts.  Under the program, a portion of the value of the improvements at the Mortgaged Property is exempt from taxation over a period of 20 years. The exemption commenced in 2009 and is set to expire in 2029, which is after the maturity date of the related mortgage loan.  Five percent (5%) of the value of the improvements will be exempt from taxation each year (including the current year) through the maturity date, and real estate taxes were underwritten including the tax arrangement.  Under the agreement, there is a procedure for the municipality to terminate the exemption if the tenant at the related Mortgaged Property does not fulfill its investment and job creation requirements under the agreement. We cannot assure you that the related Mortgaged Property will support increases in tax liability upon any termination or expiration of the tax increment financing program.  See “Risk Factors—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders” in this free writing prospectus.

See “Risk Factors—Risks Relating to Underwritten Net Cash Flow”, Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

Mortgaged Property Considerations

Environmental Considerations

In connection with the origination of the mortgage loans, the related mortgage loan seller or other originator either (i) obtained or updated an environmental site assessment for the related Mortgaged Property from a qualified environmental firm or (ii) obtained an environmental insurance policy for the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment” and “—RAIT Funding, LLC —RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus. In addition, with respect to the mortgage loans in the trust, we note the following:

With respect to one (1) Mortgaged Property identified as “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.4% of the Initial Pool Balance, the related Phase I environmental site assessment (“ESA”) characterized the long term presence of an auto center at the Mortgaged Property as a recognized environmental condition.  Potential environmental concerns described in the ESA include a former used oil underground storage tank (“UST”), an oil/water separator, and several above ground and below ground auto lifts.  The assessment identified the UST as a leaking UST which was granted closure by the Virginia Department of Environmental Quality in 1999.  The ESA recommended further investigation into the auto center at the Mortgaged Property and, in the event remediation was required, provided an estimate of $200,000 to complete such remediation.  At origination of the mortgage loan, the borrower escrowed $250,000 into an environmental reserve in the event subsequent investigations determine that remediation is required.  We can provide no assurances on the potential results of any subsequent environmental investigations or that the funds reserved at origination will be sufficient to complete any required remediation.

With respect to one (1) Mortgaged Property identified as “Ranson Self Storage” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the related Phase I environmental site assessment (“ESA”) reported that prior manufacturing activities at the Mortgaged Property included metal plating that resulted in soil and groundwater contamination including metals and solvents that were remediated in part prior to the 2007 purchase of the Mortgaged Property by the current owner.  The current owner entered into an agreement with the West Virginia Department of Environmental Protection (“WVDEP”) to implement institutional and engineering controls to manage residual contamination according to non-residential exposure standards.  The WVDEP subsequently issued a Determination of No Further Action based on compliance with the controls, which are recorded as an Environmental Covenant in real property records.  The controls restrict residential usage and groundwater use and require installing vapor barriers in newly constructed buildings.  The ESA recommended no further action other than complying with the Environmental Covenant.  We can provide no assurances that further investigations will not identify increased contamination impacts at the Mortgaged Property or that any such impacts will not have a material adverse effect on the use or occupancy of the Mortgaged Property.

 Property Renovation Issues

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.

With respect to two (2) Mortgaged Properties identified as “Residence Inn Silicon Valley I” and “Residence Inn San Mateo” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.0% of the Initial Pool Balance, the borrowers are required to perform certain property improvement plans (each, a “PIP”) at the Mortgaged Properties under the franchise agreements executed prior to the origination of the mortgage loans. In each case, the PIP requires certain upgrades and improvements to the public spaces and the rooms and corridors at the related Mortgaged Property. With respect to the Mortgaged Property identified as “Residence Inn Silicon Valley I”, the franchise agreement requires the renovations to the public spaces be completed by June 2016 and the renovations to the rooms and corridors be completed by June 2017. The mortgage loan documents for the “Residence Inn Silicon Valley I” mortgage loan require the borrower to deposit all excess cash flow after payment of debt service, reserves and operating expenses into a PIP reserve commencing on each of December 1, 2014 and December 1, 2015 in connection with the PIP. The PIP reserve is capped at $1,195,825 for the renovations to the public spaces and $2,616,519 for the renovations to the rooms and corridors. With respect to the Mortgaged Property identified as “Residence Inn San Mateo”, the franchise agreement requires that the renovations to the public spaces be completed by June 2016 and the renovations to the rooms and corridors be completed by September 2017. The mortgage loan documents for the “Residence Inn San Mateo” mortgage loan require the borrower to deposit all excess cash flow after payment of debt service, reserves and operating expenses into a PIP reserve commencing on each of December 1, 2014 and March 1, 2016 in connection with the PIP. The PIP reserve is capped at $810,117 for the renovations to the public spaces and $2,375,853 for the renovations to the rooms and corridors. Upon completion of the renovations to the public spaces at the Mortgaged Properties in accordance with the PIPs, new franchise agreements with 20-year terms will be executed by the franchisee. Additionally, the loan sponsor for the mortgage loans is contemplating expansions at the Mortgaged Properties, and the mortgage loan documents grant the borrowers under the mortgage loans the right to perform alterations to the Mortgaged Properties to expand the number of rooms without the consent of the lender. The alterations are subject to certain terms and conditions in the mortgage loan documents which include, without limitation, delivery of cash or a letter of credit in the amount of 125% of the budgeted total costs as security for the alterations. In both cases, the expansions are expected to result in the demolition of certain rooms at the Mortgaged Properties, which will reduce the number of rooms available for rent. The expansions are expected to cost approximately $19.3 million and $10.6 million, respectively. We can provide no assurances that the PIP for each Mortgaged Property will be completed as required by the franchise agreements or regarding the potential consequences of any such failure. Additionally, we can provide no assurances that the proposed alterations at the Mortgaged Properties will not have a material impact on occupancy and revenues.

With respect to one (1) mortgage loan identified as “Showcase Mall” on Annex A-1 to this free writing prospectus, representing approximately 8.2% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, United Artist Theatre, is underperforming relative to its local competitors based on the related appraisal, and at origination of the mortgage loan, the borrower deposited $1,000,000 into a reserve to fund capital repairs and improvements to upgrade the tenant’s space.  If United Artist Theatre does not renew its lease, then the funds will be disbursed to the borrower in accordance with the mortgage loan documents for use in re-leasing the theater space.  There is also 12,885 square feet of below-grade space in one of the tenant suites which is currently vacant, and the borrower reserved $2,500,000 at origination to pay for renovations and tenant improvements and leasing commissions related to leasing such vacant space.   We cannot assure you that these renovations or improvements will be completed, or that the failure to complete such renovations will not adversely affect the occupancy or operations of the related Mortgaged Property.

With respect to one (1) Mortgaged Property identified as “NAL Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the single tenant is currently completing a buildout of its space.  At origination, the borrower funded a $672,055 tenant improvement and leasing commission escrow relating to the buildout.  The tenant has signed its lease, but is not expected to take occupancy until its buildout is completed, which is expected to be July 2014, and will not commence paying rent until April 2015.  At origination, the borrower reserved approximately 12 months of debt service under the mortgage loan and the tenant does not have any termination options under its lease.

We cannot assure you that any of these renovations or expansions will be completed or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.

See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” in this free writing prospectus.

Litigation Considerations; Bankruptcy Issues and Other Proceedings

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure. In this regard, we note the following with respect to the mortgage loans in the trust:

Three (3) of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loan as described below:

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In the case of two (2) Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “Blooming Terrace” and “Hilton Garden Inn Sonoma”, securing two (2) mortgage loans representing approximately 0.9% and 0.6%, respectively, of the Initial Pool Balance, the related mortgage loans refinanced a pay-off in full of certain previously defaulted mortgage debt secured by the related mortgaged properties.

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In the case of one (1) Mortgaged Property identified as “Shuman Office Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.5% of the Initial Pool Balance, the mortgage loan refinanced a prior loan that was in default based on maturity.  The full amount of the prior loan was paid in full approximately 17 months after maturity, with the exception of approximately $100,000 in default fees.

With respect to twenty-one (21) mortgage loans identified as “Miami International Mall”, “The Shops at Wiregrass”, “307 West 38th Street”, “The Marque at Heritage Hunt”, “Stonebriar Plaza”, “Walnut on Highland Apartments”, “Blooming Terrace”, “Dakota Center”, “North Salado Village”, “Plaza del Sol”, “Northville Retail Center Phase 2”, “Hampton Inn & Suites Brunswick”, “West Sunset Office Portfolio”, “Shuman Office Building”, “Chesterfield Apartments”, “Princess Anne Marketplace”, “Northbridge Plaza”, “Stuart Court Apartments”, “University Place Apartments”, “Fresh Market Shopping Center” and “Delray Beach Self Storage” on Annex A-1 to this free writing prospectus, representing approximately 25.0% of the Initial Pool Balance, within the last ten (10) years, borrower sponsors (or affiliates of borrower sponsors) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the mortgage loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, loan restructuring, bankruptcy or insolvency proceedings or similar proceedings.  See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus.

With respect to two (2) Mortgaged Properties identified as “Residence Inn Silicon Valley I” and “Residence Inn San Mateo” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.0% of the Initial Pool Balance, the related borrowers were formerly owned and controlled by Innkeepers USA Inc. (“Innkeepers”), which filed for Chapter 11 bankruptcy in July 2010.  The borrowers were included as part of the bankruptcy filing by Innkeepers.  The related loan sponsor acquired the Mortgaged Properties with a joint venture partner in 2011 as part of a portfolio of loans sold pursuant to a restructuring plan for Innkeepers, and the equity interests for both borrowers were subsequently assigned to entities affiliated with and controlled by the loan sponsor.

In the case of one (1) Mortgaged Property identified as “Pointe Plaza” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.2% of the Initial Pool Balance, the related loan sponsor and guarantor is involved in litigation relating to a separate retail mall property in Garfield Township, Michigan.  After foreclosing on the property, the lender providing the financing for the property filed suit against the guarantor.  The trial court determined that the borrower’s failure to remain solvent was a breach of the non-recourse carveout provisions of the loan documents and granted the lender an approximately $2.1 million deficiency judgment. The Michigan Court of Appeals subsequently reversed the trial court and held that the deficiency judgment was barred under a state statute dealing with non-recourse mortgage loans.  The appeals court also remanded the case back to the trial court on a matter related to attorney’s  fees.  The lender is currently seeking a claim for recourse liability based on separate grounds than those set forth in the initial trial.  The guarantor has denied that the new claims have any merit and that the lender has the ability to assert these new claims on remand.  A decision from the trial court on remand is still pending.  We can provide no assurances that the guarantor will not be liable for this deficiency judgment or regarding the potential impact of a judgment on the financial condition of the guarantor.

In the case of one (1) mortgage loan identified as “The Shops at Wiregrass” on Annex A-1 to this free writing prospectus, representing approximately 2.8% of the Initial Pool Balance, the sponsor reports that it previously sponsored one (1) real estate project that became the subject of foreclosure proceedings in 2005.  In addition, the sponsor reports that it previously negotiated deed in lieu of foreclosure settlements with the lenders of five (5) mortgage loans in 2010 and 2012.

In the case of one (1) mortgage loan identified as “Stonebriar Plaza” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the Initial Pool Balance, the sponsor reports that it previously sponsored eleven (11) real estate projects that became the subject of foreclosure proceedings in 2011.

In the case of two (2) Mortgaged Properties, identified as “Chesterfield Apartments” and “Stuart Court Apartments” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 0.9% of the Initial Pool Balance, owned by affiliated borrowers, both Mortgaged Properties previously secured an approximately $10 million mortgage loan that was subject to a discounted pay-off in December 2011.  The discounted pay-off was funded with a bridge loan in the amount of $9.1 million and the Mortgaged Properties were subsequently refinanced by the then loan sponsor in January 2013.  The current loan sponsor of the subject mortgage loans was a passive minority investor in the joint venture owner of the Mortgaged Properties during this period.  After the refinancing of the bridge loan, the current loan sponsor bought out his former partner and took over as managing member of the joint venture; the Mortgaged Properties were subsequently refinanced by the subject mortgage loans.

In the case of one (1) Mortgaged Property identified as “Plaza del Sol” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is anchored by CNG Ranch Market (formerly known as Pro’s Ranch Market), which had formerly been operated by the sponsors of the “Plaza del Sol” mortgage loan as Pro’s Ranch Market.   Pro’s Ranch Market filed for Chapter 11 bankruptcy reorganization in May 2013 and its assets were purchased out of bankruptcy by the owners of CNG Ranch Market.   The sponsors no longer have any ownership in the grocery store business and are not affiliated with CNG Ranch Market.

In the case of one (1) Mortgaged Property identified as “NAL Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the mortgage loan financed the borrower’s acquisition of the Mortgaged Property at auction following foreclosure by the prior lender.  The borrower under the prior mortgage loan is unrelated to the current borrower.

In the case of one (1) Mortgaged Property identified as “Shuman Office Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.5% of the Initial Pool Balance, the sponsor was the managing member and property manager of a two building office portfolio that went into foreclosure in September 2012.  The sponsor did not have an equity position in the asset and after the sponsor negotiated a renewal with the largest tenant at the property, the investors were unwilling to pay the required costs.  The investors concluded that they would not invest additional cash due to the large difference between the loan size and the appraised value.  The investors were unable to reach an agreement with the special servicer and the lender obtained the property through foreclosure.

See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus.

In the case of one (1) Mortgaged Property identified as “Hilton Virginia Beach Oceanfront Hotel” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.2% of the Initial Pool Balance, one of the guarantors of the related mortgage loan was charged with a felony approximately 23 years ago in connection with his previous partner’s understatement of income on their company’s tax returns. The guarantor was not involved in any day-to-day operations or management of the financial records of the prior company. The guarantor entered into a plea agreement and a minimal penalty was imposed.

In the case of two (2) Mortgaged Properties identified as “West Sunset Office Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the aggregate principal balance of the Initial Pool Balance, the Securities and Exchange Commission entered an Administrative Order (the “Order”)  against the sponsor in 2006 finding the sponsor to have violated certain record keeping provisions of the Securities Act of 1933, as amended, and that the sponsor underreported returns for 2002-2003 on a cash basis in certain slide presentations to investors.  The sponsor agreed to a suspension from association with any broker or dealer for a period of six months, which expired in March 2007, and payment of a $100,000 fine.

See “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Risk Factors—Litigation Concerns” in the prospectus. See also representation and warranty No.  42 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Tenant Issues

Occupancy and Tenant Concentrations. Mortgaged Properties that are owner-occupied or leased to a single tenant, or leased to a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

See “Risk Factors—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus, and Annex A-3 to this free writing prospectus.

In addition, the Mortgaged Properties securing mortgage loans included in the trust have single tenant concentrations as set forth below:

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Six (6) Mortgaged Properties identified as “Technology Corners Building Six”, “48 East 57th Street”, “NAL Building” and “DBI Portfolio I” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 6.9% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.  With respect to certain of these mortgage loans, the single tenant’s lease expires prior to or shortly after the related maturity date or anticipated repayment date, as applicable.  In addition, if the related borrower under the Technology Corners Building Six Whole Loan has not completed the build-out of its tenant’s space by October 1, 2014, then the sole tenant has the right to terminate its lease.  See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

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One (1) Mortgaged Property identified as “100 Cambridge Discovery Park” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.4% of the Initial Pool Balance, has government tenants among the five largest tenants at the related Mortgaged Property.

Mortgaged Properties securing certain mortgage loans have tenant lease concentrations. For certain information on the top ten tenants at each of the top ten mortgage loans, see the chart entitled “Tenant Summary” on Annex A-3 to this free writing prospectus. In addition, see Annex A-1 for the identity and size of the top five tenants at each Mortgaged Property. Further, we note the following with respect to the mortgage loans in the trust:

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With respect to eleven (11) Mortgaged Properties identified as “100 Cambridge Discovery Park”, “160 Water Street”, “One Dallas Center”, “Shoppes at Nagawaukee Phase I”, “Plaza del Sol”, “Shelly Plaza”, “Metro West Office Portfolio—151 Taylor Street”, “Waterbury Crossing”, “West Sunset Office Portfolio” and “Fresh Market Shopping Center” on Annex A-1 to this free writing prospectus, partially securing nine (9) mortgage loans by allocated loan amount representing approximately 15.5% of the Initial Pool Balance, the related Mortgaged Properties are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “Risk Factors—Tenant Concentration Entails Risk” and “—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Certain Mortgaged Properties securing some of the mortgage loans may have low occupancy rates. For the occupancy rate and the date of its measurement for each mortgage loan, see Annex A-1 to this free writing prospectus.

Certain of the Mortgaged Properties are leased to the related borrower or affiliates of the related borrower. In that regard, we note the following with respect to the mortgage loans in this trust:

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In the case of one (1) Mortgaged Property identified as “Pointe Plaza” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.2% of the Initial Pool Balance, the St. John Hospital Corporation and certain of its affiliates lease approximately 52.0% of the net rentable area at the related Mortgaged Property.  A subsidiary of the St. John Hospital Corporation, which is also the largest affiliated tenant at the Mortgaged Property, owns a 50% interest in the related loan sponsor.

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In the case of one (1) Mortgaged Property identified as “48 East 57th Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.2% of the Initial Pool Balance, the borrower’s affiliate, a company wholly-owned by the related loan sponsor, is the sole tenant at the Mortgaged Property. The lease expires after the maturity date of the mortgage loan.

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In the case of one (1) Mortgaged Property identified as “The Marketplace St. John” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the related loan sponsor owns the largest tenant at the Mortgaged Property, Starfish Market, which leases four separate spaces constituting 33.9% of the net rentable area at the Mortgaged Property.  The related mortgage loan seller has underwritten the contractual rental rate for such tenant, despite the fact that the tenant is owned by the loan sponsor.

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In the case of one (1) Mortgaged Property identified as “Cadillac Square Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.5% of the Initial Pool Balance, P&B Investments, an affiliate of the borrower, leases approximately 35.0% of net rentable area at the commercial portion of the Mortgaged Property.

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In the case of two (2) Mortgaged Properties identified as “2981 Third Avenue and 737 Flatbush Avenue” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, Envy Nail Salon, the largest tenant, is owned by a relative of the borrower sponsor and represents approximately 43.0% of net rentable area at the commercial portion of the 737 Flatbush Avenue Mortgaged Property.

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In the case of one (1) Mortgaged Property identified as “University Place Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the sponsor leases 20.8% of the net rentable area as its corporate headquarters. The lease expires after the maturity date of the mortgage loan. See “Risk Factors—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

●
In the case of one (1) Mortgaged Property identified as “Summer Village MHC” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.2% of the Initial Pool Balance, the Mortgaged Property has 15 mobile homes owned by affiliates of the sponsor.  These mobile homes are not included in the lender’s collateral and income generated from these mobile homes was not included in the lender’s underwriting, historical income, or appraisal.  The borrower entered into a master lease at market rate with the affiliate on these affiliate-owned homes.  The sponsor guarantees the affiliate’s rent payments to the borrower pursuant to a guaranty of master lease.  The sole owner of the affiliate pledged its ownership interest in the borrower affiliate to the lender and non-recourse carveouts were added to the loan documents with respect to the master lease.

In each of the above circumstances, there can be no assurance that the terms of those leases are not inherently more beneficial to the tenant than similar leases to unaffiliated third party tenants.  See “Risk Factors—Certain Additional Risks Relating to Tenants” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related mortgage loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus. In addition, see Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each Mortgaged Property. In addition, identified below are certain lease terminations and expirations with respect to the Mortgaged Properties securing certain of the mortgage loans included in the trust:

●
Twenty-one (21) Mortgaged Properties identified as “100 Cambridge Discovery Park”, “Westminster Mall”, “307 West 38th Street”, ”Charlottesville Fashion Square”, “200 West Monroe”, “Stonebriar Plaza”, “Derby Corporate Center & Needham Executive Center”, “Blooming Terrace”, “Dakota Center”, “Shoppes at Nagawaukee Phase I”, “2030 Fortune Drive”, “Waterbury Crossing”, “West Sunset Office Portfolio”, “Lockport Professional Park”, “Plaza at Tidwell, Airline & Greens Landing”, “Northbridge Plaza”, “2981 Third Avenue and 737 Flatbush Avenue—2981 Third Avenue” and “Fresh Market Shopping Center” on Annex A-1 to this free writing prospectus, securing eighteen (18) mortgage loans representing approximately 25.4% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have 100% (based either on net rentable area or total underwritten rent) lease rollover in the same year as, or prior to, the related maturity date or anticipated repayment date.

●
Twelve (12) Mortgaged Properties identified as “Showcase Mall”, “Pointe Plaza”, “Walnut on Highland Apartments”, “North Salado Village”, “Northville Retail Center Phase 2”, “Shelly Plaza”, “Metro West Office Portfolio”, “Blanco Junction”, “The Marketplace St. John”, “Shuman Office Building” and “Columbia Shores” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans representing approximately 17.9% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have a 50% or more, but less than 100% (based either on net rentable area or total underwritten rent) lease rollover in the same year as, or prior to, the related maturity date or anticipated repayment date.

Terminations. Tenants under commercial leases often have the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

Twelve (12) Mortgaged Properties identified as “Showcase Mall”, “Miami International Mall”, “100 Cambridge Discovery Park”, “160 Water Street”, “The Shops at Wiregrass”, “One Dallas Center”, “Dakota Center”, “Metro West Office Portfolio – 50 Speen Street” “Waterbury Crossing”, “Lockport Professional Park”, “Shuman Office Building” and “Columbia Shores” on Annex A-1 to this free writing prospectus, securing twelve (12) mortgage loans representing approximately 29.9% of the Initial Pool Balance by allocated loan amount, are each subject to leases where one or more of the top five (5) tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related mortgage loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space at the related Mortgaged Property pursuant to the related lease. See Annex A-1 to this free writing prospectus and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

 Purchase Options, Rights of First Refusal and Rights of First Offer

Tenants under commercial leases, franchisors, property managers, ground lessors and others may have the right to purchase all or a portion of the related Mortgaged Property under certain circumstances,

including, in the event that the related borrower contemplates a sale of such Mortgaged Property. See “Risk Factors—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus. With respect to the Mortgaged Properties securing the mortgage loans in the trust, we note in particular the following:

●
In the case of five (5) Mortgaged Properties identified as “Technology Corners Building Six”, “200 West Monroe” and “DBI Portfolio I” on Annex A-1 to this free writing prospectus partially securing three (3) mortgage loans, representing approximately 7.1% of the Initial Pool Balance, certain tenants, franchisors, property managers, ground lessors, owners’ associations at such Mortgaged Properties or other parties have a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable.

●
In the case of (1) Mortgaged Property identified as “Stuart Court Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, a tenant under a rooftop antenna space lease with the borrower has a right of first refusal, upon the satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property if the borrower decides to sell or convey the related Mortgaged Property or portion thereof, as applicable.  Such tenant, however, entered into a subordination agreement with the lender at origination pursuant to which the tenant waived and relinquished its right of first refusal as to any transfer or conveyance of the Mortgaged Property through foreclosure by the lender.

●
One (1) Mortgaged Property identified as “University Place Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the ground lessor may purchase the borrower’s leasehold interest at any time provided that the ground lessor purchases the premises for a use other than as a residential apartment building.  If the ground lessor exercises such purchase option, it must pay all amounts due to the lender, including any prepayment penalties.

Additional Considerations

With respect to two (2) Mortgaged Properties identified as “Residence Inn Silicon Valley I” and “Residence Inn San Mateo” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.0% of the Initial Pool Balance, the guaranties limit the aggregate liability of the related guarantor for any breaches or violations of the full recourse carveout provisions related to bankruptcy and insolvency matters in the mortgage loan documents to twenty percent (20%) of the then current principal balance of the related mortgage loan at the time of the breach or violation, and the guarantor’s liability for all breaches or violations of the full recourse carveout provisions related to bankruptcy and insolvency matters are capped at twenty percent (20%) of the initial principal balance of the related mortgage loan.  In addition, with respect to one (1) Mortgaged Property identified as “160 Water Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.9% of the Initial Pool Balance, such mortgage loan does not have a separate guarantor for the non-recourse carveout liabilities, and the borrower (which is a special purpose entity with no material assets other than the Mortgaged Property) is the sole party responsible for any violations or breaches of the non-recourse carveout provisions in the mortgage loan documents. The lack of a guarantor or limits on the guarantor’s liability may decrease the effectiveness of the non-recourse carveouts as a method to deter certain actions by the borrower, including, among other actions, declaring bankruptcy or causing a bankruptcy proceeding to be declared, violating the borrower and/or mortgaged property transfer restrictions, or misapplying insurance proceeds or income from the mortgaged property (which may be more likely to be taken), in the event the mortgaged property becomes distressed. See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this free writing prospectus.

With respect to one (1) mortgaged property identified as “Miami International Mall” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.7% of the Initial Pool Balance, the related guarantor’s liability for the non-recourse carveouts under the mortgage loan may not exceed 20% of the amount of the mortgage loan.  In addition, with respect to one (1) mortgaged property identified as “The Shops at Wiregrass” on Annex A-1 to this free writing prospectus, securing a mortgage loan representing approximately 2.8% of the Initial Pool Balance, the related guarantor’s liability for the non-recourse carveouts under the mortgage loan is limited to bankruptcy-related matters and may not exceed the lesser of the outstanding principal balance of the mortgage loan and $17,200,000.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this free writing prospectus.

With respect to one (1) Mortgaged Property identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.7% of the Initial Pool Balance, the related borrower deposited into escrow $10,921,057 for outstanding tenant improvements and $4,064,340 for outstanding rent abatements. See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

With respect to four (4) Mortgaged Properties identified as “Miami International Mall”, “Westminster Mall”, “The Shops at Wiregrass” and “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 4.7%, 4.3%, 2.8% and 2.4%, respectively, of the Initial Pool Balance, an anchor or shadow anchor tenant at the Mortgaged Properties is JCPenney, which in January 2014 announced its intention to close thirty-three stores in 2014. None of the JCPenney tenants at the related Mortgaged Properties are included in the thirty-three stores, though we can make no assurances that any of these Mortgaged Properties will be unaffected by currently contemplated or any future JCPenney store closings.  We cannot assure you that JCPenney will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

With respect to one (1) Mortgaged Property identified as “Hilton Virginia Beach Oceanfront Hotel” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.2% of the Initial Pool Balance, the borrower has a leasehold interest in a portion of an adjacent parking garage for 380 out of a total 1,000 parking spaces and a portion of the ground level retail space, each part of a 4 unit condominium regime.  The condominium regime is controlled in part by the City of Virginia Beach with a 51% ownership interest and the City of Virginia Beach Development Authority with a 49% ownership interest.

With respect to one (1) Mortgaged Property identified as “One Dallas Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium declaration and the condominium regime is managed by a four person board of directors.  The related borrower owns 50% of the units in the condominium regime and holds a 50% voting right.  An owner may make any unilateral decision on any matter that would not have a material and adverse effect on the business, operations, condition or value of a unit without notifying the other owners.  However, if there is any doubt of whether the act would have a material and adverse effect, such owner must notify the potentially affected owner in writing of the proposed decision to which the potentially affected owner must provide an objection within ten days of receipt of such written notice.

With respect to one (1) Mortgaged Property identified as “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.4% of the Initial Pool Balance, Sears is a tenant that is part of the collateral for the related mortgage loan, and with respect to one (1) Mortgaged Property identified as “Westminster Mall” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.3% of the Initial Pool Balance, Sears is an anchor tenant that is not part of the collateral for the related mortgage loan. On May 22, 2014, Sears Holdings announced a net loss of $402 million and its intentions to close approximately 80 stores in 2014 and may close additional stores during the remainder of the year. The closing of an anchor tenant, even if that tenant is not part of the collateral for the mortgage loan, could have a material adverse effect on the related mortgage loan. See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

With respect to one (1) Mortgaged Property identified as “Northville Retail Center Phase 2” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a master deed and condominium declaration.  The borrower is the fee owner of each unit and controls the condominium regime.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within two (2) months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and Loan-to-Value Ratio”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

In the case of one (1) Mortgaged Property securing one (1) mortgage loan identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, representing approximately 4.7% of the Initial Pool Balance, the appraiser provided a “market value upon stabilization” appraised value as of October 1, 2014, for the related Mortgaged Property, which assumed that all tenant improvements related to the sole tenant’s lease at the Mortgaged Property had been completed and that the tenant had commenced paying rent. At origination of the mortgage loan, the borrower reserved $10,921,057 for the related tenant improvements and $4,064,340 for the free rent period associated with the lease with the lender. The “market value upon stabilization” appraised value of $175,000,000 results in a Cut-off Date LTV Ratio of 68.6%, and the “as-is” value of $155,000,000 results in a Cut-off Date LTV Ratio of 77.4%. See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Engineering Reports

In connection with the origination of each mortgage loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within seven (7) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes —Assessments of Property Condition” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each mortgage loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Barclays Bank PLC—Barclays’ Underwriting

Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Starwood Mortgage Funding Corporation II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus. For example, in this regard we note the following:

In the case of one (1) Mortgaged Property identified as “Pointe Plaza” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.2% of the Initial Pool Balance, the building on one parcel of the Mortgaged Property is legal non-conforming due to exceeding the current building height zoning regulations by 67 feet. Under the local zoning code, in the event of a substantial casualty, the borrower will be required to rebuild the building to meet current requirements. The mortgage loan documents require the borrower to maintain laws and ordinances insurance. However, in the event of a substantial casualty, there is a risk that the reconstruction or repair of the building may result in less leasable area at the Mortgaged Property as a result of complying with current regulations.

In the case of two (2) Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “Canonbury Square & Tudor Place”, securing one (1) mortgage loan representing approximately 1.5% of the Initial Pool Balance, the Mortgaged Properties are each legal non-conforming as to use, as multifamily use is not permitted in excess of the bedroom percentages without a special exception. The applicable rebuild provision for both mortgaged properties provides that if the nonconforming building has been unintentionally destroyed, has temporarily ceased operation, the restoration of the building is permitted if, the restoration is due to destruction, a building permit has been issued within one (1) calendar year from the construction date and construction pursuant to a permit has begun within six (6) months after the date of issuance of the permit and proceeds in a timely manner.  If it has been more than one (1) year, the reconstruction requires a special exception.  If the reconstruction is due to a temporary cessation, the use must be reestablished within one (1) year from the date on which operation last ceased.  Law and ordinance insurance has been obtained for each Mortgaged Property.

In the case of (1) Mortgaged Property identified as “48 East 57th Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property is subject to a declaration of zoning lot restrictions and a zoning lot development agreement (“ZLDA”) in order to combine zoning lots and grant certain development rights to the adjacent lot owner.  The provisions of such agreements require the borrower to maintain a zoning lot footprint and coverage no greater than utilized by the existing building and limit the Mortgaged Property to commercial uses, excluding dwelling units.  In addition, if the adjacent property (currently being developed as a high-rise condominium) is not built or used in compliance with zoning laws, then the entire combined zoning lot, including the Mortgaged Property, would be non-compliant with zoning requirements.  As a result, there could be an adverse effect on the future value of the Mortgaged Property.  However, the ZLDA obligates the owner of the adjacent property to complete the construction and use the property in compliance with applicable zoning law and provides the owner of the Mortgaged Property with all remedies available at law or in equity, including injunctive relief, to enforce the terms of the ZLDA.

In the case of (1) Mortgaged Property identified as “Waterbury Crossing” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is subject to a declaration of environmental land use restriction and grant of easement (the “Declaration”) and an environmental land use restriction (the “Use Restriction”) in order to maintain closure status with respect to a historic recognized environmental condition.  The provisions of the Declaration require the owner to maintain the integrity of the asphalt and landscaped areas of the Mortgaged Property.  The provisions of the Use Restriction limit the Mortgaged Property to industrial/commercial uses.  As a result of this Use Restriction, proceeds from the exercise of foreclosure or equivalent remedies by the lender may be lower than if the Use Restriction was not in place.

See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

All of the mortgage loans bear interest at a mortgage rate (each, a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the Anticipated Repayment Date, the interest rate on the ARD Loan will increase as described in this free writing prospectus. See “—ARD Loans” in this free writing prospectus. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates
Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
11	24	$ 686,991,930	54.3%
66	49	577,738,956	45.7
Total:	73	$ 1,264,730,885	100.0%

As used in this free writing prospectus, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods
Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	61	$ 1,075,830,612	85.1%
5	10	144,231,704	11.4
5 (twice per year)	2	44,668,570	3.5
Total:	73	$ 1,264,730,885	100.0%

As used in this free writing prospectus, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the express terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types
Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
IO-Balloon	32	$ 601,044,500	47.5%
Balloon	32	349,211,385	27.6
Interest Only	8	307,150,000	24.3
ARD-IO-Balloon	1	7,325,000	0.6
Total:	73	$ 1,264,730,885	100.0%

Overview of Prepayment Protection(1)(2)(3)
Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance	57	$ 907,996,569	71.8%
Yield Maintenance	13	331,159,317	26.2
Defeasance/Yield Maintenance	3	25,575,000	2.0
Total:	73	$ 1,264,730,885	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
With respect to one (1) mortgage loan identified as “University Place Apartments” on Annex A-1 to this free writing prospectus, the ground lessor may, subject to certain conditions, purchase the borrower’s leasehold interest at any time during the term of the mortgage loan, including during the lockout period. If the ground lessor exercises such purchase option, the ground lessor must pay all amounts due to the lender, including any prepayment penalties.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date, the Anticipated Repayment Date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this free writing prospectus for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases, not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan and, with respect to the principal balance of the note due to be outstanding on such date, the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated

Repayment Date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the Mortgage Rate minus the Reinvestment Yield, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance of the prepaid yield maintenance mortgage loan on the date of prepayment (if the prepayment date is a scheduled due date, after the application of the monthly payment amount due); provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments as set forth in the related mortgage loan documents.

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)
Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	1	$ 103,500,000	8.2%
3	7	156,173,711	12.3
4	44	632,662,181	50.0
5	5	37,150,000	2.9
7	12	249,219,994	19.7
13	4	86,025,000	6.8
Total:	73	$ 1,264,730,885	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation; provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

ARD Loans

One (1) mortgage loan identified as “NAL Building” on Annex A-1 to this free writing prospectus (the “ARD Loan”), representing approximately 0.6% of the Initial Pool Balance, provides that, if after a certain date (the “Anticipated Repayment Date”), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the applicable stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this free writing prospectus for the Anticipated Repayment Date and Revised Rate for the ARD Loan. After its respective Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the mortgage loan documents and all escrows and property expenses required under the mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class NR certificates.

Additionally, an account has been established for the ARD Loan into which the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. The foregoing features are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

Defeasance; Collateral Substitution; Property Releases

The terms of fifty-seven (57) mortgage loans identified as being subject to defeasance under the column heading “Prepayment Provisions” on Annex A-1 to this free writing prospectus, representing approximately 71.8% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (or in the case of the Whole Loans, not less than four years after origination or two years after the latest securitization of any of the Pari Passu Companion Loans), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). In addition, there are three (3) mortgage loans identified as being subject to defeasance or yield maintenance under the column heading “Prepayment Provisions” on Annex A-1 to this free writing prospectus, representing approximately 2.0% of the Initial Pool Balance, that permit either (i) prepayment together with the payment of a yield maintenance premium following the end of a lockout period of at least 24 due dates from origination or (ii) defeasance of the related mortgage loan following the end of the Defeasance Lockout Period.  For further information, see “Risk Factors—Risks Relating to Prepayments and Repurchases” and Annex A-1 to this free writing prospectus.

In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a) pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities within the meaning of Section 2(a)(16) the Investment Company Act of 1940, as amended (“Government Securities”), providing payments (x) on or prior to all successive scheduled due dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the Government Securities; and

(b) delivers a security agreement granting the trust fund a first priority lien on the Government Securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the Government Securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged Government Securities (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan (although in some cases involving a partial Defeasance, the Government Securities and the remaining real property collateral secure separate non-crossed notes).

In some cases, a successor borrower established or designated by the existing borrower or by the originator (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial Defeasances, partial releases and property substitutions as described below.

Releases of Individual Mortgaged Properties

With respect to one (1) Mortgaged Property identified as “Showcase Mall” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 8.2% of the Initial Pool Balance, the related loan documents permit the release of one parcel of the Mortgaged Property after the lockout period of the mortgage loan, subject to the satisfaction of certain conditions set forth in the related loan documents, including, without limitation, the following: (i) payment of the sum of 115% of the allocated loan amount for such parcel, and (ii) the debt service coverage ratio at the time of the release of such parcel and immediately after giving effect to the release is not less than the greater of (A) 1.33x and (B) the debt service coverage ratio immediately preceding the release date.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents.

With respect to two (2) Mortgaged Properties identified as “Derby Corporate Center & Needham Executive Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.2% of the Initial Pool Balance, the related loan documents permit the release of either of the two individual Mortgaged Properties after the lockout period of the mortgage loan, subject to the satisfaction of certain conditions set forth in the related loan documents, including, without limitation, the following: (i) payment of the sum of 110% of the allocated loan amount for the individual

Mortgaged Property being released, and, if the release occurs prior to the “open period”, the applicable individual yield maintenance premium specified in the related mortgage loan documents for such Mortgaged Property, (ii) after giving effect to the release of such Mortgaged Property, the debt service coverage ratio for the remaining Mortgaged Property shall be greater than or equal to (A) 1.39x, if the related mezzanine loan is no longer outstanding, or (B) 1.23x, if the mezzanine loan is outstanding, and (iii) after giving effect to the release, the loan-to-value ratio (including the mezzanine loan) for the remaining Mortgaged Property will not exceed 75%.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents or the borrower delivers an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release.  After the release and application of the amounts described above to the principal balance of the mortgage loan, the monthly debt service payment will be reduced on a pro-rata basis.

With respect to two (2) Mortgaged Properties identified as the “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.7% of the Initial Pool Balance, the related loan documents permit the release of either of the two individual Mortgaged Properties after the lockout period of the mortgage loan, subject to the satisfaction of certain conditions set forth in the related loan documents, including, without limitation, the following: (i) payment of the sum of 110% of the allocated loan amount for the individual Mortgaged Property being released, and, if the release occurs prior to the “open period”, the applicable individual yield maintenance premium specified in the related mortgage loan documents for such Mortgaged Property, (ii) after giving effect to the release of such Mortgaged Property, the debt service coverage ratio for the remaining Mortgaged Property based on the trailing twelve (12) month period immediately preceding the release shall be greater than or equal to 1.55x, and (iii) after giving effect to the release, the loan-to-value ratio for the remaining Mortgaged Property will not exceed 75%.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents or the borrower delivers an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release.  After the release and application of the amounts described above to the principal balance of the mortgage loan, the monthly debt service payment will be reduced on a pro-rata basis.

With respect to two (2) Mortgaged Properties identified as “West Sunset Office Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the related mortgage loan documents permit the release of either Mortgaged Property from the lien of the security instrument in connection with a partial defeasance at any time after the defeasance lockout period, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) partial defeasance of the loan in an amount equal to 125% of the allocated loan amount, (ii) the debt service coverage ratio for the properties then remaining subject to the lien of the security instrument must be at least equal to the greater of (A) the debt service coverage ratio immediately preceding the closing date of the mortgage loan and (B) the debt service coverage ratio immediately preceding the release, (iii) the loan-to-value ratio for the Mortgaged Property then remaining subject to the lien of the security instrument must be at least equal to the lesser of (A) the loan-to-value ratio immediately preceding the closing date of the mortgage loan and (B) the loan-to-value ratio immediately preceding the release and (iv) satisfaction of the REMIC requirements.

With respect to one (1) mortgage loan identified as “Plaza at Tidwell, Airline & Greens Landing” on Annex A-1 to this free writing prospectus, representing approximately 0.5% of the Initial Pool Balance, the related mortgage loan documents provide for the partial release of the Plaza at Airline mortgaged property upon partial defeasance of the loan equal to the greater of (a) 125% of the individual allocated loan amount and (b) the amount such that, after such release, the remaining properties satisfy the following conditions: (i) a debt service coverage ratio equal to the greater of 1.60x and the debt service coverage ratio immediately prior to such release, (ii) a debt yield equal to the greater of 10.0% and the debt yield immediately prior to such release, and (iii) a loan-to-value ratio not to exceed the lesser of 70% and the loan-to-value ratio immediately prior to such release.

With respect to two (2) Mortgaged Properties identified as “DBI Portfolio I - Applebee’s Tifton” and “DBI Portfolio I - Applebee’s Calhoun” on Annex A-1 to this free writing prospectus, partially securing one (1) mortgage loan representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related mortgage loan documents permit the release of either the Applebee’s Tifton or the Applebee’s Calhoun Mortgaged Property from the lien of the security instrument after the lockout period of the related mortgage loan, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) the borrower pays a release price equal to the greater of (A) 125% of the allocated loan amount with respect to such individual property and (B) the net sales proceeds applicable to such individual property, (ii) the debt service coverage ratio for the properties then remaining subject to the lien of the security instrument must be at least equal to the greater of (A) the debt service coverage ratio immediately preceding the closing date of the mortgage loan and (B) the debt service coverage ratio immediately preceding the release, (iii) the loan-to-value ratio for the properties then remaining subject to the lien of the security instrument must be at least equal to the lesser of (A) the loan-to-value ratio immediately preceding the closing date of the mortgage loan and (B) the loan-to-value ratio immediately preceding the release and (iv) satisfaction of the REMIC requirements.

Other Releases

With respect to four (4) Mortgaged Properties identified as “Westminster Mall”, “The Shops at Wiregrass”, “Charlottesville Fashion Square” and “Stuart Court Apartments” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 9.9% of the Initial Pool Balance, subject to the satisfaction of conditions set forth in the related mortgage loan documents, the related mortgage loan documents permit a partial release for no consideration of an unimproved or minimally improved portion (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities).

With respect to one (1) Mortgaged Property identified as “Pavilion Estates” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the borrower is permitted to own up to 80 manufactured or mobile homes at the property, which homes would constitute collateral for the related mortgage loan.  Subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, the borrower is permitted to release such homes from the lien of the mortgage without the consent of the lender.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or upon the transfer or encumbrance of ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—Additional Debt” in this free writing prospectus.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to affiliates of, or persons otherwise related to, the borrower or transferor,

●	transfers among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●
transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

●
transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a Rating Agency Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

See representation number 32 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

The master servicer, with respect to non-Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan or related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has obtained the prior written consent (or deemed consent) of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder), and (ii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from the three NRSROs engaged by the depositor to rate the Offered Certificates (collectively, the “Rating Agencies”) and confirmation from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, other than Non-Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than Non-Serviced Mortgage Loans, will be required to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent or the deemed consent of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent or the deemed consent of the Directing Certificateholder and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation to apply.

The Rating Agency Confirmation described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer, as applicable, is required to use reasonable efforts to have the related borrower bear such costs and expenses. Unless determined to be non-recoverable, any such costs not collected from the related borrower will be required to be advanced as a Servicing Advance.

The existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Hazard, Liability and Other Insurance

The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller and, in some cases, may be significantly less than the outstanding principal amount of the mortgage loan. Moreover, with respect to certain of the mortgage loans insured for less than the full principal balance, applicable zoning ordinances may prevent restoration of the use or prevent or limit rebuilding of the related Mortgaged Properties to their current condition under certain circumstances. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant or a condominium association to self-insure or provide insurance for its premises. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In addition, some mortgage loans permit the related borrower to satisfy its obligations to insure the related Mortgaged Property by relying on a tenant or condominium association to obtain the insurance or permit a tenant to self-insure. See representation number 18 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

In general, the mortgage loans do not require earthquake insurance. In particular, ten (10) Mortgaged Properties identified as “Residence Inn Silicon Valley I”, “Technology Corners Building Six”, “Westminster Mall”, “Residence Inn San Mateo”, “2030 Fortune Drive”, “Hilton Garden Inn Sonoma”, “The Marketplace St. John”, “Columbia Shores”, “Fresh Market Shopping Center” and “EZ Storage – Buena Park” on Annex A-1 to this free writing prospectus, securing ten (10) mortgage loans representing approximately 20.8% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California, Washington, Tennessee or the United States Virgin Islands. A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, the Mortgaged Properties do not have a probable maximum loss in excess of 17%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this free writing prospectus for information regarding earthquake insurance coverage.

With respect to hazard, liability and other insurances required by the mortgage loans included in the trust, we note in particular the following:

●
With respect to four (4) Mortgaged Properties identified as “Miami International Mall”, “Westminster Mall”, “The Shops at Wiregrass” and ”Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 14.3% of the Initial Pool Balance, if certain of the insurance policies required by the mortgage loan documents contain an exclusion for terrorism and the Terrorism Risk Insurance Program Reauthorization Act of 2007 is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at two times the then-current aggregate premium of the property insurance policy (excluding the wind, flood and earthquake components of such policy). With respect to eleven (11) Mortgaged Properties identified as “Showcase Mall”, “Residence Inn Silicon Valley I”, “100 Cambridge Discovery Park”, “160 Water Street”, “Residence Inn San Mateo”, “The Preserve at Legacy Park”, “Derby Corporate Center & Needham Executive Center”, “Metro West Office Portfolio” and “Claremont Park Apartments” on Annex A-1 to this free writing prospectus, securing nine (9) mortgage loans representing approximately 30.5% of the Initial Pool Balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect, the related mortgage loan documents place a cap on the related borrower’s required out-of-pocket cost for terrorism insurance premiums equal to 200% of the insurance premiums payable for the casualty insurance and business interruption/rent loss insurance (or, in the case of “Residence Inn Silicon Valley I”, “Residence Inn San Mateo” and “The Preserve at Legacy Park”, casualty insurance only) with respect to the related Mortgaged Properties.

●
Several additional mortgage loans provide for waivers of, or other limitations on, the requirement to maintain terrorism insurance, and/or permit a tenant to maintain the required insurance coverage with respect to the related Mortgaged Property or to self-insure or allow for a deductible for such policy, which may be substantial in certain cases. For example, with respect to three (3) Mortgaged Properties identified as “Miami International Mall”, “Westminster Mall” and ”Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 11.4% of the Initial Pool Balance, the loan documents permit the borrowers to maintain a stand-alone terrorism policy with a deductible of up to $5,000,000. With respect to one (1) mortgage loan identified as “160 Water Street” on Annex A-1 to this free writing prospectus, representing approximately 3.9% of the Initial Pool Balance, the loan documents permit the borrower to maintain terrorism coverage with a deductible of up to $100,000.

●
With respect to one (1) Mortgaged Property identified as “Stonebriar Plaza” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the Initial Pool Balance, if certain of the insurance policies required by the mortgage loan documents contain an exclusion for terrorism, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at two times the imputed cost of such coverage as of the date of the closing of the mortgage loan.

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With respect to three (3) Mortgaged Properties identified as “DBI Portfolio I” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by a tenant (Applebee’s and National Tire & Battery, respectively) to satisfy the corresponding portion of its insurance requirements relating to the respective Mortgaged Property.

See also representation numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. For purposes of information contained in this free writing prospectus (including in Annex A-1, Annex A-2 and Annex A-3), unless otherwise indicated, the term “mortgage loan” does not include any related Companion Loan. For purposes of the presentation of numbers and statistical information set forth in this free writing prospectus, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include any related Pari Passu Companion Loan. The sum in any column in the tables presented in Annex A-2 to this free writing prospectus may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW NCF Debt Yield, UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF Debt Yield, UW NCF DSCR or LTV Ratio of the mortgage loan based on all of the related Mortgaged Properties collectively. The UW NCF Debt Yield, UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF Debt Yield, UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios, UW NCF DSCR and UW NCF Debt Yield, and similar numerical and statistical information with respect to each Whole Loan, is calculated on both the aggregate principal balance and aggregate debt service of the related mortgage loan and the related Pari Passu Companion Loan.

Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the delivery of the final prospectus supplement and will be filed, together with the Pooling and Servicing Agreement, the Underwriting Agreement and the Purchase Agreements, with the United States Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus. All of the numerical information included in this free writing prospectus is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms, pallets or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Cash Flow Debt Service

Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan.

The “UW NOI Debt Yield” with respect to any class of Certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates, the aggregate Certificate Balances of such Certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this free writing prospectus. The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related mortgage loan and the related Pari Passu Companion Loan. Further, in the case of five (5) mortgage loans identified as “Showcase Mall”, “Technology Corners Building Six”, “Pointe Plaza”, “Blanco Junction” and “Shuman Office Building” on Annex A-1 to this free writing prospectus, representing approximately 17.3% of the Initial Pool Balance, certain tenants among the five (5) largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for) and in certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease. Additionally, in the case of one (1) Mortgaged Property identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.7% of the Initial Pool Balance, the related mortgage loan seller underwrote the average rent of the sole tenant of the Mortgaged Property through the term of the loan.  With respect to one (1) other mortgage loan identified as “160 Water Street” on Annex A-1 to this free writing prospectus, representing approximately 3.9% of the Initial Pool Balance, the mortgage loan seller underwrote the escalated rent amount for the second largest tenant for the Mortgaged Property based on rent steps occurring in November 2015. The borrower was required to reserve the difference between the current and escalated rent amount. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus, as well as Annex A-1 and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus, for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related mortgage loans, respectively. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified as “Technology Corners Building Six” and “Blooming Terrace” on Annex A-1 to this free writing prospectus, the hypothetical appraised value as described under “—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus) as determined by an appraisal of the property obtained at or about the time of the origination of the related mortgage loan. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” and “RAIT Funding, LLC— RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan or Companion Loan, if applicable, sold by the applicable mortgage loan seller (except that (A) the documents with respect to the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under the JPMBB 2014-C18 Pooling and Servicing Agreement and (B) the documents with respect to the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan and the 200 West Monroe Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under the JPMCC 2014-C20 Pooling and Servicing Agreement, (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); (ii) the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (iv) the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing); (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any franchise agreement, comfort letter or similar agreement related thereto, any assignment of such agreements or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; (xvii) a copy of any related mezzanine intercreditor agreement; (xviii) with respect to each mortgage loan with a related Companion Loan, the related intercreditor agreement and a copy of the mortgage note related to such Companion Loan, rather than the original; and (xix) a copy of all environmental reports that were received by the applicable mortgage loan seller.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan or Mortgaged Property, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (or extended period) for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such mortgage loan and pay a shortfall amount within such 90-day period (or extended period). See “—Representations and Warranties; Repurchases and Substitutions” below.

The Pooling and Servicing Agreement requires that the certificate administrator take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the custodian is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this free writing prospectus as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this free writing prospectus.

In addition, the related Purchase Agreements provide that, with respect to each Non-Serviced Whole Loan, if a “material document defect” exists under the related Other PSA, and the related seller repurchases the related Non-Serviced Pari Passu Companion Loan(s) from the trust formed under the applicable Other PSA, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any related Pari Passu Companion Loans contained in a trust formed under an Other PSA.

Any disclosures in this free writing prospectus that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following (x) except in the case of the succeeding clause (y), such mortgage loan seller’s receipt of that notice or, (y) in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the mortgage loan seller’s discovery of the breach or defect, or (B) discovery of such breach or defect by any other party identified in the Purchase Agreement, provided the mortgage loan seller has received prompt written notice of such breach or defect (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or the related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, however, that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or, failing such cure, to repurchase the related mortgage loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described below) (other than with respect to the related Whole Loans, for which no substitution will be permitted) if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the pari passu Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have comparable prepayment restrictions to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the lower-tier REMIC (the “Lower-Tier REMIC”) or the upper-tier REMIC (the “Upper-Tier REMIC”) (together, the “Trust REMICs”) or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee, the Certificate Administrator Fee and the Senior Trust Advisor Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC, or RAIT Financial Trust as the guarantor of the repurchase or substitution obligations of RAIT Funding, LLC) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the trust fund that are incurred as a result of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or its guarantor) will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or its guarantor) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or its guarantor) will be deemed to have cured the breach in all respects. The respective mortgage loan seller, or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the guarantor) and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller (or its guarantor) will have sufficient resources to repurchase or replace a defective mortgage loan. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller (or its guarantor) regarding the mortgage loan will not be correct in all material respects when made.

Lockbox Accounts

The mortgage loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the mortgage loans included in the trust:

Lockbox Account Types
Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA Lockbox	28	$ 682,713,068	54.0%
Springing Lockbox	36	288,368,855	22.8
Hard Lockbox	5	246,563,736	19.5
Soft Lockbox	1	33,000,000	2.6
NAP	3	14,085,226	1.1
Total:	73	$ 1,264,730,885	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“CMA Lockbox” or “CMA” means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or its property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

 “Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2013, of JPMorgan Chase & Co., the 2013 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this free writing prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this free writing prospectus.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2013, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $87.1 billion. Of that amount, approximately $75.0 billion has been securitized by the depositor. In its fiscal year ended December 31, 2013, JPMCB originated approximately $11.2 billion of commercial mortgage loans, of which approximately $8.8 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this free writing prospectus. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this free writing prospectus regarding the JPMCB mortgage loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this free writing prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB mortgage loan for compliance with the REMIC Provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this free writing prospectus is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines,” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 and Annex A-3 to this free writing prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●
Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●
Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to two (2) Mortgaged Properties identified as “Residence Inn Silicon Valley I” and “Residence Inn San Mateo” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.0% of the Initial Pool Balance, the site inspection for both Mortgaged Properties occurred in September 2013.  Generally, JPMCB will perform a site inspection on a Mortgaged Property within four (4) months of the date of origination.  Notwithstanding the foregoing, JPMCB approved  inclusion of these mortgage loans in this transaction.   Certain characteristics of the mortgage loans can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

With respect to two (2) mortgage loans identified as “Westminster Mall” and “Charlottesville Fashion Square” on Annex A-1 to this free writing prospectus, representing approximately 6.7% of the Initial Pool Balance, JPMCB agreed to waive the reserves for taxes, replacements, tenant improvements and leasing commissions (and the ground lease rent with respect to the mortgage loan identified as “Charlottesville Square Mall”) if the mortgage loans meet certain debt service coverage ratio thresholds specified in the related loan documents. In addition, JPMCB did not conduct credit searches or obtain certifications for real estate experience or contingent liabilities for the related borrower sponsor due to the facts that the borrower sponsor is a public company and a prior client of JPMCB. Based on the credit characteristics of the related borrower sponsor, JPMCB approved inclusion of the mortgage loans in this transaction. Certain characteristics of the mortgage loans can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

With respect to three (3) mortgage loans identified as “100 Cambridge Discovery Park”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 6.3% of the Initial Pool Balance, JPMCB agreed to waive the reserves for taxes if there is no cash sweep period (as defined in the related mortgage loan documents) in effect. In addition, JPMCB agreed to waive the reserves for tenant improvements and leasing commissions for “100 Cambridge Discovery Park” and, if the related mortgage loan meets a certain debt service coverage ratio, for “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio”. Finally, the mortgage loan seller had only received draft appraisals for the Mortgaged Properties related to “100 Cambridge Discovery Park” and “Derby Corporate Center & Needham Executive Center” at the time of origination of such mortgage loans.  In each case, the related borrower signed a side letter agreement acknowledging that the appraised value for the related Mortgaged Property from the draft appraisal resulted in a loan-to-value ratio of less than 75.0% and, in the event that the appraised value from the final appraisal resulted in a loan-to-value ratio in excess of 85.0%, the related borrower would be required to pay down the mortgage loan (without the payment of any yield maintenance or other premium) by an amount required to decrease the loan-to-value ratio to 85.0% or less.  JPMCB has received the final appraisal with respect to the Mortgaged Property identified as “100 Cambridge Discovery Park”, and there was no change in the appraised value or the resulting loan-to-value ratio.  Based on the credit characteristics of the related loan sponsor, the debt service coverage ratio requirement and the draft appraisals and the side letter agreements, JPMCB approved inclusion of the mortgage loans in this transaction. Certain characteristics of the mortgage loans can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

With respect to one (1) mortgage loan identified as “Technology Corners Building Six” on Annex A-1 to this free writing prospectus, representing approximately 4.7% of the Initial Pool Balance, the Cut-off Date LTV Ratios is based on the “market value upon stabilization” appraised value of the Mortgaged Property. The use of this hypothetical appraised value represents an exception to the underwriting guidelines for JPMCB.  JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the hypothetical assumptions was escrowed by JPMCB at origination. Accordingly, JPMCB believes that the hypothetical appraised value is the accurate reflection of the Cut-off Date LTV Ratio for this mortgage loan and approved the inclusion of this mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus and in Annex A-3 to this free writing prospectus.

With respect to one (1) mortgage loan identified as “160 Water Street” on Annex A-1 to this free writing prospectus, representing approximately 3.9% of the Initial Pool Balance, there is no separate non-recourse carveout guarantor for the mortgage loan, and the borrower is solely responsible for breaches of covenant of the non-recourse carveout provisions in the related loan documents. Based on the credit characteristics of the related borrower sponsor, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 and Annex D-2 to this free writing prospectus.

With respect to one (1) mortgage loan identified as “200 West Monroe” on Annex A-1 to this free writing prospectus, representing approximately 2.0% of the Initial Pool Balance, JPMCB agreed to waive reserves for insurance premiums if the related mortgage loans meet certain debt service coverage ratio thresholds specified in the related mortgage loan documents. This represents an exception to the underwriting guidelines for JPMCB. Based on the strong tenancy and the nature of the leases, the credit characteristics of the related borrower sponsors and the debt service coverage ratio requirements, JPMCB approved inclusion of these mortgage loans in this transaction. Certain characteristics of the mortgage loans can be found in Annex A-1, Annex A-3 and Annex D-2 to this free writing prospectus.

With respect to one (1) mortgage loan identified as “The Marketplace St. John” on Annex A-1 to this free writing prospectus, representing approximately 0.6% of the Initial Pool Balance, JPMCB agreed to waive the reserve for tenant improvements and leasing commissions. This represents an exception to the underwriting guidelines for JPMCB. Due to the loan sponsor’s historical leasing practices and the credit characteristics of the loan sponsor, JPMCB approved inclusion of this mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 and Annex A-2 to this free writing prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 14, 2014. The depositor’s CIK number is 0001013611. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 12, 2014. JPMCB’s CIK number is 0000835271. With respect to the period from and including April 1, 2011 to and including March 31, 2014, JPMCB has the following activity to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	1	123,979,548(2)	12.40 (2)	0	0.00	0.00	0	0.00	0.00	1	123,979,549 (2)	12.4 (2)	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Smith Barney Mortgage Capital Group, Inc.	71	234,889,102	22.7	1	1,336,954	2.94	0	0.00	0.00	0	0.00	0.00	0	0	0	1	1,336,954(3)	2.94	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Morgan Guaranty Trust Company of New York	93	401,244,372	38.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)
This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

(2)
The asset subject to the repurchase request entered REO status in December 2009. The outstanding principal balance is calculated as of the most recent trustee’s report that provided the outstanding principal balance of the asset, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as provided in the same trustee report.

(3)
The mortgage loan included on this chart that was subject to a demand to repurchase or replace for breach of a representation and warranty was paid off during the April 1, 2012 to June 30, 2012 reporting period. The outstanding principal balance reflected in the chart was calculated at the time of payoff and the percentage of principal balance reflected in the chart was calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report. Such mortgage loan was originated by Smith Barney Mortgage Capital Group, Inc. (“Smith Barney”) and sold to Morgan Guaranty Trust Company of New York (“MGT”). In connection with the securitization, MGT made the representations and warranties to the securitization trust for such mortgage loan and, as a result, the demand to repurchase or replace such mortgage loan was made to MGT and Smith Barney. JPMCB is the successor in interest to MGT.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on May 21, 2014, Barclays’ affiliates were the loan sellers in approximately 32 commercial mortgage-backed securitization transactions.  Approximately $12.85 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013 and for the period January 1, 2014 through May 21, 2014.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2014	$619,181,000
2013	$2,723,393,594
2012	$2,067,901,204
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this free writing prospectus.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon triggers.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above, except as otherwise noted below.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on May 14, 2014 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

MC-Five Mile Commercial Mortgage Finance LLC

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this free writing prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, the Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider, and MC-Five Mile, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans to be contributed to this securitization by MC-Five Mile.

MC-Five Mile’s Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s eighth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $912 million as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Review of MC-Five Mile’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this free writing prospectus regarding the MC-Five Mile Mortgage Loans. These procedures included:

●      comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

●      comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the MC-Five Mile Data Tape; and

●      recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this free writing prospectus.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a due diligence questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions of the Code.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage

Loan materially deviated from the underwriting guidelines set forth under “—The Sponsors and Mortgage Loan Sellers—MC-Five Mile Commercial Mortgage Finance LLC” below. See “MC-Five Mile’s Underwriting Guidelines and Processes” below.  See “—Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this free writing prospectus is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on February 12, 2014. MC-Five Mile’s Central Index Key Number is 001576832. MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

MC-Five Mile’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

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Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

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Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the Mortgaged Property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis; (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve; (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio; (iv) MC-Five Mile has structured springing escrows that arise for identified risks; (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association; or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines

None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Starwood Mortgage Funding II LLC

General

Starwood Mortgage Funding II LLC (“SMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF II, “Starwood”).  SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  SMF II is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this free writing prospectus.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to SMF II through a master repurchase facility.  All of the SMF II Mortgage Loans, representing approximately 7.4% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by SMF II in connection with the sale of the SMF II Mortgage Loans to the depositor will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the special servicer of the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan under the JPMBB 2014-C18 Pooling and Servicing Agreement and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the JPMBB 2014-C18 Pooling and Servicing Agreement.

In addition, an affiliate of SMF II is the holder of a mezzanine loan related to the mortgage loan identified as “The Marque at Heritage Hunt” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the Initial Pool Balance.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Master Servicer, the Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF II, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF II.

Starwood’s Securitization Program

This is the 21st commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $2.76 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMF II Mortgage Loans

Overview.  SMF II has conducted a review of the SMF II mortgage loans (the “SMF II Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the SMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”).  The review procedures described below were employed with respect to all of the SMF II Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF II Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF II Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF II Data Tape”) containing detailed information regarding each SMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The SMF II Data Tape was used to provide the numerical information regarding the SMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  SMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF II, relating to information in this free writing prospectus regarding the SMF II Mortgage Loans.  These procedures included:

●	comparing the information in the SMF II Data Tape against various source documents provided by SMF II that are described above under “—Database”;

●	comparing numerical information regarding the SMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF II Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each SMF II Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF II Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF II Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF II Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF II Mortgage Loans to determine whether any SMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF II’s Underwriting Guidelines and Processes” below.  See “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF II Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF II Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described below under “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.  SMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMF II’s Underwriting Guidelines and Processes

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of SMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment:  Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

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Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMF II’s Disclosed Underwriting Guidelines

None of the SMF II Mortgage Loans have exceptions to the related underwriting criteria.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012.  SMC most recently filed a Form ABS-15G on January 21, 2014.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

RAIT Funding, LLC

General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), is an operating subsidiary of RAIT Financial Trust (“RAIT Financial”), a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RAIT Financial is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships and Related Transactions. Barclays Bank PLC, a sponsor and mortgage loan seller, and an affiliate of Barclays Capital Inc., which is an underwriter of the Offered Certificates and initial purchaser of the non-Offered Certificates, provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT, through a repurchase facility. Certain of the mortgage loans intended to be included in the trust that RAIT originated are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

RAIT’s Securitization Program.  RAIT Financial, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”), originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multifamily apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

RAIT, RAIT Partnership and their affiliates directly or indirectly contributed loans (in an aggregate principal balance of $60,831,868) to one commercial mortgage loan conduit securitization in 2011, five commercial mortgage loan conduit securitizations (in an aggregate principal balance of $96,296,175) in 2012 and ten commercial loan conduit securitizations (in an aggregate principal balance of $404,944,126) and one floating rate commercial mortgage loan securitization in 2013, and to three commercial loan conduit securitizations (in an aggregate principal balance of $118,357,416) and one floating rate commercial mortgage loan securitization in 2014.  Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate.  In such a transaction there may be co-sponsors and/or other mortgage loan sellers or originators.  In such securitizations, the mortgage loans originated by RAIT are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Review of RAIT Mortgage Loans

Overview.  RAIT has conducted a review of the RAIT mortgage loans (the “RAIT Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT Financial or one or more of its affiliates (the “RAIT Securitization Team”).  The review procedures described below were employed with respect to all of the RAIT Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan.  The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process.  After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this free writing prospectus regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires.  Outside legal counsel was also engaged in connection with this securitization to assist in the review of the RAIT Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT Financial was aware at the origination of any RAIT Mortgage Loan, RAIT Financial requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions.  Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this free writing prospectus is accurate in all material respects.  RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria, except as disclosed below under “—Exceptions to

Disclosed Underwriting Guidelines for Loans Originated by RAIT”.  RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

RAIT’s Underwriting Guidelines and Processes

General.  RAIT originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT Financial’s management investment committee, as described under “—Loan Approval” below.  For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT” below.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT, see the “Risk Factors” section of this free writing prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a management investment committee of RAIT Financial.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

In addition, with respect to certain mortgage loans originated by RAIT, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

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Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

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Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

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Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

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Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

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Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Interim Servicing.  Except as stated below, interim servicing for all loans originated by RAIT prior to securitization is typically performed by RAIT Partnership. RAIT Financial, the parent company of RAIT

Partnership, is rated on Standard & Poor’s Ratings Services’ Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC (“Morningstar”). In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by either Grandbridge Real Estate Capital LLC or NorthMarq Capital, LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing after closing.

Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT

None of the RAIT Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

RAIT files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 14, 2014. RAIT’s Central Index Key is 0001587045.   RAIT Partnership, an affiliate of RAIT, files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 14, 2014. RAIT Partnership’s Central Index Key is 0001175134.  For the period from and including January 1, 2011 to and including March 31, 2014, RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Trust

JPMBB Commercial Mortgage Securities Trust 2014-C21 (the “Issuing Entity”), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the trust, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus. The trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer (and in the case of (i) the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan, the related master servicer and special servicer under the JPMBB 2014-C18 Pooling and Servicing Agreement and (ii) the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan, the related master servicer and special servicer under the JPMCC 2014-C20 Pooling and Servicing Agreement).  A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Certificate Account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer and the special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will acts as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of March 31, 2014, WTNA served as trustee on approximately 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $20 Billion, and on approximately 35 commercial mortgage-backed securities transactions having an aggregate original principal balance in excess of $10 Billion.

The Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trust Advisor, the sponsors, the Mortgage Loan Sellers and the originators may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as owner trustee.

The information set forth under this sub-heading has been provided by WTNA.  None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the custodian and certificate administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.5 trillion in assets and 264,000 employees as of December 31, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $244 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the Pooling and Servicing Agreement (and is acting as custodian of the mortgage loan files (other than the Mortgage Note) for each of the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan and the 200 West Monroe Whole Loan under the applicable Other PSA).  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2013, Wells Fargo Bank was acting as custodian of more than 67,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate of one or more of the sponsors, and one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The foregoing information set forth under this heading “The Certificate Administrator” has been provided by Wells Fargo Bank.

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210.00 per month. The Certificate Administrator Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0036% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the mortgage loans and any REO Loans and will be calculated in the same manner as interest is calculated on such mortgage loans. The Certificate Administrator Fee includes the trustee fee.

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, and (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A-” by Fitch, “A(low)” by DBRS and “A2” by Moody’s; provided, that the trustee may maintain a long-term unsecured debt rating of at least “BBB” by DBRS and “Baa2” by Moody’s for so long as it maintains a short-term unsecured debt rating of at least “R-1L” by DBRS and “P-1” by Moody’s and the master servicer maintains a long-term unsecured debt rating of at least “A” by DBRS and “A2” by Moody’s; and provided, further, that if any such institution is not rated by DBRS, it maintain an equivalent (or higher) rating by any two other NRSROs (which may include Fitch and Moody’s), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the mortgage loans, this free writing prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the trust fund, to the extent of amounts held in the Certificate Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the Pooling and Servicing Agreement, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the Pooling and Servicing Agreement.

The certificate administrator will be the REMIC administrator and the 17g-5 Information Provider.

Resignation and Removal of the Trustee and the Certificate Administrator

The trustee and the certificate administrator will be permitted at any time to resign from their obligations and duties under the Pooling and Servicing Agreement by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the senior trust advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the Pooling and Servicing Agreement, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the pooling and servicing agreement, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the pooling and servicing agreement, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee or certificate administrator under the Pooling and Servicing Agreement and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until acceptance of appointment by the successor trustee or certificate administrator, as applicable.

In addition, certain provisions regarding the obligations and duties of the trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Master Servicer” ).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  Wells Fargo is also the Certificate Administrator and the Custodian. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 3/31/2014
By Approximate Number:	38,132	35,189	33,354	33,695
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$440.32

Within this portfolio, as of March 31, 2014, are approximately 24,254 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $365.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
YTD Q1 2014	$351,242,569,442	$1,868,167,770	0.53%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, Standard & Poor’s Ratings Services (“S&P”) and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Barclays or those affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed to this securitization by Barclays.

Pursuant to an interim servicing agreement between Wells Fargo and MC-Five Mile or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by MC-Five Mile or those affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed to this securitization by MC-Five Mile.

Pursuant to an interim servicing agreement between Wells Fargo and SMF II or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by SMF II or those affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed to this securitization by SMF II.

The information set forth above in this free writing prospectus under the heading “Transaction Parties—The Master Servicer” concerning the master servicer has been provided by Wells Fargo.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions” in this free writing prospectus. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this free writing prospectus.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights upon Servicer Termination Event” in this free writing prospectus. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The 2014-C18 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR” ), a Delaware limited liability company, will be the special servicer for the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement (in such capacity, the “2014-C18 Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the 2014-C18 Special Servicer as more particularly described in the JPMBB 2014-C18 Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 148 as of March 31, 2014.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion;

(m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; and (n) 148 domestic CMBS pools with a then current face value in excess of $137 billion as of March 31, 2014.  As of March 31, 2014, LNR Partners has resolved approximately $53.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013 and $1.6 billion of U.S. commercial and multifamily mortgage loans during the first quarter of 2014.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany.  As of March 31, 2014, LNR Partners had approximately 231 employees responsible for the special servicing of commercial real estate assets.  As of March 31, 2014, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,663 assets across the United States and various international properties with a then current face value of approximately $137 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the servicing standard specified in the JPMBB 2014-C18 Pooling and Servicing Agreement.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform with respect to the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan under the JPMBB 2014-C18 Pooling and Servicing Agreement.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to its servicing of the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the JPMBB 2014-

C18 Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Miami International Mall Whole Loan, The Shops at Wiregrass Whole Loan or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the applicable servicing standard specified in the JPMBB 2014-C18 Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the 2014-C18 master servicer, the trustee, the certificate administrator, the senior trust advisor, any sponsor (other than Starwood Mortgage Funding II LLC), any originator (other than Starwood Mortgage Capital LLC) or any significant obligor.  LNR Partners, however, is an affiliate of Starwood Mortgage Funding II LLC, one of the sponsors and mortgage loan sellers, Starwood Mortgage Capital LLC, one of the originators, and LNR Securities Holdings, LLC, which entity purchased approximately 15% of the class E, class F, class NR and class Z certificates issued pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement.

Except for LNR Partners acting as the 2014-C18 Special Servicer, LNR Securities Holdings, LLC having acquired approximate 15% of the class E, class F, class NR and class Z certificates issued pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement, Starwood Mortgage Funding II LLC being one of the sponsors and mortgage loan sellers and Starwood Mortgage Capital LLC being one of the originators, and except as otherwise disclosed in this free writing prospectus, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the issuing entity, any sponsor, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the 2014-C18 Master Servicer, the special servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18 securitization transaction– between LNR Partners or any of its affiliates, on the one hand, and the depositor, the issuing entity, any sponsor, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the 2014-C18 Master Servicer, the special servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

LNR Partners, the 2014-C18 Special Servicer described above, is an affiliate of Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, Starwood Mortgage Capital LLC, an originator, and LNR Securities Holdings, LLC, the entity which owns approximately 15% of the class E, class F, class NR and class Z certificates issued by the JPMBB 2014-C18 Trust which holds the Miami International Mall Pari Passu Companion Loan and The Shops at Wiregrass Pari Passu Companion Loan.

The foregoing information has been provided by LNR Partners.  None of the depositor, the underwriters, the master servicer, the special servicer, the senior trust advisor, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of the servicing arrangements under the JPMBB 2014-C18 Pooling and Servicing Agreement, see “Servicing of the Mortgage Loans—Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan” in this free writing prospectus.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will act as the special servicer and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans (other than any Non-Serviced Mortgage Loan) and serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Mortgage Loans, pursuant to the Pooling and Servicing Agreement.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “CMS1” as a master servicer, and “CSS1” as a special servicer, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2014, Midland was servicing approximately 30,471 commercial and multifamily mortgage loans with a principal balance of approximately $294 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,143 of such loans, with a total principal balance of approximately $140 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2014, Midland was named the special servicer in approximately 125 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $68 billion. With respect to such transactions as of such date, Midland was administering approximately 113 assets with an outstanding principal balance of approximately $709 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2011 to 2013.
Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2011	2012	2013
CMBS	$130	$115	$141
Other	$137	$167	$167
Total	$267	$282	$308

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2011 to 2013.
Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2011	2012	2013
Total	$75	$82	$70

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

Midland is the master servicer of the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan under the JPMBB 2014-C18 Pooling and Servicing Agreement.

Midland, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be designated as the initial directing certificateholder.

Midland, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

The foregoing information regarding Midland under this heading “The Special Servicer” has been provided by Midland.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus and the Pooling and Servicing Agreement).

The special servicer may resign under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

Replacement of the Special Servicer

The special servicer may be removed, and a successor special servicer appointed at any time other than after the occurrence of and during the continuance of a Control Event, by the Directing Certificateholder; provided that each Rating Agency provides a Rating Agency Confirmation. The reasonable fees and out-of-pocket expenses of any such termination made by the Directing Certificateholder without cause will be paid by the holders of the Controlling Class. With respect to the Technology Corners Building Six Whole Loan and the 200 West Monroe Whole Loan, the related special servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Mortgage Loan Controlling Holder (and not by the Directing Certificateholder for this transaction) without cause or for cause at any time, to the extent set forth in the related Other PSA and the related intercreditor agreement for such Non-Serviced Whole Loan. With respect to the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan, the related special servicer may be removed, and a successor special servicer appointed by the related Non-Serviced Mortgage Loan Controlling Holder (and not by the Directing Certificateholder for this transaction) (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the JPMBB 2014-C18 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the controlling class of certificates issued under the JPMBB 2014-C18 Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency

(such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon. A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and Class EC certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor other than compensation that is not material and is unrelated to the senior trust advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch and (viii) is not a special servicer that has been cited by DBRS as having servicing concerns as the sole, or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class EC certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and Class EC certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates and Class EC certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and Class EC certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust (and the Serviced Companion Loans) and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan (and the Serviced Companion Loans) or REO Loan.

First, out of recoveries of interest with respect to that mortgage loan (and the Serviced Companion Loans) and any REO Loan and then, if the related mortgage loan (and the Serviced Companion Loans) and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Special Servicing Fee / Special Servicer(3)
With respect to any Specially Serviced Mortgage Loan (and the Serviced Companion Loans) and REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan (and the related Companion Loan) or REO Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related mortgage loan (and the Serviced Companion Loans) or any related REO Property, and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Workout Fee / Special Servicer(3) (5)	With respect to each mortgage loan (and the Serviced Companion Loans) that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00%	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan (and each related Companion Loan) and	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
	multiplied by all payments of interest and principal received on the subject mortgage loan (and the Serviced Companion Loans) for so long as it remains a Corrected Mortgage Loan.	then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Liquidation Fee / Special Servicer(3) (5)
With respect to any Specially Serviced Mortgage Loan (and the Serviced Companion Loans) and REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan (and each related Companion Loan) or any related REO Property and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer
All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the mortgage loans (and the Serviced Companion Loans).(6)
		Related payments made by borrowers with respect to the related mortgage loans (and the Serviced Companion Loans).	Time to time
Certificate Administrator Fee / Certificate Administrator
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual trustee fee.(8)	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(9) multiplied by the total outstanding principal amount of each mortgage loan in the trust and any REO Loan.

First, out of recoveries of interest with respect to that mortgage loan or REO Loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$10,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Advances / Master Servicer or Trustee(3)	To the extent of funds available, the amount of any servicing advances.
First, from funds collected with respect to the related mortgage loan or REO Property and then out of general funds on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Serviced Companion Loans).
Time to time
Interest on Servicing Advances / Master Servicer or Trustee(3)	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Serviced Companion Loans).
Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.
First, from funds collected with respect to the related mortgage loan (excluding the Pari Passu Companion Loan) or REO Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.
Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan (excluding the Pari Passu Companion Loan) and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Senior Trust Advisor or Special Servicer and any director, officer, employee or agent of any of the foregoing parties(3)
Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.
Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations (and, under certain circumstances, from collections on the related Companion Loan (other than the Non-Serviced Pari Passu Companion Loans)).
Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the certificate administrator in the case of amounts owed to any of them) prior to distributions on the certificates.

(2)	The Servicing Fee Rate for each mortgage loan and Companion Loan will be a per annum rate ranging from 0.005% to 0.105%, as described below.

(3)
The related master servicer, special servicer, certificate administrator, trustee and/or senior trust advisor under the related Other PSA governing the servicing of any Non-Serviced Mortgage Loan will be entitled to receive fees and reimbursements with respect to the applicable Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are substantially similar to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to a Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the mortgage pool to the extent not recoverable from the related Non-Serviced Whole Loan.

(4)
The Special Servicing Fee Rate for each mortgage loan and the Serviced Companion Loans and any related REO Property on a loan-by-loan basis will be equal to a per annum rate of 0.25%, as described in this “—Servicing and Other Compensation and Payment of Expenses” section.  With respect to the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan, the special servicer under the JPMBB Commercial Mortgage Securities Trust 2014-C18 Pooling and Servicing Agreement will be entitled to a special servicing fee on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and with respect to the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan, the special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 Pooling and Servicing Agreement will be entitled to a special servicing fee on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

(5)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

(6)
Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement. The indicated fees payable in respect to any Non-Serviced Mortgage Loan will be paid to, and allocated among the applicable master servicer and special servicer in accordance with the related Other PSA governing the servicing of such Non-Serviced Mortgage Loan.

(7)	The Certificate Administrator Fee Rate will equal 0.0036% per annum, as described above under “—The Certificate Administrator” in this free writing prospectus.

(8)	The trustee fee is included in the Certificate Administrator Fee and is equal to $210.00 per month.

(9)	The Senior Trust Advisor Fee Rate will equal 0.0018% per annum, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each mortgage loan (including the Non-Serviced Mortgage Loans) or related REO Loan, and any related Serviced Companion Loan (to the extent not prohibited under the related intercreditor agreement), and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.005% to 0.105%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related intercreditor agreement, from amounts payable in respect of the related Companion Loan (as applicable). In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans), the following amounts to the extent collected from the related borrower: (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement); provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees; (3) 100% of assumption, waiver, consent and earnout fees and other processing fees pursuant to the Pooling and Servicing Agreement on any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) 50% of all assumption, waiver, consent and earnout fees and other processing fees (other than the assumption application fees and defeasance fees), in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan to the extent not prohibited by the related intercreditor agreement) for which the special servicer’s consent or approval is required and only to the extent that all amounts then due and payable with respect to the related mortgage loan have been paid and (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans or any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, any related Companion Loan, since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.  In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related mortgage loan to the extent consistent with the Pooling and Servicing Agreement and not prohibited by the related intercreditor agreement.

 “Excess Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the trust with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable, (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any REO Loan (other than any portion of such REO Loan related to a Non-Serviced Pari Passu Companion Loan) in the same manner as interest is calculated on the mortgage loans, the related Serviced Companion Loan or REO Loan. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and, to the extent provided for in the related intercreditor agreement, the Companion Loan it is responsible for servicing notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan are serviced under the JPMBB 2014-C18 Pooling and Servicing Agreement (including those occasions under the JPMBB 2014-C18 Pooling and Servicing Agreement when the servicing of the Miami International Mall Mortgage Loan or The Shops at Wiregrass Mortgage Loan has been transferred from the JPMBB 2014-C18 Master Servicer to the JPMBB 2014-C18 Special Servicer). The Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan will be serviced under the JPMCC 2014-C20 Pooling and Servicing Agreement (including those occasions under the JPMCC 2014-C20 Pooling and Servicing Agreement when the servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan or the 200 West Monroe Mortgage Loan has been transferred from the JPMCC 2014-C20 Master Servicer to the JPMCC 2014-C20 Special Servicer). Accordingly, in its capacity as the special servicer under the Pooling and Servicing Agreement, the special servicer will not be entitled to receive any special servicing compensation for each of the Technology Corners Building Six Mortgage Loan, the Miami International Mall Mortgage Loan, the 160 Water Street Mortgage Loan, The Shops at Wiregrass Mortgage Loan and the 200 West Monroe Mortgage Loan. Only the JPMBB 2014-C18 Special Servicer or the JPMCC 2014-C20 Special Servicer, as applicable, will be entitled to special servicing compensation on each of these mortgage loans.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan on a loan-by-loan basis at a rate equal to a per annum rate of 0.25% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan (including any REO Loan) and/or Companion Loan, if applicable, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Other PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “—The Westminster Mall Whole Loan” and “—The Charlottesville Fashion Square Whole Loan” in this free writing prospectus.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including a Serviced Companion Loan, if applicable) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Mortgage Loan (including a Serviced Companion Loan, if applicable) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Mortgage Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification

Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan, if applicable, unless prohibited under the related intercreditor agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan will be subject to a similar workout fee pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement. Similarly, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan and the 200 West Monroe Whole Loan will be subject to a similar workout fee pursuant to the JPMCC 2014-C20 Pooling and Servicing Agreement. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “—The Westminster Mall Whole Loan” and “—The Charlottesville Fashion Square Whole Loan” in this free writing prospectus.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan (including a Serviced Companion Loan, if applicable) again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Workout Fee will be less than $25,000 in the aggregate with respect to each mortgage loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to the Non-Serviced Mortgage Loans) as to which the special servicer (a) receives a full, partial or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Companion Loan, if applicable) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Mortgage Loan, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) with respect to a Serviced Pari Passu Companion Loan, (x) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation under the pooling and servicing agreement for the trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of the extended resolution period provided in such pooling and servicing agreement or (y) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if prior to a Control Event, such Directing Certificateholder or its affiliate purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or (vi) if a mortgage loan or the Serviced Whole Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” under the heading “Servicing of the Mortgage Loans—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.  Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related mortgage loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Other PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan”, “—The Westminster Mall Whole Loan” and “—The Charlottesville Fashion Square Whole Loan” in this free writing prospectus.  The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of assumption application fees and assumption fees and other related fees as further described in the Pooling and Servicing Agreement, received with respect to the Specially Serviced Mortgage Loans, (iii) 100% of waiver, consent and earnout fees on any Specially Serviced Mortgage Loan or certain other similar fees paid by the related borrower, and (iv) 50% of all Excess Modification Fees and assumption, consent and earnout fees received with respect to all mortgage loans (including the Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Mortgage Loans and for which the special servicer’s consent or approval is required.  The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related intercreditor agreement) were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) since the Closing Date.  The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

The Pooling and Servicing Agreement will provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO Property (other than the Non-Serviced Mortgage Loans or related REO Properties), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is expressly entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, any Serviced Whole Loan or REO Property.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any mortgagor, any property manager, any guarantor or indemnitor) in respect of a mortgage loan and any purchaser of any mortgage loan or any REO Property in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

As and to the extent described in this free writing prospectus under “Description of the Certificates—Advances”, the master servicer and the trustee, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans (and any related Companion Loan) serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan or any Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan or any Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each mortgage loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans and the Serviced Pari Passu Companion Loans will be retained by the master servicer as additional servicing compensation.

 The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each mortgage loan (other than Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Mortgage Loan or a mortgage loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each mortgage loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the mortgage loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a mortgage loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related mortgage loan documents regarding principal prepayments (other than (v) a Non-Serviced Mortgage Loan, (w) subsequent to a default under the related mortgage loan documents or if the mortgage loan is a Specially Serviced Mortgage Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such mortgage loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related mortgage loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts.

The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as senior trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Senior Trust Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of April 30, 2014, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 41 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $45 billion since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder or any “originators” (within the meaning of Item 1110 of Regulation AB) or “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Senior Trust Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

The foregoing information set forth in this free writing prospectus concerning the Senior Trust Advisor under this heading “The Senior Trust Advisor” has been provided by the Senior Trust Advisor.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in JPMBB Commercial Mortgage Securities Trust 2014-C21, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts (including any sub-accounts), the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2014-C21 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-C and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class NR and Class R certificates. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this free writing prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this free writing prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this free writing prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Regular Certificates”. The Class A

Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Principal Balance Certificates”. The Senior Certificates (other than the Class X-C and Class X-D certificates) and the Class A-S, Class B, Class C and Class EC certificates are also referred to in this free writing prospectus as the “Offered Certificates”. The Class A-S, Class B and Class C certificates are collectively referred to in this free writing prospectus as the “Exchangeable Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates and the Class EC certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Principal Balance Certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such class of Principal Balance Certificates and, with respect to any class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each class of offered Principal Balance Certificates is expected to be the balance set forth on the cover of this free writing prospectus.

The initial Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such Classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates shown on the front cover represents the maximum principal balance of such Class that could be issued in an exchange and conversion. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates for, and a conversion and increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this free writing prospectus, the Certificate Balance of each class of Principal Balance Certificates (other than the Class A Certificates) will be notionally reduced by its share of Appraisal Reductions allocated as described in “—Appraisal Reductions” below. Appraisal Reductions allocated to the Exchangeable Certificates will reduce the Voting Rights of the Class EC certificates as described in “Description of the Certificates—Voting Rights” in this free writing prospectus.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates).  The initial Notional Amount of the Class X-A certificates will be approximately $954,872,000.  The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The initial Notional Amount of the Class X-B certificates will be approximately

$90,112,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $25,295,000.  The initial Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class F and Class NR certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $74,302,885.

The Class NR certificates will be entitled to receive Excess Interest received on the ARD Loan, if any, irrespective of whether such Class NR certificates have a remaining outstanding Certificate Balance.

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A and Class X-B certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, in the case of the Exchangeable Certificates after giving effect to any exchange and conversion for Class EC certificates, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class EC certificates, the percentage interest is equal to the denomination of such certificate divided by the initial Certificate Balance as of the Closing Date of the Exchangeable Certificates exchanged and converted for such Class EC certificates.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the Pooling and Servicing Agreement, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller, a manager of a Mortgaged Property, a borrower or any affiliate of any of such persons will be deemed not to be outstanding, and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, the foregoing restrictions will not apply in the case of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement or waive a Servicer Termination Event; provided, further, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; and provided, further, however, that such restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Exchanges of Exchangeable Certificates and Class EC Certificates

Exchanges

The Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates represents the maximum principal balance of such class that could be issued in an exchange and conversion for all of the Exchangeable Certificates. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates for, and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

Holders of Exchangeable Certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those Exchangeable Certificates for a like amount of Class EC certificates. Similarly, holders of the Class EC certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those certificates for a like amount of the related Classes of Exchangeable Certificates.

The Class EC certificates represent an interest in a grantor trust for tax purposes only, and do not represent an interest in an entity other than the issuing entity and such grantor trust is not a separate legal entity. No investor in Exchangeable Certificates or Class EC certificates will be entitled to redeem their certificates for any portion of the mortgage loans or any other assets included in the Issuing Entity or for any other consideration.

Exchangeable Certificates in the Exchange Proportion may be exchanged and converted for Class EC certificates and Class EC certificates may be exchanged and converted for all three classes of Exchangeable Certificates, in each case, in whole or in part. This process may occur repeatedly. In the event that the Certificate Balance of any class of Exchangeable Certificates is reduced to zero as a result of any such class being paid all interest and principal in full and reimbursements of Collateral Support Deficits, exchanges will no longer be permissible. With respect to any exchange and conversion, all three classes of Exchangeable Certificates will be required in order to exchange and convert such Exchangeable Certificates to Class EC certificates and Class EC certificates can be exchanged and converted to all three classes of Exchangeable Certificates, such conversion being calculated using the initial Certificate Balances of the individual certificates being exchanged and converted (rather than the outstanding Certificate Balance), in each case, in the applicable Exchange Proportion. This Exchange Proportion is based on the initial Certificate Balances of the classes (rather than the outstanding Certificate Balances). The aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) received after an exchange and conversion, immediately after the exchange and conversion, must equal the aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) surrendered for conversion immediately prior to such exchange and conversion. Each class of Exchangeable Certificates exchanged and converted or received in any exchange and conversion must be at least the minimum denomination as described under “Description of the Certificates—General” in this free writing prospectus. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The “Exchange Proportion” is as follows:
Class A-S:	33.84618378925450%	Class EC: 100.00000000000000%
Class B:	43.84628110433150%
Class C:	22.30753510641400%

The Class EC certificates will only receive distributions of interest and principal and other amounts that are allocated to the Exchangeable Certificates exchanged for and converted to such Class EC certificates. Any Collateral Support Deficits or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Exchangeable Certificates that were exchanged for and converted to Class EC certificates will be borne by such Class EC certificates and any recoveries of such amounts will be paid to such Class EC certificates. In addition, any Appraisal Reductions that would otherwise be allocated to individually reduce any class of Exchangeable Certificates will be allocated to the Class EC certificates.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC certificates, see “Material Federal Income Tax Consequences—Taxation of the Class EC Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to convert Exchangeable Certificates for Class EC certificates, or Class EC certificates for Exchangeable Certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three (3) business days prior to the proposed date of such exchange and conversion (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the certificate administrator and the restrictions set forth in the Pooling and Servicing Agreement. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates or Class EC certificates to be exchanged and converted and the Class EC certificates or Exchangeable Certificates to be received, the Class Certificate Balance of the Exchangeable Certificates or the Class EC certificates to be exchanged and converted, the Certificateholder’s DTC participant number, if applicable and the proposed Exchange Date. The Certificateholder will utilize the “deposit and withdrawal system” at DTC to affect the exchange and conversion of the Certificates.

The principal and interest entitlements of the certificates received must equal the entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder may be required to pay certain fees charged by DTC and such fees must be received by the certificate administrator prior to the exchange date or such exchange will not be effected. The first distribution on an Exchangeable Certificate or Class EC certificates will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the certificates, may be limited due to the lack of a physical certificate for the certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

 List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this free writing prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day) commencing in August 2014. All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with certain standards set forth in the Pooling and Servicing Agreement. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any mortgage loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement.

The certificate administrator is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account”, the “Class EC Distribution Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in its own name on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Class EC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class EC certificates.

The certificate administrator is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that gains (or, with respect to any Whole Loan, the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement) realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the related companion distribution account, the Class EC Distribution Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the mortgage loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the trust pursuant to the Other PSA governing the servicing of the related Non-Serviced Pari Passu Companion Loan and/or the related intercreditor agreement for the related Non-Serviced Whole Loan) and any REO Property that is on deposit in the Certificate Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the holder of any related Companion Loan), the Distribution Account and, without duplication, the REO Account (in each case, exclusive of any amount on deposit in or credited to any portion of the REO Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)           all scheduled payments of principal and/or interest, including any balloon payments (the “Periodic Payments”), collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)           all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)           all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)           with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)           Excess Interest allocable to the mortgage loans (which is separately distributed to the Class NR certificates);

(6)           all Yield Maintenance Charges and prepayment premiums;

(7)           all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(8)           any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)    all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “Description of the Certificates—Distributions” in this free writing prospectus); and

(c)    with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date and any mortgage loan (and the related Companion Loan) will be the period commencing on the day immediately following the Due Date for such mortgage loan (and the related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan (and any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan (and any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (and any related Companion Loan) relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan or any related Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, (e) then, to the Class A-4 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, (f) then, to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero, and (g) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates to zero, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero (and, with respect to exchanged portions of the Class A-S certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Sixth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero (and, with respect to exchanged portions of the Class B certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Ninth, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero (and, with respect to exchanged portions of the Class C certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Twelfth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-fourth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-fifth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Distributions on the Class EC Certificates. If Class A-S, Class B and Class C certificates are exchanged and converted for Class EC certificates, the Class EC certificates received in such conversion will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges and reimbursements of Collateral Support Deficits and other amounts that would otherwise be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates. Similarly, any such converted Class EC certificates will be allocated the aggregate amount of Collateral Support Deficits, Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would otherwise be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution

Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-C certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate for the Class X-D certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class NR certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC certificates will not have a Pass-Through Rate, but will receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial Distribution Date is approximately [__]% per annum.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan or any REO Loan (other than the portion of an REO Loan related to any related Companion Loan) is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the related mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each mortgage loan and REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such mortgage loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related mortgage loan or REO Loan is computed and will be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee will be deemed payable by the master servicer from the Lower-Tier REMIC. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Trust pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each mortgage loan is a rate equal to 0.0005% per annum.

“Mortgage Rate” with respect to any mortgage loan or any related Serviced Pari Passu Companion Loan is the per annum rate at which interest accrues on the mortgage loan or the related Serviced Pari Passu Companion Loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class EC and Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest From Recoveries for such class of certificates to the extent not previously paid, for all prior Distribution Dates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Interest Distribution Amounts that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC certificates, without duplication.

“Accrued Interest From Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Accrued Interest From Recoveries that would otherwise be allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates with respect to such Distribution Date. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Distributable Certificate Interest that would otherwise by allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date. If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Net Aggregate Prepayment Interest Shortfalls in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Net Aggregate Prepayment Interest Shortfalls of the Class EC certificates, without duplication.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order). If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Certificate Deferred Interest in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Certificate Deferred Interest of the Class EC certificates, without duplication.

As of any Due Date and for any mortgage loan that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of the following amounts: (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs). If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of principal that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to and will be distributable to such Class EC certificates, without duplication.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such mortgage loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that mortgage loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates),

Class B (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), Class C (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), Class D, Class E, Class F and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Principal Shortfalls that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this free writing prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related mortgage loan and each related Companion Loan on such date.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Other PSA) will be treated as if there exists with respect to such REO Property an outstanding mortgage loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to mortgage loan, Companion Loan and pool of mortgage loans in this free writing prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan or any related Companion Loan, including any portion of it payable or reimbursable to the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan or any related Companion Loan.

Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the trust, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement.

Excess Interest. On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class NR certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.  The Class NR certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their Certificate Balance to zero.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents (including any related intercreditor agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of amounts payable to any related Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second to the master servicer for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan or REO Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion of a Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of the real property, and excluding the value of personal property and going concern value, if any) must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC Provisions; provided, further, that if a Non-Serviced Mortgage Loan and any related Companion Loan comprising a Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Other PSA, in that order; provided, further, that with respect to each mortgage loan related to any Serviced Whole Loan, amounts collected with respect to any Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

Liquidation Proceeds in respect of each mortgage loan or REO Loan (exclusive of amounts payable to a Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan or REO Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges.

Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

With respect to any Non-Serviced Whole Loan, amounts collected with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Other PSA, in that order. With respect to each mortgage loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “—Advances” in this free writing prospectus.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-C, Class X-D, Class E, Class F and Class NR certificates) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of Class A Certificates and the Class X-A certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class X-B, Class B, Class C and Class D certificates, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date (calculated without giving effect to any exchange and conversion of Class A-S, Class B and Class C certificates for Class EC certificates), and (2) among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date (in each case, calculated without giving effect to any exchange and conversion of Exchangeable Certificates for Class EC certificates), (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group (in each case, without giving effect to any exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided, however, that in the case of any exchange and conversion of portions of Exchangeable Certificates, amounts that would otherwise have been distributable to such exchanged Exchangeable Certificate had they not been exchanged will be distributed to the Class EC certificates and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X-A Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan (or with respect to any mortgage loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan, as applicable) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan or Serviced Whole Loan, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan or Serviced Whole Loan, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class X-C, Class X-D, Class E, Class F, Class NR or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero (without regard to any exchange and conversion of Exchangeable Certificates for Class EC certificates), all Yield Maintenance Charges with respect to the mortgage loans will be distributed to the holders of the Class X-B certificates, regardless of whether the Notional Amount of such class of certificates has been reduced to zero.

As described above, if Exchangeable Certificates are converted in exchange for Class EC certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to such Class EC certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	March 2019
Class A-2	July 2019
Class A-3	May 2021
Class A-4	May 2024
Class A-5	June 2024
Class A-SB	February 2024
Class X-A	June 2024
Class X-B	July 2024
Class A-S	June 2024
Class B	July 2024
Class C	July 2024
Class EC	July 2024

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2047. See “Ratings” in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates and Class EC certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

●	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

●	the rights of the holders of the Class F and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

●	the rights of the holders of the Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

●
the rights of the holders of the Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates), and

●
the rights of the holders of the Class A-S (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the Class A-S certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates (other than the Class A-S certificates). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates).

The protection afforded to the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) by means of the subordination of more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates) will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates (and, with respect to converted portions of the Class A-S certificates, passed through to the Class EC certificates), the Class B certificates (and, with respect to converted portions of the Class B certificates, passed through to the Class EC certificates), the Class C certificates (and, with respect to converted portions of the Class C certificates, passed through to the Class EC certificates), the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date and the allocation of Certificate Deferred Interest for such date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans (excluding any portion allocable to any related Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (calculated without regard to any exchange and conversion of the Exchangeable Certificates for Class EC certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any such deficit, a “Collateral Support Deficit”). The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order:  to the Class NR certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), Class B certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates) and

Class A-S certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Class EC certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In the event that all or a portion of the Exchangeable Certificates are converted in an exchange for the Class EC certificates, such Class EC certificates will be entitled to the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the Collateral Support Deficit and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. As a result, the Class EC certificates will have the benefit of the subordination afforded the underlying Exchangeable Certificates and will be subject to the corresponding risks and limitations that subordination of a related component Class of Exchangeable Certificates entails.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, in this free writing prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided that in any event the Class NR certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due) and each REO Loan (other than any portion of an REO Loan related to a Companion Loan), an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Other PSA and the master servicer has notice of such Appraisal Reduction) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction (or, in the case of any Whole Loan, the portion of such Appraisal Reduction allocated to the related mortgage loan), if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In no event will either the master servicer or the trustee be required to make a P&I Advance with respect to any Companion Loan.

In addition to P&I Advances, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan or Whole Loan (other than the Non-Serviced Whole Loans), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

However, none of the master servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related intercreditor agreement.

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or, consistent with the related intercreditor agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer but such determination will not be binding on the master servicer or the trustee. Amounts payable in respect of each Companion Loan pursuant to the related intercreditor agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related mortgage loan, but will be available, in accordance with the Pooling and Servicing Agreement and related intercreditor agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general funds on deposit in the Certificate Account.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (with respect to any specially-serviced mortgage loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Other PSA), the certificate administrator, the trustee, the senior trust advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee; however, the special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. With respect to any Non-Serviced Whole Loan, if any servicer in connection with a securitization of the related Non-Serviced Pari Passu Companion Loan determines that a P&I Advance with respect to the related Non-Serviced Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee as it relates to any proposed P&I Advance with respect to any related Non-Serviced Pari Passu Companion Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related mortgage loan or Companion Loan as it may have been modified, (b) the related Mortgaged Properties in their “as-

is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the master servicer or the trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related mortgage loan is no longer part of the trust or if such Serviced Whole Loan is no longer serviced by the trust and no Servicing Advances will be made for any Non-Serviced Whole Loan. Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans or the related Companion Loan.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan(other than the Non-Serviced Mortgage Loans), any related Serviced Pari Passu Companion Loan or Serviced Whole Loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)         120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the mortgage loan or a related Companion Loan, as applicable;

(2)         the date on which a reduction in the amount of Periodic Payments on the mortgage loan or a related Companion Loan, as applicable or a change in any other material economic term of the mortgage loan or a related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or a related Companion Loan, as applicable, by the special servicer;

(3)         30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)         30 days after the date on which a borrower declares bankruptcy (and not otherwise dismissed within such time);

(5)         60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)         90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan or related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)         immediately after a mortgage loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related mortgage loan is a Specially Serviced Mortgage Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Event, in consultation with the Senior Trust Advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that mortgage loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan or Serviced Whole Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that mortgage loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate, (y) all P&I Advances on the related mortgage loan and all Servicing Advances on the related mortgage loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Serviced Whole Loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such mortgage loan or Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loan and Companion Loan that comprise such Serviced Whole Loan. Any Appraisal Reduction in respect of any Serviced Pari Passu Whole Loan will be allocated in accordance with the related intercreditor agreement or, if no allocation is specified in the related intercreditor agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator and the Senior Trust Advisor, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan). In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation – to use reasonable efforts to provide such information to the special servicer within four business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reductions.

As a result of calculating one or more Appraisal Reductions (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). The Class EC certificates will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC certificates. As a result, any reduction in the amount of interest distributable to any converted Exchangeable Certificates due to the reduction of any P&I Advance described above will reduce the amount of interest distributable to the Class EC certificates. See “—Advances” above.

With respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months (for such purposes taking into account any amendment or modification of such mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each annual anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the trust paid out of the collection account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan). Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Other PSA relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the related Other PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on that Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Other PSA, each Non-Serviced Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loans and the Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances.

Any mortgage loan (other than a Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any Serviced Whole Loan previously subject to an Appraisal Reduction that becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction, including with respect to each Non-Serviced Mortgage Loan under the related Other PSA.

For purposes of determining the Controlling Class, Appraisal Reductions allocated to a related mortgage loan (but not a Companion Loan) will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related controlling class representatives and directing certificateholders will be subject to provisions similar to those described above. See “Servicing of the Mortgage Loans—Servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan” and “—Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan” in this free writing prospectus.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the certificate administrator will be required to prepare and make available to any Certificateholder on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the guidelines of CREFC® (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)         the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)         the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)         the aggregate amount of Advances made, with respect to the pool of Mortgage Loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the date such P&I Advances are required to be made;

(4)         the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer, the fees payable to the senior trust advisor and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case with respect to the Due Period for such Determination Date;

(5)         the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)         the aggregate amount of unscheduled payments received;

(7)         the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)         the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)         the value of any REO Property (and, with respect to any Serviced Whole Loan, the trust’s interest in such Serviced Whole Loan) included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)       the Available Distribution Amount for the Distribution Date;

(11)       the accrued certificate interest in respect of such class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of certificates;

(12)       the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) (in the case of the Class NR certificates), Excess Interest and (C) prepayment premiums;

(13)       the Pass-Through Rate for each class of certificates for the Distribution Date;

(14)       the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount for such Distribution Date;

(15)       the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date and, with respect to the Class EC certificates, the portion of such Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(16)       the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(17)       the amount of any Appraisal Reductions (including, with respect to any Serviced Whole Loan, the amount allocable to the related mortgage loan and Serviced Companion Loan) effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(18)       the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(19)       the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(20)       a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(21)       a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(22)       all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(23)       the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(24)       the amount of the distribution on the Distribution Date to the holders of each class of Principal Balance Certificates and the Class EC certificates in reimbursement of previously allocated Collateral Support Deficit;

(25)       the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(26)       with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with the liquidation and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(27)       with respect to any REO Property (including, with respect to any related Whole Loan, the trust fund’s interest in such Whole Loan) included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss or Collateral Support Deficit, as applicable, allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(28)       the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(29)       the aggregate amount of interest on Servicing Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(30)       the then-current credit support levels for each class of certificates;

(31)       the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(32)       identification of any material modification, extension or waiver of a mortgage loan;

(33)       identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller;

(34)       the amount of any Excess Interest actually received; and

(35)       an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to the related Distribution Date, which information will be provided to the certificate administrator by the master servicer.

Under the Pooling and Servicing Agreement, the master servicer is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related intercreditor agreement.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the senior trust advisor, any affiliate of the senior trust advisor designated by the senior trust advisor, any holder of a Companion Loan identified to the certificate administrator, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a borrower, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing or a mezzanine lender for which an event has occurred that would permit acceleration or who has commenced foreclosure proceedings be considered a Privileged Person. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, a beneficial owner of a certificate, a Companion Loan holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing or a mezzanine lender who has commenced foreclosure proceedings and (iii) that such person has received a copy of the final prospectus supplement and the prospectus.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

In the case of information furnished pursuant to clauses (1), (2), (11), (12), (15), (19), (23), (24) and (34) above, (i) the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate and (ii) the Class EC certificates will receive such information allocable to the Class A-S, Class B and Class C exchanged for such Class EC certificates. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the certificates, including the Statements to Certificateholders, CREFC® reports and supplemental notices with respect to such Statements to Certificateholders and CREFC® reports, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com and Markit, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the trust.

The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the prospectus supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator in electronic format:

(A)     The following documents, which will be made available under a tab or heading designated “deal documents”:

●
the prospectus supplement and prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the certificate administrator by the depositor or by any person designated by the depositor;

●	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement; and

●	the CREFC® loan setup file provided by the master servicer to the certificate administrator;

(B)     the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)     The following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Statements to Certificateholders;

●
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports (other than the loan setup file) specified by CREFC® (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC® Investor Reporting

Package”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

●	the annual reports prepared by the senior trust advisor;

(D)     The following documents, which will be made available under a tab or heading designated “additional documents”:

●	summaries of Final Asset Status Reports;

●	property inspection reports; and

●	appraisals;

(E)     The following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any mortgage loan;

●	notice of final payment on the certificates;

●
all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

●	notice of resignation or termination of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the trust;

●	any assessment of compliance delivered to the certificate administrator; and

●	any Attestation Reports delivered to the certificate administrator;

(F)      The “Investor Q&A Forum”; and

(G)      Solely to Certificateholders and beneficial owners of Certificates that are Privileged Persons, the “Investor Registry”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

In addition, the certificate administrator will include (i) the identity of any mortgage loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Due Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC® Investor Reporting Package listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans (excluding the Non-Serviced Mortgage Loans) or the related Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Other PSA. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Other PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC®” means the Commercial Real Estate Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:  (1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class (without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates and without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), each determined as of the prior Distribution Date. The Class R certificates will not be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. In addition, if Exchangeable Certificates are exchanged for Class EC certificates, Certificateholders of such Class EC certificates will be entitled to exercise the Voting Rights that would otherwise be allocated to the Exchangeable Certificates converted for such Class EC certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, or any mortgage loan seller or any of their affiliates will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive a Servicer Termination Event under the Pooling and Servicing Agreement; provided, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; provided, further, however, that the restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan and REO Property (as applicable) subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D certificates are no longer outstanding, (b) there is only one holder (or multiple holders acting unanimously) of the then outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder and the

17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the appraised value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of Certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase) and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Other PSA, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clauses (2) and (3) above. This purchase will effect early retirement of the then outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class X certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

General

The servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans) and any REO Properties. Each Non-Serviced Mortgage Loan and any related REO Property will be serviced in accordance with the related Other PSA by the related master servicer and the related special servicer and according to the servicing standards provided for in the related Other PSA, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of such Non-Serviced Whole Loan. Except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this free writing prospectus (in this section or in each other section of the free writing prospectus) regarding the servicing and administration of the mortgage loans should be deemed to include the servicing and administration of the Serviced Whole Loans but do not include the Non-Serviced Mortgage Loans and any related REO Properties, unless otherwise specifically stated. In connection with the servicing and administration of a Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Companion Loan as well as the related mortgage loan as set forth in the related intercreditor agreement and the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and any related intercreditor agreement and the terms of the Other PSA related to the Non-Serviced Whole Loans. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

The master servicer and the special servicer will each be required to service and administer the mortgage loans (excluding the Non-Serviced Mortgage Loans), Serviced Whole Loans and REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents, and in the case of a Serviced Whole Loan or any related mezzanine loan, the terms of the related intercreditor agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers similar mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of the related Companion Loan, taking into account the pari passu nature of the related

Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional multifamily and commercial mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)        any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)        the ownership of any certificate or, if applicable, any related mezzanine loan or any related Companion Loan by the master servicer or special servicer or any of its affiliates;

(C)        any obligation to make advances;

(D)        the master servicer’s or special servicer’s right to receive, or adequacy of, compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)        the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)        any option to purchase any mortgage loan or the related Companion Loan it may have; and

(G)        any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer will be responsible initially for the servicing and administration of each of the mortgage loans (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan (including any related Companion Loan) or Serviced Whole Loan for which the master servicer is responsible for servicing:

(1)         as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward such commitment to the special servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)         as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Serviced Whole Loan or a mortgage loan with an associated mezzanine loan, the holder of the related Companion Loan or mezzanine debt cures such delinquency);

(3)         as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan (including any related Companion Loan) will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)         as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)         as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)         as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan), has occurred and remains unremediated for the applicable grace period specified in the mortgage loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)         as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or related Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or related Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loans and any related Serviced Companion Loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and any related Serviced Companion Loan and (z) receive the Servicing Fee in respect of the mortgage loans (including any related Serviced Companion Loan, if applicable) at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans (including each Serviced Companion Loan, but excluding the Non-

Serviced Whole Loans) serviced by the special servicer and any mortgage loans (including each Serviced Whole Loan, but excluding the Non-Serviced Whole Loans) that have become REO Properties are referred to in this free writing prospectus collectively as the “Specially Serviced Mortgage Loans”. If any Serviced Companion Loan becomes specially serviced, then the related mortgage loan will also become a Specially Serviced Mortgage Loan. If any mortgage loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement.  Any mortgage loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than the Non-Serviced Mortgage Loans) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and during the continuance of a Control Event), the certificate administrator, the master servicer, and the trustee and, with respect to the related Serviced Companion Loan, the holder of the related Serviced Companion Loan, and the 17g-5 Information Provider. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report in accordance with the Pooling and Servicing Agreement and any related intercreditor agreement, to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, the Directing Certificateholder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports and the special servicer will only be obligated to consult with the senior trust advisor with respect to any Asset Status Reports as described above. The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the senior trust advisor or the Directing Certificateholder.

The Directing Certificateholder

Except as described in this free writing prospectus regarding the mortgage loans, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer and (3) the special servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Except as otherwise described in the succeeding paragraphs below, (a) the master servicer will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) and any Serviced Whole Loan, prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action):

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a Defaulted Mortgage Loan and any related defaulted Companion Loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus) for less than the applicable Mortgage Loan Repurchase Price;

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)     any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(vi)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)   any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)   releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves, including without limitation with respect to certain mortgage loans identified in the Pooling and Servicing Agreement, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

(x)    any determination of an Acceptable Insurance Default;

(xi)    any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan;

(xii)   any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

(xiii)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

provided, however, that in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action with respect to the foregoing matters (or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in the Pooling and Servicing Agreement (or any matter requiring consultation with the Directing Certificateholder or the Senior Trust Advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the Senior Trust Advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the Senior Trust Advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.  The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder in connection with any Major Decision (and such other matters that are subject to consultation rights of the Directing Certificateholder pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, after the occurrence and during the continuance of a Control Event, the special servicer will also be required to consult with the senior trust advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the senior trust advisor pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the senior trust advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the senior trust advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the senior trust advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the senior trust advisor on the specific matter; provided, however, that the failure of the senior trust advisor to respond will not relieve the special servicer from consulting with the senior trust advisor on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, any related intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions, or expose the master servicer, the special servicer, the certificate administrator, the senior trust advisor, the trust fund or the trustee to liability, or materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the Pooling and Servicing Agreement or cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus).

With respect to the Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Mortgage Loan Controlling Holder; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether the related Non-Serviced Mortgage Loan Controlling Holder is entitled to exercise such rights. See “Servicing of the Mortgage Loans—Servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan” and “—Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan” in this free writing prospectus.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that the certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the

Directing Certificateholder has not changed absent written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement. In the event the Controlling Class Certificateholder has elected to irrevocably waive its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder as described in this free writing prospectus, there will be no Directing Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder described in this free writing prospectus until such time as a Controlling Class Certificateholder is reinstated and a new Directing Certificateholder is appointed as described below. See “Description of the Certificates—Appraisal Reductions” in this free writing prospectus. The initial Directing Certificateholder is expected to be BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts.

Notwithstanding anything to the contrary contained in this free writing prospectus, at any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and senior trust advisor. During such time, the special servicer will be required to consult with only the senior trust advisor in connection with asset status reports and material special servicing actions to the extent set forth in the Pooling and Servicing Agreement, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the Class E certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of a Class E certificate, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor Class E certificateholder that is the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any mortgage loan that became a Specially Serviced Mortgage Loan prior to such successor Controlling Class Certificateholder’s purchase of the Class E certificates and had not become a Corrected Mortgage Loan prior to such purchase until such mortgage loan becomes a Corrected Mortgage Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder. Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Non-Serviced Mortgage Loan Controlling Holder”, with respect to any Non-Serviced Whole Loan will be the “directing holder” or similar party under the related Other PSA.

The master servicer, the special servicer, the senior trust advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

A “Control Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC Provisions.

The master servicer and the special servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The master servicer or the special servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies.  Except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Event, at any time by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that meets the requirements of the Pooling and Servicing Agreement and is acceptable to the Rating Agencies. After the occurrence and during the continuance of a Control Event, the special servicer may be replaced with a new special servicer generally (x) upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer and (y) the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates. See “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Additionally, either of the master servicer or the special servicer, as the case may be, may be replaced by the depositor, the trustee, or Certificateholders representing at least 51% of Voting Rights in the event that a Servicer Termination Event under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the master servicer or the special servicer resigns or is replaced and no replacement is otherwise provided for, the trustee is required to immediately take the place of such resigning master servicer or such resigning special servicer unless the trustee is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the certificate administrator or the master servicer, as applicable, in any case in which a master servicer or special servicer resigns or is replaced. See “Servicing of the Mortgage Loans—Servicer Termination Events” in this free writing prospectus.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder):

(a)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)    may act solely in the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(c)    does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(d)    may take actions that favor the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (or the related Non-Serviced Mortgage Loan Controlling Holder) or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any mortgage loan, any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

Generally, the holders of any Companion Loan and its designees (e.g. a Non-Serviced Mortgage Loan Controlling Holder) will have limitations on liability with respect to actions taken in connection with the related mortgage loan similar to the limitations of the Directing Certificateholder described above.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement for this transaction with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to the related Other PSA) or any related REO Properties. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2014-C18 Pooling and Servicing Agreement and the JPMCC 2014-C20 Pooling and Servicing Agreement and, in such capacities, will have certain obligations and consultation rights with respect to the Non-Serviced Whole Loans serviced pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement and JPMCC 2014-C20 Pooling and Servicing Agreement, as applicable, that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” and “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” in this free writing prospectus.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this free writing prospectus.

In order to maintain the senior trust advisor’s familiarity with the mortgage loans, the senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the certificate administrator’s website related to mortgage loans on the CREFC® watch list report prepared monthly by the master servicer and each Final Asset Status Report. The special servicer will be required to deliver to the senior trust advisor each Final Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

At all times, the senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The senior trust advisor will not disclose any Privileged Information to any person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which will be an expense of the trust) delivered to the master servicer, the senior trust advisor, the certificate administrator, the special servicer, the Directing Certificateholder and the trustee. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its members, managers, directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal or administrative action or claim that relates to the Pooling and Servicing Agreement or the certificates (including, without limitation, any action or claim arising from, or relating to, a recommendation by the senior trust advisor to replace the special servicer); provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

The senior trust advisor may not make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or (ii) investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the senior trust advisor under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will (if any Mortgage Loans were Specially Serviced Mortgage Loans in the prior calendar year) prepare an annual report to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Mortgage Loans that the special servicer is responsible for servicing under the Pooling and Servicing Agreement; provided, however, that in the event the special servicer is replaced, the senior trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the senior trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Mortgage Loans, taking into account the special servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the senior trust advisor of any assessment of compliance report, attestation report, asset status report and other information delivered to the senior trust advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the Pooling and Servicing Agreement.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the senior trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

A form of annual report is attached to this free writing prospectus as Annex C (which form may, subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans or REO Properties (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement regarding Privileged Information.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the senior trust advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole.

After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loans)), taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and supporting materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations of the Appraisal Reduction (as calculated by the special servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) business days of delivery of such calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor is required to promptly notify the certificate administrator and the certificate administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the senior trust advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch, Moody’s, Morningstar, Kroll Bond Rating Agency, Inc., DBRS (including, in the case of the senior trust advisor, this transaction) but has not been special servicer or senior trust advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or senior trust advisor as the sole or a material factor in such rating action.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation from each Rating Agency.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the senior trust advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee. If the senior trust advisor is terminated pursuant to the foregoing sentence, then no replacement senior trust advisor will be appointed. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses and any rights to indemnification provided under the Pooling and Servicing Agreement with respect to the period for which it acted as senior trust advisor.

Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.0018%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation obligations and performed its duties with respect to that Major Decision. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan); provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this free writing prospectus, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan but excluding the Non-Serviced Mortgage Loans) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents; provided, however, the master servicer (with respect to mortgage loans and serviced companion loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such mortgage loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related mortgage loan, the trustee has an insurable interest and is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan (and any related Serviced Companion Loan, if applicable) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder as provided in the Pooling and Servicing Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan (and any related Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to mortgage loans (and any related Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee for the benefit of the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within ten (10) business days of delivery to the special servicer of the recommendation and analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the Pooling and Servicing Agreement and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the trust and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any mortgage loan, prior to the occurrence and continuance of a Control Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the Pooling and Servicing Agreement and described in this free writing prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a mortgage loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

 The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)        extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the mortgage loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder), the senior trust advisor (after the occurrence and during the continuance of a Control Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such mortgage loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder), the holder of any related Companion Loan, and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The modification, waiver or amendment of a Serviced Whole Loan or a mortgage loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans), and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a control event, but prior to a Consultation Termination Event, has consulted with the Directing Certificateholder), if applicable, and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of Serviced Companion Loan securities (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan (other than the Non-Serviced Mortgage Loans) and any related Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a control event, but prior to a Consultation Termination Event has consulted with the Directing Certificateholder), if applicable, and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of Serviced Companion Loan securities (if any) if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a Defaulted Mortgage Loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the related mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination. “Defaulted Mortgage Loan” means a mortgage loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described under clause (1) of the definition of Specially Serviced Mortgage Loan) delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note or (ii) as to which the master servicer or special servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust (or in the case of any Serviced Pari Passu Whole Loan, the trust and the holder of any related Companion Loan, as a collective whole, taking into account pari passu nature of such Companion Loan) on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan (or REO Loan) or, if applicable, Serviced Pari Passu Whole Loan, and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer), the special servicer will accept the highest offer received from any person that is determined by the special servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the senior trust advisor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer, a holder of any related Companion Loan (in connection with offers related to any Serviced Pari Passu Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”). The trustee (based upon, among other things, updated independent appraisals ordered by the special servicer (or ordered by the trustee if the special servicer or any of its affiliates is the Interested Person) and received by the trustee (the cost of which will be a Servicing Advance by the master servicer)), is required to determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. Any such determination by the trustee will be binding on all parties. The reasonable cost of such independent appraisal will be an expense of the offering Interested Person and the special servicer will use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within 30 days of demand for payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance, but the special servicer will continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. If the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party will be covered by, and will be required to be reimbursable from the offering Interested Person and the special servicer will use efforts consistent with the Servicing Standard to collect payment from such Interested Person.  If such expense is not paid by the applicable Interested Person within 30 days of demand for payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance but the special servicer will continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Pari Passu Whole Loan, any related holder of a Companion Loan, as a collective whole (taking into account the pari passu nature of any Serviced Pari Passu Companion Loans). In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Pari Passu Whole Loan, any related holder of a Companion Loan, as a collective whole (taking into account the pari passu nature of any Serviced Pari Passu Companion Loans) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if a Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the related Serviced Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the terms described above, then the special servicer will be required to sell the related Serviced Pari Passu Companion Loan together with the related Serviced Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the certificate administrator in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Notwithstanding the foregoing, the special servicer will not be permitted to sell such Serviced Pari Passu Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the related Serviced Pari Passu Companion Loan (provided that such consent is not required if the holder of 50% or more of such Serviced Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of such Serviced Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Pari Passu Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Pari Passu Whole Loan, and any documents in the servicing file reasonably requested by the holder of a Serviced Pari Passu Companion Loan that are material to the sale price of such Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that with respect to a Serviced Pari Passu Whole Loan, the holder of such Serviced Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence. The holder of a Serviced Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Serviced Pari Passu Whole Loan; however, the mortgagor and its agents and affiliates will not be permitted to submit an offer at such sale. See “Description of the Mortgage Pool—The Whole Loans—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan—Consultation and Control—Sale of Defaulted Whole Loan”, “—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan—Consultation and Control—Sale of Defaulted Whole Loan”, “—The Westminster Mall Whole Loan—Consultation and Control—Sale of Defaulted Westminster Mall Whole Loan” and “—The Charlottesville Fashion Square Whole Loan—Consultation and Control— Sale of Defaulted Serviced Pari Passu Whole Loan” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if the related Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related special servicer under the Other PSA determines to sell the related Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the applicable Other PSA, then the related special servicer will be required to sell the related Non-Serviced Mortgage Loan together with the related Pari Passu Companion Loan as one whole loan. In connection with any such sale, the related special servicer will be required to follow procedures substantially similar to those described above. Notwithstanding the foregoing, the related special servicer under the applicable Other PSA will not be permitted to sell the related Non-Serviced Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Event (provided that such consent is not required if such party is the borrower or an affiliate of the borrower)) unless the related special servicer under the applicable Other PSA has delivered to the special servicer under the Pooling and Servicing Agreement, who will forward to the Directing Certificateholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for related Non-Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related mortgage Loan that are material to the sale price of related Non-Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related master servicer or the related special servicer in connection with the proposed sale; provided that the special servicer for this securitization may (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event) in accordance with the Pooling and Servicing Agreement waive any of the delivery or timing requirements set forth in this sentence.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund (and the holder of any related Companion Loan, if applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause the trust fund (or cause any Trust REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times and that the sale of the property does not result in the receipt by the trust fund or the holder of any Companion Loan of any “income from non-permitted assets” as described in Section 860F(a)(2)(B) of the Code, endanger the status of any Trust REMIC, or result in the imposition of a tax upon any Trust REMIC or the trust fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as defined in Section 860G(c)(2) of the Code). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed before default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Section 856(d) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause a Trust REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Mark to Market Regulations—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Servicing of the Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan

The Technology Corners Building Six Mortgage Loan, the 160 Water Street Mortgage Loan and the 200 West Monroe Mortgage Loan (each a “2014-C20 Serviced Mortgage Loan” and each related Whole Loan a “2014-C20 Serviced Whole Loan”), and any related REO Property, are each being serviced under the JPMCC 2014-C20 Pooling and Servicing Agreement. Accordingly, the JPMCC 2014-C20 Master Servicer will generally make servicing advances and remit collections on each 2014-C20 Serviced Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on each 2014-C20 Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 2014-C20 Serviced Mortgage Loans under the terms of the related intercreditor agreements and make P&I Advances with respect to each 2014-C20 Serviced

Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the JPMCC 2014-C20 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the JPMCC 2014-C20 Pooling and Servicing Agreement for your consideration:

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The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMCC 2014-C20 Master Servicer, the JPMCC 2014-C20 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the JPMCC 2014-C20 Pooling and Servicing Agreement or (b) make Servicing Advances with respect to each 2014-C20 Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each 2014-C20 Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2014-C20 Master Servicer or the JPMCC 2014-C20 Special Servicer.

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Pursuant to the JPMCC 2014-C20 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to each 2014-C20 Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

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The master servicer for this securitization will be required to make P&I Advances with respect to each 2014-C20 Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

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The JPMCC 2014-C20 Master Servicer is obligated to make servicing advances with respect to each 2014-C20 Serviced Whole Loan. If the JPMCC 2014-C20 Master Servicer determines that a servicing advance it made with respect to each 2014-C20 Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the JPMCC 2014-C20 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

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With respect to each 2014-C20 Serviced Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMCC 2014-C20 Pooling and Servicing Agreement, the JPMCC 2014-C20 Directing Certificateholder will have the right to terminate the JPMCC 2014-C20 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor JPMCC 2014-C20 Special Servicer.

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In addition, with respect to each 2014-C20 Serviced Mortgage Loan, after the occurrence and during the continuance of any control event under the JPMCC 2014-C20 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the JPMCC 2014-C20 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the JPMCC 2014-C20 Special Servicer and appoint a successor JPMCC 2014-C20 Special Servicer.

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In addition, with respect to each 2014-C20 Serviced Mortgage Loan, following the occurrence of a consultation termination event under the JPMCC 2014-C20 Pooling and Servicing Agreement, if the senior trust advisor under the JPMCC 2014-C20 Pooling and Servicing Agreement determines that the JPMCC 2014-C20 Special Servicer is not performing its duties under the JPMCC 2014-C20 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the JPMCC 2014-C20 Pooling and

Servicing Agreement will have the right to recommend the replacement of the JPMCC 2014-C20 Special Servicer.

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If a 2014-C20 Serviced Mortgage Loan becomes a defaulted mortgage loan, the JPMCC 2014-C20 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

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The rating agencies rating the securities issued under the JPMCC 2014-C20 Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMCC 2014-C20 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

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With respect to the 2014-C20 Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

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The provisions of the JPMCC 2014-C20 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

The JPMCC 2014-C20 Master Servicer and JPMCC 2014-C20 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Servicing of the Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan

The Miami International Mall Mortgage Loan and The Shops at Wiregrass Mortgage Loan (each a “2014-C18 Serviced Mortgage Loan” and each related Whole Loan a “2014-C18 Serviced Whole Loan”), and any related REO Property, are each being serviced under the JPMBB 2014-C18 Pooling and Servicing Agreement. Accordingly, the JPMBB 2014-C18 Master Servicer will generally make servicing advances and remit collections on each 2014-C18 Serviced Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on each 2014-C18 Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 2014-C18 Serviced Mortgage Loans under the terms of the related intercreditor agreements and make P&I Advances with respect to each 2014-C18 Serviced Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the JPMBB 2014-C18 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the JPMBB 2014-C18 Pooling and Servicing Agreement for your consideration:

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The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMBB 2014-C18 Master Servicer, the JPMBB 2014-C18 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the JPMBB 2014-C18 Pooling and Servicing Agreement or (b) make Servicing Advances with respect to each 2014-C18 Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each 2014-C18 Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2014-C18 Master Servicer or the JPMBB 2014-C18 Special Servicer.

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Pursuant to the JPMBB 2014-C18 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to each 2014-C18 Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

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The master servicer for this securitization will be required to make P&I Advances with respect to each 2014-C18 Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

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The JPMBB 2014-C18 Master Servicer is obligated to make servicing advances with respect to each 2014-C18 Serviced Whole Loan. If the JPMBB 2014-C18 Master Servicer determines that a servicing advance it made with respect to each 2014-C18 Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the JPMBB 2014-C18 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

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With respect to each 2014-C18 Serviced Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2014-C18 Pooling and Servicing Agreement, the JPMBB 2014-C18 Directing Certificateholder will have the right to terminate the JPMBB 2014-C18 Special Servicer (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the JPMBB 2014-C18 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the controlling class of certificates issued under the JPMBB 2014-C18 Pooling and Servicing Agreement.

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In addition, with respect to each 2014-C18 Serviced Mortgage Loan, after the occurrence and during the continuance of any control event under the JPMBB 2014-C18 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the JPMBB 2014-C18 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the JPMBB 2014-C18 Special Servicer and appoint a successor JPMBB 2014-C18 Special Servicer.

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In addition, with respect to each 2014-C18 Serviced Mortgage Loan, following the occurrence of a consultation termination event under the JPMBB 2014-C18 Pooling and Servicing Agreement, if the senior trust advisor under the JPMBB 2014-C18 Pooling and Servicing Agreement determines that the JPMBB 2014-C18 Special Servicer is not performing its duties under the JPMBB 2014-C18 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the JPMBB 2014-C18 Pooling and Servicing Agreement will have the right to recommend the replacement of the JPMBB 2014-C18 Special Servicer.

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If a 2014-C18 Serviced Mortgage Loan becomes a defaulted mortgage loan, the JPMBB 2014-C18 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

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The rating agencies rating the securities issued under the JPMBB 2014-C18 Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMBB 2014-C18 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

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With respect to the 2014-C18 Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

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The provisions of the JPMBB 2014-C18 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

The JPMBB 2014-C18 Master Servicer and JPMBB 2014-C18 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Other PSA, and other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2015 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related intercreditor agreement) and then from the Certificate Account as an expense of the trust fund, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements beginning with calendar year end 2014 of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Servicer Termination Events” below, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund, Certificateholders or holders of the related Companion Loan for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the trust against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement, the mortgage loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the Pooling and Servicing Agreement or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer, senior trust advisor or trustee under the related Other PSA with respect to a Non-Serviced Pari Passu Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to such Non-Serviced Mortgage

Loan and the related non-serviced mortgaged property under the related Other PSA or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the related master servicer, depositor, special servicer, senior trust advisor or trustee under the related Other PSA in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related Other PSA or the related intercreditor agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan)) under the Pooling and Servicing Agreement; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related intercreditor agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a mortgage loan or Companion Loan, then any subsequent recovery on that mortgage loan or Companion Loan, as applicable, will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the trust fund, and the master servicer, the special servicer, the depositor, or the senior trust advisor, as the case may be, will be entitled to be reimbursed out of the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer, the special servicer and the senior trust advisor may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan (other than a Non-Serviced Mortgage Loan) following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including, without limitation, workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC Provisions.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or Serviced Companion Loan, as applicable, or a sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan or Serviced Companion Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this free writing prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency.  Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement or any related intercreditor agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this free writing prospectus.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the Pooling and Servicing Agreement, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any mortgage loan documents or the Pooling and Servicing Agreement will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the Master Servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the Master Servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the senior trust advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset Backed

Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

 A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a required deposit to the Certificate Account or remit to the companion paying agent for deposit into the related companion distribution account on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account, or any other account required under the Pooling and Servicing Agreement, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)  any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Pari Passu Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders or holders of any Companion Loan (excluding the holder of a Non-Serviced Companion Loan) and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Pari Passu Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)  either of Moody’s or DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) has placed one or more classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or DBRS within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(g)  the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by any Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, the Depositor may direct the trustee to terminate each of the master servicer or the special servicer, as applicable, upon five business days’ notice if there is a Servicer Termination Event under clause (c)(i) above.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related controlling class representative) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of the special servicer under an Other PSA entered into in connection with the securitization of a Non-Serviced Pari Passu Companion Loan (such special servicer, the related “Non-Serviced Special Servicer”) remains unremedied and affects the holder of such Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the holder of the related Non-Serviced Mortgage Loan (or the trustee, acting at the direction of the Directing Certificateholder) will be entitled to direct the trustee under the related Other PSA (the “Non-Serviced Trustee”) to terminate the related Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan). The appointment (or replacement) of a Non-Serviced Special Servicer with respect to a Non-Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. Such replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the related Other PSA, by the related directing holder; provided, however, that any successor Non-Serviced Special Servicer appointed to replace the terminated Non-Serviced Special Servicer with respect to a Non-Serviced Whole Loan cannot at any time be the person (or its affiliate) that was terminated at the direction of the holder of the related Non-Serviced Mortgage Loan, without the prior written consent of the Directing Certificateholder.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

 The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)   to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the prospectus supplement with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error;

(c)   to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on any Trust REMIC or the Grantor Trust that would be a claim against a related Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus);

(g)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus);

(i)   to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j)   in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (j) will be at the sole cost and expense of the depositor.

With respect to paragraph (j) above, in a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, in Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (SDNY Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)). These rulings are contrary to more than three decades of market and SEC practice, as well as guidance provided by the Division of Corporation Finance Interpretive Response 202.01 regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the depositor informs the trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder and at the expense of the depositor, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter its provisions or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the trustee resign in the event the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any Purchase Agreement or the obligations or rights of any mortgage loan seller under any Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus).

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under any Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of such mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

With respect to five (5) mortgage loans identified as “Technology Corners Building Six”, “100 Cambridge Discovery Park”, “The Remington”, “Derby Corporate Center & Needham Executive Center” and “Metro West Office Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 13.1% of the Initial Pool Balance, JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. The additional financial interest in these mortgaged properties may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Barclays is a sponsor and a mortgage loan seller. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the Offered Certificates and an initial purchaser of the non-offered certificates. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this free writing prospectus. Barclays, an affiliate of one of the underwriters, provides warehouse financing to SMF II, through a master repurchase facility. All of the Starwood Mortgage Loans, representing approximately 7.4% of the Initial Pool Balance, are subject to that repurchase facility.  Barclays also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, one of the sponsors, through a repurchase facility.  Certain of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility.  Proceeds received by SMF II in connection with the contribution of the SMF II Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC is a sponsor and one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the special servicer of the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan under the JPMBB 2014-C18 Pooling and Servicing Agreement and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the JPMBB 2014-C18 Pooling and Servicing Agreement.

In addition, an affiliate of SMF II is the holder of a mezzanine loan related to the mortgage loan identified as “The Marque at Heritage Hunt” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the Initial Pool Balance.

Midland, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be designated as the initial directing certificateholder.

Midland, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

Midland is the master servicer of the Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan under the JPMBB 2014-C18 Pooling and Servicing Agreement.

 See “Risk Factors—Potential Conflicts of Interest” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on:  (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the Certificate (or, in the case of the Class X-A, Class X-B, Class X-C and Class X-D certificates, reduction of the Notional Amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A, Class X-B, Class X-C and Class X-D certificates, the resulting reductions of the Notional Amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates), as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Certificates (or, in the case of the Class X-A, Class X-B, Class X-C and Class X-D certificates, in reduction of the Notional Amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates (other than the Class EC certificates, which do not have a Pass-Through Rate) for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates). On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the principal distributable to the Class A-S, Class B and Class C certificates that have been exchanged for such Class EC certificates. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges and/or other prepayment consideration in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related anticipated repayment date, property release provisions, provisions relating to the application or release of earnout reserves, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates (or, if applicable, Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans to maturity (or, if applicable, to the related anticipated repayment date). Defaults on the mortgage loans particularly at or near their stated maturity dates (or, if applicable, Anticipated Repayment Dates), may result in significant delays in anticipated payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates applied to reduce the Notional Amount of the Class X-A or Class X-B certificates, as applicable (in each case, determined without giving effect to any exchange of Exchangeable Certificates for Class EC certificates). An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amounts of the Class X-A and Class X-B certificates are based on the outstanding Certificate Balances of, in the case of the Class X-A certificates, the Class A Certificates

(determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and, in the case of the Class X-B certificates, the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the classes of certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate, to the extent that mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates (and any related portion of the Class EC certificates), Class B certificates (and any related portion of the Class EC certificates) and the Class A-S certificates (and any related portion of the Class EC certificates), in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. Although losses on the Class A-S certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates.  Similarly, although losses on the Class B certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-B certificates directly, they will reduce the Notional Amount of the Class X-B certificates (without giving effect to any conversion and exchange of Class B certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates and the Class EC certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. As is the case with losses on the Class A-S certificates as described above, although losses on such Class A Certificates will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all losses and shortfalls that would otherwise be allocable to such converted Exchangeable Certificates will be borne by such Class EC certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this free writing prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to lockout periods and/or Yield Maintenance Charges. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

With respect to certain mortgage loans, the related mortgage loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain mortgage loans, the related mortgage loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the mortgage loan. For more information see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this free writing prospectus with respect to Accrued Interest From Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate and the Class EC certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate and the Class EC certificates will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 certificates until their Certificate Balance is reduced to zero and seventh, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates). On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the Principal Distribution Amount that would otherwise be distributed to the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period. The model used in this free writing prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and we make no representation that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

 The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)   scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in August 2014;

(b)   the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)   the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related mortgage loan;

(d)   any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)   no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

(f)    the Closing Date is on July 22, 2014;

(g)   each ARD Loan prepays in full on the related Anticipated Repayment Date;

(h)   the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this free writing prospectus;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(k)   no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(l)    no property releases (or related re-amortizations) occur;

(m)  the optional termination is not exercised;

(n)   the Certificate Balance of the Class EC certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates; and

(o)   there are no modifications or maturity date extensions in respect of the mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this free writing prospectus and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	85	85	85	85	85
July 2016	68	68	68	68	68
July 2017	45	45	45	45	45
July 2018	19	18	17	14	0
July 2019	0	0	0	0	0
Weighted Average Life (years)(1)	2.67	2.65	2.64	2.62	2.58

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	93
July 2019	0	0	0	0	0
July 2020	0	0	0	0	0
Weighted Average Life (years)(1)	4.85	4.82	4.78	4.72	4.47

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	0	0	0	0	0
Weighted Average Life (years)(1)	6.81	6.81	6.79	6.78	6.62

(1)
The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	100	100	100	100	100
July 2022	100	100	100	100	100
July 2023	100	99	98	95	78
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.70	9.63	9.55	9.47	9.15

(1)
The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	100	100	100	100	100
July 2022	100	100	100	100	100
July 2023	100	100	100	100	100
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.88	9.87	9.83	9.60

(1)
The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	95	95	95	95	96
July 2020	76	76	76	76	76
July 2021	56	56	56	56	56
July 2022	35	35	35	35	35
July 2023	13	13	13	13	13
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	7.28	7.28	7.28	7.28	7.28

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	100	100	100	100	100
July 2022	100	100	100	100	100
July 2023	100	100	100	100	100
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.73

(1)
The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	100	100	100	100	100
July 2022	100	100	100	100	100
July 2023	100	100	100	100	100
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.92	9.91	9.90	9.90	9.73

(1)
The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	100	100	100	100	100
July 2022	100	100	100	100	100
July 2023	100	100	100	100	100
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.96	9.91	9.73

(1)
The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class EC Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
July 2015	100	100	100	100	100
July 2016	100	100	100	100	100
July 2017	100	100	100	100	100
July 2018	100	100	100	100	100
July 2019	100	100	100	100	100
July 2020	100	100	100	100	100
July 2021	100	100	100	100	100
July 2022	100	100	100	100	100
July 2023	100	100	100	100	100
July 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.92	9.91	9.90	9.73

(1)
The weighted average life of the Class EC certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class EC certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class EC certificates.

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A and Class X-B certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to (a) in the case of the Class X-A certificates, the Class A Certificates (and any portion of the Class EC certificates related to the Class A-S certificates) and (b) in the case of the Class X-B certificates, the Class B certificates (and any portion of the Class EC certificates related to the Class B certificates). Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the Class X-A and Class X-B certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-A and Class X-B certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2014 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this free writing prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3,
CLASS A-4, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C
AND CLASS EC CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class EC Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class EC certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable REMIC Provisions, but does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and the proceeds of the mortgage loans (other than Excess Interest), and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (or, in the case of a Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing that Non-Serviced Mortgage Loan), and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”) as the regular interests in the Lower-Tier REMIC, and will issue an uncertificated interest represented by the Class R certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the proceeds of the Lower-Tier REMIC Regular Interests and will issue the Senior Certificates and the Subordinate Certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, (3) (a) compliance with the provisions of each Other PSA and any amendments thereto and the continued qualification of the REMICs formed under each Other PSA, and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each Trust REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code, (b) (i) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R certificates will represent the sole class of “residual interests” in each of the Trust REMICs, within the meaning of the REMIC Provisions. For convenience, distributions are described in this free writing prospectus as if distributions on the mortgage loans were made directly on the certificates. The Offered Certificates are (or, in the case of the Class EC certificates, represent beneficial ownership of) “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC Distribution Account) and (b) the Excess Interest (and related amounts in the Excess Interest Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above and (iii) the Class NR certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates (whether held directly or in the form of the Class EC certificates) held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the trust qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, nineteen (19) of the Mortgaged Properties identified as “The Preserve at Legacy Park”, “The Marque at Heritage Hunt”, “The Remington”, “Ann Arbor Student Housing Portfolio”, “Canonbury Square & Tudor Place “, “Pavilion Lakes Apartments”, “Legacy at Prescott Lakes”, “Packard and Thompson Apartments”, “Chesterfield Apartments”, “Cadillac Square Apartments”, “Claremont Park Apartments”, “Emerald Bay Apartments”, “Stuart Court Apartments”, “University Place Apartments”, “Moulin Rouge Apartments” and “The Reside Apartments” on Annex A-1 to this free writing prospectus, securing sixteen (16) mortgage loans representing approximately 16.2% of the Initial Pool Balance by allocated loan amount, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with government securities will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Each class of Offered Certificates (whether held directly or in the form of the Class EC certificates) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Class EC certificates will treat the related portions of the related Exchangeable Certificates as separate debt instruments and will report the aggregate of separate amounts computed with respect thereto. Holders of such classes will be required to include in income all interest on the regular interests represented by their certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of original issue discount (“OID”), if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its related Anticipated Repayment Date (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus. It is anticipated that the Class [__] certificates will be issued with OID.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon, over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on the Class X-A or Class X-B certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A and Class X-B certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class [__] certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such classes of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of the Class EC Certificates

The arrangement under which Exchangeable Certificates converted in an exchange for Class EC certificates is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC certificates will evidence beneficial ownership of a portion of the Grantor Trust. The interests in the Exchangeable Certificates that have been exchanged and converted for an interest in the Class EC certificates, including any exchanges effective on the Closing Date, will be the assets of that portion of the Grantor Trust, and such Class EC certificates will represent beneficial ownership of the Upper-Tier REMIC regular interests represented by such Exchangeable Certificates.

The Class EC certificates will represent undivided beneficial interests in the Exchangeable Certificates that have been exchanged for such Class EC certificates, which will be treated as separate debt instruments for federal income tax purposes. The holder of the Class EC certificates must account separately for its interest in each such class of Exchangeable Certificates. See “Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class EC certificates among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class EC certificate, the holder must allocate the amount received on the sale among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class EC certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class EC certificates.

If a beneficial owner exchanges Exchangeable Certificates for Class EC certificates, the exchange and conversion will not be taxable. Likewise, if a beneficial owner exchanges and converts Class EC certificates for Exchangeable Certificates, the exchange and conversion will not be taxable.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, or any other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate should determine if one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency. The depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Prospective investors in the Offered Certificates should note that the Ohio Public Employees Retirement System, which is a governmental plan, owns all of the equity interests in the borrower with respect to the Mortgage Loan identified as “160 Water Street” on Annex A-1 to this free writing prospectus, representing approximately 3.9% of the Initial Pool Balance. Persons who have an ongoing relationship with the Ohio Public Employees Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold the Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

California.  Seven (7) Mortgaged Properties identified as “Residence Inn Silicon Valley I”, “Technology Corners Building Six”, “Westminster Mall”, “Residence Inn San Mateo”, “2030 Fortune Drive”, “Hilton Garden Inn Sonoma” and “EZ Storage – Buena Park” on Annex A-1 to this free writing prospectus, securing seven (7) mortgage loans representing 19.5% of the Initial Pool Balance by allocated loan amount are in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.   This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the certificates.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of certificates to less than an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity and market value of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions. See “Legal Investment” in the prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act.

LEGAL MATTERS

The validity of the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP and for the underwriters by Sidley Austin LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the following credit ratings from the respective Rating Agencies:
Class	Moody’s(1)	Fitch(1)	DBRS(1)
Class A-1	Aaa(sf)	AAAsf	AAA(sf)
Class A-2	Aaa(sf)	AAAsf	AAA(sf)
Class A-3	Aaa(sf)	AAAsf	AAA(sf)
Class A-4	Aaa(sf)	AAAsf	AAA(sf)
Class A-5	Aaa(sf)	AAAsf	AAA(sf)
Class A-SB	Aaa(sf)	AAAsf	AAA(sf)
Class X-A	Aaa(sf)	AAAsf	AAA(sf)
Class X-B	Aa3(sf)	AA-sf	AAA(sf)
Class A-S	Aaa(sf)	AAAsf	AAA(sf)
Class B	Aa3(sf)	AA-sf	AA(low)(sf)
Class C	A3(sf)	A-sf	A(low)(sf)
Class EC	A1(sf)	A-sf	A(low)(sf)

(1)
Moody’s, Fitch and DBRS have informed us that the “sf” designation in their respective ratings represents an identifier for structured finance product ratings. For information about this identifier, prospective investors can go to the website of the applicable Rating Agency.

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated,

(b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this free writing prospectus, holders of the Class X-A and Class X-B certificates are entitled only to payments of interest on the related mortgage loans. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The Notional Amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected Moody’s, Fitch and DBRS to rate the Offered Certificates and not the other three NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

INDEX OF DEFINED TERMS

160 Water Street Intercreditor		Certificate Owner	S-245
Agreement	S-136	Certificateholder	S-118, S-245
160 Water Street Mortgage Loan	S-128	Certificateholder Quorum	S-231
160 Water Street Noteholders	S-136	Charlottesville Fashion Square
160 Water Street Pari Passu		Intercreditor Agreement	S-146
Companion Loan	S-128	Charlottesville Fashion Square
160 Water Street Whole Loan	S-128	Mortgage Loan	S-129
17g-5 Information Provider	S-283	Charlottesville Fashion Square
200 West Monroe Intercreditor		Noteholders	S-146
Agreement	S-136	Charlottesville Fashion Square Pari
200 West Monroe Mortgage Loan	S-129	Passu Companion Loan	S-129
200 West Monroe Noteholders	S-136	Charlottesville Fashion Square Whole
200 West Monroe Pari Passu		Loan	S-129
Companion Loan	S-129	Class A Certificates	S-243
200 West Monroe Whole Loan	S-129	Class A-SB Planned Principal Balance	S-261
2010 PD Amending Directive	S-10	Class EC Distribution Account	S-250, S-251
2014-C18 Serviced Mortgage Loan	S-313	Class X Certificates	S-243
2014-C18 Serviced Whole Loan	S-313	Clearstream	S-245
2014-C18 Special Servicer	S-225	Closing Date	S-118
2014-C20 Serviced Mortgage Loan	S-311	CMA	S-184
2014-C20 Serviced Whole Loan	S-311	CMA Lockbox	S-184
30/360 Basis	S-236	CMBS	S-228
Acceptable Insurance Default	S-303	Code	S-344
Accrued Interest From Recoveries	S-258	Collateral Support Deficit	S-267
Actual/360 Basis	S-164	Companion Loan	S-129
Additional Exclusions	S-303	Compensating Interest Payment	S-241
Administrative Cost Rate	S-257	Consultation Termination Event	S-293
Advances	S-269	Control Eligible Certificates	S-294
Anticipated Repayment Date	S-168	Control Event	S-294
Appraisal Reduced Interest	S-263	Controlling Class	S-293
Appraisal Reduction	S-273	Controlling Class Certificateholder	S-293
Appraisal Reduction Event	S-272	Corrected Mortgage Loan	S-289
Appraised-Out Class	S-275	CPR	S-332
ARD Loan	S-168	CPY	S-332
Assessment of Compliance	S-320	CREFC®	S-283
Asset Status Report	S-289	CREFC® Intellectual Property Royalty
Assumed Final Distribution Date	S-265	License Fee	S-258
Assumed Scheduled Payment	S-260	CREFC® Intellectual Property Royalty
Attestation Report	S-320	License Fee Rate	S-258
Available Distribution Amount	S-251	CREFC® Investor Reporting Package	S-281
Barclays	S-118, S-194	Cross-Over Date	S-256
Barclays Data Tape	S-195	CRR	S-54
Barclays Mortgage Loans	S-195	Cut-off Date	S-118
Barclays Review Team	S-195	Cut-off Date Balance	S-118
Base Interest Fraction	S-264	Cut-off Date LTV Ratios	S-179
BSCMI	S-185	DBRS	S-116
CBE	S-338	Declaration	S-163
Certificate Account	S-250	Defaulted Mortgage Loan	S-307
Certificate Administrator Fee	S-219	Defeasance	S-168
Certificate Administrator Fee Rate	S-220	Depositories	S-247
Certificate Balance	S-244	Determination Date	S-250
Certificate Deferred Interest	S-259	Direct Participants	S-248

Directing Certificateholder	S-292	Investor Q&A Forum	S-282
Disclosable Special Servicer Fees	S-240	Investor Registry	S-283
Discount Rate	S-165	Issuing Entity	S-217
Distributable Certificate Interest	S-259	JPMBB 2014-C18 Directing
Distribution Account	S-250	Certificateholder	S-140
Distribution Date	S-250	JPMBB 2014-C18 Master Servicer	S-129
DTC	S-245	JPMBB 2014-C18 Pooling and
Due Date	S-164, S-253	Servicing Agreement	S-129
Due Diligence Requirement	S-54	JPMBB 2014-C18 Special Servicer	S-129
Due Period	S-252	JPMBB 2014-C18 Trust	S-141
EEA	S-54	JPMCBS-118,	S-185
Effective Gross Income	S-177	JPMCB Data Tape	S-186
ERISA	S-347	JPMCB Deal Team	S-186
ERISA Plan	S-347	JPMCC 2014-C20 Directing
ESA	S-152, S-153, S-189	Certificateholder	S-136
Escrow/Reserve Mitigating		JPMCC 2014-C20 Master Servicer	S-129
Circumstances	S-191	JPMCC 2014-C20 Pooling and
Euroclear	S-245	Servicing Agreement	S-129
Excess Interest	S-258	JPMCC 2014-C20 Special Servicer	S-129
Excess Interest Distribution Account	S-250, S-251	JPMCC 2014-C20 Trust	S-137
Excess Modification Fee Amount	S-237	Liquidation Fee	S-238
Excess Modification Fees	S-236	Liquidation Fee Rate	S-238
Exchange Act	S-193	Liquidation Proceeds	S-250
Exchange Date	S-247	LNR	S-225
Exchange Proportion	S-247	LNR Partners	S-225
Exchangeable Certificates	S-244	Lower-Tier REMIC	S-183
Excluded Plan	S-349	Lower-Tier REMIC Distribution Account	S-250
Exemption	S-348	Lower-Tier REMIC Regular Interests	S-344
Exemption Rating Agency	S-348	LTV Ratio	S-179
Extended Resolution Period	S-182	MAI	S-182
Final Asset Status Report	S-289	Major Decision	S-290
Financial Promotion Order	S-11	Mandatory Redemption Date	S-134
FIRREA	S-162, S-189	Master Servicer	S-222
Fitch	S-116	Master Servicer Remittance Date	S-269
Form 8-K	S-176	Maturity Date LTV Ratios	S-179
FPO Persons	S-11	MC-Five Mile	S-118, S-199
FSMA	S-11	MC-Five Mile Data Tape	S-200
Gain-on-Sale Reserve Account	S-251	MC-Five Mile Deal Team	S-200
Government Securities	S-168	MGT	S-194
Grantor Trust	S-344	Miami International Mall Intercreditor
Hard Lockbox	S-184	Agreement	S-139
Holdco	S-134	Miami International Mall Mortgage
Indirect Participants	S-248	Loan	S-128
Initial Pool Balance	S-118	Miami International Mall Noteholders	S-139
Initial Rate	S-168	Miami International Mall Pari Passu
Initial Resolution Period	S-181	Companion Loan	S-128
Innkeepers	S-155	Miami International Mall Whole Loan	S-128
Insurance and Condemnation		Midland	S-228
Proceeds	S-250	Modeling Assumptions	S-332
Interest Accrual Period	S-258	Modification Fees	S-236
Interest Distribution Amount	S-258	Moody’s	S-116
Interest Payment Differential	S-166	Morningstar	S-217
Interest Reserve Account	S-251	Mortgage	S-121
Interested Person	S-308	Mortgage Deferred Interest	S-259
Investment Company Act	S-351	Mortgage File	S-179
Investor Certification	S-279	Mortgage Loan Repurchase Price	S-308

Mortgage Note	S-121	Promotion of Collective Investment
Mortgage Rate	S-164, S-258	Schemes Exemptions Order	S-11
Mortgaged Property	S-121	Prospectus Directive	S-10
Net Aggregate Prepayment Interest		Purchase Agreement	S-118
Shortfall	S-259	Purchase Price	S-181
Net Mortgage Rate	S-257	Qualification Criteria	S-187
Nonrecoverable Advance	S-270	Qualified Replacement Special
Non-Serviced Companion Loan	S-130	Servicer	S-231
Non-Serviced Mortgage Loan	S-129	Qualified Substitute Mortgage Loan	S-182
Non-Serviced Mortgage Loan		RAC No-Response Scenario	S-318
Controlling Holder	S-294	RAIT	S-118, S-213
Non-Serviced Pari Passu Companion		RAIT Data Tape	S-214
Loan	S-130	RAIT Financial	S-213
Non-Serviced Special Servicer	S-323	RAIT Partnership	S-213
Non-Serviced Trustee	S-323	RAIT Securitization Team	S-214
Non-Serviced Whole Loan	S-130	Rated Final Distribution Date	S-265
Notional Amount	S-244	Rating Agencies	S-2, S-173
NRSRO	S-279	Rating Agency	S-2
NRSRO Certification	S-279	Rating Agency Confirmation	S-319
Occupancy	S-176	Record Date	S-250
Occupancy Date	S-176	Regular Certificates	S-243
Offered Certificates	S-244	Regulation AB	S-320
OID	S-345	Reimbursement Rate	S-272
OID Regulations	S-345	Reinvestment Yield	S-166
Operating Statements	S-178	Related Proceeds	S-270
Order	S-156	Release Date	S-168
Other PSA	S-130	Relevant Member State	S-10
P&I	S-223	Relevant Persons	S-11
P&I Advance	S-269	REMIC	S-344
PAR	S-189	REMIC Provisions	S-81
Pari Passu Companion Loans	S-130	REO Account	S-304
Participants	S-245	REO Loan	S-261
Pass-Through Rate	S-256	REO Property	S-288
PCIS Persons	S-11	Requesting Holders	S-275
Pentalpha Surveillance	S-242	Requesting Party	S-318
Percentage Interest	S-245	Residual Certificates	S-243
Periodic Payments	S-252	Restricted Group	S-348
Permitted Investments	S-251	Retention Requirement	S-54
Permitted Special Servicer/Affiliate		Revised Rate	S-168
Fees	S-240	Rule 15Ga-1	S-193
PILOT	S-96	Rule 17g-5	S-279
PIP	S-153	Rules	S-248
Plan	S-347	S&P	S-223
Pooling and Servicing Agreement	S-243	Scheduled Principal Distribution
PPA	S-223	Amount	S-260
Preferred Equity Holder	S-134	SEC	S-176
Prepayment Assumption	S-345	Securities Act	S-320
Prepayment Interest Excess	S-241	Securitization Accounts	S-243
Prepayment Interest Shortfall	S-241	Senior Certificates	S-243
Prime Rate	S-272	Senior Trust Advisor	S-242
Principal Balance Certificates	S-244	Senior Trust Advisor Consulting Fee	S-301
Principal Distribution Amount	S-259	Senior Trust Advisor Expenses	S-301
Principal Shortfall	S-260	Senior Trust Advisor Fee	S-301
Privileged Information	S-297	Senior Trust Advisor Fee Rate	S-301
Privileged Person	S-279	Serviced Companion Loan	S-130
Prohibited Prepayment	S-242	Serviced Mortgage Loan	S-130

Serviced Pari Passu Companion Loan	S-130	Underwritten Net Cash Flow	S-177
Serviced Pari Passu Whole Loan	S-130	Underwritten Net Cash Flow Debt
Serviced Whole Loan	S-130	Service Coverage Ratio	S-176
Servicer Termination Event	S-321	Underwritten Net Operating Income
Servicing Advances	S-269	Debt Service Coverage Ratio	S-177
Servicing Fee	S-235	Underwritten NOI	S-177
Servicing Fee Rate	S-235	Unliquidated Advances	S-263
Servicing Standard	S-287	Unscheduled Principal Distribution
Similar Law	S-347	Amount	S-260
Similar Requirements	S-55	UPB	S-223
Simon	S-75	Upper-Tier REMIC	S-183
SMC	S-207	Upper-Tier REMIC Distribution Account	S-250
SMF II	S-118, S-207	URA	S-134
SMF II Data Tape	S-208	Use Restriction	S-163
SMF II Mortgage Loans	S-207	UST	S-152
Smith Barney	S-194	USVI	S-97
Soft Lockbox	S-184	UW NCF	S-177
Special Servicing Fee	S-237	UW NCF Debt Yield	S-177
Special Servicing Fee Rate	S-237	UW NCF DSCR	S-176
Specially Serviced Mortgage Loans	S-289	UW NCF DY	S-177
Springing Lockbox	S-184	UW NOI	S-177
Starwood	S-207	UW NOI Debt Yield	S-177
Starwood Mortgage Loans	S-207	UW NOI DSCR	S-177
Starwood Review Team	S-208	UW NOI DY	S-177
Stated Principal Balance	S-261	Voting Rights	S-284
Statement to Certificateholders	S-276	WAC Rate	S-257
Subordinate Certificates	S-243	Wachovia	S-222
Sub-Servicing Agreement	S-241	Wells Fargo	S-222
Technology Corners Building Six		Wells Fargo Bank	S-219
Intercreditor Agreement	S-136	Westminster Mall Intercreditor
Technology Corners Building Six		Agreement	S-143
Mortgage Loan	S-128	Westminster Mall Mortgage Loan	S-128
Technology Corners Building Six		Westminster Mall Noteholders	S-143
Noteholders	S-136	Westminster Mall Pari Passu
Technology Corners Building Six Pari		Companion Loan	S-128
Passu Companion Loan	S-128	Westminster Mall Whole Loan	S-128
Technology Corners Building Six		Whole Loan	S-129
Whole Loan	S-128	Withheld Amounts	S-251
The Shops at Wiregrass Intercreditor		Withheld Loans	S-251
Agreement	S-139	Workout Fee	S-237
The Shops at Wiregrass Mortgage		Workout Fee Rate	S-237
Loan	S-128	Workout-Delayed Reimbursement
The Shops at Wiregrass Noteholders	S-139	Amount	S-271
The Shops at Wiregrass Pari Passu		WPG	S-75
Companion Loan	S-128	WTNA	S-218
The Shops at Wiregrass Whole Loan	S-129	WVDEP	S-153
TIA	S-325	Yield Maintenance Charge	S-165
TIA Applicability Determination	S-325	YM Group A	S-264
Trigger Date	S-134	YM Group B	S-264
Trust REMICs	S-183	YM Groups	S-264
U.S. Obligations	S-166	ZLDA	S-163

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype
1	JPMCB	Showcase Mall	3769 and 3785 South Las Vegas Boulevard	Las Vegas	NV	89109	Clark	1	Retail	Anchored
2	JPMCB	Residence Inn Silicon Valley I	750 Lakeway Drive	Sunnyvale	CA	94085	Santa Clara	1	Hotel	Extended Stay
3	Barclays	Miami International Mall	1455 Northwest 107th Avenue	Miami	FL	33172	Miami-Dade	1	Retail	Super Regional Mall
4	JPMCB	Technology Corners Building Six	815 11th Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban
5	JPMCB	100 Cambridge Discovery Park	100 Cambridge Discovery Park	Cambridge	MA	02140	Middlesex	1	Office	Suburban
6	JPMCB	Westminster Mall	540 and 1025 Westminster Mall	Westminster	CA	92683	Orange	1	Retail	Regional Mall
7	JPMCB	160 Water Street	160 Water Street	New York	NY	10038	New York	1	Office	CBD
8	JPMCB	Residence Inn San Mateo	2000 Winward Way	San Mateo	CA	94404	San Mateo	1	Hotel	Extended Stay
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	3001 Atlantic Avenue	Virginia Beach	VA	23451	Virginia Beach City	1	Hotel	Full Service
10	JPMCB	Pointe Plaza	19187-19251 Mack Avenue & 22101 Moross Road	Grosse Pointe Woods	MI	48236	Wayne	1	Mixed Use	Office/Retail
11	Barclays	The Shops at Wiregrass	28211 Paseo Drive	Wesley Chapel	FL	33543	Pasco	1	Retail	Anchored
12	Barclays	307 West 38th Street	307 West 38th Street	New York	NY	10018	New York	1	Office	CBD
13	Barclays	One Dallas Center	350 North Saint Paul Street	Dallas	TX	75201	Dallas	1	Office	CBD
14	JPMCB	The Preserve at Legacy Park	900 Legacy Park Drive	Lawrenceville	GA	30043	Gwinnett	1	Multifamily	Garden
15	Starwood	The Marque at Heritage Hunt	13550 Heathcote Boulevard	Gainesville	VA	20155	Prince William	1	Multifamily	Mid Rise
16	JPMCB	Charlottesville Fashion Square	1600 Rio Road East	Charlottesville	VA	22901	Albemarle	1	Retail	Regional Mall
17	JPMCB	The Remington	2402 North Ben Wilson Street	Victoria	TX	77901	Victoria	1	Multifamily	Garden
18	JPMCB	200 West Monroe	200 West Monroe Street	Chicago	IL	60606	Cook	1	Office	CBD
19	Barclays	Stonebriar Plaza	2693 Preston Road	Frisco	TX	75034	Collin	1	Retail	Anchored
20	Barclays	Ann Arbor Student Housing Portfolio	Various	Ann Arbor	MI	48104	Washtenaw	2	Multifamily	Student
20.01	Barclays	Geddes Hill Apartments	1700 Geddes Avenue	Ann Arbor	MI	48104	Washtenaw	1	Multifamily	Student
20.02	Barclays	Carriage House Apartments	1224 Washtenaw Court	Ann Arbor	MI	48104	Washtenaw	1	Multifamily	Student
21	MC Five Mile	Canonbury Square & Tudor Place	Various	Hyattsville	MD	20783	Prince Georges	2	Multifamily	Garden
21.01	MC Five Mile	Tudor Place	5800 Peabody Street	Hyattsville	MD	20783	Prince Georges	1	Multifamily	Garden
21.02	MC Five Mile	Canonbury Square	400 Greenlawn Drive	Hyattsville	MD	20783	Prince Georges	1	Multifamily	Garden
22	MC Five Mile	Walnut on Highland Apartments	121-125 South Highland Avenue	Pittsburgh	PA	15206	Allegheny	1	Mixed Use	Multifamily/Retail
23	JPMCB	Derby Corporate Center & Needham Executive Center	Various	Various	MA	Various	Various	2	Office	Suburban
23.01	JPMCB	Derby Corporate Center 2	99 and 101 Derby Street	Hingham	MA	02043	Plymouth	1	Office	Suburban
23.02	JPMCB	Needham Executive Center	144 Gould Street	Needham	MA	02494	Norfolk	1	Office	Suburban
24	RAIT	48 East 57th Street	48 East 57th Street	New York	NY	10022	New York	1	Mixed Use	Retail/Office
25	Barclays	Pavilion Lakes Apartments	100 Williamsburg Drive	Evansville	IN	47715	Vanderburgh	1	Multifamily	Garden
26	Barclays	Blooming Terrace	1561 Park Avenue West	Denver	CO	80205	Denver	1	Office	CBD
27	Barclays	Legacy at Prescott Lakes	1998 Prescott Lakes Parkway	Prescott	AZ	86301	Yavapai	1	Multifamily	Garden
28	Starwood	Dakota Center	51 Broadway North	Fargo	ND	58102	Cass	1	Office	CBD
29	Barclays	North Salado Village	2321-2399 Northwest Military Highway	San Antonio	TX	78231	Bexar	1	Retail	Anchored
30	Barclays	Shoppes at Nagawaukee Phase I	3200-3272 Golf Road	Delafield	WI	53018	Waukesha	1	Retail	Anchored
31	MC Five Mile	Plaza del Sol	3223 West Indian School Road	Phoenix	AZ	85017	Maricopa	1	Retail	Anchored
32	Barclays	Northville Retail Center Phase 2	17905-17955 Haggerty Road	Northville	MI	48168	Wayne	1	Retail	Unanchored
33	MC Five Mile	Hampton Inn & Suites Brunswick	128 Venture Drive	Brunswick	GA	31525	Glynn	1	Hotel	Limited Service
34	RAIT	Shelly Plaza	8920-8960 Frankford Avenue	Philadelphia	PA	19136	Philadelphia	1	Retail	Anchored
35	JPMCB	Metro West Office Portfolio	Various	Various	MA	Various	Middlesex	2	Office	Suburban
35.01	JPMCB	151 Taylor Street	151 Taylor Street	Littleton	MA	01460	Middlesex	1	Office	Suburban
35.02	JPMCB	50 Speen Street	50 Speen Street	Framingham	MA	01701	Middlesex	1	Office	Suburban
36	MC Five Mile	Indian Oaks MHC	7236 Declaration Drive	Sellersburg	IN	47172	Clark	1	Manufactured Housing	Manufactured Housing
37	Barclays	2030 Fortune Drive	2030 Fortune Drive	San Jose	CA	95131	Santa Clara	1	Office	Suburban
38	Barclays	Hilton Garden Inn Sonoma	417 Aviation Boulevard	Santa Rosa	CA	95403	Sonoma	1	Hotel	Limited Service
39	Barclays	Packard and Thompson Apartments	Various	Ann Arbor	MI	48104	Washtenaw	2	Multifamily	Student
39.01	Barclays	Thompson Apartments	305 Thompson Street	Ann Arbor	MI	48104	Washtenaw	1	Multifamily	Student
39.02	Barclays	Packard Apartments	406 Packard Avenue	Ann Arbor	MI	48104	Washtenaw	1	Multifamily	Student
40	Barclays	Waterbury Crossing	425 Bank Street	Waterbury	CT	06708	New Haven	1	Retail	Anchored
41	Starwood	Pavilion Estates	6830 East North Avenue	Kalamazoo	MI	49048	Kalamazoo	1	Manufactured Housing	Manufactured Housing
42	MC Five Mile	Blanco Junction	6901-6999 Blanco Road	San Antonio	TX	78216	Bexar	1	Mixed Use	Retail/Office
43	Barclays	West Sunset Office Portfolio	Various	Las Vegas	NV	89148	Clark	2	Office	Suburban
43.01	Barclays	Wolfpack	8860 West Sunset Road	Las Vegas	NV	89148	Clark	1	Office	Suburban
43.02	Barclays	Devonshire	8925 West Post Road	Las Vegas	NV	89148	Clark	1	Office	Suburban
44	Starwood	NAL Building	36600 Corporate Drive	Farmington Hills	MI	48331	Oakland	1	Office	Suburban
45	JPMCB	The Marketplace St. John	4A Estate Enighed	Saint John	VI	00830	Saint John	1	Mixed Use	Retail/Office
46	MC Five Mile	Lockport Professional Park	24, 32, 37, 42, 60, 70, 90, 115, 125, 130, 139, 140 Professional Parkway; 16, 26, 57, 64 Davison Court; 734, 770, 792 Davison Road	Lockport	NY	14094	Niagara	1	Office	Medical
47	MC Five Mile	Shuman Office Building	387 Shuman Boulevard	Naperville	IL	60563	DuPage	1	Office	Suburban
48	RAIT	Chesterfield Apartments	900 West Franklin Street	Richmond	VA	23220	Richmond City	1	Multifamily	Student
49	RAIT	LaQuinta Inn - Lake Charles	1201 West Prien Lake Road	Lake Charles	LA	70601	Calcasieu	1	Hotel	Limited Service
50	Starwood	Cadillac Square Apartments	111 Cadillac Square	Detroit	MI	48226	Wayne	1	Multifamily	High Rise
51	RAIT	Claremont Park Apartments	1341 North 9th Street	Lincoln	NE	68521	Lancaster	1	Multifamily	Garden
52	Starwood	J Bar J Trailer Ranch	2980 Northwest 79th Street	Miami	FL	33147	Miami-Dade	1	Manufactured Housing	Manufactured Housing
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	Various	Houston	TX	Various	Harris	2	Retail	Unanchored
53.01	MC Five Mile	Plaza at Tidwell & Airline	5402-5406 Airline Drive	Houston	TX	77076	Harris	1	Retail	Unanchored
53.02	MC Five Mile	Plaza at Greens Landing	10961 North Freeway	Houston	TX	77037	Harris	1	Retail	Unanchored
54	MC Five Mile	Emerald Bay Apartments	5221 Cherrycrest Lane	Charlotte	NC	28217	Mecklenburg	1	Multifamily	Garden
55	RAIT	Princess Anne Marketplace	2052 South Independence Boulevard	Virginia Beach	VA	23453	Virginia Beach City	1	Retail	Shadow Anchored
56	Starwood	Northbridge Plaza	5700-5800 Frantz Road	Dublin	OH	43016	Franklin	1	Retail	Unanchored
57	RAIT	Columbia Shores	501 Southeast Columbia Shores Boulevard	Vancouver	WA	98661	Clark	1	Office	Suburban
58	Barclays	DBI Portfolio I	Various	Various	Various	Various	Various	3	Retail	Freestanding
58.01	Barclays	NTB Shorewood	1002 Brook Forest Avenue	Shorewood	IL	60404	Will	1	Retail	Freestanding
58.02	Barclays	Applebee’s Tifton	808 7th Street West	Tifton	GA	31794	Tift	1	Retail	Freestanding
58.03	Barclays	Applebee’s Calhoun	1008 Highway 53 Southeast	Calhoun	GA	30701	Gordon	1	Retail	Freestanding
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	Various	Various	NY	Various	Various	2	Mixed Use	Office/Retail/Multifamily
59.01	Starwood	2981 Third Avenue	2981 Third Avenue	Bronx	NY	10455	Bronx	1	Mixed Use	Retail/Office
59.02	Starwood	737 Flatbush Avenue	737 Flatbush Avenue	Brooklyn	NY	11226	Kings	1	Mixed Use	Retail/Multifamily
60	RAIT	Stuart Court Apartments	1600 Monument Avenue	Richmond	VA	23220	Richmond City	1	Multifamily	Student
61	JPMCB	Ranson Self Storage	1186 North Mildred Street	Ranson	WV	25438	Jefferson	1	Self Storage	Self Storage
62	Barclays	University Place Apartments	951 18th Street South	Birmingham	AL	35205	Jefferson	1	Multifamily	Mid Rise
63	MC Five Mile	Moulin Rouge Apartments	1250-1251 Moulin Rouge Drive	Dallas	TX	75211	Dallas	1	Multifamily	Garden
64	Starwood	Fresh Market Shopping Center	9375 Poplar Avenue	Germantown	TN	38138	Shelby	1	Retail	Anchored
65	MC Five Mile	The Reside Apartments	7755 South Main Street	Houston	TX	77030	Harris	1	Multifamily	Garden
66	Barclays	River Meadows MHC	62880 La Salle Road	Montrose	CO	81401	Montrose	1	Manufactured Housing	Manufactured Housing
67	Starwood	Riverview Mobile Home Park	5410 North US Highway 1	Palm Shores	FL	32940	Brevard	1	Manufactured Housing	Manufactured Housing
68	MC Five Mile	Cala Springs & Shangri-La MHCs	Various	Various	FL	Various	Various	2	Manufactured Housing	Manufactured Housing
68.01	MC Five Mile	Shangri-La MHC	1310 Fleming Avenue	Ormond Beach	FL	32174	Volusia	1	Manufactured Housing	Manufactured Housing
68.02	MC Five Mile	Cala Springs MHC	3323 Northeast 14th Street	Ocala	FL	34470	Marion	1	Manufactured Housing	Manufactured Housing
69	Barclays	Delray Beach Self Storage	1425 Southwest 10th Street	Delray Beach	FL	33444	Palm Beach	1	Self Storage	Self Storage
70	Barclays	EZ Storage - Buena Park	8251 Orangethorpe Avenue	Buena Park	CA	90621	Orange	1	Self Storage	Self Storage
71	MC Five Mile	Summer Village MHC	101 Winter Drive	Summerville	SC	29483	Dorchester	1	Manufactured Housing	Manufactured Housing
72	Starwood	Ronny’s Mobile Home Park and RV Park	5545 South Kanner Highway	Stuart	FL	34997	Martin	1	Manufactured Housing	Manufactured Housing
73	Starwood	Bamboo Mobile Home Park	2430 Charles Road	Hallandale Beach	FL	33009	Broward	1	Manufactured Housing	Manufactured Housing

A-1-1

ANNEX A-1

													Original
				Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current
Loan #	Seller(1)	Property Name	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)(6)	Balance ($)(5)(6)	per Unit ($)(6)	Balance ($)(5)(6)
1	JPMCB	Showcase Mall	1995		182,037	Square Feet	89.4%	03/04/14	146,100,000	05/07/14	70.8%	103,500,000	569	103,500,000
2	JPMCB	Residence Inn Silicon Valley I	1983	2013	231	Rooms	82.6%	04/30/14	94,400,000	05/20/14	68.6%	64,800,000	280,519	64,800,000
3	Barclays	Miami International Mall	1982	2001	306,855	Square Feet	95.2%	04/23/14	391,000,000	12/01/13	40.9%	60,000,000	521	60,000,000
4	JPMCB	Technology Corners Building Six	2014		232,248	Square Feet	100.0%	02/01/14	175,000,000	10/01/14	68.6%	60,000,000	517	60,000,000
5	JPMCB	100 Cambridge Discovery Park	2005		128,601	Square Feet	100.0%	05/01/14	74,000,000	05/02/14	75.0%	55,500,000	432	55,500,000
6	JPMCB	Westminster Mall	1974	2008	771,844	Square Feet	92.2%	02/21/14	171,000,000	02/27/14	49.5%	55,000,000	110	54,794,877
7	JPMCB	160 Water Street	1970	1987	487,523	Square Feet	95.9%	03/01/14	165,000,000	04/01/14	60.4%	49,000,000	204	49,000,000
8	JPMCB	Residence Inn San Mateo	1985	2011	160	Rooms	88.0%	04/30/14	73,900,000	05/20/14	65.8%	48,600,000	303,750	48,600,000
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	2005		289	Rooms	71.9%	04/30/14	73,900,000	04/28/14	54.1%	40,000,000	138,408	40,000,000
10	JPMCB	Pointe Plaza	1990		273,746	Square Feet	87.5%	02/01/14	56,000,000	05/05/14	71.4%	40,000,000	146	40,000,000
11	Barclays	The Shops at Wiregrass	2008		456,637	Square Feet	92.8%	01/01/14	154,000,000	01/02/14	55.5%	36,000,000	188	35,775,255
12	Barclays	307 West 38th Street	1927	2008	302,136	Square Feet	96.8%	05/01/14	110,000,000	04/01/14	31.8%	35,000,000	116	35,000,000
13	Barclays	One Dallas Center	1979	2013	278,496	Square Feet	100.0%	05/01/14	48,300,000	05/27/14	71.4%	34,500,000	124	34,500,000
14	JPMCB	The Preserve at Legacy Park	2001		498	Units	98.2%	04/11/14	52,300,000	04/15/14	65.0%	34,000,000	68,273	34,000,000
15	Starwood	The Marque at Heritage Hunt	2006		200	Units	98.5%	05/21/14	46,800,000	05/02/14	70.5%	33,000,000	165,000	33,000,000
16	JPMCB	Charlottesville Fashion Square	1979		362,332	Square Feet	96.7%	02/20/14	83,900,000	02/25/14	59.4%	30,000,000	138	29,885,622
17	JPMCB	The Remington	2012		286	Units	89.5%	05/07/14	35,100,000	05/07/14	74.4%	26,100,000	91,259	26,100,000
18	JPMCB	200 West Monroe	1973	2006	535,538	Square Feet	84.2%	03/04/14	101,000,000	04/16/14	74.3%	25,000,000	140	25,000,000
19	Barclays	Stonebriar Plaza	2002		181,338	Square Feet	90.0%	04/18/14	30,800,000	12/08/13	71.8%	22,250,000	123	22,118,850
20	Barclays	Ann Arbor Student Housing Portfolio	Various		172	Beds	100.0%	03/10/14	25,800,000	04/18/14	74.0%	19,100,000	111,047	19,100,000
20.01	Barclays	Geddes Hill Apartments	1967		124	Beds	100.0%	03/10/14	17,800,000	04/18/14		13,177,519		13,177,519
20.02	Barclays	Carriage House Apartments	1964		48	Beds	100.0%	03/10/14	8,000,000	04/18/14		5,922,481		5,922,481
21	MC Five Mile	Canonbury Square & Tudor Place	Various		229	Units	97.8%	05/22/14	25,100,000	03/13/14	75.0%	18,825,000	82,205	18,825,000
21.01	MC Five Mile	Tudor Place	1954		134	Units	97.0%	05/22/14	16,100,000	03/13/14		12,075,000		12,075,000
21.02	MC Five Mile	Canonbury Square	1952		95	Units	98.9%	05/22/14	9,000,000	03/13/14		6,750,000		6,750,000
22	MC Five Mile	Walnut on Highland Apartments	1893, 1909	2013	117	Units	97.0%	04/30/14	24,700,000	03/21/14	72.9%	18,000,000	153,846	18,000,000
23	JPMCB	Derby Corporate Center & Needham Executive Center	1989	Various	108,123	Square Feet	88.4%	05/01/14	20,800,000	Various	75.0%	15,600,000	144	15,600,000
23.01	JPMCB	Derby Corporate Center 2	1989		62,793	Square Feet	87.6%	05/01/14	9,500,000	05/06/14		7,850,000		7,850,000
23.02	JPMCB	Needham Executive Center	1989	2012	45,330	Square Feet	89.6%	05/01/14	11,300,000	05/01/14		7,750,000		7,750,000
24	RAIT	48 East 57th Street	1892	2004	11,990	Square Feet	100.0%	05/30/14	47,500,000	03/21/14	31.6%	15,000,000	1,251	15,000,000
25	Barclays	Pavilion Lakes Apartments	1981	2008	200	Units	97.0%	05/08/14	16,000,000	05/02/14	75.0%	12,000,000	60,000	12,000,000
26	Barclays	Blooming Terrace	1941	2001	70,267	Square Feet	93.1%	04/21/14	20,750,000	02/04/14	56.9%	11,800,000	168	11,800,000
27	Barclays	Legacy at Prescott Lakes	2000		150	Units	98.7%	03/22/14	16,480,000	03/13/14	68.3%	11,250,000	75,000	11,250,000
28	Starwood	Dakota Center	1981	2013	119,434	Square Feet	82.1%	06/05/14	14,800,000	04/27/14	75.0%	11,100,000	93	11,100,000
29	Barclays	North Salado Village	1981	2005	174,269	Square Feet	92.0%	12/01/13	14,800,000	12/11/13	72.1%	10,730,000	62	10,668,570
30	Barclays	Shoppes at Nagawaukee Phase I	2004		57,015	Square Feet	100.0%	02/19/14	14,100,000	02/27/14	73.0%	10,300,000	181	10,300,000
31	MC Five Mile	Plaza del Sol	1995	2008	104,256	Square Feet	100.0%	05/27/14	13,400,000	04/02/14	72.8%	9,750,000	94	9,750,000
32	Barclays	Northville Retail Center Phase 2	2003		43,164	Square Feet	96.0%	02/26/14	12,750,000	01/21/14	75.0%	9,562,500	222	9,562,500
33	MC Five Mile	Hampton Inn & Suites Brunswick	2009		97	Rooms	79.4%	03/31/14	13,600,000	02/12/14	69.6%	9,500,000	97,938	9,469,504
34	RAIT	Shelly Plaza	1999	2003	69,803	Square Feet	96.8%	05/12/14	13,250,000	05/03/14	70.2%	9,300,000	133	9,300,000
35	JPMCB	Metro West Office Portfolio	Various	Various	129,818	Square Feet	77.3%	05/01/14	12,100,000	Various	75.0%	9,075,000	70	9,075,000
35.01	JPMCB	151 Taylor Street	1987		98,262	Square Feet	73.9%	05/01/14	8,600,000	05/02/14		7,250,000		7,250,000
35.02	JPMCB	50 Speen Street	1977	2007	31,556	Square Feet	87.9%	05/01/14	3,500,000	05/06/14		1,825,000		1,825,000
36	MC Five Mile	Indian Oaks MHC	1971		430	Pads	76.3%	04/24/14	11,400,000	04/25/14	72.7%	8,300,000	19,302	8,285,769
37	Barclays	2030 Fortune Drive	1983	1998	72,249	Square Feet	100.0%	03/18/14	18,000,000	03/26/14	45.3%	8,150,000	113	8,150,000
38	Barclays	Hilton Garden Inn Sonoma	2008		90	Rooms	77.4%	03/31/14	13,300,000	03/28/14	60.8%	8,100,000	90,000	8,081,432
39	Barclays	Packard and Thompson Apartments	Various		71	Units	100.0%	02/14/14	10,750,000	04/18/14	74.4%	8,000,000	112,676	8,000,000
39.01	Barclays	Thompson Apartments	1967		44	Units	100.0%	02/14/14	7,500,000	04/18/14		5,581,395		5,581,395
39.02	Barclays	Packard Apartments	1966		27	Units	100.0%	02/14/14	3,250,000	04/18/14		2,418,605		2,418,605
40	Barclays	Waterbury Crossing	1998		69,424	Square Feet	100.0%	04/15/14	11,400,000	01/08/14	69.9%	8,000,000	115	7,963,736
41	Starwood	Pavilion Estates	1969		529	Pads	65.8%	04/30/14	11,000,000	02/26/14	72.0%	7,931,250	14,993	7,921,037
42	MC Five Mile	Blanco Junction	1978	2002	59,979	Square Feet	89.9%	04/11/14	10,590,000	04/14/14	73.7%	7,800,000	130	7,800,000
43	Barclays	West Sunset Office Portfolio	2008		44,000	Square Feet	100.0%	Various	13,100,000	04/28/14	59.5%	7,800,000	177	7,789,914
43.01	Barclays	Wolfpack	2008		22,000	Square Feet	100.0%	02/15/14	6,500,000	04/28/14		3,900,000		3,894,957
43.02	Barclays	Devonshire	2008		22,000	Square Feet	100.0%	04/30/14	6,600,000	04/28/14		3,900,000		3,894,957
44	Starwood	NAL Building	2002	2014	75,286	Square Feet	100.0%	05/30/14	9,800,000	04/14/14	74.7%	7,325,000	97	7,325,000
45	JPMCB	The Marketplace St. John	1995		46,757	Square Feet	89.1%	04/01/14	12,800,000	04/14/14	54.6%	7,000,000	150	6,990,882
46	MC Five Mile	Lockport Professional Park	1991-2004		81,492	Square Feet	93.4%	05/01/14	9,700,000	03/26/14	71.1%	6,900,000	85	6,900,000
47	MC Five Mile	Shuman Office Building	1982	2003	107,893	Square Feet	82.1%	03/27/14	9,300,000	02/26/14	74.0%	6,900,000	64	6,885,225
48	RAIT	Chesterfield Apartments	1904	2006	65	Units	100.0%	05/07/14	9,500,000	04/11/14	71.7%	6,809,000	104,754	6,809,000
49	RAIT	LaQuinta Inn - Lake Charles	2008		75	Rooms	80.1%	03/31/14	11,100,000	04/10/14	60.8%	6,750,000	90,000	6,750,000
50	Starwood	Cadillac Square Apartments	1927	1960	221	Units	94.6%	05/16/14	10,700,000	03/28/14	60.7%	6,500,000	29,412	6,500,000
51	RAIT	Claremont Park Apartments	1991		88	Units	100.0%	03/17/14	8,300,000	03/20/14	75.0%	6,225,000	70,739	6,225,000
52	Starwood	J Bar J Trailer Ranch	1959		99	Pads	100.0%	05/01/14	8,000,000	04/28/14	74.9%	6,000,000	60,606	5,992,284
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	Various	Various	46,790	Square Feet	97.1%	05/01/14	7,950,000	03/20/14	74.7%	5,950,000	127	5,942,404
53.01	MC Five Mile	Plaza at Tidwell & Airline	1998, 2009	2011	32,367	Square Feet	100.0%	05/01/14	4,350,000	03/20/14		3,412,000		3,407,644
53.02	MC Five Mile	Plaza at Greens Landing	2007		14,423	Square Feet	90.4%	05/01/14	3,600,000	03/20/14		2,538,000		2,534,760
54	MC Five Mile	Emerald Bay Apartments	1974	2013	250	Units	94.8%	04/01/14	9,410,000	03/11/14	62.2%	5,850,000	23,400	5,850,000
55	RAIT	Princess Anne Marketplace	1998		33,147	Square Feet	93.0%	04/09/14	7,500,000	04/10/14	75.0%	5,625,000	170	5,625,000
56	Starwood	Northbridge Plaza	1987	2003	46,453	Square Feet	86.9%	04/24/14	7,300,000	04/25/14	71.2%	5,200,000	112	5,200,000
57	RAIT	Columbia Shores	1989	2005	42,078	Square Feet	100.0%	03/01/14	7,100,000	03/05/14	71.1%	5,062,500	120	5,051,205
58	Barclays	DBI Portfolio I	Various		18,157	Square Feet	100.0%	05/30/14	9,000,000	Various	55.3%	5,000,000	275	4,973,435
58.01	Barclays	NTB Shorewood	2006		7,964	Square Feet	100.0%	05/30/14	3,600,000	01/20/14		2,000,000		1,989,374
58.02	Barclays	Applebee’s Tifton	1998		5,200	Square Feet	100.0%	05/30/14	2,700,000	01/09/14		1,500,000		1,492,030
58.03	Barclays	Applebee’s Calhoun	2014		4,993	Square Feet	100.0%	05/30/14	2,700,000	01/10/14		1,500,000		1,492,030
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	Various	Various	16,048	Square Feet	100.0%	01/14/14	7,400,000	04/09/14	65.5%	4,850,000	302	4,844,064
59.01	Starwood	2981 Third Avenue	1988	2009	11,400	Square Feet	100.0%	01/14/14	5,900,000	04/09/14		3,725,000		3,720,441
59.02	Starwood	737 Flatbush Avenue	1933		4,648	Square Feet	100.0%	01/14/14	1,500,000	04/09/14		1,125,000		1,123,623
60	RAIT	Stuart Court Apartments	1926	2006	63	Units	100.0%	05/07/14	7,150,000	04/11/14	67.0%	4,791,000	76,048	4,791,000
61	JPMCB	Ranson Self Storage	2008		519	Units	92.5%	04/30/14	6,200,000	04/17/14	74.1%	4,600,000	8,863	4,594,344
62	Barclays	University Place Apartments	1959	1998	139	Units	94.2%	04/26/14	8,300,000	04/11/14	54.1%	4,500,000	32,374	4,488,485
63	MC Five Mile	Moulin Rouge Apartments	1968, 1971		141	Units	95.0%	02/28/14	6,400,000	03/31/14	66.7%	4,275,000	30,319	4,269,724
64	Starwood	Fresh Market Shopping Center	2001		25,159	Square Feet	100.0%	04/22/14	5,650,000	05/05/14	74.2%	4,200,000	167	4,194,643
65	MC Five Mile	The Reside Apartments	1999	2009	36	Units	91.7%	05/13/14	5,570,000	04/04/14	73.4%	4,087,000	113,528	4,087,000
66	Barclays	River Meadows MHC	1978, 1995, 1997		195	Pads	90.8%	04/16/14	5,240,000	04/03/14	73.0%	3,825,000	19,615	3,825,000
67	Starwood	Riverview Mobile Home Park	1992		106	Pads	98.1%	05/01/14	5,100,000	04/28/14	74.9%	3,825,000	36,085	3,820,081
68	MC Five Mile	Cala Springs & Shangri-La MHCs	Various		186	Pads	96.2%	03/01/14	6,110,000	03/07/14	60.5%	3,700,000	19,892	3,695,386
68.01	MC Five Mile	Shangri-La MHC	1966		98	Pads	99.0%	03/01/14	3,250,000	03/07/14		1,968,085		1,965,631
68.02	MC Five Mile	Cala Springs MHC	1973		88	Pads	93.2%	03/01/14	2,860,000	03/07/14		1,731,915		1,729,755
69	Barclays	Delray Beach Self Storage	2001		566	Units	93.3%	04/24/14	5,200,000	04/28/14	68.7%	3,570,000	6,307	3,570,000
70	Barclays	EZ Storage - Buena Park	1975		480	Units	86.0%	04/01/14	5,000,000	04/20/14	50.0%	2,500,000	5,208	2,500,000
71	MC Five Mile	Summer Village MHC	1984		129	Pads	93.8%	03/28/14	3,475,000	03/13/14	71.8%	2,500,000	19,380	2,495,029
72	Starwood	Ronny’s Mobile Home Park and RV Park	1958	2013	91	Pads	87.9%	05/01/14	3,300,000	04/28/14	63.9%	2,112,500	23,214	2,109,783
73	Starwood	Bamboo Mobile Home Park	1986		46	Pads	100.0%	05/01/14	2,750,000	04/28/14	74.9%	2,062,500	44,837	2,059,848

A-1-2

ANNEX A-1

			Current						Net
			Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO
Loan #	Seller(1)	Property Name	per Unit ($)(6)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment
1	JPMCB	Showcase Mall	569	8.2%	No	No	4.75650	0.01090	4.74560	Actual/360	415,946.02	4,991,352.19	05/30/14	07/01/14
2	JPMCB	Residence Inn Silicon Valley I	280,519	5.1%	No	Yes - Group 1	4.64000	0.01090	4.62910	Actual/360	333,744.39	4,004,932.68	06/09/14	08/01/14	07/01/19
3	Barclays	Miami International Mall	521	4.7%	No	No	4.42000	0.01090	4.40910	Actual/360	224,069.44	2,688,833.28	01/23/14	03/06/14
4	JPMCB	Technology Corners Building Six	517	4.7%	No	No	4.53933	0.01090	4.52843	Actual/360	305,414.93	3,664,979.16	05/01/14	06/01/14	05/01/19
5	JPMCB	100 Cambridge Discovery Park	432	4.4%	No	Yes - Group 3	4.55000	0.01090	4.53910	Actual/360	282,861.59	3,394,339.08	05/30/14	07/01/14	06/01/19
6	JPMCB	Westminster Mall	110	4.3%	No	Yes - Group 2	4.65000	0.01090	4.63910	Actual/360	283,600.24	3,403,202.88	03/26/14	05/01/14
7	JPMCB	160 Water Street	204	3.9%	No	No	4.80200	0.01090	4.79110	Actual/360	198,805.02	2,385,660.28	04/30/14	06/01/14
8	JPMCB	Residence Inn San Mateo	303,750	3.8%	No	Yes - Group 1	4.64000	0.01090	4.62910	Actual/360	250,308.29	3,003,699.48	06/09/14	08/01/14	07/01/19
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	138,408	3.2%	No	No	4.41000	0.01090	4.39910	Actual/360	200,540.11	2,406,481.32	06/04/14	07/06/14	06/06/18
10	JPMCB	Pointe Plaza	146	3.2%	No	No	4.79000	0.05840	4.73160	Actual/360	209,624.43	2,515,493.16	06/12/14	08/01/14
11	Barclays	The Shops at Wiregrass	187	2.8%	No	No	4.83800	0.01090	4.82710	Actual/360	189,707.30	2,276,487.60	01/24/14	03/06/14
12	Barclays	307 West 38th Street	116	2.8%	No	No	4.03300	0.01090	4.02210	Actual/360	119,262.91	1,431,154.86	05/21/14	07/06/14
13	Barclays	One Dallas Center	124	2.7%	No	No	4.64000	0.03090	4.60910	Actual/360	177,687.98	2,132,255.76	06/13/14	08/06/14	07/06/16
14	JPMCB	The Preserve at Legacy Park	68,273	2.7%	No	No	4.45000	0.01090	4.43910	Actual/360	127,834.49	1,534,013.88	05/30/14	07/01/14
15	Starwood	The Marque at Heritage Hunt	165,000	2.6%	No	No	4.75700	0.01090	4.74610	Actual/360	172,282.89	2,067,394.68	06/10/14	08/06/14	07/06/19
16	JPMCB	Charlottesville Fashion Square	137	2.4%	No	Yes - Group 2	4.53700	0.01090	4.52610	Actual/360	152,665.84	1,831,990.08	03/27/14	05/01/14
17	JPMCB	The Remington	91,259	2.1%	No	No	4.67993	0.01090	4.66903	Actual/360	135,049.80	1,620,597.60	06/11/14	08/01/14	07/01/19
18	JPMCB	200 West Monroe	140	2.0%	No	No	4.66600	0.02090	4.64510	Actual/360	129,149.05	1,549,788.60	05/15/14	07/01/14	06/01/19
19	Barclays	Stonebriar Plaza	122	1.7%	No	No	5.15200	0.01090	5.14110	Actual/360	121,518.25	1,458,219.00	01/31/14	03/06/14
20	Barclays	Ann Arbor Student Housing Portfolio	111,047	1.5%	No	Yes - Group 4	4.74000	0.04090	4.69910	Actual/360	99,519.55	1,194,234.60	06/04/14	07/06/14	06/06/19
20.01	Barclays	Geddes Hill Apartments		1.0%
20.02	Barclays	Carriage House Apartments		0.5%
21	MC Five Mile	Canonbury Square & Tudor Place	82,205	1.5%	No	No	5.03000	0.01090	5.01910	Actual/360	101,402.10	1,216,825.20	05/27/14	07/06/14	06/06/19
21.01	MC Five Mile	Tudor Place		1.0%
21.02	MC Five Mile	Canonbury Square		0.5%
22	MC Five Mile	Walnut on Highland Apartments	153,846	1.4%	No	No	4.78000	0.01090	4.76910	Actual/360	94,222.28	1,130,667.36	05/08/14	07/06/14	12/06/15
23	JPMCB	Derby Corporate Center & Needham Executive Center	144	1.2%	No	Yes - Group 3	4.55000	0.01090	4.53910	Actual/360	79,507.04	954,084.48	05/30/14	07/01/14	06/01/19
23.01	JPMCB	Derby Corporate Center 2		0.6%
23.02	JPMCB	Needham Executive Center		0.6%
24	RAIT	48 East 57th Street	1,251	1.2%	No	No	4.33000	0.01090	4.31910	Actual/360	54,876.74	658,520.88	04/14/14	06/01/14
25	Barclays	Pavilion Lakes Apartments	60,000	0.9%	No	No	4.70000	0.05840	4.64160	Actual/360	62,236.65	746,839.80	05/30/14	07/06/14	06/06/16
26	Barclays	Blooming Terrace	168	0.9%	No	No	4.91000	0.01090	4.89910	Actual/360	62,697.50	752,370.00	05/15/14	07/06/14	06/06/18
27	Barclays	Legacy at Prescott Lakes	75,000	0.9%	No	No	4.90500	0.01090	4.89410	Actual/360	59,740.95	716,891.40	04/24/14	06/06/14	05/06/16
28	Starwood	Dakota Center	93	0.9%	No	No	4.73800	0.05090	4.68710	Actual/360	57,822.59	693,871.08	06/09/14	08/06/14
29	Barclays	North Salado Village	61	0.8%	No	No	5.31000	0.06090	5.24910	Actual/360	59,650.84	715,810.08	02/05/14	03/06/14
30	Barclays	Shoppes at Nagawaukee Phase I	181	0.8%	No	No	4.79900	0.01090	4.78810	Actual/360	54,034.31	648,411.72	04/04/14	05/06/14	04/06/16
31	MC Five Mile	Plaza del Sol	94	0.8%	No	No	4.91500	0.05090	4.86410	Actual/360	53,931.47	647,177.64	06/03/14	07/06/14	06/06/16
32	Barclays	Northville Retail Center Phase 2	222	0.8%	No	No	4.62600	0.01090	4.61510	Actual/360	49,170.31	590,043.72	03/03/14	04/06/14	03/06/16
33	MC Five Mile	Hampton Inn & Suites Brunswick	97,624	0.7%	No	No	5.03000	0.01090	5.01910	Actual/360	55,702.23	668,426.76	04/30/14	06/06/14
34	RAIT	Shelly Plaza	133	0.7%	No	No	4.48000	0.01090	4.46910	Actual/360	47,011.28	564,135.36	06/02/14	08/01/14
35	JPMCB	Metro West Office Portfolio	70	0.7%	No	Yes - Group 3	4.24650	0.01090	4.23560	Actual/360	44,624.95	535,499.40	05/16/14	07/01/14	06/01/16
35.01	JPMCB	151 Taylor Street		0.6%
35.02	JPMCB	50 Speen Street		0.1%
36	MC Five Mile	Indian Oaks MHC	19,269	0.7%	No	No	4.86000	0.01090	4.84910	Actual/360	47,846.38	574,156.56	05/30/14	07/06/14
37	Barclays	2030 Fortune Drive	113	0.6%	No	No	4.63310	0.01090	4.62220	Actual/360	31,903.51	382,842.12	04/17/14	06/06/14
38	Barclays	Hilton Garden Inn Sonoma	89,794	0.6%	No	No	4.95000	0.01090	4.93910	Actual/360	43,235.37	518,824.44	05/06/14	06/06/14
39	Barclays	Packard and Thompson Apartments	112,676	0.6%	No	Yes - Group 4	4.74000	0.05090	4.68910	Actual/360	41,683.58	500,202.96	06/04/14	07/06/14	06/06/19
39.01	Barclays	Thompson Apartments		0.4%
39.02	Barclays	Packard Apartments		0.2%
40	Barclays	Waterbury Crossing	115	0.6%	No	No	5.02500	0.01090	5.01410	Actual/360	43,068.04	516,816.48	02/20/14	04/06/14
41	Starwood	Pavilion Estates	14,974	0.6%	No	No	4.62300	0.01090	4.61210	Actual/360	40,768.20	489,218.40	05/28/14	07/06/14
42	MC Five Mile	Blanco Junction	130	0.6%	No	No	4.60500	0.01090	4.59410	Actual/360	40,009.57	480,114.84	05/08/14	07/06/14	06/06/16
43	Barclays	West Sunset Office Portfolio	177	0.6%	No	No	4.60000	0.01090	4.58910	Actual/360	39,986.26	479,835.12	05/16/14	07/06/14
43.01	Barclays	Wolfpack		0.3%
43.02	Barclays	Devonshire		0.3%
44	Starwood	NAL Building	97	0.6%	No	No	4.78500	0.01090	4.77410	Actual/360	38,365.35	460,384.20	05/06/14	06/06/14	05/06/15
45	JPMCB	The Marketplace St. John	150	0.6%	No	No	4.56000	0.05090	4.50910	Actual/360	35,717.96	428,615.52	05/29/14	07/01/14
46	MC Five Mile	Lockport Professional Park	85	0.5%	No	No	5.38000	0.01090	5.36910	Actual/360	38,659.53	463,914.36	06/12/14	08/06/14
47	MC Five Mile	Shuman Office Building	64	0.5%	No	No	5.27500	0.01090	5.26410	Actual/360	38,208.97	458,507.64	05/02/14	06/06/14
48	RAIT	Chesterfield Apartments	104,754	0.5%	No	Yes - Group 6	4.65000	0.05840	4.59160	Actual/360	35,109.71	421,316.52	05/23/14	07/01/14	06/01/17
49	RAIT	LaQuinta Inn - Lake Charles	90,000	0.5%	No	No	4.67000	0.01090	4.65910	Actual/360	38,172.98	458,075.76	06/11/14	08/01/14
50	Starwood	Cadillac Square Apartments	29,412	0.5%	No	No	4.74300	0.01090	4.73210	Actual/360	33,879.66	406,555.92	05/23/14	07/06/14	06/06/18
51	RAIT	Claremont Park Apartments	70,739	0.5%	No	No	4.96000	0.01090	4.94910	Actual/360	33,265.13	399,181.56	04/30/14	06/01/14	05/01/17
52	Starwood	J Bar J Trailer Ranch	60,528	0.5%	No	Yes - Group 5	4.63000	0.01090	4.61910	Actual/360	30,866.33	370,395.96	06/03/14	07/06/14
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	127	0.5%	No	No	4.67000	0.07090	4.59910	Actual/360	30,751.75	369,021.00	05/30/14	07/06/14
53.01	MC Five Mile	Plaza at Tidwell & Airline		0.3%
53.02	MC Five Mile	Plaza at Greens Landing		0.2%
54	MC Five Mile	Emerald Bay Apartments	23,400	0.5%	No	No	4.59500	0.07090	4.52410	Actual/360	29,972.22	359,666.64	05/15/14	07/06/14	06/06/16
55	RAIT	Princess Anne Marketplace	170	0.4%	No	No	5.00000	0.08840	4.91160	Actual/360	30,196.22	362,354.64	06/02/14	08/01/14	07/01/16
56	Starwood	Northbridge Plaza	112	0.4%	No	No	4.80400	0.01090	4.79310	Actual/360	27,295.17	327,542.04	06/06/14	07/06/14	06/06/16
57	RAIT	Columbia Shores	120	0.4%	No	No	5.08000	0.01090	5.06910	Actual/360	27,424.65	329,095.80	04/30/14	06/01/14
58	Barclays	DBI Portfolio I	274	0.4%	No	No	5.10500	0.11090	4.99410	Actual/360	28,224.72	338,696.64	02/24/14	04/06/14
58.01	Barclays	NTB Shorewood		0.2%
58.02	Barclays	Applebee’s Tifton		0.1%
58.03	Barclays	Applebee’s Calhoun		0.1%
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	302	0.4%	No	No	4.90000	0.01090	4.88910	Actual/360	25,740.25	308,883.00	05/29/14	07/06/14
59.01	Starwood	2981 Third Avenue		0.3%
59.02	Starwood	737 Flatbush Avenue		0.1%
60	RAIT	Stuart Court Apartments	76,048	0.4%	No	Yes - Group 6	4.65000	0.05840	4.59160	Actual/360	24,704.16	296,449.92	05/23/14	07/01/14	06/01/17
61	JPMCB	Ranson Self Storage	8,852	0.4%	No	No	4.87500	0.01090	4.86410	Actual/360	24,343.58	292,122.96	05/22/14	07/01/14
62	Barclays	University Place Apartments	32,291	0.4%	No	No	4.56000	0.09090	4.46910	Actual/360	28,615.17	343,382.04	05/15/14	07/06/14
63	MC Five Mile	Moulin Rouge Apartments	30,282	0.3%	No	No	4.85500	0.01090	4.84410	Actual/360	22,571.78	270,861.36	05/15/14	07/06/14
64	Starwood	Fresh Market Shopping Center	167	0.3%	No	No	4.67500	0.01090	4.66410	Actual/360	21,719.72	260,636.64	06/03/14	07/06/14
65	MC Five Mile	The Reside Apartments	113,528	0.3%	No	No	4.80000	0.01090	4.78910	Actual/360	21,443.07	257,316.84	05/21/14	07/06/14	06/06/16
66	Barclays	River Meadows MHC	19,615	0.3%	No	No	4.70500	0.11090	4.59410	Actual/360	19,849.39	238,192.68	05/15/14	07/06/14	06/06/16
67	Starwood	Riverview Mobile Home Park	36,038	0.3%	No	Yes - Group 5	4.63000	0.01090	4.61910	Actual/360	19,677.28	236,127.36	06/03/14	07/06/14
68	MC Five Mile	Cala Springs & Shangri-La MHCs	19,868	0.3%	No	No	5.75000	0.01090	5.73910	Actual/360	22,342.89	268,114.68	05/15/14	07/06/14
68.01	MC Five Mile	Shangri-La MHC		0.2%
68.02	MC Five Mile	Cala Springs MHC		0.1%
69	Barclays	Delray Beach Self Storage	6,307	0.3%	No	No	4.68000	0.01090	4.66910	Actual/360	18,472.48	221,669.76	06/05/14	07/06/14	06/06/17
70	Barclays	EZ Storage - Buena Park	5,208	0.2%	No	No	5.10700	0.01090	5.09610	Actual/360	10,787.36	129,448.32	04/30/14	06/06/14
71	MC Five Mile	Summer Village MHC	19,341	0.2%	No	No	5.62000	0.01090	5.60910	Actual/360	14,383.52	172,602.24	05/02/14	06/06/14
72	Starwood	Ronny’s Mobile Home Park and RV Park	23,184	0.2%	No	Yes - Group 5	4.63000	0.01090	4.61910	Actual/360	10,867.52	130,410.24	06/03/14	07/06/14
73	Starwood	Bamboo Mobile Home Park	44,779	0.2%	No	Yes - Group 5	4.63000	0.01090	4.61910	Actual/360	10,610.30	127,323.60	06/03/14	07/06/14

A-1-3

ANNEX A-1

			Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)(6)	LTV %(4)(6)	Provision (Payments)(12)
1	JPMCB	Showcase Mall		119	0	120	1	1	0	0	06/01/24	No		103,500,000	70.8%	L(25),Grtr1%orYM(93),O(2)
2	JPMCB	Residence Inn Silicon Valley I	08/01/19	120	360	60	0	1	0	0	07/01/24	No		59,440,330	63.0%	L(24),Def(92),O(4)
3	Barclays	Miami International Mall		115	0	120	5	6	0	0	02/06/24	No		60,000,000	40.9%	L(29),Def(84),O(7)
4	JPMCB	Technology Corners Building Six	06/01/19	118	360	60	2	1	0	0	05/01/24	No		54,949,337	62.8%	L(26),Def(87),O(7)
5	JPMCB	100 Cambridge Discovery Park	07/01/19	119	360	60	1	1	0	0	06/01/24	No		50,835,513	68.7%	L(13),Grtr1%orYM(94),O(13)
6	JPMCB	Westminster Mall		117	357	0	3	1	5	5	04/01/24	No		44,700,826	40.4%	L(27),Def(86),O(7)
7	JPMCB	160 Water Street		82	0	84	2	1	0	0	05/01/21	No		49,000,000	60.4%	L(26),Def(55),O(3)
8	JPMCB	Residence Inn San Mateo	08/01/19	120	360	60	0	1	0	0	07/01/24	No		44,580,248	60.3%	L(24),Def(92),O(4)
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	07/06/18	119	360	48	1	6	0	0	06/06/24	No		35,766,932	48.4%	L(25),Def(91),O(4)
10	JPMCB	Pointe Plaza		120	360	0	0	1	0	0	07/01/24	No		32,664,662	58.3%	L(24),Def(93),O(3)
11	Barclays	The Shops at Wiregrass		115	355	0	5	6	2	0	02/06/24	No		29,432,656	45.7%	L(29),Def(87),O(4)
12	Barclays	307 West 38th Street		119	0	120	1	6	0	0	06/06/24	No		35,000,000	31.8%	L(25),Def(91),O(4)
13	Barclays	One Dallas Center	08/06/16	120	360	24	0	6	0	0	07/06/24	No		29,576,199	61.2%	L(24),Grtr1%orYM(92),O(4)
14	JPMCB	The Preserve at Legacy Park		119	0	120	1	1	0	5 (twice per year)	06/01/24	No		34,000,000	65.0%	L(25),Grtr1%orYM(91),O(4)
15	Starwood	The Marque at Heritage Hunt	08/06/19	120	360	60	0	6	0	0	07/06/24	No		30,326,314	64.8%	L(24),Def(92),O(4)
16	JPMCB	Charlottesville Fashion Square		117	357	0	3	1	5	5	04/01/24	No		24,288,514	48.2%	L(27),Def(86),O(7)
17	JPMCB	The Remington	08/01/19	120	360	60	0	1	0	0	07/01/24	No		23,956,360	68.3%	L(25),Grtr1%orYM(92),O(3)
18	JPMCB	200 West Monroe	07/01/19	119	360	60	1	1	0	0	06/01/24	No		22,941,151	68.1%	L(25),Grtr1%orYM(92),O(3)
19	Barclays	Stonebriar Plaza		115	355	0	5	6	0	0	02/06/24	No		18,378,258	59.7%	L(29),Def(87),O(4)
20	Barclays	Ann Arbor Student Housing Portfolio	07/06/19	119	360	60	1	6	0	0	06/06/24	No		17,547,437	68.0%	L(25),Def(91),O(4)
20.01	Barclays	Geddes Hill Apartments												12,106,371
20.02	Barclays	Carriage House Apartments												5,441,066
21	MC Five Mile	Canonbury Square & Tudor Place	07/06/19	119	360	60	1	6	0	0	06/06/24	No		17,372,074	69.2%	L(25),Def(91),O(4)
21.01	MC Five Mile	Tudor Place												11,143,044
21.02	MC Five Mile	Canonbury Square												6,229,031
22	MC Five Mile	Walnut on Highland Apartments	01/06/16	119	360	18	1	6	0	0	06/06/24	No		15,296,675	61.9%	L(25),Def(91),O(4)
23	JPMCB	Derby Corporate Center & Needham Executive Center	07/01/19	119	360	60	1	1	0	0	06/01/24	No		14,288,901	68.7%	L(13),Grtr1%orYM(94),O(13)
23.01	JPMCB	Derby Corporate Center 2												7,190,248
23.02	JPMCB	Needham Executive Center												7,098,653
24	RAIT	48 East 57th Street		118	0	120	2	1	5	5	05/01/24	No		15,000,000	31.6%	L(26),Def(90),O(4)
25	Barclays	Pavilion Lakes Apartments	07/06/16	119	360	24	1	6	0	0	06/06/24	No		10,303,182	64.4%	L(25),Def(91),O(4)
26	Barclays	Blooming Terrace	07/06/18	119	360	48	1	6	0	0	06/06/24	No		10,653,040	51.3%	L(25),DorYM(88),O(7)
27	Barclays	Legacy at Prescott Lakes	06/06/16	82	360	24	2	6	0	0	05/06/21	No		10,360,523	62.9%	L(26),Def(53),O(5)
28	Starwood	Dakota Center		120	360	0	0	6	0	0	07/06/24	No		9,048,657	61.1%	L(24),Def(92),O(4)
29	Barclays	North Salado Village		115	355	0	5	6	0	5 (twice per year)	02/06/24	No		8,907,539	60.2%	L(29),Def(87),O(4)
30	Barclays	Shoppes at Nagawaukee Phase I	05/06/16	117	360	24	3	6	0	0	04/06/24	No		8,866,507	62.9%	L(27),Def(89),O(4)
31	MC Five Mile	Plaza del Sol	07/06/16	119	330	24	1	6	0	0	06/06/24	No		8,171,315	61.0%	L(25),Def(91),O(4)
32	Barclays	Northville Retail Center Phase 2	04/06/16	116	360	24	4	6	5 (once per year)	0	03/06/24	No		8,194,904	64.3%	L(28),Def(85),O(7)
33	MC Five Mile	Hampton Inn & Suites Brunswick		118	298	0	2	6	0	0	05/06/24	No		7,112,456	52.3%	L(26),Def(90),O(4)
34	RAIT	Shelly Plaza		120	360	0	0	1	5	5	07/01/24	No		7,514,987	56.7%	L(24),Def(92),O(4)
35	JPMCB	Metro West Office Portfolio	07/01/16	59	360	24	1	1	0	0	06/01/19	No		8,612,312	71.2%	L(13),Grtr1%orYM(34),O(13)
35.01	JPMCB	151 Taylor Street												6,880,360
35.02	JPMCB	50 Speen Street												1,731,953
36	MC Five Mile	Indian Oaks MHC		119	299	0	1	6	0	0	06/06/24	No		6,174,853	54.2%	L(25),Def(91),O(4)
37	Barclays	2030 Fortune Drive		118	0	120	2	6	0	0	05/06/24	No		8,150,000	45.3%	L(26),Def(11),DorYM(79),O(4)
38	Barclays	Hilton Garden Inn Sonoma		118	358	0	2	6	0	0	05/06/24	No		6,649,892	50.0%	L(26),Def(90),O(4)
39	Barclays	Packard and Thompson Apartments	07/06/19	119	360	60	1	6	0	0	06/06/24	No		7,349,712	68.4%	L(25),Def(91),O(4)
39.01	Barclays	Thompson Apartments												5,127,706
39.02	Barclays	Packard Apartments												2,222,006
40	Barclays	Waterbury Crossing		116	356	0	4	6	0	0	03/06/24	No		6,584,065	57.8%	L(28),Def(88),O(4)
41	Starwood	Pavilion Estates		119	359	0	1	6	0	0	06/06/24	No		6,440,066	58.5%	L(25),Def(91),O(4)
42	MC Five Mile	Blanco Junction	07/06/16	119	360	24	1	6	10	0	06/06/24	No		6,680,353	63.1%	L(25),Def(90),O(5)
43	Barclays	West Sunset Office Portfolio		119	359	0	1	6	0	0	06/06/24	No		6,328,538	48.3%	L(25),Def(91),O(4)
43.01	Barclays	Wolfpack												3,164,269
43.02	Barclays	Devonshire												3,164,269
44	Starwood	NAL Building	06/06/15	118	360	12	2	6	0	0	05/06/24	Yes	05/06/26	6,146,813	62.7%	L(26),Def(90),O(4)
45	JPMCB	The Marketplace St. John		119	359	0	1	1	0	0	06/01/24	No		5,671,708	44.3%	L(25),Grtr1%orYM(92),O(3)
46	MC Five Mile	Lockport Professional Park		120	360	0	0	6	0	0	07/06/24	No		5,743,563	59.2%	L(24),Def(92),O(4)
47	MC Five Mile	Shuman Office Building		58	358	0	2	6	0	0	05/06/19	No		6,389,885	68.7%	L(26),Def(30),O(4)
48	RAIT	Chesterfield Apartments	07/01/17	119	360	36	1	1	5	5	06/01/24	No		5,981,030	63.0%	L(25),Def(90),O(5)
49	RAIT	LaQuinta Inn - Lake Charles		60	300	0	0	1	5	5	07/01/19	No		5,971,763	53.8%	L(24),Def(32),O(4)
50	Starwood	Cadillac Square Apartments	07/06/18	119	360	48	1	6	0	0	06/06/24	No		5,849,774	54.7%	L(25),Grtr1%orYM(90),O(5)
51	RAIT	Claremont Park Apartments	06/01/17	118	360	36	2	1	5	5	05/01/24	No		5,506,286	66.3%	L(26),Def(90),O(4)
52	Starwood	J Bar J Trailer Ranch		119	359	0	1	6	0	0	06/06/24	No		4,873,076	60.9%	L(25),Def(88),O(7)
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing		119	359	0	1	6	10	0	06/06/24	No		4,839,024	60.9%	L(25),Def(91),O(4)
53.01	MC Five Mile	Plaza at Tidwell & Airline												2,774,916
53.02	MC Five Mile	Plaza at Greens Landing												2,064,108
54	MC Five Mile	Emerald Bay Apartments	07/06/16	119	360	24	1	6	15	0	06/06/24	No		5,008,938	53.2%	L(25),Grtr1%orYM(82),O(13)
55	RAIT	Princess Anne Marketplace	08/01/16	120	360	24	0	1	5	5	07/01/24	No		4,867,298	64.9%	L(24),DorYM(89),O(7)
56	Starwood	Northbridge Plaza	07/06/16	119	360	24	1	6	0	0	06/06/24	No		4,476,822	61.3%	L(25),Def(91),O(4)
57	RAIT	Columbia Shores		118	358	0	2	1	5	5	05/01/24	No		4,173,878	58.8%	L(26),Def(90),O(4)
58	Barclays	DBI Portfolio I		56	326	0	4	6	0	0	03/06/19	No		4,546,227	50.5%	L(28),Grtr1%orYM(28),O(4)
58.01	Barclays	NTB Shorewood												1,818,491
58.02	Barclays	Applebee’s Tifton												1,363,868
58.03	Barclays	Applebee’s Calhoun												1,363,868
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue		119	359	0	1	6	0	0	06/06/24	No		3,974,862	53.7%	L(25),Def(91),O(4)
59.01	Starwood	2981 Third Avenue												3,052,858
59.02	Starwood	737 Flatbush Avenue												922,004
60	RAIT	Stuart Court Apartments	07/01/17	119	360	36	1	1	5	5	06/01/24	No		4,208,418	58.9%	L(25),Def(90),O(5)
61	JPMCB	Ranson Self Storage		119	359	0	1	1	0	0	06/01/24	No		3,766,855	60.8%	L(25),Def(92),O(3)
62	Barclays	University Place Apartments		119	239	0	1	6	0	0	06/06/24	No		2,785,495	33.6%	L(25),Def(92),O(3)
63	MC Five Mile	Moulin Rouge Apartments		119	359	0	1	6	0	0	06/06/24	No		3,498,399	54.7%	L(25),Def(91),O(4)
64	Starwood	Fresh Market Shopping Center		119	359	0	1	6	0	0	06/06/24	No		3,416,359	60.5%	L(25),Def(91),O(4)
65	MC Five Mile	The Reside Apartments	07/06/16	119	360	24	1	6	10	0	06/06/24	No		3,518,246	63.2%	L(25),Def(91),O(4)
66	Barclays	River Meadows MHC	07/06/16	119	360	24	1	6	0	0	06/06/24	No		3,284,573	62.7%	L(25),Def(91),O(4)
67	Starwood	Riverview Mobile Home Park		119	359	0	1	6	0	0	06/06/24	No		3,106,587	60.9%	L(25),Def(88),O(7)
68	MC Five Mile	Cala Springs & Shangri-La MHCs		119	329	0	1	6	0	0	06/06/24	No		2,993,101	49.0%	L(25),Def(91),O(4)
68.01	MC Five Mile	Shangri-La MHC												1,592,075
68.02	MC Five Mile	Cala Springs MHC												1,401,026
69	Barclays	Delray Beach Self Storage	07/06/17	119	360	36	1	6	0	0	06/06/24	No		3,138,025	60.3%	L(25),Grtr1%orYM(88),O(7)
70	Barclays	EZ Storage - Buena Park		118	0	120	2	6	0	0	05/06/24	No		2,500,000	50.0%	L(26),Def(90),O(4)
71	MC Five Mile	Summer Village MHC		118	358	0	2	6	0	0	05/06/24	No		2,096,626	60.3%	L(26),Def(90),O(4)
72	Starwood	Ronny’s Mobile Home Park and RV Park		119	359	0	1	6	0	0	06/06/24	No		1,715,729	52.0%	L(25),Def(88),O(7)
73	Starwood	Bamboo Mobile Home Park		119	359	0	1	6	0	0	06/06/24	No		1,675,120	60.9%	L(25),Def(88),O(7)

A-1-4

ANNEX A-1

			HISTORICAL FINANCIALS(13)

			2011	2011	2011	2012	2012	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	Showcase Mall	13,327,376	3,157,201	10,170,175	10,823,016	2,971,766	7,851,251	10,139,332	2,997,933	7,141,398	10,107,876	2,980,171	7,127,705	04/30/14
2	JPMCB	Residence Inn Silicon Valley I	9,226,081	4,932,131	4,293,950	10,857,569	5,370,120	5,487,450	12,069,165	5,863,486	6,205,680	12,383,773	6,028,524	6,355,250	04/30/14
3	Barclays	Miami International Mall	24,913,644	7,365,830	17,547,814	25,856,069	8,022,869	17,833,200	26,633,433	8,148,414	18,485,019	26,500,772	7,978,135	18,522,637	03/31/14
4	JPMCB	Technology Corners Building Six
5	JPMCB	100 Cambridge Discovery Park	7,065,713	2,744,658	4,321,055	7,168,620	2,824,903	4,343,717	7,202,694	2,861,162	4,341,532	7,285,125	2,930,413	4,354,712	05/31/14
6	JPMCB	Westminster Mall	18,611,409	6,464,840	12,146,569	18,507,120	6,255,079	12,252,041	18,097,917	5,904,308	12,193,609
7	JPMCB	160 Water Street	15,262,135	9,743,057	5,519,078	13,314,137	8,730,921	4,583,216	12,516,917	9,374,611	3,142,306
8	JPMCB	Residence Inn San Mateo	6,632,864	3,887,758	2,745,107	7,762,404	4,047,370	3,715,032	8,839,895	4,364,962	4,474,932	9,163,329	4,509,101	4,654,227	04/30/14
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	32,047,637	25,478,393	6,569,244	34,086,899	26,905,356	7,181,543	33,693,495	26,866,818	6,826,677	33,762,558	26,940,683	6,821,875	04/30/14
10	JPMCB	Pointe Plaza	7,878,342	3,312,070	4,566,272	7,671,659	3,359,766	4,311,893	7,314,075	3,570,873	3,743,202	7,065,486	3,530,376	3,535,110	04/30/14
11	Barclays	The Shops at Wiregrass	13,971,190	4,815,542	9,155,648	14,359,894	5,106,532	9,253,362	14,496,750	5,256,760	9,239,990
12	Barclays	307 West 38th Street	7,216,180	3,658,732	3,557,447	7,187,011	3,719,009	3,468,002	7,508,329	3,817,679	3,690,650	7,667,368	3,857,066	3,810,302	03/31/14
13	Barclays	One Dallas Center							2,914,907	2,179,426	735,481	3,379,171	2,392,721	986,450	03/31/14
14	JPMCB	The Preserve at Legacy Park	4,644,947	1,774,293	2,870,654	4,770,507	1,804,839	2,965,668	4,897,449	1,857,486	3,039,963	4,938,906	1,932,498	3,006,408	03/31/14
15	Starwood	The Marque at Heritage Hunt	3,494,537	1,569,681	1,924,856	4,322,944	1,714,817	2,608,127	4,185,453	1,700,184	2,485,269	4,265,760	1,761,684	2,504,076	04/30/14
16	JPMCB	Charlottesville Fashion Square	9,746,225	3,291,528	6,454,697	9,504,596	3,365,539	6,139,057	9,780,636	3,255,443	6,525,193
17	JPMCB	The Remington							3,265,208	1,279,905	1,985,303	3,653,719	1,567,262	2,086,457	03/31/14
18	JPMCB	200 West Monroe	11,548,911	6,191,437	5,357,474	11,683,144	5,713,809	5,969,335	12,666,988	6,710,668	5,956,320
19	Barclays	Stonebriar Plaza	2,700,226	884,462	1,815,764	2,876,493	902,583	1,973,910	3,275,673	925,624	2,350,049	3,228,702	919,657	2,309,045	02/28/14
20	Barclays	Ann Arbor Student Housing Portfolio				2,059,137	680,761	1,378,375	2,208,675	628,833	1,579,841
20.01	Barclays	Geddes Hill Apartments				1,448,088	505,356	942,732	1,539,713	459,636	1,080,077
20.02	Barclays	Carriage House Apartments				611,049	175,406	435,643	668,962	169,197	499,765
21	MC Five Mile	Canonbury Square & Tudor Place	2,871,769	1,474,167	1,397,601	2,997,874	1,550,397	1,447,477	3,032,839	1,445,746	1,587,093	3,050,788	1,457,401	1,593,387	02/28/14
21.01	MC Five Mile	Tudor Place	1,783,200	881,675	901,525	1,878,906	925,557	953,349	1,906,833	884,547	1,022,286	1,917,497	889,262	1,028,235	02/28/14
21.02	MC Five Mile	Canonbury Square	1,088,568	592,492	496,076	1,118,968	624,840	494,128	1,126,006	561,199	564,807	1,133,291	568,139	565,152	02/28/14
22	MC Five Mile	Walnut on Highland Apartments										2,148,374	735,756	1,412,618	03/31/14
23	JPMCB	Derby Corporate Center & Needham Executive Center	2,725,921	1,172,684	1,553,237	2,619,188	1,197,524	1,421,664	2,538,187	1,121,780	1,416,407
23.01	JPMCB	Derby Corporate Center 2	1,554,442	661,121	893,322	1,327,708	640,610	687,098	1,343,768	610,067	733,701
23.02	JPMCB	Needham Executive Center	1,171,479	511,564	659,915	1,291,480	556,913	734,567	1,194,419	511,713	682,707
24	RAIT	48 East 57th Street	1,062,990	324,085	738,905	981,768	382,354	599,414
25	Barclays	Pavilion Lakes Apartments	1,838,620	904,598	934,022	1,954,474	921,049	1,033,425	2,023,853	918,226	1,105,627	2,028,680	947,007	1,081,673	04/30/14
26	Barclays	Blooming Terrace	1,737,583	558,872	1,178,710	1,089,917	916,546	173,371	1,496,103	515,643	980,460	1,528,207	589,313	938,894	04/30/14
27	Barclays	Legacy at Prescott Lakes	1,519,529	571,955	947,574	1,531,224	605,749	925,475	1,565,879	617,841	948,038	1,575,700	595,109	980,590	02/28/14
28	Starwood	Dakota Center				1,445,272	273,074	1,172,198	1,724,640	643,075	1,081,565	1,777,013	651,501	1,125,512	03/31/14
29	Barclays	North Salado Village	1,500,232	508,491	991,741	1,597,512	504,124	1,093,388	1,627,010	421,616	1,205,394
30	Barclays	Shoppes at Nagawaukee Phase I	1,348,290	374,780	973,510	1,429,796	383,825	1,045,971	1,444,268	407,893	1,036,376
31	MC Five Mile	Plaza del Sol	1,153,863	263,441	890,422	1,215,209	463,276	751,933	1,422,967	466,971	955,996	1,485,177	547,723	937,454	04/30/14
32	Barclays	Northville Retail Center Phase 2	1,161,754	291,885	869,869	1,113,932	265,193	848,739	1,225,983	303,814	922,168
33	MC Five Mile	Hampton Inn & Suites Brunswick	2,111,207	1,375,543	735,664	2,592,528	1,594,178	998,350	2,831,880	1,654,740	1,177,140	2,924,656	1,725,442	1,199,214	03/31/14
34	RAIT	Shelly Plaza	1,175,414	257,812	917,602	1,185,794	249,215	936,579	1,310,059	310,603	999,456	1,352,899	382,671	970,228	03/31/14
35	JPMCB	Metro West Office Portfolio	1,900,143	865,958	1,034,185	1,965,589	813,003	1,152,587	1,953,701	863,839	1,089,862
35.01	JPMCB	151 Taylor Street	1,235,417	502,949	732,468	1,264,729	450,404	814,325	1,300,874	472,630	828,243
35.02	JPMCB	50 Speen Street	664,726	363,009	301,717	700,860	362,599	338,261	652,827	391,209	261,619
36	MC Five Mile	Indian Oaks MHC	1,174,791	351,545	823,246	1,127,733	392,079	735,654	1,164,225	331,294	832,931	1,185,934	326,403	859,531	03/31/14
37	Barclays	2030 Fortune Drive				3,001,927	290,233	2,711,694	2,179,475	425,992	1,753,483	2,095,898	423,012	1,672,886	02/28/14
38	Barclays	Hilton Garden Inn Sonoma	2,872,920	2,262,088	610,832	3,108,796	2,433,412	675,384	3,695,906	2,782,644	913,262	3,852,674	2,873,874	978,800	03/31/14
39	Barclays	Packard and Thompson Apartments				834,284	252,227	582,057	926,023	251,693	674,330
39.01	Barclays	Thompson Apartments				550,859	166,913	383,946	630,889	168,034	462,855
39.02	Barclays	Packard Apartments				283,425	85,314	198,111	295,135	83,660	211,475
40	Barclays	Waterbury Crossing	1,363,895	527,514	836,382	1,371,070	498,034	873,036	1,353,272	411,703	941,569
41	Starwood	Pavilion Estates	1,702,930	721,164	981,766	1,665,074	683,776	981,298	1,724,480	706,568	1,017,912
42	MC Five Mile	Blanco Junction	1,127,349	340,264	787,085	1,185,022	323,361	861,661	1,163,317	355,823	807,494	1,140,281	347,981	792,300	03/31/14
43	Barclays	West Sunset Office Portfolio	1,185,526	214,071	971,455	1,231,543	193,382	1,038,161	1,221,858	234,673	987,185	1,217,175	218,600	998,575	03/31/14
43.01	Barclays	Wolfpack	611,488	98,640	512,848	612,618	98,618	514,000	607,230	120,854	486,376	610,875	106,740	504,135	03/31/14
43.02	Barclays	Devonshire	574,038	115,431	458,607	618,925	94,764	524,161	614,628	113,819	500,809	606,300	111,860	494,440	03/31/14
44	Starwood	NAL Building
45	JPMCB	The Marketplace St. John				2,724,776	1,956,032	768,744	2,873,819	1,771,735	1,102,084
46	MC Five Mile	Lockport Professional Park	1,218,236	473,161	745,075	1,204,085	492,818	711,267	1,308,510	489,374	819,136	1,303,105	480,703	822,402	05/31/14
47	MC Five Mile	Shuman Office Building	1,020,183	777,040	243,143	1,173,567	680,636	492,931	1,287,527	734,887	552,640	1,297,726	737,418	560,308	02/28/14
48	RAIT	Chesterfield Apartments	886,040	407,111	478,929	930,916	455,202	475,715	948,138	386,981	561,156	995,256	414,438	580,818	03/31/14
49	RAIT	LaQuinta Inn - Lake Charles	1,831,994	1,017,847	814,147	2,069,793	1,032,553	1,037,240	2,659,189	1,234,638	1,424,551	2,582,005	1,225,278	1,356,727	03/31/14
50	Starwood	Cadillac Square Apartments	1,573,881	1,124,644	449,237	1,856,574	1,121,334	735,240	1,886,699	1,017,509	869,190	1,898,735	1,037,792	860,943	02/28/14
51	RAIT	Claremont Park Apartments				1,100,653	515,545	585,108	1,112,816	575,921	536,894	1,108,195	567,326	540,869	03/31/14
52	Starwood	J Bar J Trailer Ranch	611,246	141,374	469,872	664,941	138,272	526,669	706,901	142,423	564,478	724,892	146,025	578,867	04/30/14
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing				639,799	255,699	384,100	948,542	351,714	596,828	947,883	342,168	605,716	02/28/14
53.01	MC Five Mile	Plaza at Tidwell & Airline				228,192	112,387	115,805	516,103	208,289	307,814	518,794	181,053	337,742	02/28/14
53.02	MC Five Mile	Plaza at Greens Landing				411,607	143,312	268,295	432,440	143,426	289,014	429,089	161,115	267,974	02/28/14
54	MC Five Mile	Emerald Bay Apartments							1,721,872	938,286	783,586	1,742,080	972,555	769,525	02/28/14
55	RAIT	Princess Anne Marketplace	804,120	216,073	588,048	832,970	218,196	614,775	779,452	217,607	561,846	816,148	227,193	588,955	04/30/14
56	Starwood	Northbridge Plaza	935,420	304,004	631,416	948,406	344,793	603,613	859,338	334,947	524,391	838,852	329,889	508,963	03/31/14
57	RAIT	Columbia Shores	600,617	192,299	408,318	706,816	189,468	517,348	639,691	190,425	449,266	714,183	203,424	510,759	02/28/14
58	Barclays	DBI Portfolio I
58.01	Barclays	NTB Shorewood
58.02	Barclays	Applebee’s Tifton
58.03	Barclays	Applebee’s Calhoun
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue				221,732	73,720	148,012	335,406	53,303	282,103
59.01	Starwood	2981 Third Avenue				101,000	53,643	47,357	193,060	38,629	154,431
59.02	Starwood	737 Flatbush Avenue				120,732	20,077	100,655	142,346	14,674	127,672
60	RAIT	Stuart Court Apartments	608,404	404,239	204,165	664,773	407,730	257,043	703,001	323,172	379,829	751,314	338,958	412,356	03/31/14
61	JPMCB	Ranson Self Storage				500,735	184,227	316,508	636,592	220,914	415,678	665,682	237,190	428,492	04/01/14
62	Barclays	University Place Apartments	1,423,982	832,391	591,591	1,419,647	832,836	586,811	1,465,926	873,158	592,768	1,467,690	872,221	595,468	04/30/14
63	MC Five Mile	Moulin Rouge Apartments	847,971	588,103	259,868	971,457	606,252	365,205	1,096,936	599,442	497,494	1,120,796	635,218	485,578	02/28/14
64	Starwood	Fresh Market Shopping Center	567,898	167,960	399,937	572,702	169,503	403,199	569,864	167,342	402,523
65	MC Five Mile	The Reside Apartments	893,243	411,322	481,921	861,869	433,523	428,346	909,077	432,332	476,745	937,874	437,007	500,867	02/28/14
66	Barclays	River Meadows MHC	654,289	371,306	282,984	686,297	357,759	328,538	706,430	327,814	378,616	713,296	325,303	387,994	02/28/14
67	Starwood	Riverview Mobile Home Park	416,484	111,578	304,906	448,019	114,401	333,618	467,887	106,212	361,675	480,854	104,135	376,719	04/30/14
68	MC Five Mile	Cala Springs & Shangri-La MHCs	660,893	347,542	313,349	637,259	295,727	341,532	673,268	319,761	353,507
68.01	MC Five Mile	Shangri-La MHC	377,053	192,165	184,888	361,619	165,046	196,573	376,345	160,966	215,379
68.02	MC Five Mile	Cala Springs MHC	283,840	155,379	128,461	275,639	130,679	144,959	296,923	158,795	138,128
69	Barclays	Delray Beach Self Storage				498,468	255,478	242,991	556,756	209,318	347,438	580,077	215,756	364,321	03/31/14
70	Barclays	EZ Storage - Buena Park	521,562	150,538	371,025	527,346	170,421	356,924	530,205	177,959	352,246	528,754	175,880	352,874	02/28/14
71	MC Five Mile	Summer Village MHC	323,612	55,021	268,591	329,214	66,298	262,916	334,725	60,946	273,779
72	Starwood	Ronny’s Mobile Home Park and RV Park	407,829	204,043	203,786	411,673	178,392	233,281	446,620	167,350	279,270	469,641	167,465	302,177	04/30/14
73	Starwood	Bamboo Mobile Home Park	265,207	85,739	179,468	274,681	88,052	186,629	283,077	86,975	196,102	282,463	87,319	195,145	04/30/14

A-1-5

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(6)(15)	DSCR(6)(15)	Debt Yield %(6)	Debt Yield %(6)	Title Type(16)
1	JPMCB	Showcase Mall	92.2%	12,102,700	3,113,713	8,988,988	385,854	8,603,132	1.80	1.72	8.7%	8.3%	Fee
2	JPMCB	Residence Inn Silicon Valley I	82.6%	12,383,773	6,353,960	6,029,813	0	6,029,813	1.51	1.51	9.3%	9.3%	Fee
3	Barclays	Miami International Mall	92.1%	27,986,222	7,877,112	20,109,110	727,246	19,381,864	2.80	2.70	12.6%	12.1%	Fee
4	JPMCB	Technology Corners Building Six	96.5%	12,352,487	1,477,346	10,875,141	34,837	10,840,304	1.48	1.48	9.1%	9.0%	Fee
5	JPMCB	100 Cambridge Discovery Park	95.0%	7,112,137	2,864,042	4,248,095	154,321	4,093,774	1.25	1.21	7.7%	7.4%	Leasehold
6	JPMCB	Westminster Mall	75.4%	16,854,539	6,623,182	10,231,358	656,067	9,575,290	1.95	1.82	12.1%	11.3%	Fee
7	JPMCB	160 Water Street	91.7%	16,538,258	9,274,950	7,263,308	844,306	6,419,002	1.50	1.32	7.3%	6.4%	Fee
8	JPMCB	Residence Inn San Mateo	88.0%	9,163,328	4,793,890	4,369,438	0	4,369,438	1.45	1.45	9.0%	9.0%	Fee
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	71.9%	33,762,558	27,834,515	5,928,043	0	5,928,043	2.46	2.46	14.8%	14.8%	Fee/Leasehold
10	JPMCB	Pointe Plaza	93.8%	7,700,182	3,632,990	4,067,192	494,321	3,572,871	1.62	1.42	10.2%	8.9%	Fee
11	Barclays	The Shops at Wiregrass	90.6%	13,903,954	5,358,762	8,545,192	570,796	7,974,396	1.57	1.47	10.0%	9.3%	Fee
12	Barclays	307 West 38th Street	95.0%	8,305,276	3,961,162	4,344,114	438,097	3,906,017	3.04	2.73	12.4%	11.2%	Fee
13	Barclays	One Dallas Center	93.3%	5,602,060	2,497,679	3,104,381	121,802	2,982,580	1.46	1.40	9.0%	8.6%	Fee/Leasehold
14	JPMCB	The Preserve at Legacy Park	95.0%	4,889,840	2,009,164	2,880,676	124,500	2,756,176	1.88	1.80	8.5%	8.1%	Fee
15	Starwood	The Marque at Heritage Hunt	89.8%	4,265,760	1,712,005	2,553,755	50,000	2,503,755	1.24	1.21	7.7%	7.6%	Fee
16	JPMCB	Charlottesville Fashion Square	90.8%	9,326,692	3,546,944	5,779,748	428,643	5,351,105	1.89	1.75	11.6%	10.7%	Fee/Leasehold
17	JPMCB	The Remington	85.1%	3,848,856	1,587,533	2,261,323	71,500	2,189,822	1.40	1.35	8.7%	8.4%	Fee
18	JPMCB	200 West Monroe	85.7%	13,936,668	6,759,709	7,176,959	820,471	6,356,488	1.54	1.37	9.6%	8.5%	Fee
19	Barclays	Stonebriar Plaza	90.2%	3,166,560	941,819	2,224,741	209,327	2,015,414	1.53	1.38	10.1%	9.1%	Fee
20	Barclays	Ann Arbor Student Housing Portfolio	94.8%	2,196,269	605,843	1,590,426	36,218	1,554,208	1.33	1.30	8.3%	8.1%	Fee
20.01	Barclays	Geddes Hill Apartments	94.9%	1,549,251	444,438	1,104,812	24,800	1,080,012					Fee
20.02	Barclays	Carriage House Apartments	94.7%	647,019	161,405	485,613	11,418	474,195					Fee
21	MC Five Mile	Canonbury Square & Tudor Place	94.0%	3,050,788	1,470,145	1,580,643	66,750	1,513,893	1.30	1.24	8.4%	8.0%	Fee
21.01	MC Five Mile	Tudor Place	94.8%	1,917,497	897,575	1,019,922	40,542	979,380					Fee
21.02	MC Five Mile	Canonbury Square	94.0%	1,133,291	572,570	560,721	26,208	534,513					Fee
22	MC Five Mile	Walnut on Highland Apartments	95.0%	2,174,833	651,238	1,523,595	30,648	1,492,947	1.35	1.32	8.5%	8.3%	Fee
23	JPMCB	Derby Corporate Center & Needham Executive Center	88.4%	2,654,396	1,320,678	1,333,718	134,384	1,199,333	1.40	1.26	8.5%	7.7%	Fee
23.01	JPMCB	Derby Corporate Center 2	87.5%	1,445,509	756,626	688,883	76,362	612,522					Fee
23.02	JPMCB	Needham Executive Center	89.6%	1,208,886	564,052	644,834	58,022	586,812					Fee
24	RAIT	48 East 57th Street	95.0%	2,352,316	525,529	1,826,788	71,137	1,755,651	2.77	2.67	12.2%	11.7%	Fee
25	Barclays	Pavilion Lakes Apartments	92.8%	2,071,220	972,537	1,098,683	56,000	1,042,683	1.47	1.40	9.2%	8.7%	Fee
26	Barclays	Blooming Terrace	92.9%	1,685,951	611,406	1,074,545	74,328	1,000,217	1.43	1.33	9.1%	8.5%	Fee
27	Barclays	Legacy at Prescott Lakes	89.4%	1,631,366	601,132	1,030,235	46,265	983,970	1.44	1.37	9.2%	8.7%	Fee
28	Starwood	Dakota Center	87.0%	1,742,893	647,110	1,095,783	109,435	986,348	1.58	1.42	9.9%	8.9%	Fee
29	Barclays	North Salado Village	91.7%	1,858,675	635,195	1,223,480	142,288	1,081,192	1.71	1.51	11.5%	10.1%	Fee
30	Barclays	Shoppes at Nagawaukee Phase I	95.0%	1,387,762	395,727	992,035	65,770	926,264	1.53	1.43	9.6%	9.0%	Fee
31	MC Five Mile	Plaza del Sol	91.4%	1,472,443	532,902	939,541	68,568	870,973	1.45	1.35	9.6%	8.9%	Fee
32	Barclays	Northville Retail Center Phase 2	95.0%	1,392,949	326,029	1,066,921	68,953	997,968	1.81	1.69	11.2%	10.4%	Fee
33	MC Five Mile	Hampton Inn & Suites Brunswick	79.4%	2,924,656	1,891,791	1,032,866	0	1,032,866	1.55	1.55	10.9%	10.9%	Fee
34	RAIT	Shelly Plaza	92.0%	1,401,004	416,256	984,748	101,870	882,878	1.75	1.57	10.6%	9.5%	Fee/Leasehold
35	JPMCB	Metro West Office Portfolio	83.5%	1,977,313	922,098	1,055,215	140,713	914,502	1.97	1.71	11.6%	10.1%	Fee
35.01	JPMCB	151 Taylor Street	81.3%	1,363,752	504,041	859,711	98,153	761,558					Fee
35.02	JPMCB	50 Speen Street	89.1%	613,561	418,057	195,504	42,560	152,944					Fee
36	MC Five Mile	Indian Oaks MHC	70.7%	1,209,113	393,083	816,030	21,500	794,530	1.42	1.38	9.8%	9.6%	Fee
37	Barclays	2030 Fortune Drive	94.2%	2,062,394	528,197	1,534,197	157,752	1,376,445	4.01	3.60	18.8%	16.9%	Fee
38	Barclays	Hilton Garden Inn Sonoma	77.4%	3,852,674	3,032,961	819,713	0	819,713	1.58	1.58	10.1%	10.1%	Fee
39	Barclays	Packard and Thompson Apartments	94.7%	942,260	229,875	712,385	24,396	687,989	1.42	1.38	8.9%	8.6%	Fee
39.01	Barclays	Thompson Apartments	94.8%	633,096	150,941	482,155	18,216	463,939					Fee
39.02	Barclays	Packard Apartments	94.5%	309,164	78,934	230,230	6,180	224,050					Fee
40	Barclays	Waterbury Crossing	95.0%	1,302,013	453,145	848,868	82,531	766,337	1.64	1.48	10.7%	9.6%	Fee
41	Starwood	Pavilion Estates	66.5%	1,724,480	719,864	1,004,616	52,900	951,716	2.05	1.95	12.7%	12.0%	Fee
42	MC Five Mile	Blanco Junction	90.0%	1,128,337	351,182	777,155	58,851	718,304	1.62	1.50	10.0%	9.2%	Fee
43	Barclays	West Sunset Office Portfolio	93.0%	1,171,213	211,870	959,343	77,912	881,431	2.00	1.84	12.3%	11.3%	Fee
43.01	Barclays	Wolfpack	93.0%	573,904	101,813	472,091	30,139	441,952					Fee
43.02	Barclays	Devonshire	93.0%	597,309	110,057	487,251	47,773	439,478					Fee
44	Starwood	NAL Building	95.0%	1,068,429	283,000	785,429	15,057	770,372	1.71	1.67	10.7%	10.5%	Fee
45	JPMCB	The Marketplace St. John	87.1%	2,754,539	2,028,142	726,397	74,578	651,819	1.69	1.52	10.4%	9.3%	Fee/Leasehold
46	MC Five Mile	Lockport Professional Park	89.4%	1,227,429	516,356	711,073	80,897	630,176	1.53	1.36	10.3%	9.1%	Fee
47	MC Five Mile	Shuman Office Building	84.2%	1,653,032	762,983	890,049	144,147	745,902	1.94	1.63	12.9%	10.8%	Fee
48	RAIT	Chesterfield Apartments	90.8%	1,019,339	401,724	617,615	28,447	589,168	1.47	1.40	9.1%	8.7%	Fee
49	RAIT	LaQuinta Inn - Lake Charles	80.1%	2,475,022	1,461,779	1,013,243	0	1,013,243	2.21	2.21	15.0%	15.0%	Fee
50	Starwood	Cadillac Square Apartments	92.5%	1,884,230	1,070,768	813,462	76,048	737,414	2.00	1.81	12.5%	11.3%	Fee
51	RAIT	Claremont Park Apartments	95.0%	1,081,512	556,624	524,888	21,560	503,328	1.31	1.26	8.4%	8.1%	Fee
52	Starwood	J Bar J Trailer Ranch	95.0%	691,031	174,044	516,987	4,950	512,037	1.40	1.38	8.6%	8.5%	Fee
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	90.7%	953,676	314,930	638,747	51,982	586,765	1.73	1.59	10.7%	9.9%	Fee
53.01	MC Five Mile	Plaza at Tidwell & Airline	91.0%	573,250	190,168	383,082	35,022	348,060					Fee
53.02	MC Five Mile	Plaza at Greens Landing	90.1%	380,426	124,761	255,665	16,960	238,705					Fee
54	MC Five Mile	Emerald Bay Apartments	89.6%	1,777,587	985,265	792,322	75,000	717,322	2.20	1.99	13.5%	12.3%	Fee
55	RAIT	Princess Anne Marketplace	93.0%	726,434	173,664	552,770	38,119	514,651	1.53	1.42	9.8%	9.1%	Fee
56	Starwood	Northbridge Plaza	87.1%	897,197	338,809	558,388	29,762	528,626	1.70	1.61	10.7%	10.2%	Fee
57	RAIT	Columbia Shores	90.0%	704,031	218,391	485,640	54,701	430,938	1.48	1.31	9.6%	8.5%	Fee
58	Barclays	DBI Portfolio I	95.0%	665,026	137,985	527,041	4,764	522,277	1.56	1.54	10.6%	10.5%	Fee
58.01	Barclays	NTB Shorewood	95.0%	286,355	74,796	211,559	2,215	209,344					Fee
58.02	Barclays	Applebee’s Tifton	95.0%	192,863	32,274	160,589	1,290	159,299					Fee
58.03	Barclays	Applebee’s Calhoun	95.0%	185,808	30,915	154,893	1,259	153,634					Fee
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	95.0%	539,227	96,506	442,721	18,491	424,230	1.43	1.37	9.1%	8.8%	Fee
59.01	Starwood	2981 Third Avenue	95.0%	405,010	74,468	330,542	15,005	315,537					Fee
59.02	Starwood	737 Flatbush Avenue	94.9%	134,217	22,038	112,179	3,486	108,693					Fee
60	RAIT	Stuart Court Apartments	90.8%	771,774	336,633	435,140	20,911	414,230	1.47	1.40	9.1%	8.6%	Fee
61	JPMCB	Ranson Self Storage	85.0%	676,120	245,107	431,013	8,200	422,813	1.48	1.45	9.4%	9.2%	Fee
62	Barclays	University Place Apartments	93.1%	1,473,655	872,396	601,259	48,807	552,452	1.75	1.61	13.4%	12.3%	Leasehold
63	MC Five Mile	Moulin Rouge Apartments	93.5%	1,120,796	643,378	477,418	42,300	435,118	1.76	1.61	11.2%	10.2%	Fee
64	Starwood	Fresh Market Shopping Center	95.0%	553,390	178,079	375,311	20,261	355,050	1.44	1.36	8.9%	8.5%	Fee
65	MC Five Mile	The Reside Apartments	84.4%	937,874	478,975	458,899	15,140	443,759	1.78	1.72	11.2%	10.9%	Fee
66	Barclays	River Meadows MHC	90.7%	723,175	322,403	400,772	9,750	391,022	1.68	1.64	10.5%	10.2%	Fee
67	Starwood	Riverview Mobile Home Park	87.1%	480,854	133,208	347,646	5,300	342,346	1.47	1.45	9.1%	9.0%	Fee
68	MC Five Mile	Cala Springs & Shangri-La MHCs	90.7%	647,791	298,414	349,376	9,300	340,076	1.30	1.27	9.5%	9.2%	Fee
68.01	MC Five Mile	Shangri-La MHC	91.4%	352,834	162,164	190,670	4,900	185,770					Fee
68.02	MC Five Mile	Cala Springs MHC	89.9%	294,957	136,251	158,706	4,400	154,306					Fee
69	Barclays	Delray Beach Self Storage	81.1%	597,505	233,535	363,971	5,890	358,080	1.64	1.62	10.2%	10.0%	Fee
70	Barclays	EZ Storage - Buena Park	86.8%	530,205	168,490	361,715	10,747	350,967	2.79	2.71	14.5%	14.0%	Fee
71	MC Five Mile	Summer Village MHC	93.8%	338,479	105,702	232,777	6,667	226,110	1.35	1.31	9.3%	9.1%	Fee
72	Starwood	Ronny’s Mobile Home Park and RV Park	95.0%	443,232	200,173	243,059	4,550	238,509	1.86	1.83	11.5%	11.3%	Fee
73	Starwood	Bamboo Mobile Home Park	95.0%	276,838	99,443	177,395	2,300	175,095	1.39	1.38	8.6%	8.5%	Fee

A-1-6

ANNEX A-1

						UPFRONT ESCROW(17)

			Ground Lease	Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other
Loan #	Seller(1)	Property Name	Expiration	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	Showcase Mall				3,339	28,800	0	22,766	159,901	0	0	3,500,000
2	JPMCB	Residence Inn Silicon Valley I			11%	41,279	0	0	0	370,440	67,149	0	0
3	Barclays	Miami International Mall				0	0	0	0	0	0	0	0
4	JPMCB	Technology Corners Building Six			11%	0	0	0	0	0	0	0	14,985,397
5	JPMCB	100 Cambridge Discovery Park	03/22/00	None		2,143	0	0	0	0	0	282,862	0
6	JPMCB	Westminster Mall			12%	0	0	0	0	0	0	0	0
7	JPMCB	160 Water Street				8,125	6,000	0	46,721	1,106,868	9,699	0	1,009,167
8	JPMCB	Residence Inn San Mateo			12%	30,544	0	0	0	220,556	55,390	0	0
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	06/30/70	None		405,151	0	0	0	0	25,253	0	1,000,000
10	JPMCB	Pointe Plaza				4,563	42,263	0	33,334	452,420	0	0	2,307,453
11	Barclays	The Shops at Wiregrass				0	0	0	423,309	346,320	0	0	0
12	Barclays	307 West 38th Street				0	0	0	0	0	0	0	0
13	Barclays	One Dallas Center	09/30/71	None		0	0	0	0	160,148	0	0	2,540,509
14	JPMCB	The Preserve at Legacy Park				10,375	0	0	0	519,606	0	126,083	0
15	Starwood	The Marque at Heritage Hunt				0	27,500	0	0	94,698	78,372	0	640,198
16	JPMCB	Charlottesville Fashion Square	04/12/76	None		0	0	250,000	0	0	0	0	0
17	JPMCB	The Remington				5,958	0	0	0	239,118	10,681	0	0
18	JPMCB	200 West Monroe				9,819	0	0	70,834	1,155,701	0	0	111,241
19	Barclays	Stonebriar Plaza				0	4,375	0	0	49,354	0	0	0
20	Barclays	Ann Arbor Student Housing Portfolio				0	1,875	0	0	79,458	0	0	0
20.01	Barclays	Geddes Hill Apartments
20.02	Barclays	Carriage House Apartments
21	MC Five Mile	Canonbury Square & Tudor Place				0	111,994	2,250	0	191,680	23,694	0	0
21.01	MC Five Mile	Tudor Place
21.02	MC Five Mile	Canonbury Square
22	MC Five Mile	Walnut on Highland Apartments				0	0	0	0	14,190	42,995	0	0
23	JPMCB	Derby Corporate Center & Needham Executive Center				2,314	0	0	0	0	0	79,507	0
23.01	JPMCB	Derby Corporate Center 2
23.02	JPMCB	Needham Executive Center
24	RAIT	48 East 57th Street				0	0	0	0	0	0	0	0
25	Barclays	Pavilion Lakes Apartments				0	81,683	0	0	14,041	871	0	0
26	Barclays	Blooming Terrace				0	6,250	0	0	0	916	0	121,025
27	Barclays	Legacy at Prescott Lakes				0	0	0	0	4,783	0	0	0
28	Starwood	Dakota Center				0	0	0	0	83,974	3,512	0	0
29	Barclays	North Salado Village				0	11,250	0	0	77,564	25,475	0	150,000
30	Barclays	Shoppes at Nagawaukee Phase I				0	3,750	0	0	31,559	0	0	0
31	MC Five Mile	Plaza del Sol				0	8,625	0	0	76,086	7,769	0	0
32	Barclays	Northville Retail Center Phase 2				0	11,869	0	158,149	36,526	0	0	35,859
33	MC Five Mile	Hampton Inn & Suites Brunswick				0	0	0	0	26,133	10,686	0	60,000
34	RAIT	Shelly Plaza	09/20/61	None		0	2,813	0	0	55,347	25,785	0	0
35	JPMCB	Metro West Office Portfolio				3,926	0	0	0	0	0	44,625	0
35.01	JPMCB	151 Taylor Street
35.02	JPMCB	50 Speen Street
36	MC Five Mile	Indian Oaks MHC				0	20,156	0	0	33,284	1,149	0	0
37	Barclays	2030 Fortune Drive			11%	0	0	0	0	0	0	0	0
38	Barclays	Hilton Garden Inn Sonoma			11%	12,842	0	0	0	10,851	18,742	0	0
39	Barclays	Packard and Thompson Apartments				0	68,125	0	0	35,847	0	0	0
39.01	Barclays	Thompson Apartments
39.02	Barclays	Packard Apartments
40	Barclays	Waterbury Crossing				0	16,625	0	0	90,304	0	0	0
41	Starwood	Pavilion Estates				0	0	0	0	72,893	4,744	0	0
42	MC Five Mile	Blanco Junction				36,000	0	0	85,000	71,405	10,026	0	0
43	Barclays	West Sunset Office Portfolio				0	1,000	0	0	9,772	9,958	0	0
43.01	Barclays	Wolfpack
43.02	Barclays	Devonshire
44	Starwood	NAL Building				0	0	0	0	50,784	801	363,553	672,055
45	JPMCB	The Marketplace St. John	01/17/21	One fifteen-year option	6%	585	0	0	0	50,173	0	0	0
46	MC Five Mile	Lockport Professional Park				0	9,438	0	300,000	71,493	11,290	0	0
47	MC Five Mile	Shuman Office Building				0	23,438	0	500,000	29,947	1,452	0	100,000
48	RAIT	Chesterfield Apartments				0	0	0	0	7,247	28,991	0	0
49	RAIT	LaQuinta Inn - Lake Charles				0	2,875	0	0	33,728	58,905	0	204,445
50	Starwood	Cadillac Square Apartments				0	18,000	0	0	64,637	26,152	0	0
51	RAIT	Claremont Park Apartments				50,000	23,500	12,500	0	0	44,995	0	0
52	Starwood	J Bar J Trailer Ranch				0	0	0	0	7,700	4,195	0	0
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing				0	0	0	0	59,549	3,736	0	0
53.01	MC Five Mile	Plaza at Tidwell & Airline
53.02	MC Five Mile	Plaza at Greens Landing
54	MC Five Mile	Emerald Bay Apartments				30,000	68,563	0	0	75,951	19,913	0	0
55	RAIT	Princess Anne Marketplace				35,000	32,000	0	0	11,579	5,684	0	135,000
56	Starwood	Northbridge Plaza				0	0	0	100,000	15,419	5,216	0	0
57	RAIT	Columbia Shores			12%	25,000	1,875	0	275,000	11,696	1,692	0	0
58	Barclays	DBI Portfolio I				0	0	0	0	0	994	0	0
58.01	Barclays	NTB Shorewood
58.02	Barclays	Applebee’s Tifton
58.03	Barclays	Applebee’s Calhoun
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue				0	0	0	0	0	3,703	0	150,000
59.01	Starwood	2981 Third Avenue
59.02	Starwood	737 Flatbush Avenue
60	RAIT	Stuart Court Apartments				320,000	0	0	0	9,083	24,006	0	0
61	JPMCB	Ranson Self Storage				688	0	0	281	26,474	0	0	0
62	Barclays	University Place Apartments	06/30/28	One twenty-year option		0	0	0	0	0	6,984	0	258,661
63	MC Five Mile	Moulin Rouge Apartments				0	0	0	0	43,611	15,118	0	0
64	Starwood	Fresh Market Shopping Center			9%	0	0	0	0	62,212	1,454	0	0
65	MC Five Mile	The Reside Apartments				0	3,125	0	0	58,550	7,508	0	0
66	Barclays	River Meadows MHC				0	0	0	0	0	824	0	0
67	Starwood	Riverview Mobile Home Park				0	0	0	0	14,287	2,786	0	0
68	MC Five Mile	Cala Springs & Shangri-La MHCs				30,000	4,125	0	0	34,094	7,803	0	0
68.01	MC Five Mile	Shangri-La MHC
68.02	MC Five Mile	Cala Springs MHC
69	Barclays	Delray Beach Self Storage				0	93,244	0	0	27,466	0	0	0
70	Barclays	EZ Storage - Buena Park			17%	0	0	0	0	0	0	0	0
71	MC Five Mile	Summer Village MHC				0	30,875	0	0	12,369	1,675	0	0
72	Starwood	Ronny’s Mobile Home Park and RV Park				0	0	0	0	9,108	2,855	0	0
73	Starwood	Bamboo Mobile Home Park				0	0	0	0	15,116	4,102	0	0

A-1-7

ANNEX A-1

			MONTHLY ESCROW(18)						RESERVE CAPS(20)
									CapEx	Envir.	TI/LC
			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Reserve	Reserve	Reserve	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(19)	Cap ($)	Cap ($)	Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB	Showcase Mall	3,339	0	22,766	53,300	Springing	0			955,500
2	JPMCB	Residence Inn Silicon Valley I	4% of Gross Revenues	0	0	41,160	11,192	Springing							3,812,344
3	Barclays	Miami International Mall	Springing	0	Springing	Springing	Springing	0	227,073		1,238,888
4	JPMCB	Technology Corners Building Six	2,903	0	0	49,200	Springing	0
5	JPMCB	100 Cambridge Discovery Park	2,143	0	0	Springing	Springing	Springing
6	JPMCB	Westminster Mall	Springing	0	Springing	Springing	Springing	0	578,883		2,315,532
7	JPMCB	160 Water Street	8,125	0	46,721	221,374	9,699	0
8	JPMCB	Residence Inn San Mateo	4% of Gross Revenues	0	0	24,506	9,232	Springing							3,185,970
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	3% of Gross Revenues	0	0	41,803	Springing	Springing							1,000,000
10	JPMCB	Pointe Plaza	4,563	0	33,334	77,366	Springing	0			1,600,000
11	Barclays	The Shops at Wiregrass	9,513	0	38,053	115,440	Springing	Springing	228,319		913,637
12	Barclays	307 West 38th Street	Springing	0	Springing	Springing	Springing	0
13	Barclays	One Dallas Center	3,481	0	17,406	26,691	Springing	Springing	125,323		626,616				30,517
14	JPMCB	The Preserve at Legacy Park	10,375	0	0	51,961	Springing	0
15	Starwood	The Marque at Heritage Hunt	4,167	0	0	47,349	6,278	0
16	JPMCB	Charlottesville Fashion Square	Springing	0	Springing	Springing	Springing	Springing	270,186		1,080,747
17	JPMCB	The Remington	5,958	0	0	39,853	10,681	0
18	JPMCB	200 West Monroe	9,819	0	70,833	233,896	Springing	0			3,400,000
19	Barclays	Stonebriar Plaza	2,267	0	12,500	49,354	Springing	Springing			450,000
20	Barclays	Ann Arbor Student Housing Portfolio	3,017	0	0	13,243	3,802	0
20.01	Barclays	Geddes Hill Apartments
20.02	Barclays	Carriage House Apartments
21	MC Five Mile	Canonbury Square & Tudor Place	5,563	0	0	19,168	7,898	0
21.01	MC Five Mile	Tudor Place
21.02	MC Five Mile	Canonbury Square
22	MC Five Mile	Walnut on Highland Apartments	3,510	0	0	2,580	3,583	0
23	JPMCB	Derby Corporate Center & Needham Executive Center	2,314	0	Springing	Springing	Springing	0
23.01	JPMCB	Derby Corporate Center 2
23.02	JPMCB	Needham Executive Center
24	RAIT	48 East 57th Street	0	0	0	Springing	Springing	0
25	Barclays	Pavilion Lakes Apartments	4,667	0	0	14,041	871	0
26	Barclays	Blooming Terrace	1,171	0	7,230	0	916	0	42,160		260,280
27	Barclays	Legacy at Prescott Lakes	4,375	0	0	4,783	Springing	0
28	Starwood	Dakota Center	1,991	0	9,953	13,996	1,756	0	100,000		550,000
29	Barclays	North Salado Village	3,165	0	10,747	26,630	3,184	0
30	Barclays	Shoppes at Nagawaukee Phase I	713	0	2,613	10,835	Springing	0			219,508
31	MC Five Mile	Plaza del Sol	1,303	0	4,897	15,217	1,554	0	50,000		150,000
32	Barclays	Northville Retail Center Phase 2	542	0	Springing	9,132	Springing	0	32,495		129,987
33	MC Five Mile	Hampton Inn & Suites Brunswick	3.0% of Gross Revenues	0	0	3,733	3,562	Springing
34	RAIT	Shelly Plaza	2,672	0	5,817	9,224	1,842	0	96,206		209,409
35	JPMCB	Metro West Office Portfolio	3,926	0	Springing	Springing	Springing	0
35.01	JPMCB	151 Taylor Street
35.02	JPMCB	50 Speen Street
36	MC Five Mile	Indian Oaks MHC	1,792	0	0	11,095	1,149	0
37	Barclays	2030 Fortune Drive	2,107	0	0	Springing	Springing	Springing
38	Barclays	Hilton Garden Inn Sonoma	4% of Gross Revenues	0	0	10,851	2,082	Springing
39	Barclays	Packard and Thompson Apartments	2,035	0	0	5,974	1,878	0
39.01	Barclays	Thompson Apartments
39.02	Barclays	Packard Apartments
40	Barclays	Waterbury Crossing	1,909	0	0	30,101	Springing	0	114,500
41	Starwood	Pavilion Estates	4,408	0	0	8,576	2,372	0
42	MC Five Mile	Blanco Junction	Springing	0	Springing	11,901	1,432	0	36,000		85,000
43	Barclays	West Sunset Office Portfolio	733	0	4,583	3,257	1,026	0
43.01	Barclays	Wolfpack
43.02	Barclays	Devonshire
44	Starwood	NAL Building	Springing	0	0	7,255	801	0
45	JPMCB	The Marketplace St. John	585	0	0	4,561	Springing	0	14,040
46	MC Five Mile	Lockport Professional Park	1,358	0	5,772	14,299	2,822	0
47	MC Five Mile	Shuman Office Building	1,845	0	11,638	9,982	1,452	0
48	RAIT	Chesterfield Apartments	1,675	0	761	3,624	2,230	0			30,000
49	RAIT	LaQuinta Inn - Lake Charles	Greater of i) 8,606.68 and ii) 4.0% of Gross Revenues	0	0	4,216	6,545	0
50	Starwood	Cadillac Square Apartments	6,004	0	333	7,182	6,031	0	360,240		19,980
51	RAIT	Claremont Park Apartments	1,797	0	0	8,727	4,500	0
52	Starwood	J Bar J Trailer Ranch	413	0	0	962	895	0	14,850
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	689	0	4,167	14,887	1,868	0			190,000
53.01	MC Five Mile	Plaza at Tidwell & Airline
53.02	MC Five Mile	Plaza at Greens Landing
54	MC Five Mile	Emerald Bay Apartments	6,250	0	0	7,595	4,978	0	300,000
55	RAIT	Princess Anne Marketplace	414	0	2,763	3,860	1,421	0
56	Starwood	Northbridge Plaza	774	0	3,871	15,419	1,043	0	40,000		150,000
57	RAIT	Columbia Shores	526	0	Springing	5,848	846	0
58	Barclays	DBI Portfolio I	Springing	0	0	Springing	994	0
58.01	Barclays	NTB Shorewood
58.02	Barclays	Applebee’s Tifton
58.03	Barclays	Applebee’s Calhoun
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	279	0	1,490	3,563	1,851	0
59.01	Starwood	2981 Third Avenue
59.02	Starwood	737 Flatbush Avenue
60	RAIT	Stuart Court Apartments	1,600	0	158	4,541	1,847	0			10,000
61	JPMCB	Ranson Self Storage	688	0	281	6,619	Springing	0			10,125
62	Barclays	University Place Apartments	3,475	0	0	0	1,164	Springing
63	MC Five Mile	Moulin Rouge Apartments	3,525	0	0	7,268	3,024	0
64	Starwood	Fresh Market Shopping Center	421	0	2,100	8,887	727	0	15,100		Springing
65	MC Five Mile	The Reside Apartments	1,262	0	0	9,758	3,754	0
66	Barclays	River Meadows MHC	813	0	0	1,635	824	0	29,250
67	Starwood	Riverview Mobile Home Park	442	0	0	1,786	929	0	15,900
68	MC Five Mile	Cala Springs & Shangri-La MHCs	775	0	0	4,262	1,561	0
68.01	MC Five Mile	Shangri-La MHC
68.02	MC Five Mile	Cala Springs MHC
69	Barclays	Delray Beach Self Storage	503	0	0	6,867	Springing	0	18,099
70	Barclays	EZ Storage - Buena Park	Springing	0	0	Springing	389	0
71	MC Five Mile	Summer Village MHC	556	0	0	2,474	838	0
72	Starwood	Ronny’s Mobile Home Park and RV Park	379	0	0	1,139	952	0	13,650
73	Starwood	Bamboo Mobile Home Park	192	0	0	1,889	684	0	6,900

A-1-8

ANNEX A-1

				LARGEST TENANT (3), (21), (22), (23)			2nd LARGEST TENANT (3), (21), (22), (23)			3rd LARGEST TENANT (3), (21), (22), (23)

			Single			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	JPMCB	Showcase Mall	No	United Artist Theatre	41,108	12/31/17	M&M’s World	31,025	08/31/17	Marshalls	30,313	10/31/23
2	JPMCB	Residence Inn Silicon Valley I	No
3	Barclays	Miami International Mall	No	H&M	22,631	01/31/25	Gap	18,280	06/30/16	Old Navy	16,815	01/31/15
4	JPMCB	Technology Corners Building Six	Yes	Google	232,248	09/30/24
5	JPMCB	100 Cambridge Discovery Park	No	Smithsonian Institution	82,493	12/31/22	Genocea Biosciences	23,666	02/28/17	Siemens Healthcare	22,442	02/28/19
6	JPMCB	Westminster Mall	No	Target	175,000	01/28/23	JCPenney	157,000	01/31/21	Old Navy	22,064	04/30/15
7	JPMCB	160 Water Street	No	New York City Health and Hospital Corporation	290,241	12/31/23	Beth Israel Medical Center	107,500	10/31/25	Seneca Insurance Company	43,000	09/30/20
8	JPMCB	Residence Inn San Mateo	No
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	No
10	JPMCB	Pointe Plaza	No	Affiliated Health Services	88,088	11/01/20	LA Fitness	31,240	05/01/29	Barnes & Noble	12,482	01/01/18
11	Barclays	The Shops at Wiregrass	No	JCPenney	98,850	10/31/35	Barnes & Noble	34,865	10/31/18	Forever 21	20,364	10/31/23
12	Barclays	307 West 38th Street	No	Tiger Button Company, Inc.	20,411	12/31/17	Creative Local Park, Inc.	18,679	06/30/17	Mitchell/Martin, Inc.	17,265	08/31/20
13	Barclays	One Dallas Center	No	HKS Architects	142,228	05/31/35	Greyhound	97,500	12/31/29	APEX	38,768	11/30/18
14	JPMCB	The Preserve at Legacy Park	No
15	Starwood	The Marque at Heritage Hunt	No
16	JPMCB	Charlottesville Fashion Square	No	Sears	103,946	03/04/20	Belk	60,707	01/31/21	The Gap/Gap Kids	11,528	01/31/18
17	JPMCB	The Remington	No
18	JPMCB	200 West Monroe	No	Select Hotels Group	74,067	03/01/16	Equinox Fitness	33,528	03/01/24	AMLI Residential	28,784	01/31/16
19	Barclays	Stonebriar Plaza	No	Toys R Us	50,200	01/31/19	Sun & Ski	18,056	03/31/20	Destination XL group	13,856	01/15/17
20	Barclays	Ann Arbor Student Housing Portfolio	No
20.01	Barclays	Geddes Hill Apartments	No
20.02	Barclays	Carriage House Apartments	No
21	MC Five Mile	Canonbury Square & Tudor Place	No
21.01	MC Five Mile	Tudor Place	No
21.02	MC Five Mile	Canonbury Square	No
22	MC Five Mile	Walnut on Highland Apartments	No	El Patron Grande, LLC	5,871	02/29/24	Great Clips	1,120	11/30/18
23	JPMCB	Derby Corporate Center & Needham Executive Center	No
23.01	JPMCB	Derby Corporate Center 2	No	Regus	14,160	12/31/21	Bank of America, N.A.	8,032	12/31/15	The Hubbell Group, Inc.	4,200	09/30/15
23.02	JPMCB	Needham Executive Center	No	Roblin Insurance Agency	7,551	08/31/18	CVS Pharmacy	5,708	03/31/15	Armstrong Advisory Group	5,642	04/30/16
24	RAIT	48 East 57th Street	Yes	Jacob & Co.	11,990	04/30/27
25	Barclays	Pavilion Lakes Apartments	No
26	Barclays	Blooming Terrace	No	DirecTV Sports (Root Sports)	15,800	12/31/20	SFX Entertainment (Beatport)	14,929	05/31/15	Photobucket	11,594	03/31/18
27	Barclays	Legacy at Prescott Lakes	No
28	Starwood	Dakota Center	No	Restaurant Technology Services	30,732	12/31/18	Fredrikson & Byron P.A.	17,191	12/31/22	US Bank National Assoc.	16,244	12/31/17
29	Barclays	North Salado Village	No	Ross Dress For Less	29,000	01/31/24	O’Reilly Automotive	22,743	08/31/26	Thirsty Horse Saloon	18,224	06/30/19
30	Barclays	Shoppes at Nagawaukee Phase I	No	Best Buy Stores, L.P.	30,000	01/31/20	Famous Footwear	8,000	01/31/15	Panera Bread	4,720	01/31/21
31	MC Five Mile	Plaza del Sol	No	CNG Ranch Market	90,406	06/30/29	Rent A Center	5,057	02/28/19	AALL Insurance	2,526	07/31/18
32	Barclays	Northville Retail Center Phase 2	No	Pier 1 Imports	11,942	02/28/24	P. F. Chang’s China Bistro	7,634	08/31/18	Shields Therapeutic Healing	4,007	08/31/19
33	MC Five Mile	Hampton Inn & Suites Brunswick	No
34	RAIT	Shelly Plaza	No	Food Basics	48,131	10/31/22	Sleepy’s	7,535	02/28/23	Aaron’s	6,900	12/31/18
35	JPMCB	Metro West Office Portfolio	No
35.01	JPMCB	151 Taylor Street	No	Curtiss-Wright Controls, Inc.	72,662	07/31/17
35.02	JPMCB	50 Speen Street	No	Harbor Networks, Inc.	9,020	09/30/20	Rave Wireless	7,818	04/30/15	Adaptive Planning, Inc.	5,603	11/30/18
36	MC Five Mile	Indian Oaks MHC	No
37	Barclays	2030 Fortune Drive	No	Verizon Wireless	35,147	08/31/23	Uniquify	19,052	07/31/15	Gen X Mobile, Inc	18,050	04/30/15
38	Barclays	Hilton Garden Inn Sonoma	No
39	Barclays	Packard and Thompson Apartments	No
39.01	Barclays	Thompson Apartments	No
39.02	Barclays	Packard Apartments	No
40	Barclays	Waterbury Crossing	No	Sports Authority	43,400	04/30/17	PetSmart	26,024	01/30/19
41	Starwood	Pavilion Estates	No
42	MC Five Mile	Blanco Junction	No	Terracon Consultants Inc.	29,072	07/31/23	Dough	5,927	12/31/22	Terra Nova Violins	4,553	05/31/21
43	Barclays	West Sunset Office Portfolio	No
43.01	Barclays	Wolfpack	No	Dollar Loan Center	11,000	11/04/22	Clark County Collection Service	11,000	11/04/22
43.02	Barclays	Devonshire	No	Kaizen Consultants	12,650	03/17/18	Runyon Insurance	2,628	02/10/16	Kaizen Consultants	2,557	03/17/17
44	Starwood	NAL Building	Yes	North American Lighting, Inc.	75,286	03/31/26
45	JPMCB	The Marketplace St. John	No	Starfish Market	12,908	12/31/29	St. John Hardware	3,322	06/30/20	St. John Hardware Lot	2,930	04/30/18
46	MC Five Mile	Lockport Professional Park	No	Eastern Niagara Dentistry	3,808	06/30/15	Dr. William Baier	3,600	01/01/17	Dr. Margaret Novotny	3,562	12/31/17
47	MC Five Mile	Shuman Office Building	No	General Motors Corporation	23,097	06/30/15	Our Childrens Homestead	11,805	05/31/15	Spectaguard Acquisition	11,488	10/31/21
48	RAIT	Chesterfield Apartments	No
49	RAIT	LaQuinta Inn - Lake Charles	No
50	Starwood	Cadillac Square Apartments	No
51	RAIT	Claremont Park Apartments	No
52	Starwood	J Bar J Trailer Ranch	No
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	No
53.01	MC Five Mile	Plaza at Tidwell & Airline	No	King Dollar	11,800	11/01/22	Tierra Caliente	5,125	11/01/22	St Anthony’s (medical office)	5,000	05/01/18
53.02	MC Five Mile	Plaza at Greens Landing	No	Chili’s	5,452	02/28/18	T-Mobile	2,500	01/31/18	Pho Houston	2,000	05/01/15
54	MC Five Mile	Emerald Bay Apartments	No
55	RAIT	Princess Anne Marketplace	No	Party City	11,000	01/31/21	Ruby Tuesday	4,343	01/31/19	Sprint	3,720	08/31/15
56	Starwood	Northbridge Plaza	No	Bonefish	5,641	07/31/18	FedEx Office	5,156	02/28/19	Windchimes	4,005	04/30/20
57	RAIT	Columbia Shores	No	Waste Connections	14,230	07/31/18	US Bakery	12,374	10/31/18	Inger-Rand (Schlage Lock Comp)	4,157	05/31/18
58	Barclays	DBI Portfolio I	Yes
58.01	Barclays	NTB Shorewood	Yes	National Tire & Battery	7,964	05/31/31
58.02	Barclays	Applebee’s Tifton	Yes	Applebee’s	5,200	02/18/34
58.03	Barclays	Applebee’s Calhoun	Yes	Applebee’s	4,993	11/30/33
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	No
59.01	Starwood	2981 Third Avenue	No	T & T Management LLC	4,700	12/31/24	Darou Salam Islamic Community	2,000	06/28/24	Ramee Fashion Clothing Store	1,900	01/31/20
59.02	Starwood	737 Flatbush Avenue	No	Envy Nail Salon	2,000	07/06/27	Cell Phone Accessories	48	05/31/18
60	RAIT	Stuart Court Apartments	No
61	JPMCB	Ranson Self Storage	No
62	Barclays	University Place Apartments	No
63	MC Five Mile	Moulin Rouge Apartments	No
64	Starwood	Fresh Market Shopping Center	No	The Fresh Market	18,400	10/31/23	Garden Spas	3,200	10/31/16	Dr. Lorentz	2,326	09/30/17
65	MC Five Mile	The Reside Apartments	No
66	Barclays	River Meadows MHC	No
67	Starwood	Riverview Mobile Home Park	No
68	MC Five Mile	Cala Springs & Shangri-La MHCs	No
68.01	MC Five Mile	Shangri-La MHC	No
68.02	MC Five Mile	Cala Springs MHC	No
69	Barclays	Delray Beach Self Storage	No
70	Barclays	EZ Storage - Buena Park	No
71	MC Five Mile	Summer Village MHC	No
72	Starwood	Ronny’s Mobile Home Park and RV Park	No
73	Starwood	Bamboo Mobile Home Park	No

A-1-9

ANNEX A-1

			4th LARGEST TENANT (3), (21), (22), (23)			5th LARGEST TENANT (3), (21), (22), (23)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	JPMCB	Showcase Mall	Coca Cola Oasis	19,257	12/31/29	Showcase Food Court	14,737	09/30/18	Acquisition
2	JPMCB	Residence Inn Silicon Valley I							Acquisition
3	Barclays	Miami International Mall	Forever 21	12,876	01/31/24	Victoria’s Secret	11,247	01/31/21	Refinance
4	JPMCB	Technology Corners Building Six							Refinance
5	JPMCB	100 Cambridge Discovery Park							Refinance
6	JPMCB	Westminster Mall	DSW Shoe Warehouse	17,796	06/30/17	Chuze Fitness	17,253	12/31/23	Refinance
7	JPMCB	160 Water Street	New York City Health and Hospital Corporation	20,600	12/31/15	Oestreicher Construction Corp	5,259	04/30/18	Acquisition
8	JPMCB	Residence Inn San Mateo							Acquisition
9	Barclays	Hilton Virginia Beach Oceanfront Hotel							Refinance
10	JPMCB	Pointe Plaza	St. John Hospital (Info Systems)	10,864	03/31/19	St. John Ambulatory	10,727	11/01/17	Refinance
11	Barclays	The Shops at Wiregrass	Pottery Barn	12,058	03/31/21	Victoria’s Secret	8,956	01/31/19	Refinance
12	Barclays	307 West 38th Street	Kaleidoscope Imaging of New York, Inc.	16,887	09/30/18	Vanguard Construction	16,807	10/31/19	Refinance
13	Barclays	One Dallas Center							Refinance
14	JPMCB	The Preserve at Legacy Park							Refinance
15	Starwood	The Marque at Heritage Hunt							Refinance
16	JPMCB	Charlottesville Fashion Square	Charlotte Russe	7,409	05/31/23	Red Robin	7,350	01/31/15	Acquisition
17	JPMCB	The Remington							Acquisition
18	JPMCB	200 West Monroe	Destiny Health	28,784	08/01/15	Barcodes Renewal	28,119	12/01/17	Acquisition
19	Barclays	Stonebriar Plaza	Bellezza Salon	9,335	07/31/17	Next Generation	7,599	12/31/17	Refinance
20	Barclays	Ann Arbor Student Housing Portfolio							Refinance
20.01	Barclays	Geddes Hill Apartments
20.02	Barclays	Carriage House Apartments
21	MC Five Mile	Canonbury Square & Tudor Place							Refinance
21.01	MC Five Mile	Tudor Place
21.02	MC Five Mile	Canonbury Square
22	MC Five Mile	Walnut on Highland Apartments							Refinance
23	JPMCB	Derby Corporate Center & Needham Executive Center							Refinance
23.01	JPMCB	Derby Corporate Center 2	Summer Valley Properties, LLC	3,997	02/28/19	Raymond James & Associates, Inc.	3,800	07/31/17
23.02	JPMCB	Needham Executive Center	Anesthesia Financial Solutions	5,342	10/31/18	Two Step Software, LLC	3,740	01/31/16
24	RAIT	48 East 57th Street							Refinance
25	Barclays	Pavilion Lakes Apartments							Refinance
26	Barclays	Blooming Terrace	TicketMaster (Live Nation)	7,446	08/31/20	Mersive	7,425	06/30/15	Refinance
27	Barclays	Legacy at Prescott Lakes							Acquisition
28	Starwood	Dakota Center	Merrill Lynch	10,560	11/30/16	UBS Financial Services	5,866	12/31/17	Refinance
29	Barclays	North Salado Village	La Michoacana	13,860	09/30/23	Craftiques Mall	11,472	12/31/14	Refinance
30	Barclays	Shoppes at Nagawaukee Phase I	West Marine Products, Inc. (Sublease to Penzeys Spice Company)	3,990	09/30/15	Noodles & Company	2,587	03/31/17	Acquisition
31	MC Five Mile	Plaza del Sol	Western Wear	2,408	08/31/14	Cricket	1,319	07/31/17	Refinance
32	Barclays	Northville Retail Center Phase 2	Food on Wood	3,000	11/30/18	Pasta Per Trio (Noodles)	2,400	11/30/23	Refinance
33	MC Five Mile	Hampton Inn & Suites Brunswick							Refinance
34	RAIT	Shelly Plaza	Subway	1,900	01/31/17	EB Games	1,562	01/31/17	Refinance
35	JPMCB	Metro West Office Portfolio							Refinance
35.01	JPMCB	151 Taylor Street
35.02	JPMCB	50 Speen Street	Punchbowl, Inc.	3,894	05/31/15	VIStology, Inc.	1,416	07/31/15
36	MC Five Mile	Indian Oaks MHC							Refinance
37	Barclays	2030 Fortune Drive							Acquisition
38	Barclays	Hilton Garden Inn Sonoma							Refinance
39	Barclays	Packard and Thompson Apartments							Refinance
39.01	Barclays	Thompson Apartments
39.02	Barclays	Packard Apartments
40	Barclays	Waterbury Crossing							Refinance
41	Starwood	Pavilion Estates							Acquisition
42	MC Five Mile	Blanco Junction	Ilsong Garden	3,528	07/31/21	The Ultimate Deli, LLC (Picknikin’s)	2,500	03/31/20	Refinance
43	Barclays	West Sunset Office Portfolio							Refinance
43.01	Barclays	Wolfpack
43.02	Barclays	Devonshire	Sunwest Pension	2,365	01/31/16	All Valley Real Estate	1,800	12/31/17
44	Starwood	NAL Building							Acquisition
45	JPMCB	The Marketplace St. John	Chelsea Drugstore - 203/204/205	2,579	08/31/16	University of the Virgin Islands	2,523	11/30/15	Refinance
46	MC Five Mile	Lockport Professional Park	Dr. Albert Cavallari	3,463	05/31/19	Dr. Charles Fetterman	3,177	09/30/18	Refinance
47	MC Five Mile	Shuman Office Building	Gateway One Lending	6,591	05/31/17	Kaleidoscope/R-Works	4,779	06/30/15	Refinance
48	RAIT	Chesterfield Apartments							Refinance
49	RAIT	LaQuinta Inn - Lake Charles							Refinance
50	Starwood	Cadillac Square Apartments							Refinance
51	RAIT	Claremont Park Apartments							Refinance
52	Starwood	J Bar J Trailer Ranch							Refinance
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing							Refinance
53.01	MC Five Mile	Plaza at Tidwell & Airline	PLS Check Cashers (sublease to Mi Doctor)	4,080	03/31/20	Nail’ery Inc.	2,237	05/01/23
53.02	MC Five Mile	Plaza at Greens Landing	Wei Shen-Dentist	1,760	09/30/18	Optical Illusionz	1,333	02/01/20
54	MC Five Mile	Emerald Bay Apartments							Refinance
55	RAIT	Princess Anne Marketplace	Payless Shoesource	3,040	12/31/18	KFC	2,226	12/07/18	Refinance
56	Starwood	Northbridge Plaza	Naked Tanz	3,800	03/31/17	Dub Pub	3,456	06/30/16	Refinance
57	RAIT	Columbia Shores	Davidson & Associates	3,323	07/30/14	SmartRG	2,870	06/30/18	Acquisition
58	Barclays	DBI Portfolio I							Acquisition
58.01	Barclays	NTB Shorewood
58.02	Barclays	Applebee’s Tifton
58.03	Barclays	Applebee’s Calhoun
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue							Refinance
59.01	Starwood	2981 Third Avenue	Avon	1,600	05/31/18	Eleven Star Restaurant	1,200	06/30/23
59.02	Starwood	737 Flatbush Avenue
60	RAIT	Stuart Court Apartments							Refinance
61	JPMCB	Ranson Self Storage							Refinance
62	Barclays	University Place Apartments							Refinance
63	MC Five Mile	Moulin Rouge Apartments							Acquisition
64	Starwood	Fresh Market Shopping Center	Doris McLendon’s Jewelry	1,233	06/30/15				Refinance
65	MC Five Mile	The Reside Apartments							Acquisition
66	Barclays	River Meadows MHC							Acquisition
67	Starwood	Riverview Mobile Home Park							Refinance
68	MC Five Mile	Cala Springs & Shangri-La MHCs							Refinance
68.01	MC Five Mile	Shangri-La MHC
68.02	MC Five Mile	Cala Springs MHC
69	Barclays	Delray Beach Self Storage							Acquisition
70	Barclays	EZ Storage - Buena Park							Refinance
71	MC Five Mile	Summer Village MHC							Acquisition
72	Starwood	Ronny’s Mobile Home Park and RV Park							Refinance
73	Starwood	Bamboo Mobile Home Park							Refinance

A-1-10

ANNEX A-1

Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(24)	(Y/N)
1	JPMCB	Showcase Mall	Eli Gindi, Jeffrey Gindi	Yes
2	JPMCB	Residence Inn Silicon Valley I	Chatham Lodging, L.P.	Yes
3	Barclays	Miami International Mall	Simon Property Group, L.P.	Yes
4	JPMCB	Technology Corners Building Six	Joseph K. Paul, Jay Paul Revocable Living Trust dated November 9, 1999, as amended and restated on March 19, 2010	Yes
5	JPMCB	100 Cambridge Discovery Park	BRI 3 Holdings, LLC	Yes
6	JPMCB	Westminster Mall	Washington Prime Group, L.P.	Yes
7	JPMCB	160 Water Street	None	Yes
8	JPMCB	Residence Inn San Mateo	Chatham Lodging, L.P.	Yes
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	John R. Lawson, Bruce L. Thompson, Edmund C. Ruffin	Yes
10	JPMCB	Pointe Plaza	David W. Schostak	Yes
11	Barclays	The Shops at Wiregrass	Forest City Enterprises, Inc.	Yes
12	Barclays	307 West 38th Street	George Comfort & Sons, Inc.	Yes
13	Barclays	One Dallas Center	Todd Investment Partners, L.P., Moriah Realty Partners, LLC	Yes
14	JPMCB	The Preserve at Legacy Park	Craig Koenigsberg, Howard Parnes	Yes
15	Starwood	The Marque at Heritage Hunt	Richard Kress, Lawrence P. Burman	Yes
16	JPMCB	Charlottesville Fashion Square	Washington Prime Group, L.P.	Yes
17	JPMCB	The Remington	W. Leonard Blevins, Gary Shahid, Philip M. Payonk, Samantha Davenport, Stephen J. Swiatkiewicz, Roy M. Korins	Yes
18	JPMCB	200 West Monroe	Gimmel Investment Properties, LLLP, Gimmel Investment Properties (US), LLLP	Yes
19	Barclays	Stonebriar Plaza	Alan C. Fox	Yes
20	Barclays	Ann Arbor Student Housing Portfolio	Dr. Carl B. Calfin	Yes
20.01	Barclays	Geddes Hill Apartments
20.02	Barclays	Carriage House Apartments
21	MC Five Mile	Canonbury Square & Tudor Place	Bruce Hurd, Darryl Shrock	Yes
21.01	MC Five Mile	Tudor Place
21.02	MC Five Mile	Canonbury Square
22	MC Five Mile	Walnut on Highland Apartments	Gregg Perelman, Todd Reidbord	Yes
23	JPMCB	Derby Corporate Center & Needham Executive Center	BRI 3 Holdings, LLC	Yes
23.01	JPMCB	Derby Corporate Center 2
23.02	JPMCB	Needham Executive Center
24	RAIT	48 East 57th Street	Angela Arabov	Yes
25	Barclays	Pavilion Lakes Apartments	William M. Warfield	Yes
26	Barclays	Blooming Terrace	Amy C. Harmon	Yes
27	Barclays	Legacy at Prescott Lakes	Marcus Kurschat	Yes
28	Starwood	Dakota Center	NetREIT, Inc.	Yes
29	Barclays	North Salado Village	Douglas Huberman, Keith Pomeroy	Yes
30	Barclays	Shoppes at Nagawaukee Phase I	Stewart M. Wangard	Yes
31	MC Five Mile	Plaza del Sol	Michael Provenzano, Jr., Michael Provenzano III	Yes
32	Barclays	Northville Retail Center Phase 2	Stephen Grand, Gary Sakwa, Daniel L. Stern, Christopher G. Brochert	Yes
33	MC Five Mile	Hampton Inn & Suites Brunswick	Anil Patel	Yes
34	RAIT	Shelly Plaza	Michael B. Willner	Yes
35	JPMCB	Metro West Office Portfolio	BRI 3 Holdings, LLC	Yes
35.01	JPMCB	151 Taylor Street
35.02	JPMCB	50 Speen Street
36	MC Five Mile	Indian Oaks MHC	Kurtis P. Keeney, Nathaniel G. Smith, Dennis R. Williams	Yes
37	Barclays	2030 Fortune Drive	Ronald A. Simms	Yes
38	Barclays	Hilton Garden Inn Sonoma	Joseph C. Knudson	Yes
39	Barclays	Packard and Thompson Apartments	Dr. Carl B. Calfin	Yes
39.01	Barclays	Thompson Apartments
39.02	Barclays	Packard Apartments
40	Barclays	Waterbury Crossing	Sidney Weiner	Yes
41	Starwood	Pavilion Estates	Mark Tucker, Richard Popp, Kathleen Hamlin	Yes
42	MC Five Mile	Blanco Junction	Frank Kudla, Jr., Daniel Jacob, Jr.	Yes
43	Barclays	West Sunset Office Portfolio	Michael V. Shustek	Yes
43.01	Barclays	Wolfpack
43.02	Barclays	Devonshire
44	Starwood	NAL Building	Corporate Property Associates 18 - Global Incorporated	Yes
45	JPMCB	The Marketplace St. John	David Mugar	No
46	MC Five Mile	Lockport Professional Park	Benton B. Kendig III, George DaGraca, James Martin	Yes
47	MC Five Mile	Shuman Office Building	David M. Harvey	Yes
48	RAIT	Chesterfield Apartments	Luis A. Cozza	Yes
49	RAIT	LaQuinta Inn - Lake Charles	James C. Pauley, Mukesh Zaveri	Yes
50	Starwood	Cadillac Square Apartments	Gerardo Pecchia	Yes
51	RAIT	Claremont Park Apartments
David E. Salmanson, David E. Salmanson and Jay N. Rosenstein, as trustees of the David E. Salmanson GST Exempt Trust-2007, David E. Salmanson and Jay N. Rosenstein, as trustees of the David E. Salmanson GST Exempt Trust-2013
Yes
52	Starwood	J Bar J Trailer Ranch	Eric P. Platero	Yes
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	Danny A. Kuperman, Mervyn G. Blieden	Yes
53.01	MC Five Mile	Plaza at Tidwell & Airline
53.02	MC Five Mile	Plaza at Greens Landing
54	MC Five Mile	Emerald Bay Apartments	William T. Doogan	Yes
55	RAIT	Princess Anne Marketplace	Yale I. Paprin	Yes
56	Starwood	Northbridge Plaza	Suzanne Braunstein	Yes
57	RAIT	Columbia Shores	Richard N. Thornton, Neil Payne Velsey Family Trust Two U/T/D August 1, 2012	Yes
58	Barclays	DBI Portfolio I	DePasquale Bros., Inc.	Yes
58.01	Barclays	NTB Shorewood
58.02	Barclays	Applebee’s Tifton
58.03	Barclays	Applebee’s Calhoun
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	Son Dinh Tran	Yes
59.01	Starwood	2981 Third Avenue
59.02	Starwood	737 Flatbush Avenue
60	RAIT	Stuart Court Apartments	Luis A. Cozza	Yes
61	JPMCB	Ranson Self Storage	Noah Mehrkam	No
62	Barclays	University Place Apartments	William A. Butler, Stephen L. Butler, Engel Realty Company, Inc.	Yes
63	MC Five Mile	Moulin Rouge Apartments	Peter Mino, Tod Osborne	Yes
64	Starwood	Fresh Market Shopping Center	Michael E. Calandra	Yes
65	MC Five Mile	The Reside Apartments	Melissa Jones, Hai Le, Linda Kacal, Larry Tidwell, Archie Peil	Yes
66	Barclays	River Meadows MHC	Matthew J. Miles	Yes
67	Starwood	Riverview Mobile Home Park	Eric P. Platero	Yes
68	MC Five Mile	Cala Springs & Shangri-La MHCs	Tonia Sonju	Yes
68.01	MC Five Mile	Shangri-La MHC
68.02	MC Five Mile	Cala Springs MHC
69	Barclays	Delray Beach Self Storage	Barry Hoeven	Yes
70	Barclays	EZ Storage - Buena Park	Michael E. Greenhut, Calvin B. Gross	No
71	MC Five Mile	Summer Village MHC	David H. Reynolds	Yes
72	Starwood	Ronny’s Mobile Home Park and RV Park	Eric P. Platero	Yes
73	Starwood	Bamboo Mobile Home Park	Eric P. Platero	Yes

A-1-11

ANNEX A-1

				Pari Passu Debt					Additional Debt(26)
					Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Lockbox	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name	Type(25)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate
1	JPMCB	Showcase Mall	Hard	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
2	JPMCB	Residence Inn Silicon Valley I	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
3	Barclays	Miami International Mall	CMA	Yes	No	60,000,000	100,000,000	160,000,000	No	No	NAP	NAP	NAP
4	JPMCB	Technology Corners Building Six	Hard	Yes	No	60,000,000	60,000,000	120,000,000	No	Yes	Mezzanine Loan	20,000,000	7.75000
5	JPMCB	100 Cambridge Discovery Park	CMA	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	7,400,000	6.15100
6	JPMCB	Westminster Mall	CMA	Yes	Yes	54,794,877	29,888,114	84,682,991	No	No	NAP	NAP	NAP
7	JPMCB	160 Water Street	Hard	Yes	No	49,000,000	50,600,000	99,600,000	No	No	NAP	NAP	NAP
8	JPMCB	Residence Inn San Mateo	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
10	JPMCB	Pointe Plaza	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
11	Barclays	The Shops at Wiregrass	CMA	Yes	No	35,775,255	49,687,854	85,463,108	No	No	NAP	NAP	NAP
12	Barclays	307 West 38th Street	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
13	Barclays	One Dallas Center	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
14	JPMCB	The Preserve at Legacy Park	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
15	Starwood	The Marque at Heritage Hunt	Soft	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	3,000,000	10.50000
16	JPMCB	Charlottesville Fashion Square	CMA	Yes	Yes	29,885,622	19,923,748	49,809,370	No	No	NAP	NAP	NAP
17	JPMCB	The Remington	Hard	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	3,480,000	9.50000
18	JPMCB	200 West Monroe	CMA	Yes	No	25,000,000	50,000,000	75,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
19	Barclays	Stonebriar Plaza	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20	Barclays	Ann Arbor Student Housing Portfolio	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20.01	Barclays	Geddes Hill Apartments
20.02	Barclays	Carriage House Apartments
21	MC Five Mile	Canonbury Square & Tudor Place	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
21.01	MC Five Mile	Tudor Place
21.02	MC Five Mile	Canonbury Square
22	MC Five Mile	Walnut on Highland Apartments	Springing	No	NAP	NAP	NAP	NAP	No	Yes	Subordinate Debt	1,142,583	5.00000
23	JPMCB	Derby Corporate Center & Needham Executive Center	Springing	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	2,075,000	6.15100
23.01	JPMCB	Derby Corporate Center 2
23.02	JPMCB	Needham Executive Center
24	RAIT	48 East 57th Street	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
25	Barclays	Pavilion Lakes Apartments	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
26	Barclays	Blooming Terrace	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
27	Barclays	Legacy at Prescott Lakes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
28	Starwood	Dakota Center	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
29	Barclays	North Salado Village	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
30	Barclays	Shoppes at Nagawaukee Phase I	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
31	MC Five Mile	Plaza del Sol	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
32	Barclays	Northville Retail Center Phase 2	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
33	MC Five Mile	Hampton Inn & Suites Brunswick	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34	RAIT	Shelly Plaza	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
35	JPMCB	Metro West Office Portfolio	Springing	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	1,205,000	6.15100
35.01	JPMCB	151 Taylor Street
35.02	JPMCB	50 Speen Street
36	MC Five Mile	Indian Oaks MHC	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
37	Barclays	2030 Fortune Drive	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
38	Barclays	Hilton Garden Inn Sonoma	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
39	Barclays	Packard and Thompson Apartments	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
39.01	Barclays	Thompson Apartments
39.02	Barclays	Packard Apartments
40	Barclays	Waterbury Crossing	Hard	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
41	Starwood	Pavilion Estates	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
42	MC Five Mile	Blanco Junction	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
43	Barclays	West Sunset Office Portfolio	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
43.01	Barclays	Wolfpack
43.02	Barclays	Devonshire
44	Starwood	NAL Building	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
45	JPMCB	The Marketplace St. John	NAP	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
46	MC Five Mile	Lockport Professional Park	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
47	MC Five Mile	Shuman Office Building	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
48	RAIT	Chesterfield Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
49	RAIT	LaQuinta Inn - Lake Charles	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
50	Starwood	Cadillac Square Apartments	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
51	RAIT	Claremont Park Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
52	Starwood	J Bar J Trailer Ranch	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
53.01	MC Five Mile	Plaza at Tidwell & Airline
53.02	MC Five Mile	Plaza at Greens Landing
54	MC Five Mile	Emerald Bay Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
55	RAIT	Princess Anne Marketplace	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
56	Starwood	Northbridge Plaza	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
57	RAIT	Columbia Shores	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
58	Barclays	DBI Portfolio I	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
58.01	Barclays	NTB Shorewood
58.02	Barclays	Applebee’s Tifton
58.03	Barclays	Applebee’s Calhoun
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
59.01	Starwood	2981 Third Avenue
59.02	Starwood	737 Flatbush Avenue
60	RAIT	Stuart Court Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
61	JPMCB	Ranson Self Storage	NAP	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
62	Barclays	University Place Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
63	MC Five Mile	Moulin Rouge Apartments	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
64	Starwood	Fresh Market Shopping Center	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
65	MC Five Mile	The Reside Apartments	Springing	No	NAP	NAP	NAP	NAP	Yes	No	NAP	NAP	NAP
66	Barclays	River Meadows MHC	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
67	Starwood	Riverview Mobile Home Park	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
68	MC Five Mile	Cala Springs & Shangri-La MHCs	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
68.01	MC Five Mile	Shangri-La MHC
68.02	MC Five Mile	Cala Springs MHC
69	Barclays	Delray Beach Self Storage	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
70	Barclays	EZ Storage - Buena Park	NAP	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
71	MC Five Mile	Summer Village MHC	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
72	Starwood	Ronny’s Mobile Home Park and RV Park	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
73	Starwood	Bamboo Mobile Home Park	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP

A-1-12

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt											Most
			Total Debt	UW NCF	Total Debt	UW NOI	2011	2011	2011	2012	2012	2012	2013	2013	2013	Most Recent	Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Showcase Mall	NAP	NAP	NAP	NAP																1
2	JPMCB	Residence Inn Silicon Valley I	NAP	NAP	NAP	NAP	74.4%	145.41	108.14	80.5%	157.18	126.55	81.5%	174.01	141.76	82.6%	176.17	145.44	82.6%	176.17	145.44	2
3	Barclays	Miami International Mall	160,000,000	2.70	40.9%	12.6%																3
4	JPMCB	Technology Corners Building Six	140,000,000	1.22	80.0%	7.8%																4
5	JPMCB	100 Cambridge Discovery Park	62,900,000	1.06	85.0%	6.8%																5
6	JPMCB	Westminster Mall	84,682,991	1.82	49.5%	12.1%																6
7	JPMCB	160 Water Street	99,600,000	1.32	60.4%	7.3%																7
8	JPMCB	Residence Inn San Mateo	NAP	NAP	NAP	NAP	83.0%	135.38	112.43	82.8%	158.54	131.57	86.5%	173.15	149.82	88.0%	176.24	155.12	88.0%	176.24	155.12	8
9	Barclays	Hilton Virginia Beach Oceanfront Hotel	NAP	NAP	NAP	NAP	71.0%	197.44	140.08	73.7%	199.06	146.68	72.0%	204.64	147.29	71.9%	206.13	148.17	71.9%	206.13	148.17	9
10	JPMCB	Pointe Plaza	NAP	NAP	NAP	NAP																10
11	Barclays	The Shops at Wiregrass	85,463,108	1.47	55.5%	10.0%																11
12	Barclays	307 West 38th Street	NAP	NAP	NAP	NAP																12
13	Barclays	One Dallas Center	NAP	NAP	NAP	NAP																13
14	JPMCB	The Preserve at Legacy Park	NAP	NAP	NAP	NAP																14
15	Starwood	The Marque at Heritage Hunt	36,000,000	1.04	76.9%	7.1%																15
16	JPMCB	Charlottesville Fashion Square	49,809,370	1.75	59.4%	11.6%																16
17	JPMCB	The Remington	29,580,000	1.12	84.3%	7.6%																17
18	JPMCB	200 West Monroe	75,000,000	1.37	74.3%	9.6%																18
19	Barclays	Stonebriar Plaza	NAP	NAP	NAP	NAP																19
20	Barclays	Ann Arbor Student Housing Portfolio	NAP	NAP	NAP	NAP																20
20.01	Barclays	Geddes Hill Apartments																				20.01
20.02	Barclays	Carriage House Apartments																				20.02
21	MC Five Mile	Canonbury Square & Tudor Place	NAP	NAP	NAP	NAP																21
21.01	MC Five Mile	Tudor Place																				21.01
21.02	MC Five Mile	Canonbury Square																				21.02
22	MC Five Mile	Walnut on Highland Apartments	19,142,583	1.07	77.5%	8.0%																22
23	JPMCB	Derby Corporate Center & Needham Executive Center	17,675,000	1.11	85.0%	7.5%																23
23.01	JPMCB	Derby Corporate Center 2																				23.01
23.02	JPMCB	Needham Executive Center																				23.02
24	RAIT	48 East 57th Street	NAP	NAP	NAP	NAP																24
25	Barclays	Pavilion Lakes Apartments	NAP	NAP	NAP	NAP																25
26	Barclays	Blooming Terrace	NAP	NAP	NAP	NAP																26
27	Barclays	Legacy at Prescott Lakes	NAP	NAP	NAP	NAP																27
28	Starwood	Dakota Center	NAP	NAP	NAP	NAP																28
29	Barclays	North Salado Village	NAP	NAP	NAP	NAP																29
30	Barclays	Shoppes at Nagawaukee Phase I	NAP	NAP	NAP	NAP																30
31	MC Five Mile	Plaza del Sol	NAP	NAP	NAP	NAP																31
32	Barclays	Northville Retail Center Phase 2	NAP	NAP	NAP	NAP																32
33	MC Five Mile	Hampton Inn & Suites Brunswick	NAP	NAP	NAP	NAP	64.2%	91.16	58.52	73.3%	98.56	72.26	77.7%	101.66	79.02	79.4%	102.95	81.79	79.4%	102.95	81.79	33
34	RAIT	Shelly Plaza	NAP	NAP	NAP	NAP																34
35	JPMCB	Metro West Office Portfolio	10,280,000	1.50	85.0%	10.3%																35
35.01	JPMCB	151 Taylor Street																				35.01
35.02	JPMCB	50 Speen Street																				35.02
36	MC Five Mile	Indian Oaks MHC	NAP	NAP	NAP	NAP																36
37	Barclays	2030 Fortune Drive	NAP	NAP	NAP	NAP																37
38	Barclays	Hilton Garden Inn Sonoma	NAP	NAP	NAP	NAP	63.7%	122.47	68.18	66.3%	129.04	85.50	73.7%	139.00	102.49	77.4%	137.56	106.42	77.4%	137.56	106.42	38
39	Barclays	Packard and Thompson Apartments	NAP	NAP	NAP	NAP																39
39.01	Barclays	Thompson Apartments																				39.01
39.02	Barclays	Packard Apartments																				39.02
40	Barclays	Waterbury Crossing	NAP	NAP	NAP	NAP																40
41	Starwood	Pavilion Estates	NAP	NAP	NAP	NAP																41
42	MC Five Mile	Blanco Junction	NAP	NAP	NAP	NAP																42
43	Barclays	West Sunset Office Portfolio	NAP	NAP	NAP	NAP																43
43.01	Barclays	Wolfpack																				43.01
43.02	Barclays	Devonshire																				43.02
44	Starwood	NAL Building	NAP	NAP	NAP	NAP																44
45	JPMCB	The Marketplace St. John	NAP	NAP	NAP	NAP																45
46	MC Five Mile	Lockport Professional Park	NAP	NAP	NAP	NAP																46
47	MC Five Mile	Shuman Office Building	NAP	NAP	NAP	NAP																47
48	RAIT	Chesterfield Apartments	NAP	NAP	NAP	NAP																48
49	RAIT	LaQuinta Inn - Lake Charles	NAP	NAP	NAP	NAP	65.6%	97.82	64.21	70.6%	105.49	74.52	80.8%	113.74	91.94	80.1%	112.43	90.01	80.1%	112.43	90.01	49
50	Starwood	Cadillac Square Apartments	NAP	NAP	NAP	NAP																50
51	RAIT	Claremont Park Apartments	NAP	NAP	NAP	NAP																51
52	Starwood	J Bar J Trailer Ranch	NAP	NAP	NAP	NAP																52
53	MC Five Mile	Plaza at Tidwell, Airline & Greens Landing	NAP	NAP	NAP	NAP																53
53.01	MC Five Mile	Plaza at Tidwell & Airline																				53.01
53.02	MC Five Mile	Plaza at Greens Landing																				53.02
54	MC Five Mile	Emerald Bay Apartments	NAP	NAP	NAP	NAP																54
55	RAIT	Princess Anne Marketplace	NAP	NAP	NAP	NAP																55
56	Starwood	Northbridge Plaza	NAP	NAP	NAP	NAP																56
57	RAIT	Columbia Shores	NAP	NAP	NAP	NAP																57
58	Barclays	DBI Portfolio I	NAP	NAP	NAP	NAP																58
58.01	Barclays	NTB Shorewood																				58.01
58.02	Barclays	Applebee’s Tifton																				58.02
58.03	Barclays	Applebee’s Calhoun																				58.03
59	Starwood	2981 Third Avenue and 737 Flatbush Avenue	NAP	NAP	NAP	NAP																59
59.01	Starwood	2981 Third Avenue																				59.01
59.02	Starwood	737 Flatbush Avenue																				59.02
60	RAIT	Stuart Court Apartments	NAP	NAP	NAP	NAP																60
61	JPMCB	Ranson Self Storage	NAP	NAP	NAP	NAP																61
62	Barclays	University Place Apartments	NAP	NAP	NAP	NAP																62
63	MC Five Mile	Moulin Rouge Apartments	NAP	NAP	NAP	NAP																63
64	Starwood	Fresh Market Shopping Center	NAP	NAP	NAP	NAP																64
65	MC Five Mile	The Reside Apartments	NAP	NAP	NAP	NAP																65
66	Barclays	River Meadows MHC	NAP	NAP	NAP	NAP																66
67	Starwood	Riverview Mobile Home Park	NAP	NAP	NAP	NAP																67
68	MC Five Mile	Cala Springs & Shangri-La MHCs	NAP	NAP	NAP	NAP																68
68.01	MC Five Mile	Shangri-La MHC																				68.01
68.02	MC Five Mile	Cala Springs MHC																				68.02
69	Barclays	Delray Beach Self Storage	NAP	NAP	NAP	NAP																69
70	Barclays	EZ Storage - Buena Park	NAP	NAP	NAP	NAP																70
71	MC Five Mile	Summer Village MHC	NAP	NAP	NAP	NAP																71
72	Starwood	Ronny’s Mobile Home Park and RV Park	NAP	NAP	NAP	NAP																72
73	Starwood	Bamboo Mobile Home Park	NAP	NAP	NAP	NAP																73

A-1-13

Footnotes to Annex A-1

(1)
“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller;  “Five Mile” denotes MC-Five Mile Commercial Mortgage Finance LLC, as Mortgage Loan Seller; “Starwood” denotes Starwood Mortgage Funding II LLC, as Mortgage Loan Seller; and “RAIT” denotes RAIT Funding, LLC, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants as well as other types of spaces in the calculation of the total square footage and the occupancy of the mortgaged property.

For example, with respect to Loan No. 6, Westminster Mall, the first and second largest tenants by square footage, Target and JCPenney, respectively, ground lease the land from the borrower.

With respect to Loan No. 22, Walnut on Highland Apartments, in addition to the 117 residential units there are two retail units with a total square footage of 6,991 square feet.  The total square footage of the mortgaged property including the two retail units is 85,151 square feet.

With respect to Loan No. 36, Indian Oaks MHC, the mortgaged property has 41 mobile homes owned by an affiliate of the borrower.  The borrower entered into a master lease at market rate with the affiliate on these affiliate-owned homes.  An additional 15 mobile homes are owned by another affiliate of the borrower and are not subject to a master lease.  These model homes are for sale only and are not occupied for residential purposes.  None of the park-owned homes were included in the collateral for the mortgage loan and income generated from these homes has not been included in the underwriting of the mortgage loan.

With respect to Loan No. 48, Chesterfield Apartments, the Occupancy % was calculated based on 65 multifamily units. The collateral also includes two commercial units, which are leased but not considered in the Occupancy % calculation.

With respect to Loan No. 50, Cadillac Square Apartments, there are 221 multifamily units and 10,004 square feet of commercial space.

With respect to Loan No. 59.02, 2981 Third Avenue and 737 Flatbush Avenue – 737 Flatbush Avenue, there are 2,048 square feet of commercial space and two multifamily units comprising 2,600 square feet.

With respect to Loan No. 60, Stuart Court Apartments, the Occupancy % was calculated based on 63 multifamily units. The collateral also includes one commercial unit and a rooftop antenna space lease, which are leased but not considered in the Occupancy % calculation.

With respect to Loan No. 61, Ranson Self Storage, the Occupancy % was calculated based on 519 self-storage units. The collateral also includes two retail tenant spaces, which are leased but not considered in the Occupancy % calculation.

With respect to Loan No. 62, University Place Apartments, the property is comprised of 139 residential units and 12,000 square feet of office space that is leased to the mortgage loan sponsor.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

For example, with respect to Loan No. 1, Showcase Mall, the third largest tenant by square footage, Marshalls, has executed a lease and is in occupancy but has not commenced paying rent.  The lease requires the tenant to commence rent payments in July 2014. At origination of the mortgage loan, JPMCB reserved the full amount of remaining rent abatement.

With respect to Loan No. 3, Miami International Mall, Occupancy % includes temporary tenants at the mortgaged property.

With respect to Loan No. 4, Technology Corners Building Six, the sole tenant, Google, has executed a lease but has not yet taken occupancy of its leased premises or commenced paying rent.  The tenant’s lease commences in June 2014, and it is expected to begin paying rent in November 2014. Google is expected to take occupancy in the first quarter of 2015.

A-1-14

With respect to Loan No. 6, Westminster Mall, Occupancy % includes temporary tenants, which occupy 66,803 square feet at the mortgaged property.

With respect to Loan No. 10, Pointe Plaza, the second largest tenant by square footage, LA Fitness, has signed a lease and taken occupancy of leased premises but has not yet commenced paying rent.  The lease requires the tenant to commence rent payments in November 2014. At origination of the mortgage loan, JPMCB reserved the full amount of remaining rent abatement.

With respect to Loan No. 23.01, Derby Corporate Center & Needham Executive Center – Derby Corporate Center 2, the largest tenant by square footage, Regus, has executed a lease for an expansion at the mortgaged property but has not yet taken occupancy of the expansion space or commenced paying rent for such space.  The tenant is expected to take occupancy of the expansion space and commence paying rent for such space on January 1, 2015.

With respect to Loan No. 44, NAL Building, the sole tenant at the mortgaged property, North American Lighting, Inc., is currently completing a buildout of its space.  At origination, the borrower funded a $672,055 tenant improvement and leasing commission escrow relating to the buildout.  The tenant has signed its lease, but is not expected to take occupancy until its buildout is completed, which is expected to be July 2014, and will not commence paying rent until April 2015.  At origination, the borrower reserved $363,553, which equals approximately 12 months of debt service, to cover debt service payments during the remaining free rent period.  North American Lighting, Inc. does not have any termination options under its lease.

With respect to Loan No. 48, Chesterfield Apartments, UW NOI ($) and UW NCF ($) include revenues attributable to two commercial leases at the mortgaged property.  Approximately 17% of the UW Revenues ($) at the mortgaged property was attributable to these commercial leases.

With respect to Loan No. 50, Cadillac Square Apartments, Occupancy % includes month-to-month tenants, which occupy 2,802 square feet of commercial space at the mortgaged property.

With respect to Loan No. 60, Stuart Court Apartments, UW NOI ($) and UW NCF ($) include revenues attributable to one commercial lease and a rooftop antenna space lease at the mortgaged property.  Approximately 5% of the UW Revenues ($) at the mortgaged property was attributable to this commercial lease and rooftop antenna space lease.

With respect to Loan No. 61, Ranson Self Storage, UW NOI ($) and UW NCF ($) include revenues attributable to two retail space leases at the mortgaged property.  Approximately 16% of the UW Revenues ($) at the mortgaged property was attributable to these retail leases.

(4)
With respect to all mortgage loans, with the exceptions of the mortgage loans listed below,  the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

For example, with respect to Loan No. 4, Technology Corners Building Six, the appraiser’s hypothetical “Market Value Upon Stabilization” for the mortgaged property, effective October 1, 2014, was used, which assumes that the outstanding tenant improvements related to the sole tenant’s lease have been completed and that the tenant has commenced paying rent. At origination of the mortgage loan, JPMCB reserved $10,921,057 for the outstanding tenant improvements and $4,064,340 for the free rent required under the lease. The appraiser’s “As-Is” value for the mortgaged property is $155,000,000, which results in a Current LTV ratio of 77.4%.

With respect to Loan No. 26, Blooming Terrace, the “as is” value of $20,750,000 includes excess land value of $6,750,000.

(5)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

A-1-15

(6)
With respect to Loan No. 3, Miami International Mall, the mortgage loan is part of a $160,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Miami International Mall Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to JPMBB 2014-C18 Trust. Note A-2 (the “Miami International Mall Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMBB 2014-C21 Trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 4, Technology Corners Building Six, the mortgage loan is part of a $120,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-1 (the “Technology Corners Building Six Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2014-C20 Trust. Note A-2 (the “Technology Corners Building Six Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMBB 2014-C21 Trust.  All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 6, Westminster Mall, the mortgage loan is part of an $85,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-1 (the “Westminster Mall Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $54,794,877 and is being contributed to the JPMBB 2014-C21 Trust. Note A-2 (the “Westminster Mall Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $29,888,114 and was contributed to the JPMCC 2014-C20 Trust.  All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 7, 160 Water Street, the mortgage loan is part of a $99,600,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-1 (the “160 Water Street Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $50,600,000 and was contributed to the JPMCC 2014-C20 Trust. Note A-2 (the “160 Water Street Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $49,000,000 and is being contributed to the JPMBB 2014-C21 Trust.  All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 11, The Shops at Wiregrass, the mortgage loan is part of an $86,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “The Shops at Wiregrass Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $49,687,854 and was contributed to JPMBB 2014-C18 Trust. Note A-2 (the “The Shops at Wiregrass Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $35,775,255 and is being contributed to the JPMBB 2014-C21 Trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 16, Charlottesville Fashion Square, the mortgage loan is part of a $50,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-1 (the “Charlottesville Fashion Square Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,885,622 and is being contributed to the JPMBB 2014-C21 Trust. Note A-2 (the “Charlottesville Fashion Square Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $19,923,748 and is expected to be contributed to a future securitized trust.  All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 18, 200 West Monroe, the mortgage loan is part of a $75,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-1 (the “200 West Monroe Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $50,000,000 and was contributed to the JPMCC 2014-C20 Trust. Note A-2 (the “200 West Monroe Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is being contributed to the JPMBB 2014-C21 Trust.  All loan level metrics are based on the Whole Loan balance.

(7)	Each number identifies a group of related borrowers.

(8)
For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Certificate Administrator Fee Rate (including the Trustee fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

A-1-16

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(11)
With respect to Loan No. 44, NAL Building, the mortgage loan has an ARD feature with an anticipated repayment date of May 6, 2024. From and after the anticipated repayment date, the interest rate will increase by 1.50000% per annum to 6.28500% per annum, until the final maturity date of May 6, 2026.

(12)
The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan Nos. 5, 23 and 35, 100 Cambridge Discovery Park, Derby Corporate Center & Needham Executive Center and Metro West Office Portfolio, respectively, the lockout period is 13 payment dates from and including the first payment date.

With respect to Loan No. 16, Charlottesville Fashion Square, the lockout period is the earlier of May 1, 2018 or two years after the securitization of the Charlottesville Fashion Square Pari Passu Companion Loan. The prepayment string reflects a lockout period ending two years after the anticipated Closing Date.

With respect to Loan No. 62, University Place Apartments, the ground lessor may, subject to certain conditions, purchase the borrower’s leasehold interest at any time during the term of the mortgage loan, including during the lockout period.  If the ground lessor exercises such purchase option, the ground lessor must pay all amounts due to the lender, including any prepayment penalties.

(13)	With respect to some mortgage loans, historical financial information may not be available due to when the mortgaged properties were constructed and/or acquired.

With respect to Loan Nos. 4 and 17, Technology Corners Building Six and The Remington, respectively, the related mortgaged properties are newly constructed and some historical financials may not be available.

With respect to Loan No. 28, Dakota Center, the related mortgaged property was acquired in May 2011. Due to a transfer in ownership, 2011 financials are not available.

With respect to Loan No. 37, 2030 Fortune Drive, 2012 Revenues, 2012 Expenses and 2012 NOI are for the five months ended December annualized.

With respect to Loan No. 44, NAL Building, the mortgaged property was previously occupied by a single tenant until May 2012. The new lease with a single tenant North American Lighting, Inc. was executed in December 2013. As such, historical financials are not available.

With respect to Loan No. 59, 2981 Third Avenue and 737 Flatbush Avenue, due to transitioning tenancy and property renovation, 2011 financials were determined not to be representative of ongoing operation.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these mortgaged properties are the same.

With respect to Loan No. 1, Showcase Mall, UW NOI ($) and UW NCF ($) include revenues attributable to the parking garage at the mortgaged property.  Approximately 5.1% of the gross potential income at the mortgaged property was attributable to the parking garage.

With respect to Loan No. 4, Technology Corners Building Six, UW NOI ($) and UW NCF ($) are based on the straight-line average contractual rent of the sole tenant, Google.

A-1-17

With respect to Loan No. 7, 160 Water Street, UW NOI ($) and UW NCF ($) are calculated in part based on escalated rent amount for the second largest tenant, Beth Israel Medical Center.  The tenant’s rent increases from $27.00 per square foot to $31.00 per square foot in November 2015, and JPMCB underwrote the escalated rent amount.  At origination of the mortgage loan, the related borrower escrowed funds in the amount of the difference between the current and escalated rent amounts.

With respect to Loan No. 35.02, Metro West Office Portfolio – 50 Speen Street, the related mortgaged property currently benefits from a tax increment financing agreement with the Town of Littleton, Massachusetts.  Under the program, a portion of the value of the improvements at the mortgaged property is exempt from taxation over a period of 25 years. The exemption commenced in 2009 and is set to expire in 2029, which is after the maturity date of the related mortgage loan.  Five percent (5%) of the value of the improvements will be exempt from taxation each year (including the current year) through the maturity date, and real estate taxes were underwritten including the tax arrangement.  Under the agreement, there is a procedure for the municipality to terminate the exemption if the tenant at the related mortgaged property does not fulfill its investment and job creation requirements under the agreement.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)
With respect to Loan No. 5, 100 Cambridge Discovery Park, the entire mortgaged property is ground leased by the related borrower from an affiliated entity.  See “Description of the Mortgage Pool – Fee & Leasehold Estates; Ground Leases” and “Risk Factors – Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” and “– Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the Free Writing Prospectus.

With respect to Loan No. 34, Shelly Plaza, a portion of the mortgaged property consists of a leasehold estate, which is used to provide additional parking at the mortgaged property.

With respect to Loan No. 45, The Marketplace St. John, a portion of the mortgaged property consists of a leasehold estate, which is used to provide additional parking to the mortgaged property.

(17)	Represents the amount deposited by the borrower(s) at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(18)
Represents the monthly amounts required to be deposited by the borrower(s). The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 2, Residence Inn Silicon Valley I, commencing on December 1, 2014, all excess cash flow after payment of debt service, required reserves and operating expenses will be swept into a reserve relating to the property improvement plan required by the franchise agreement, until the aggregate amount of funds on deposit in the reserve equals $1,195,825.  These funds will be used to pay for the renovations to the public spaces under the property improvement plan.  Additionally, commencing on December 1, 2015, all excess cash flow after payment of debt service, required reserves and operating expenses will be swept into the reserve until the aggregate amount of funds on deposit in the reserve equals $2,616,519.  Such funds will be used to complete the renovations to the rooms and corridors required under the property improvement plan.

With respect to Loan No. 3, Miami International Mall, upon the debt service coverage being less than 1.25x for two consecutive calendar quarters, the borrower must make monthly deposits of (i) $9,461 into the replacement reserve capped at $227,073 and (ii) $51,620 into the leasing reserve capped at $1,238,888.

With respect to Loan No. 7, 160 Water Street, the obligation to reserve monthly deposits for tenant improvements and leasing commissions will cease if the termination option for the largest tenant at the mortgaged property by square footage, New York City Health and Hospital Corporation, expires and the borrower provides an estoppel certificate confirming, among other things, that the lease is in full force and effect and the termination option has expired without the exercise of the option.

A-1-18

With respect to Loan No. 8, Residence Inn San Mateo, commencing on December 1, 2014, all excess cash flow after payment of debt service, required reserves and operating expenses will be swept into a reserve relating to the property improvement plan required by the franchise agreement, until the aggregate amount of funds on deposit in the reserve equals $810,117.  These funds will be used to pay for the renovations to the public spaces under the property improvement plan.  Additionally, commencing on March 1, 2016, all excess cash flow after payment of debt service, required reserves and operating expenses will be swept into the reserve until the aggregate amount of funds on deposit in the reserve equals $2,375,853.  Such funds will be used to complete the renovations to the rooms and corridors required under the property improvement plan.

With respect to Loan No. 9, Hilton Virginia Beach Oceanfront Hotel, the borrower deposited $1,000,000 (the “Seasonality Reserve Required Deposit Amount”) for seasonality reserves in a borrower controlled bank account. The borrower will provide evidence to the lender on October 31, 2014 and on October 31st of each year thereafter, that the amount deposited equals the Seasonality Reserve Required Deposit Amount. On July 6, 2018, the Seasonality Reserve Required Deposit Amount will equal $1,400,000. Upon the occurrence of the DSCR falling below 1.30x all funds deposited will be transferred to a lender controlled reserve account.

With respect to Loan No. 18, 200 West Monroe, the monthly deposit for tenant improvements and leasing commissions is subject to increases in the event that Select Hotels Group files for bankruptcy, goes dark, vacates or terminates its lease with respect to any portion of its space.  The amount of the monthly deposit will increase to one-twelfth of the sum of (i) $850,000 plus (ii) the product of (a) the square footage of the Select Hotels Group space that is being vacated or terminated (or, if Select Hotels Group files bankruptcy, all of the square footage leased by the tenant), multiplied by (b) $6.10 per square foot.  The cap on the tenant improvements and leasing commissions reserve will be four times the annual deposits required to be deposited into the reserve.

With respect to Loan No. 24, 48 East 57th Street, upon the occurrence of a trigger event (which includes an event of default under the mortgage loan or determination that the debt service coverage ratio is below 1.00x), the borrower will be required to make monthly deposits into (a) the real estate tax reserve of one-twelfth of an amount which would be sufficient to pay the taxes payable and (b) the insurance reserve of one-twelfth of an amount which would be sufficient to pay the insurance premiums due for renewal of the coverage upon expiration.

With respect to Loan No. 37, 2030 Fortune Drive, the borrower is required to (i) deposit $1,000,000 in cash or in a form of a letter of credit (“Verizon Deposit”) into the Verizon Reserve on or before the date which is nine months prior to the Verizon lease expiration date or nine months prior to the expiration date of any Verizon replacement lease as defined in the loan agreement or (ii) deposit all excess cash into the Verizon Reserve upon a Verizon Trigger Event as defined in the loan agreement subject to a cap equal to the Verizon Deposit. Instead of depositing excess cash into the Verizon Reserve on a monthly basis, the borrower may deposit with the lender the Verizon Deposit.

With respect to Loan No. 44, NAL Building, the related borrower is required to make monthly deposits to the replacement reserve in the amount of $950 after occurrence of a Sweep Event. A Sweep Event is defined as (i) an event of default, (ii) from and after April 1, 2016, the DSCR at the mortgaged property falls below 1.20x, (iii) the tenant North American Lighting, Inc., or any replacement tenant, economically or materially defaults under the terms of its lease, goes dark, gives notice to vacate, vacates its leased space at the mortgaged property or becomes a debtor in bankruptcy or other insolvency proceedings and/or (iv) the anticipated repayment date.

With respect to Loan No. 57, Columbia Shores, the borrower deposited $275,000 into the tenant improvement and leasing commission reserve at origination. If the balance of this reserve is less than $100,000, the borrower will be required to make monthly deposits of $4,029.

A-1-19

With respect to Loan No. 64, Fresh Market Shopping Center, on each monthly payment date following a Tenant Trigger Period, provided no other sweep event period, as defined in the loan documents, is occurring, all excess cash flow will be deposited with the lender in the Fresh Market Reserve. During any Tenant Trigger Period, funds will be made available to the related borrower to pay for tenant improvement costs and leasing commissions relating to the re-tenanting of the space at the mortgaged property currently leased to The Fresh Market. A Tenant Trigger Period is defined as the tenant known as The Fresh Market (i) economically or materially defaults under the terms of its lease, (ii) goes dark, sublets, gives notice to vacate, or vacates its leased space at the mortgaged property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding and/or (iv) fails to extend the term of its lease for a period of no less than five years, on or prior to October 31, 2022.

(19)
With respect to Loan No. 11, The Shops at Wiregrass, commencing on January 6, 2017, all excess cash flows pursuant to the loan documents will be deposited into the rollover cash sweep reserve provided that the “Rollover Reserve Cap Conditions” have not been satisfied. Rollover Reserve Cap Conditions mean (i) the related borrower has caused 90% of leases expiring in the calendar years 2018 and 2019 to be renewed or replaced with the weighted average term for such renewed or replaced lease being not less than five years, (ii) occupancy is greater than or equal to 92% and (iii) net operating income is greater than or equal to $8,750,000. In addition, the related borrower will deliver to the lender $30,000 per 3,000 square feet of space at the mortgaged property for any lease that is terminated pursuant to a “Termination Provision” to the lender. Termination Provision means any provision in a lease that grants a tenant the right to terminate the lease based on the financial condition of the tenant’s business at the mortgaged property.

With respect to Loan No. 13, One Dallas Center, on the closing date, the borrower deposited $2,509,992 into the Apex Rent Reserve. On December 6, 2017, the borrower will deposit an additional $775,361 into the Apex Rent Reserve. Commencing on the first payment date, the borrower will deposit its share of the monthly condominium assessment for two months. In addition, for each payment thereafter, the borrower will deposit an amount estimated by the lender to be due and payable by the borrower each month for its share of the monthly assessment. The related borrower will not be required to make the monthly assessment deposit at any time the balance of the condominium monthly assessment reserve is equal to or greater than the two times the monthly assessment deposit.

With respect to Loan No. 19, Stonebriar Plaza, upon a Sun & Ski Sales Event as defined in the loan agreement, the borrower will deposit with lender (i) $100,000 or (ii) a letter of credit in the amount of $100,000. In addition, upon a Toys R Us Trigger Event, as defined in the loan agreement, the borrower will deposit with lender (i) $750,000 or (ii) a letter of credit in the amount of $750,000.

With respect to Loan No. 38, Hilton Garden Inn Sonoma, the related borrower is required to deposit $54,000 into the seasonality reserve on or before the payment date for the months from July through October of each calendar year.

(20)
Represents a cap on the amount required to be deposited by the borrower(s) pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 64, Fresh Market Shopping Center, the related borrower is required to make monthly deposits of $2,100 into the Monthly TI/LC Reserve ($). In the event that tenant The Fresh Market extends its lease for five years or an acceptable replacement tenant is secured for the space currently occupied by tenant The Fresh Market, the Monthly TI/LC Reserve ($) will be capped at $35,000.

(21)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(22)
In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(23)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

A-1-20

For example, with respect to Loan No. 1, Showcase Mall, the fourth largest tenant by square footage, Coca-Cola Oasis, has the right to terminate its lease on December 31, 2023 with 12 months’ notice.

With respect to Loan No. 3, Miami International Mall, the largest tenant by square footage, H&M, has the right to terminate its lease if it fails to attain adjusted gross sales during the fourth lease year in an amount equal to at least $6,000,000. H&M must provide written notice to the landlord 60 days after the end of such fourth lease year and the lease will terminate one year after delivery of such notice. Tenant is required to repay the landlord a termination fee equal to approximately $509,198 divided by the total months in the lease term, the dividend of which is multiplied by the number of months remaining in the lease term at the effective date of the termination. Such repayment will accompany tenant’s termination notice.

With respect to Loan No. 5, 100 Cambridge Discovery Park, the third largest tenant by square footage, Siemens Healthcare, has the right to terminate its lease in February 2016, with nine months’ notice and payment of a termination fee.

With respect to Loan No. 7, 160 Water Street, the largest tenant by square footage, New York City Health and Hospital Corporation, has the right to terminate its lease in July 2019 with 18 months’ notice and payment of a termination fee.  In addition, the third largest tenant by square footage, Seneca Insurance Company, has the right to contract its space by one floor (21,500 square feet) starting on September 30, 2015 with nine months’ notice and payment of a contraction fee. In addition, the fifth largest tenant by square footage, Oestreicher Construction Corp, has the right to terminate its lease at any time with 180 days’ notice.

With respect to Loan No. 10, Pointe Plaza, St. John Health System and certain of its affiliates lease approximately 52.0% of the net rentable area at the related mortgaged property. A subsidiary of St. John Health System, which is also the largest affiliated tenant at the mortgaged property, owns a 50% interest in the related loan sponsor.  See “Description of the Mortgage Pool – Net Cash Flow and Certain Underwriting Considerations” and “Risk Factors – Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the Free Writing Prospectus.

With respect to Loan No. 11, The Shops at Wiregrass, the third largest tenant by square footage, Forever 21, has the one-time right to terminate its lease if it fails to attain gross sales of $5,000,000 during the sixth lease year, which commences in November 2014, by providing six months prior written notice. The fourth largest tenant by square footage, Pottery Barn, has the right to terminate its lease if it fails to attain a gross revenue amount derived by dividing the total rent less utilities (initially $28.00 per square foot), subject to annual CPI increases, by 6.0% and providing 60 days prior written notice after the end of its sixth lease year which commences in November 2014.

With respect to Loan No. 26, Blooming Terrace, the largest tenant, DirecTV Sports (Root Sports), may terminate its lease effective the last day of the 60th month (December 31, 2015) of the term by giving at least six months’ notice and payment of a termination fee in the amount of $122,250. Additionally, DirecTV Sports (Root Spots) may terminate its lease effective the last day of the 84th month (December 31, 2017) of the term by giving at least six months’ notice and payment of a termination fee in the amount of $73,350. The third largest tenant by square footage, Photobucket, has a one-time right to terminate its lease effective on the last day of the 36th month (November 30th, 2015) by giving at least six months’ notice and payment of a termination fee in the amount of $125,000. The fourth largest tenant by square footage, TicketMaster (Live Nation), may terminate its lease effective the last day of the 64th month (July 31, 2018) of the term by giving at least nine months’ notice and payment of a termination fee in the amount of $132,000.

With respect to Loan No. 28, Dakota Center, the largest tenant by square footage, Restaurant Technology Services, has the right to terminate its lease as of September 30, 2017, with eight months’ written notice.

With respect to Loan No. 30, Shoppes at Nagawaukee Phase I, the fourth largest tenant by square footage, West Marine Products, Inc. has subleased its space to Penzeys Spice Company.

With respect to Loan No. 35.01, Metro West Office Portfolio – 151 Taylor Street, the vacant portion of the mortgaged property is largely one unit which consists of unfinished shell space.

A-1-21

With respect to Loan No. 35.02, Metro West Office Portfolio – 50 Speen Street, the second largest tenant by square footage, Rave Wireless, has the right to terminate its lease on April 30, 2015, with six months’ notice and payment of a termination fee.

With respect to Loan No. 45, The Marketplace St. John, the largest tenant by square footage, Starfish Market, is solely owned by the related mortgage loan sponsor.  See “Description of the Mortgage Pool – Net Cash Flow and Certain Underwriting Considerations” and “Risk Factors – Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the Free Writing Prospectus.

With respect to Loan No. 48, Chesterfield Apartments, one of the two commercial tenants, Taste of Toast, has the right to terminate its lease on May 31, 2016, with six months’ notice.

For example, with respect to Loan No. 53.01, Plaza at Tidwell, Airline & Greens Landing – Plaza at Tidwell & Airline, the fourth largest tenant at the Plaza at Tidwell & Airline property, PLS Check Cashers of Texas, subleases 100% of its leased space to Mi Doctor, a critical care facility.  Both the prime lease and the sublease roll in 2020.

With respect to Loan No. 57, Columbia Shores, the fifth largest tenant by square footage, SmartRG, has the right to terminate its lease in July 1, 2016, with 180 days’ notice and payment of a termination fee.

(24)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan Nos. 2 and 8, Residence Inn Silicon Valley I and Residence Inn San Mateo, respectively, the guaranties limit the aggregate liability of the related guarantor for any breaches or violations of the full recourse carveout provisions in the mortgage loan documents to twenty percent (20%) of the then-current principal balance of the related mortgage loan at the time of the breach or violation.  Additionally, the guarantor’s liability for all breaches or violations of the full recourse carveout provisions are capped at twenty percent (20%) of the initial principal balance of the related mortgage loan.

With respect to Loan No. 7, 160 Water Street, there is no separate Carveout Guarantor.

(25)	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(26)
Refers to (a) debt secured by the related mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the Free Writing Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan Nos. 5, 23 and 35, 100 Cambridge Discovery Park, Derby Corporate Center & Needham Executive Center and Metro West Office Portfolio, respectively, the related additional debt consists of one mezzanine loan in the original principal amount up to $17,500,000, and the amounts shown represent the amount of the mezzanine loan allocated to each such mortgage loan and mortgaged property. JPMCB has been funding the allocated amounts of the mezzanine loan in conjunction with the closing of the related underlying commercial mortgage loan, and as of the date of this Free Writing Prospectus, approximately $15.4 million of the mezzanine loan amount has been funded. The aggregate allocated mezzanine loan amount in the JPMBB 2014-C21 Trust is $10.68 million. The related loan sponsor and guarantor for the mortgage loans, which is the mezzanine loan borrower, pledged its equity interests in the borrowers as collateral for the mezzanine loan.  Additionally, portions of the mezzanine loan are allocated to certain loans which are not held by the JPMBB 2014-C21 Trust and are not included in this mortgage pool.   Please see “Description of the Mortgage Pool – Additional Debt” in the Free Writing Prospectus for additional information.

With respect to Loan Nos. 6 and 16, Westminster Mall and Charlottesville Fashion Square, respectively, the related mortgage loan documents permit the future pledge of direct or indirect equity interests in the related borrowers to secure a corporate or parent level credit facility secured by multiple real estate assets.  See “Description of the Mortgage Pool – Additional Debt” in the Free Writing Prospectus.

A-1-22

With respect to Loan No. 22, Walnut on Highland Apartments, the mortgaged property is encumbered by additional debt comprised of $1,100,000 in the form of a second mortgage as well as $75,000 and $30,000 in the form of unsecured debt.  The $1,100,000 in the form of a second mortgage accrues interest at a rate of 5.0000%. The $75,000 and $30,000 in unsecured debt are grants from a Pittsburgh urban renewal program and do not need to be repaid unless the property owner fails to comply with program guidelines during the remaining five years of the seven year term.

With respect to Loan No. 38, Hilton Garden Inn Sonoma, the related borrower is subject to an unsecured note in the original balance of $900,000.  The unsecured note accrues interest at 3.2500%, requires monthly amortization payments of $8,795 and matures on July 6, 2019. The unsecured note is fully amortizing. As of December 31, 2013, the balance of the unsecured note was $538,195. The unsecured note is prepayable at any time. The unsecured note is held by The Gill Group, LLC, which was a previous partner of the mortgage loan sponsor. The mortgage loan sponsor bought out the partner in 2009 and at the time received $900,000 in seller financing. Under the terms of the note, The Gill Group, LLC is provided with some remedies, including the ability to accelerate the maturity date of the note, sue the related borrower for nonpayment or demand payment from Joseph C. Knudson, the guarantor.

A-1-23

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
$2,059,848	-	$9,999,999	43	$259,512,713	20.5%	4.79627%	112	1.64x	10.9%	68.4%	57.9%
$10,000,000	-	$19,999,999	11	153,643,570	12.1	4.78630%	116	1.47x	9.4%	68.2%	60.6%
$20,000,000	-	$24,999,999	1	22,118,850	1.7	5.15200%	115	1.38x	10.1%	71.8%	59.7%
$25,000,000	-	$49,999,999	12	430,860,877	34.1	4.60888%	115	1.65x	9.9%	62.3%	56.4%
$50,000,000	-	$103,500,000	6	398,594,877	31.5	4.61082%	118	1.74x	9.8%	63.3%	59.4%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
4.03300%	-	4.40000%	3	$59,075,000	4.7%	4.14121%	110	2.56x	12.2%	38.4%	37.8%
4.40001%	-	4.60000%	12	329,404,903	26.0	4.49623%	118	1.85x	10.6%	61.2%	55.8%
4.60001%	-	4.80000%	33	610,004,455	48.2	4.69822%	118	1.56x	9.7%	68.7%	61.8%
4.80001%	-	5.00000%	13	164,700,587	13.0	4.86055%	105	1.40x	9.0%	63.1%	56.0%
5.00001%	-	5.75000%	12	101,545,940	8.0	5.17475%	110	1.44x	10.3%	70.4%	60.1%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Original Term to Maturity/ARD in Months(1)

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
60	4	$27,683,660	2.2%	4.75979%	58	1.78x	12.6%	67.7%	62.6%
84	2	60,250,000	4.8	4.82123%	82	1.33x	7.7%	61.9%	60.9%
120	67	1,176,797,225	93.0	4.66981%	118	1.66x	10.1%	64.8%	58.0%
Total / Wtd. Avg:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
56	-	60	4	$27,683,660	2.2%	4.75979%	58	1.78x	12.6%	67.7%	62.6%
61	-	120	69	1,237,047,225	97.8	4.67719%	117	1.65x	9.9%	64.7%	58.1%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Original Amortization Term in Months

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
Interest Only	8	$307,150,000	24.3%	4.56040%	112	2.08x	10.1%	55.5%	55.5%
240	1	4,488,485	0.4	4.56000%	119	1.61x	13.4%	54.1%	33.6%
300	3	24,505,272	1.9	4.87336%	102	1.67x	11.7%	68.2%	53.4%
330	3	18,418,821	1.5	5.13383%	102	1.39x	9.8%	65.6%	55.8%
360	58	910,168,307	72.0	4.70517%	117	1.51x	9.9%	67.8%	59.4%
Total / Wtd. Avg:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
Interest Only			8	$307,150,000	24.3%	4.56040%	112	2.08x	10.1%	55.5%	55.5%
239	-	300	4	28,993,757	2.3	4.82485%	105	1.66x	11.9%	66.0%	50.3%
301	-	360	61	928,587,128	73.4	4.71367%	117	1.51x	9.9%	67.8%	59.4%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Amortization Types

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
IO-Balloon			32	$601,044,500	47.5%	4.65689%	118	1.47x	9.4%	69.9%	63.0%
Balloon			32	349,211,385	27.6	4.81913%	115	1.58x	10.9%	63.9%	52.2%
Interest Only			8	307,150,000	24.3	4.56040%	112	2.08x	10.1%	55.5%	55.5%
ARD-IO-Balloon			1	7,325,000	0.6	4.78500%	118	1.67x	10.7%	74.7%	62.7%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

A-2-1

ANNEX A-2

Partial Interest Only Periods

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
12	-	24	15	$154,149,500	12.2%	4.71228%	113	1.49x	9.8%	72.4%	62.6%
25	-	48	7	79,695,000	6.3	4.60118%	119	1.95x	12.2%	59.6%	53.2%
49	-	60	11	374,525,000	29.6	4.64845%	119	1.37x	8.7%	71.1%	65.3%
Total / Wtd. Avg:			33	$608,369,500	48.1%	4.65843%	118	1.48x	9.4%	69.9%	63.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
1.21x	-	1.35x	14	$274,141,621	21.7%	4.76710%	113	1.28x	8.1%	70.4%	64.6%
1.36x	-	1.45x	21	280,784,881	22.2	4.77049%	118	1.41x	9.5%	71.2%	61.3%
1.46x	-	1.55x	9	208,441,381	16.5	4.71883%	116	1.50x	9.7%	66.0%	58.2%
1.56x	-	1.65x	9	51,562,270	4.1	4.78295%	111	1.60x	11.1%	68.3%	56.7%
1.66x	-	1.80x	7	197,435,122	15.6	4.64269%	116	1.73x	9.5%	68.7%	65.6%
1.81x	-	2.00x	6	84,965,610	6.7	4.64573%	118	1.85x	12.3%	54.6%	45.1%
2.01x	-	2.25x	1	6,750,000	0.5	4.67000%	60	2.21x	15.0%	60.8%	53.8%
2.26x	-	3.00x	5	152,500,000	12.1	4.33097%	117	2.64x	13.1%	41.5%	40.0%
3.01x	-	3.60x	1	8,150,000	0.6	4.63310%	118	3.60x	18.8%	45.3%	45.3%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Cut-off Date LTV Ratios(2)(3)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
31.6%	-	54.9%	9	$226,924,243	17.9%	4.43044%	117	2.42x	13.0%	44.2%	40.3%
55.0%	-	59.9%	5	90,224,225	7.1	4.74188%	113	1.58x	10.6%	57.3%	47.7%
60.0%	-	64.9%	7	81,986,602	6.5	4.82458%	92	1.52x	9.3%	60.7%	57.1%
65.0%	-	69.9%	11	253,558,028	20.0	4.63846%	117	1.52x	9.2%	67.5%	61.7%
70.0%	-	75.0%	41	612,037,787	48.4	4.75918%	117	1.44x	9.2%	72.8%	65.1%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

LTV Ratio at Maturity/ARD(1)(2)(3)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
31.6%	-	44.9%	6	$176,274,243	13.9%	4.41611%	117	2.36x	12.3%	41.9%	38.1%
45.0%	-	49.9%	6	125,296,177	9.9	4.62834%	117	2.01x	12.6%	55.7%	47.4%
50.0%	-	54.9%	12	75,433,710	6.0	4.87136%	109	1.65x	11.1%	62.7%	52.5%
55.0%	-	59.9%	8	104,045,828	8.2	4.89128%	118	1.46x	10.4%	71.1%	58.5%
60.0%	-	64.9%	29	455,870,701	36.0	4.71220%	114	1.43x	9.1%	69.5%	62.1%
65.0%	-	71.2%	12	327,810,225	25.9	4.68190%	116	1.49x	8.7%	72.4%	68.9%
Total / Wtd. Avg:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Type of Mortgaged Properties

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Retail
Anchored	9	$213,571,053	16.9%	92.1%	1.58x	9.4%	68.6%	62.8%
Regional Mall	2	84,680,498	6.7	93.8%	1.80x	11.9%	53.0%	43.2%
Super Regional Mall	1	60,000,000	4.7	95.2%	2.70x	12.6%	40.9%	40.9%
Unanchored	4	20,704,904	1.6	93.7%	1.64x	10.9%	74.0%	62.6%
Shadow Anchored	1	5,625,000	0.4	93.0%	1.42x	9.8%	75.0%	64.9%
Freestanding	3	4,973,435	0.4	100.0%	1.54x	10.6%	55.3%	50.5%
Subtotal:	20	$389,554,890	30.8%	93.1%	1.80x	10.6%	61.2%	55.0%

Office
Suburban	12	$175,376,344	13.9%	97.1%	1.51x	9.6%	70.6%	64.3%
CBD	6	166,400,000	13.2	94.1%	1.65x	9.4%	59.5%	55.1%
Medical	1	6,900,000	0.5	93.4%	1.36x	10.3%	71.1%	59.2%
Subtotal:	19	$348,676,344	27.6%	95.6%	1.57x	9.5%	65.3%	59.8%

Multifamily
Garden	10	$122,606,724	9.7%	95.8%	1.51x	9.1%	70.5%	65.2%
Student	6	38,700,000	3.1	100.0%	1.35x	8.7%	72.8%	66.1%
Mid Rise	2	37,488,485	3.0	98.0%	1.26x	8.4%	68.5%	61.1%
High Rise	1	6,500,000	0.5	94.6%	1.81x	12.5%	60.7%	54.7%
Subtotal:	19	$205,295,209	16.2%	97.0%	1.44x	9.0%	70.3%	64.3%

Hotel
Extended Stay	2	$113,400,000	9.0%	84.9%	1.48x	9.2%	67.4%	61.8%
Full Service	1	40,000,000	3.2	71.9%	2.46x	14.8%	54.1%	48.4%
Limited Service	3	24,300,936	1.9	78.9%	1.74x	11.8%	64.2%	52.0%
Subtotal:	6	$177,700,936	14.1%	81.2%	1.74x	10.8%	64.0%	57.5%

Mixed Use
Office/Retail	5	$73,511,323	5.8%	91.1%	1.69x	10.6%	61.6%	51.8%
Retail/Multifamily	2	19,123,623	1.5	97.2%	1.32x	8.5%	72.5%	61.4%
Subtotal:	7	$92,634,946	7.3%	92.3%	1.61x	10.1%	63.9%	53.8%

Manufactured Housing	10	$40,204,216	3.2%	86.0%	1.53x	10.2%	71.6%	57.6%

Self Storage	3	$10,664,344	0.8%	91.2%	1.80x	10.9%	66.6%	58.1%

Total / Wtd. Avg:	84	$1,264,730,885	100.0%	92.4%	1.65x	10.0%	64.7%	58.2%

A-2-2

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
California	7	$246,926,309	19.5%	90.5%	1.64x	10.2%	62.6%	56.3%
Virginia	6	120,110,622	9.5	89.1%	1.79x	11.3%	62.4%	54.9%
Florida	9	117,022,636	9.3	94.7%	2.10x	11.2%	50.7%	45.4%
Texas	9	115,486,547	9.1	93.6%	1.43x	9.7%	72.4%	62.4%
Nevada	3	111,289,914	8.8	90.1%	1.73x	9.0%	70.0%	69.2%
New York	6	110,744,064	8.8	96.8%	1.95x	9.8%	48.4%	47.1%
Michigan	9	98,408,537	7.8	91.4%	1.51x	10.2%	72.1%	61.7%
Massachusetts	5	80,175,000	6.3	95.1%	1.28x	8.3%	75.0%	69.0%
Georgia	4	46,453,564	3.7	94.5%	1.73x	9.1%	65.3%	61.5%
Illinois	3	33,874,599	2.7	84.7%	1.43x	10.3%	73.1%	67.2%
Pennsylvania	2	27,300,000	2.2	96.9%	1.41x	9.2%	72.0%	60.1%
Arizona	2	21,000,000	1.7	99.3%	1.36x	9.4%	70.4%	62.0%
Indiana	2	20,285,769	1.6	88.5%	1.39x	9.4%	74.1%	60.2%
Maryland	2	18,825,000	1.5	97.7%	1.24x	8.4%	75.0%	69.2%
Colorado	2	15,625,000	1.2	92.5%	1.41x	9.4%	60.8%	54.1%
North Dakota	1	11,100,000	0.9	82.1%	1.42x	9.9%	75.0%	61.1%
Wisconsin	1	10,300,000	0.8	100.0%	1.43x	9.6%	73.0%	62.9%
Connecticut	1	7,963,736	0.6	100.0%	1.48x	10.7%	69.9%	57.8%
US Virgin Islands	1	6,990,882	0.6	89.1%	1.52x	10.4%	54.6%	44.3%
Louisiana	1	6,750,000	0.5	80.1%	2.21x	15.0%	60.8%	53.8%
Nebraska	1	6,225,000	0.5	100.0%	1.26x	8.4%	75.0%	66.3%
North Carolina	1	5,850,000	0.5	94.8%	1.99x	13.5%	62.2%	53.2%
Ohio	1	5,200,000	0.4	86.9%	1.61x	10.7%	71.2%	61.3%
Washington	1	5,051,205	0.4	100.0%	1.31x	9.6%	71.1%	58.8%
West Virginia	1	4,594,344	0.4	92.5%	1.45x	9.4%	74.1%	60.8%
Alabama	1	4,488,485	0.4	94.2%	1.61x	13.4%	54.1%	33.6%
Tennessee	1	4,194,643	0.3	100.0%	1.36x	8.9%	74.2%	60.5%
South Carolina	1	2,495,029	0.2	93.8%	1.31x	9.3%	71.8%	60.3%

Total / Wtd. Avg:	84	$1,264,730,885	100.0%	92.4%	1.65x	10.0%	64.7%	58.2%

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
Defeasance	57	$907,996,569	71.8%	4.68906%	115	1.68x	10.3%	62.7%	55.2%
Yield Maintenance	13	331,159,317	26.2	4.63886%	117	1.53x	8.9%	70.9%	66.8%
Defeasance/Yield Maintenance	3	25,575,000	2.0	4.84155%	119	2.07x	12.3%	57.2%	52.4%
Total / Wtd. Avg:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)
Refinance	54	$844,627,833	66.8%	4.65927%	117	1.68x	10.3%	63.3%	55.7%
Acquisition	19	420,103,052	33.2	4.71866%	113	1.58x	9.4%	67.7%	63.1%
Total / Wtd. Avg:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

(1) In the case of Loan No. 44 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Stated Remaining Term (Mos.) and LTV Ratio at Maturity/ARD are as of the anticipated repayment date.
(2) In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loans.
(3) In the case of Loan Nos. 4 and 26, the Cut-off Date LTV Ratio and the LTV at Maturity/ARD is calculated based upon an appraised value based on certain assumptions Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

A-2-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN
INFORMATION

A-3-1

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

MGM

SUBWAY
FOOD COURT

SHOWCASE MALL III
SHOWCASE
SHOWCASE MALL II
LAS VEGAS BOULEVARD
MGM

NOW OPEN
Marshalls

MGM GRAND
MANDALAY BAY
LUXOR
THEhotel
Tropicana
Aria
GRAND CHATEAU
Excalibur
NEW YORK NEW YORK
MANDARIN ORIENTAL
THE COSMOPOLITAN
Monte Carlo
SHOWCASE
POLO TOWERS
veer
planet hollywood
LAS VEGAS BOULEVARD
planet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-2

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

MAP © 2014 CARTIFACT · DATA © BROADMAP
CARTIFACT
SCALE
1/4 MILE
Showcase Mall
3769 and 3785 South Las Vegas Boulevard
Las Vegas, NV 89109
LAS VEGAS
Encore Las Vegas
Wynn Las Vegas
Wynn Esplanade
Wynn Las Vegas Golf Club
Fashion Show Mall
SPRING MOUNTAIN RD
INDUSTRIAL RD
Treasure Island
The Shoppes at the Palazzo
Palazzo
Venetian
Sands Expo and Convention Center
Mirage Hotel & Casino
Grand Canal Shoppes
Casino Royale
Harrah's
The Quad Resort & Casino
The Linq and High Roller Observation Wheel Development
Forum Shops at Caesars
Colosseum
Caesars Palace
Flamingo Hilton
Westin
The Meridian
VALLEY VIEW BLVD
Rio Suites
Gold Coast
Palms
FLAMINGO RD
Via Bellagio
Bellagio
Bally's
Paris
Super 8
LAS VEGAS BLVD SOUTH
Vdara Hotel & Spa
Cosmopolitan
Planet Hollywood
Harmon Corner
Crystals at City Center
Veer Towers
HARMON AVE
Aria Resort & Casino
Harley Davidson Cafe
Marriott Grand Chateau
Polo Towers
Residences @ Mgm Grand
Fairfield Inn
Alexis Park
Aria Convention Center
Mandarin Oriental
Monte Carlo
Hawaiian Marketplace
Grand Garden Arena
LAS VEGAS FREEWAY
MGM Shops
New York New York
MGM Grand
TROPICANA AVE
Excalibur
Tropicana
Hooters
RENO AVE
GILES ST
Luxor
Mandalay Place
The Hotel
Mandalay Bay
MCCARRAN INTERNATIONAL AIRPORT
North Las Vegas
Sunrise Manor
Rampart Commons
Las Vegas
DOWNTOWN
The Shops at Summerlin
The Boulevard Mall
THE STRIP
Spring Valley
Whitney
Paradise
Henderson
Sunset Galleria
Enterprise
The District at Green Valley Ranch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-3

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

SHOWCASE
OUTBACK
Marshalls
Coca-Cola STORE
La Salsa
WESTGATE RESORTS
SHOWCASE III
PARKING STRUCTURE AND
UNITED ARTISTS Theatres
RUE DE MONTE CARLO
SOUTH LAS VEGAS BLVD.
ROSS
Denny's
NEW YORK NEW YORK
MGM GRAND
SHOWCASE II
adidas
GRAND CANYON EXPERIENCE AT SHOWCASE II
Collateral
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-4

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$103,500,000	Title:	Fee
Cut-off Date Principal Balance:	$103,500,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	8.2%	Net Rentable Area (SF):	182,037
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	N&G Showcase LLC	Year Built / Renovated:	1995 / N/A
Sponsors:	Eli Gindi and Jeffrey Gindi	Occupancy:	89.4%
Interest Rate:	4.75650%	Occupancy Date:	3/4/2014
Note Date:	5/30/2014	Number of Tenants:	12
Maturity Date:	6/1/2024	2011 NOI(1):	$10,170,175
Interest-only Period:	120 months	2012 NOI(1):	$7,851,251
Original Term:	120 months	2013 NOI:	$7,141,398
Original Amortization:	None	TTM NOI (as of 4/2014)(2):	$7,127,705
Amortization Type:	Interest Only	UW Economic Occupancy:	92.2%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$12,102,700
Lockbox:	Hard	UW Expenses:	$3,113,713
Additional Debt:	N/A	UW NOI(2):	$8,988,988
Additional Debt Balance:	N/A	UW NCF:	$8,603,132
Additional Debt Type:	N/A	Appraised Value / Per SF:	$146,100,000 / $803
		Appraisal Date:	5/7/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$569
Taxes:	$159,901	$53,300	N/A	Maturity Date Loan / SF:	$569
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.8%
Replacement Reserves:	$3,339	$3,339	N/A	Maturity Date LTV:	70.8%
TI/LC:	$22,766	$22,766	$955,500	UW NCF DSCR:	1.72x
Other:	$3,528,800	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$103,500,000	68.5%	Purchase Price	$145,000,000	96.0%
Sponsor Equity	47,541,443	31.5	Upfront Reserves	3,714,806	2.5
			Closing Costs	2,326,637	1.5
Total Sources	$151,041,443	100.0%	Total Uses	$151,041,443	100.0%
(1)	2012 NOI is lower than 2011 NOI primarily due to Sega Gameworks vacating its 47,161 square foot space in March 2012.
(2)
UW NOI is higher than TTM NOI primarily due to a new 30,313 square foot lease to Marshalls which accounts for approximately $1.4 million of underwritten rent. Marshalls took occupancy in October 2013 but does not commence paying rent until August 2014.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Showcase Mall loan has an outstanding principal balance of $103.5 million and is secured by a first mortgage lien on a 182,037 square foot anchored strip mall located in Las Vegas, Nevada. The loan has a 10-year term and is interest-only for the entire loan term.

The Borrower. The borrowing entity for the loan is N&G Showcase LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-5

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

The Sponsors. The loan sponsor is a joint venture between EMS Capital, Gindi Capital and Nakash Properties, which are all Delaware limited liability companies that own 50%, 25% and 25% interests in the borrower, respectively. The loan’s non-recourse carveout guarantors are Eli Gindi and Jeffrey Gindi. Gindi Capital is a New York-based family real estate company that primarily owns the Century 21 department store chain. Nakash Properties is the real estate arm of Jordache Enterprises, which is a privately owned conglomerate focused primarily on manufacturing. The Nakash family and the Jordache real estate division have purchased over $2 billion in real estate over the past several years, including the Apple Store in Santa Monica, the Bond Building in Washington, D.C., and the Versace Mansion in Miami, Florida. EMS Capital is privately owned and controlled by the Safra family in New York. The loan sponsors acquired the Showcase Mall property from Angelo Gordon for a purchase price of $145.0 million.

The Property. The Showcase Mall is a 182,037 square foot anchored retail strip mall in Las Vegas, Nevada. The property was constructed in 1995 and is comprised of two buildings located on approximately 2.7 acres along the Las Vegas Strip (“Strip”). The primary building, which has 340 feet of frontage on Las Vegas Boulevard, includes the majority of the tenants, while the secondary building, which is located just off the Strip behind the main building, houses the United Artist Theatre and the 1,418-space, 12-story automated parking deck. The property is part of the larger Showcase Mall retail and entertainment complex which consists of three phases, all of which share access to the parking garage. The collateral for the loan consists only of Showcase Phase I, which is located between Phase II and Phase III. Tenancy at Phase II includes the Adidas flagship store and tenancy at Phase III includes Hard Rock Café, Ross Dress for Less and Denny’s.

As of March 4, 2014, the property was 89.4% occupied by 12 tenants and is anchored by M&M’s World (31,025 square feet), Marshalls (30,313 square feet) and Coca Cola Oasis (19,257 square feet). The largest tenant at the property, United Artist Theatre, leases 22.6% of the net rentable area and accounts for approximately 9.4% of the underwritten rent in place. United Artists Theatre has been a tenant at the property since 1995 and has a lease through December 2017 with two, five-year renewal options remaining. The eight-screen movie theatre is located in the secondary building which is just off of the Strip. The second largest tenant, M&M’s World, leases 17.0% of the net rentable area through August 2017 with two, five-year renewal options remaining.  M&M’s World is a retail store that specializes in M&M’s candy and related merchandise and has been at the property since 1997.  M&M’s World occupies a portion of four floors and features a gift shop on the first floor, candy dispensers on the second floor, collector’s items on the third floor and luggage and home décor on the fourth floor. There is also a two-story M&M’s bag attached to the façade of the building facing Las Vegas Boulevard. The Las Vegas M&M’s World was the first of its kind and there have since been store openings in New York City, London and Orlando, Florida. The third largest tenant at the property, Marshalls, leases 16.7% of the net rentable area through October 2023. Marshalls took occupancy in October 2013 and occupies the majority of the below grade space at the property. Marshalls is the second largest discount family apparel and home fashion retailer. The fourth largest tenant at the property, Coca Cola Oasis, leases 10.6% of the net rentable area through December 2029. Coca Cola Oasis features a gift shop with Coca Cola collector’s items and memorabilia, as well as a soda fountain tasting room complete with samples of Coca Cola flavors from around the world. The Coca Cola façade is improved with a 100-foot Coca Cola bottle that faces Las Vegas Boulevard. In addition to the three anchor tenants and movie theatre, the property also features a range of restaurants and food court tenants including La Salsa Cantina, Outback Steakhouse, Wendy’s, Subway, Sbarro, Panda Express, Dairy Queen and Del Taco. Gross mall sales for the four tenants that reported (M&M’s World, Coca Cola Oasis, La Salsa Cantina and the United Artist Theatre) as of the year-end 2013 were approximately $49.3 million with occupancy costs of 12.2%.

Showcase Mall is centrally located on the Strip, directly in front of the MGM Grand Resort and Casino and across the street from CityCenter and the New York-New York Hotel and Casino. The New York-New York Hotel features a family-friendly, 200-foot rollercoaster that brings additional foot traffic to the area. The Strip consists of resort casino-hotels, business hotels, apartment complexes and commercial retail buildings. The property is immediately surrounded by over 41,000 hotel rooms at resorts including Monte Carlo, Luxor, Tropicana, Mandalay Bay, Four Seasons, Cosmopolitan and the Bellagio and has a reported average traffic count of 70,000 vehicles and 45,000 pedestrians per day. The property is located within the Central East Las Vegas submarket within the larger Las Vegas retail market. The Las Vegas retail market contains approximately 106.8 million square feet of retail space and the property’s submarket accounted for over 21.5 million square feet or 20.2% of the total market inventory as of the first quarter of 2014. The vacancy for the Central East Las Vegas submarket is 9.5%. The appraiser surveyed four local retail properties along the Strip to identify lease comparables and determined rental rates ranging from $15.00 to $300.00 per square foot. The appraisal concluded ground floor market rents of $150.00 per square foot, lower level (small space) rents of $55.00 per square foot, second level rents of $85.00 per square foot, third level rents of $45.00 per square foot and fourth level rents of $40 per square foot.

Historical and Current Occupancy(1)
2011(2)	2012(2)	2013	Current(3)
100.0%	75.0%	93.0%	89.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
The drop in Occupancy from 2011 to 2012 was due to Sega Gameworks vacating its 47,161 square foot space in March 2012. Marshalls backfilled 30,313 square feet in October 2013 and is expected to begin paying rent in August 2014.

(3)	Current Occupancy is as of March 4, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-6

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s / S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
United Artist Theatre(4)	B1 / B+ / B+	41,108	22.6%	$21.50	9.4%	$269,191	53.2%	12/31/2017
M&M’s World	NA / NA / NA	31,025	17.0%	$66.37	21.8%	$1,063	7.3%	8/31/2017
Marshalls	A3 / A+ / NA	30,313	16.7%	$45.00	14.5%	N/A	N/A	10/31/2023
Coca Cola Oasis(5)(6)	Aa3 / AA / A+	19,257	10.6%	$80.22	16.4%	$520	16.7%	12/31/2029
Showcase Food Court	NA / NA / NA	14,737	8.1%	$44.03	6.9%	N/A	N/A	9/30/2018
Westgate Resorts(7)	NA / NA / NA	10,630	5.8%	$90.23	10.2%	N/A	N/A	8/31/2018
La Salsa Cantina	NA / NA / NA	7,178	3.9%	$104.49	7.9%	$632	18.8%	8/31/2018
Outback Steakhouse	NA / NA / NA	6,426	3.5%	$40.15	2.7%	N/A	N/A	9/30/2017
City Life USA	NA / NA / NA	1,196	0.7%	$250.84	3.2%	N/A	N/A	7/31/2018
Eliking	NA / NA / NA	837	0.5%	$800.48	7.1%	N/A	N/A	12/19/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for United Artist Theatre, which is based on a total of eight screens.
(5)	Net Rentable Area and Base Rent PSF include 660 square feet of Coca Cola Oasis stand alone space. Sales PSF excludes the Coca Cola Oasis stand alone space.
(6)	Coca Cola Oasis has the right to terminate its lease on December 31, 2023 with 12 months’ notice.
(7)
Westgate Resorts has multiple leases at the property and the expiration date listed above reflects the expiration date of 10,510 square feet of Westgate Resorts space. In total, Westgate Resorts has 10,510 square feet of space expiring in August 2018 and 120 square feet of space expiring in November 2017.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,320	10.6%	NAP	NAP	19,320	10.6%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	19,320	10.6%	$0	0.0%
2015	0	0	0.0	0	0.0	19,320	10.6%	$0	0.0%
2016	1	10	0.0	0	0.0	19,330	10.6%	$0	0.0%
2017	4	78,679	43.2	3,530,959	37.4	98,009	53.8%	$3,530,959	37.4%
2018	4	33,621	18.5	2,327,992	24.7	131,630	72.3%	$5,858,952	62.1%
2019	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2020	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2021	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2022	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2023	2	31,150	17.1	2,034,085	21.6	162,780	89.4%	$7,893,037	83.6%
2024	0	0	0.0	0	0.0	162,780	89.4%	$7,893,037	83.6%
2025 & Beyond	1	19,257	10.6	1,544,775	16.4	182,037	100.0%	$9,437,812	100.0%
Total	12	182,037	100.0%	$9,437,812	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-7

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)(5)	$10,347,611	$8,480,368	$7,747,326	$7,638,218	$9,437,812	$51.85	71.9%
Vacant Income	0	0	0	0	1,030,500	5.66	7.8
Gross Potential Rent	$10,347,611	$8,480,368	$7,747,326	$7,638,218	$10,468,312	$57.51	79.7%
Parking Income	638,641	636,406	693,026	719,412	670,716	3.68	5.1
Total Reimbursements	2,341,124	1,706,242	1,698,979	1,750,246	1,994,173	10.95	15.2
Net Rental Income	$13,327,376	$10,823,016	$10,139,332	$10,107,876	$13,133,201	$72.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,030,500)	(5.66)	(7.8)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$13,327,376	$10,823,016	$10,139,332	$10,107,876	$12,102,700	$66.48	92.2%

Total Expenses	$3,157,201	$2,971,766	$2,997,933	$2,980,171	$3,113,713	$17.10	25.7%

Net Operating Income	$10,170,175	$7,851,251	$7,141,398	$7,127,705	$8,988,988	$49.38	74.3%

Total TI/LC, Capex/RR	0	0	0	0	385,854	2.12	3.2
Net Cash Flow	$10,170,175	$7,851,251	$7,141,398	$7,127,705	$8,603,132	$47.26	71.1%

(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The decrease in Rents in Place from 2011 to 2012 is primarily due to Sega Gameworks vacating its 47,161 square foot space in March 2012.
(4)
Underwritten Rents in Place are higher than TTM primarily due to a new 30,313 square foot lease to Marshalls which accounts for approximately $1.4 million of underwritten rent. Marshalls took occupancy in October 2013 but does not commence paying rent until August 2014.

(5)	TTM Rents in Place is lower than 2013 Rents in Place due to a one time true-up of $237,465 in January 2013.

Property Management.  The property is managed by Showcase Retail Management Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited $2.5 million into the Below-Grade Space Reserve, $1.0 million into the Theatre Reserve, $159,901 for real estate taxes, $28,800 for deferred maintenance, $22,766 for general tenant improvements and leasing commissions at the property and  $3,339 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $53,300.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,339 (approximately $0.22 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $22,766 (approximately $1.50 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of $955,500 ($5.25 per square foot).

“Theatre Reserve”- At origination, the borrower deposited into escrow $1.0 million (approximately $24.33 per square foot) for capital improvements to the United Artist Theatre space.

“Below-Grade Space Reserve” - At origination, the borrower deposited into escrow $2.5 million (approximately $194.02 per square foot of vacant retail space) to cover future tenant improvements, leasing commissions and capital expenditures expected to be incurred by the borrower with respect to the 12,885 square feet of below grade vacant retail space at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-8

ANNEX A-3	JPMBB 2014-C21

Showcase Mall

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iii) the DSCR (as calculated in the loan documents) based on the trailing three months falls below 1.20x or (iv) there is a Tenant Trigger Event, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Tenant Trigger Event” means: (i) any bankruptcy action of M&M’s World or Mars, (ii) M&M’s World fails to renew its lease prior to December 31, 2016 or (iii) M&M’s World goes dark, vacates or abandons its space. M&M’s World has two, five-year renewal options remaining and has been a tenant since 1997.

Release of Theatre/Parking Parcel. The borrower is permitted to release the second building that consists of the theatre and parking garage parcel from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists; (ii) the borrower pays a release price of 115% of the allocated loan amount (which is equal to $19.3 million) for the release parcel plus the yield maintenance premium; (iii) the DSCR as calculated in the loan documents at the time of the partial release is equal to or greater than the greater of (a) 1.33x and (b) the DSCR immediately preceding the partial release; and (iv) if immediately following the release of the theatre and parking garage, the LTV is greater than 125%, then the principal balance of the loan must be paid down in accordance with the provisions of the loan documents in order to meet REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-9

ANNEX A-3	JPMBB 2014-C21

Residence Inn Silicon Valley I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-10

ANNEX A-3	JPMBB 2014-C21

Residence Inn Silicon Valley I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-11

ANNEX A-3	JPMBB 2014-C21

Residence Inn Silicon Valley I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$64,800,000	Title:	Fee
Cut-off Date Principal Balance:	$64,800,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	5.1%	Net Rentable Area (Rooms):	231
Loan Purpose:	Acquisition	Location:	Sunnyvale, CA
Borrower:	Grand Prix SILI I LLC	Year Built / Renovated:	1983 / 2013
Sponsor:	Chatham Lodging, L.P.	Occupancy / ADR / RevPAR:	82.6% / $176.17 / $145.44
Interest Rate:	4.64000%	Occupancy / ADR / RevPAR Date:	4/30/2014
Note Date:	6/9/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$4,293,950
Interest-only Period:	60 months	2012 NOI:	$5,487,450
Original Term:	120 months	2013 NOI:	$6,205,680
Original Amortization:	360 months	TTM NOI (as of 4/2014):	$6,355,250
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	82.6% / $176.17 / $145.44
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$12,383,773
Lockbox:	CMA	UW Expenses:	$6,353,960
Additional Debt:	N/A	UW NOI:	$6,029,813
Additional Debt Balance:	N/A	UW NCF:	$6,029,813
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$94,400,000 / $408,658
		Appraisal Date:	5/20/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$280,519
Taxes:	$370,440	$41,160	N/A	Maturity Date Loan / Room:	$257,317
Insurance:	$67,149	$11,192	N/A	Cut-off Date LTV:	68.6%
FF&E Reserves:	$41,279	4% of Gross Revenues	N/A	Maturity Date LTV:	63.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.51x
Other:	$0	Springing	$3,812,344	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$64,800,000	76.3%	Purchase Price(3)	$80,676,259	95.0%
Sponsor Equity(3)	20,092,348	23.7	Closing Costs	3,737,221	4.4
			Upfront Reserves	478,868	0.6
Total Sources	$84,892,348	100.0%	Total Uses	$84,892,348	100.0%
(1)	The appraisal concluded land value is $28.8 million.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Purchase Price and Sponsor Equity are based on Chatham’s acquisition of the majority interest in the Residence Inn Silicon Valley I from Cerberus Capital Management (“Cerberus”). The total purchase price of the property is approximately $95.8 million. For additional details please refer to “The Sponsor” below.

The Loan. The Residence Inn Silicon Valley I loan has an outstanding principal balance of $64.8 million and is secured by a first mortgage lien on the fee interest in a 231-room extended stay Marriott Residence Inn hotel located in Sunnyvale, California. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Grand Prix SILI I LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-12

ANNEX A-3	JPMBB 2014-C21

Residence Inn Silicon Valley I

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging, L.P. (“Chatham”). Chatham is a publicly traded (NYSE: CLDT) hotel-focused, real estate investment trust that owns interests in 77 hotels totaling 10,688 keys, including brands such as Residence Inn, Courtyard and Towneplace Suites by Marriott, Westin, Sheraton and Four Points by Sheraton, Hampton Inn by Hilton and Hyatt House. The guarantor’s aggregate liability under the full recourse carveouts for any individual breach or violation of the  bankruptcy and insolvency carveouts is limited to 20% of the then-current principal balance of the mortgage loan at the time of breach or violation, and the guarantor’s liability for all breaches or violations of the full recourse carveout provisions for bankruptcy and insolvency matters during the term of the loan is limited to 20% of the initial principal balance of the loan.

Chatham has owned a minority interest in the property since 2010, and, as part of this transaction, acquired the majority interest from Cerberus, its previous joint venture partner. Chatham and Cerberus originally acquired the property in connection with a larger portfolio acquisition in 2010 as part of a restructuring plan related to the bankruptcy of Innkeepers USA Inc. Chatham’s total purchase price of the property including its initial minority stake is approximately $95.8 million. The property was previously securitized in the JPMCC 2013-INN transaction.

The Property. The Residence Inn Silicon Valley I loan is secured by the fee interest in a 231-guest room, extended stay hotel situated on approximately 5.75 acres. The property is located in Sunnyvale, California, and is approximately five miles northwest of the San Jose International Airport, as well as three miles from Levi’s Stadium, the new San Francisco 49ers stadium that is expected to open in August 2014 as well as California’s Great America and the Santa Clara Convention Center. The property is comprised of 16 buildings, including 15 two-story guestroom buildings and one two-story gatehouse. The property originally opened in 1983 and was renovated in 2013. Amenities at the property include a fitness center, outdoor pool, outdoor picnic areas with gas grills, basketball court and tennis court. The suite style guest rooms feature flat screen televisions, a full service kitchen including a dishwasher, stove and refrigerator, dining area and fireplace. The property is a Generation One Residence Inn, which is generally characterized by exterior corridors, and was the original Residence Inn design when the concept was introduced by Marriott in the 1980’s. From 2010 to 2013 approximately $5.1 million ($22,128 per key) in capital expenditures have been made at the property, the majority of which was spent on room and exterior improvements.

The property is located in Sunnyvale, California along U.S. Highway 101, which connects downtown San Francisco to San Jose. Sunnyvale measures roughly 24 square miles and is well located in relation to several major tech companies in the Silicon Valley area, which is home to 18 of the Fortune 500 corporations including Google, Apple, Facebook and Oracle. The Silicon Valley average household income is $122,434, which is 75.8% above the U.S average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, approximately 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.1% nationwide. According to the appraisal, the property generated approximately 65% of its room nights from extended stay business, 30% from transient business and 5% from meeting and group business. According to the appraisal, there are two new hotels under construction that are expected to be directly competitive with the property. The first is the 145-key Courtyard San Jose Sunnyvale, which is located approximately five miles west of the property and is expected to open in January 2015. The second is the 321-key Springhill Suites and Residence Inn, which will be located approximately seven miles southeast of the property near the San Jose International Airport.

The loan sponsor plans to expand on the property with the construction of 111 new guestrooms and the demolition of 32 existing guest rooms, which will temporarily reduce the room count at the hotel, but will ultimately result in a net increase of 79 guestrooms. The total expected cost of the expansion is approximately $19.3 million. The expansion is scheduled to begin in January 2015 and it is estimated to take 10 months to complete. Prior to beginning the expansion, the borrower is required to deposit cash or letter of credit equal to either (i) 125% of the total budgeted expansion costs or (ii) 110% of the total budgeted expansion costs, if the budget includes a contingency of not less than 10% of the total costs. The borrower will also be required to deposit cash or a letter of credit equal to approximately $2.7 million to be used for any cash flow shortfalls that may be incurred during the property expansion.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Silicon Valley I(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.8%	$129.47	$90.32	74.4%	$145.41	$108.14	106.6%	112.3%	119.7%
2012	72.4%	$137.55	$99.55	80.5%	$157.18	$126.55	111.2%	114.3%	127.1%
2013	77.0%	$151.00	$116.27	81.5%	$174.01	$141.76	105.8%	115.2%	121.9%
TTM(4)	77.8%	$155.65	$121.04	82.6%	$176.17	$145.44	106.2%	113.2%	120.2%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Biltmore Hotel & Suites, Embassy Suites Santa Clara Silicon Valley, The Plaza Suites, Country Inn & Suites Sunnyvale, Staybridge Suites Sunnyvale and Larkspur Landing Sunnyvale.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	The TTM row represents the trailing twelve-month period ending April 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-13

ANNEX A-3	JPMBB 2014-C21

Residence Inn Silicon Valley I

Competitive Hotels Profile(1)
			2013 Estimated Market Mix		2013 Estimated Operating Statistics
Property	Rooms	Year Opened	Extended Stay	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Residence Inn Silicon Valley I	231	1983	65%	5%	30%	82%	$174.01	$141.76
Residence Inn Sunnyvale Silicon Valley II	248	1985	60%	5%	35%	84%	$170.10	$142.67
Biltmore Hotel & Suites	263	1968	5%	15%	80%	69%	$140.00	$96.60
Embassy Suites Santa Clara Silicon Valley	257	1985	5%	20%	75%	85%	$175.00	$148.75
The Plaza Suites	219	1991	5%	15%	80%	64%	$140.00	$89.60
Country Inn & Suites Sunnyvale	180	1987	2%	5%	93%	82%	$140.00	$114.80
Staybridge Suites Sunnyvale	138	1989	65%	0%	35%	88%	$152.00	$133.76
Larkspur Landing Sunnyvale	126	1998	60%	5%	35%	83%	$152.00	$126.16
TownePlace Suites San Jose Santa Clara	107	2014	N/A	N/A	N/A	N/A	N/A	N/A
Total(2)	1,538
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	74.4%	80.5%	81.5%	82.6%	82.6%
ADR	$145.41	$157.18	$174.01	$176.17	$176.17
RevPAR(4)	$108.14	$126.55	$141.76	$145.44	$145.44

Room Revenue	$9,117,621	$10,699,333	$11,952,209	$12,262,990	$12,262,990	$53,087	99.0%
Other Department Revenues	108,459	158,236	116,956	120,783	120,783	523	1.0
Total Revenue	$9,226,081	$10,857,569	$12,069,165	$12,383,773	$12,383,773	$53,609	100.0%

Room Expense	$1,566,887	$1,579,717	$1,719,469	$1,787,989	$1,787,989	$7,740	14.6%
Other Departmental Expenses	74,691	83,146	76,518	77,918	77,918	337	64.5
Departmental Expenses	$1,641,579	$1,662,863	$1,795,987	$1,865,907	$1,865,907	$8,078	15.1%

Departmental Profit	$7,584,502	$9,194,706	$10,273,178	$10,517,866	$10,517,866	$45,532	84.9%

Operating Expenses	$1,722,467	$1,885,403	$2,083,540	$2,095,517	$2,092,388	$9,058	16.9%
Gross Operating Profit	$5,862,035	$7,309,303	$8,189,638	$8,422,349	$8,425,478	$36,474	68.0%

Management Fees(5)	$276,782	$325,727	$362,075	$371,513	$371,513	$1,608	3.0%
Franchise Fees	455,881	534,967	597,610	655,125	674,464	2,920	5.4
Property Taxes	422,922	432,928	446,165	449,018	756,929	3,277	6.1
Property Insurance	43,456	93,928	95,342	96,093	97,408	422	0.8
FF&E(6)	369,043	434,303	482,767	495,351	495,351	2,144	4.0
Total Other Expenses	$1,568,085	$1,821,853	$1,983,959	$2,067,100	$2,395,666	$10,371	19.3%

Net Operating Income	$4,293,950	$5,487,450	$6,205,680	$6,355,250	$6,029,813	$26,103	48.7%
Net Cash Flow(4)	$4,293,950	$5,487,450	$6,205,680	$6,355,250	$6,029,813	$26,103	48.7%
(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Per Room values based on 231 guest rooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009 and 2010 was $111.87, $74.38 and $99.76, respectively, and Net Cash Flow was approximately $4.6 million, $2.3 million and $3.7 million, respectively.
(5)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(6)	Historical FF&E was adjusted to 3.0% of Total Revenue.

Property Management. The hotel is managed by Island Hospitality Management, Inc. (“Island”), which is a national hotel management company with expertise in managing upscale extended stay, limited service and full service hotels. Island is headquartered in Palm Beach, Florida and manages a portfolio of more than 80 hotels representing 15 brands across 22 states and the District of Columbia. Island is entitled to a contractual management fee equal to 3.0% of total revenue, as well as an an accounting and revenue management fee equal to $2,200 per month. Island is approximately 90% owned by Jeffrey Fisher, the Chairman and CEO of Chatham.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-14

ANNEX A-3	JPMBB 2014-C21

Residence Inn Silicon Valley I

Franchise Agreement. In conjunction with the closing of the acquisition, a 15-year franchise agreement with Marriott was executed with an expiration of June 2029. Marriott is entitled to a contractual franchise fee equal to 5.5% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

The franchise agreement requires the borrower to complete two separate property improvement plans (“PIP”).  The first PIP is for the renovation of the hotel’s public spaces and must be completed by June 2016. The first PIP is expected to cost approximately $1.2 million ($5,177 per key). Upon completion of the first PIP, a new, 20-year franchise agreement through 2036 will be executed. The second PIP is related to renovations of the hotel’s rooms and corridors and must be completed by June 2017. The second PIP is expected to cost approximately $2.6 million ($11,327 per key). Both PIPs will be funded by an excess cash flow sweep as described below in “PIP Reserve”.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $370,440 for real estate taxes, $67,149 for insurance premiums and $41,279 for FF&E.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $41,160.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $11,192.

FF&E Reserve - On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross revenue from the hotel for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date in December 2014 and continuing until the aggregate amount of funds deposited in the reserve is equal to $1,195,825 ($5,177 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the public spaces at the property. On a monthly basis commencing on the payment date in December 2015 and continuing until the aggregate amount of funds deposited in the reserve is equal to $2,616,519 ($11,327 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses, will be swept into a reserve to renovate the rooms and corridors at the property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower, operating lessee and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flow will be held as additional collateral for the loan.

A “Cash Sweep Event” occurs if (i) there is an event of default under the loan documents, (ii) the debt yield (as calculated in the loan documents) falls below 8.0% or (iii) the borrower or operating lessee (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-15

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-16

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-17

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-18

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1)(2):	$60,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	306,855
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Mall at Miami International, LLC	Year Built / Renovated:	1982 / 2001
Sponsor:	Simon Property Group, L.P.	Occupancy(3):	95.2%
Interest Rate:	4.42000%	Occupancy Date:	4/23/2014
Note Date:	1/23/2014	Number of Tenants(3):	110
Maturity Date:	2/6/2024	2011 NOI:	$17,547,814
Interest-only Period:	120 months	2012 NOI:	$17,833,200
Original Term:	120 months	2013 NOI:	$18,485,019
Original Amortization:	None	TTM NOI (as of 3/2014)(4):	$18,522,637
Amortization Type:	Interest Only	UW Economic Occupancy:	92.1%
Call Protection:	L(29),Def(84),O(7)	UW Revenues:	$27,986,222
Lockbox:	CMA	UW Expenses:	$7,877,112
Additional Debt:	Yes	UW NOI(4):	$20,109,110
Additional Debt Balance:	$100,000,000	UW NCF:	$19,381,864
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$391,000,000 / $1,274
		Appraisal Date:	12/1/2013

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$521
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$521
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.9%
Replacement Reserves:	$0	Springing	$227,073	Maturity Date LTV:	40.9%
TI/LC:	$0	Springing	$1,238,888	UW NCF DSCR:	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$160,000,000	100.0%	Payoff Existing Debt(6)	$87,119,901	54.4%
			Return of Equity	71,256,245	44.5
			Closing Costs	1,623,854	1.0
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%
(1)	Moody’s, Fitch and DBRS have confirmed that the Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)
Miami International Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $160.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $160.0 million Miami International Mall Whole Loan.

(3)	Occupancy and Number of Tenants include five temporary tenants. Excluding the temporary tenants, occupancy is 91.8%. Occupancy including non-collateral anchors and temporary tenants is 98.7%.
(4)
UW NOI is higher than TTM NOI primarily due to two tenants, Forever 21 and H&M. Forever 21 increased its premises by 6,718 square feet, increasing its base rent by $324,094. H&M executed a new lease for 22,631 square feet with base rents of $839,007, which commenced April 1, 2014. Additionally, UW NOI includes approximately $286,000 in contractual rent increases through July 2015.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The existing debt was paid-off in October 2013 and the property was unencumbered as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-19

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

The Loan. The Miami International Mall loan is secured by a first mortgage lien on 306,855 square feet  of a super regional mall totaling 1,090,163 square feet located in Miami, Florida. The whole loan has an outstanding principal balance of $160.0 million (the “Miami International Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-Off Date of $60.0 million and is being contributed to the JPMBB 2014-C21 Trust. The holder of Note A-1 (the “Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $100.0 million, is the trustee of the JPMBB 2014-C18 Trust. The trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a control event under, the directing certificateholder for that securitiztion) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Miami International Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Miami International Mall Whole Loan has a 10-year term and is interest-only for the term of the loan. The previously existing debt was securitized in the MLMT 2003-KEY1 transaction.

The Borrower. The borrowing entity for the loan is Mall at Miami International, LLC, a Delaware limited liability company and a special purpose entity. Mall at Miami International, LLC is wholly owned by West Dade County Associates, which is 50.0% owned by TIAA Miami International Mall, LLC and 47.8% directly and indirectly owned by Simon Property Group, L.P. The remaining interest in West Dade County Associates is held by outside limited partners.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3 / A by Moody’s / S&P) is an S&P 100 company and the largest real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising approximately 243.0 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT. Miami International Mall is not on the spin-off list. The nonrecourse guaranty to the loan sponsor is capped at $32.0 million.

The Property.  Miami International Mall is an approximately 1.1 million square foot one-story enclosed super regional mall, of which 306,855 square feet serves as collateral for the Miami International Mall Whole Loan. The property is situated on approximately 54.0 acres just north of the Dolphin Expressway and 13.2 miles west of Miami’s central business district.  The property is anchored by two Macy’s stores (Macy’s Men’s & Home and Macy’s and collectively referred to as “Macy’s” totaling 343,624 square feet), Sears (193,860 square feet), JCPenney (145,824 square feet) and Kohl’s (100,000 square feet). Each of the five anchors owns its own land and improvements and is excluded from the collateral of the Miami International Mall Whole Loan. Based on 2013 loan sponsor estimates, Macy’s, Sears, JCPenney and Kohl’s generated sales of approximately $104.4 million ($308 per square foot), $23.5 million ($121 per square foot), $20.6 million ($141 per square foot) and $14.0 million ($140 per square foot), respectively. According to the appraisal, the anchors at the property are primarily targeted toward the middle-income consumer, which complements the demographic profile of the immediate trade area. Additionally, there are 5,439 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.99 spaces per 1,000 square feet of net rentable area. The property was constructed in 1982 and renovated in 2001.

As of April 23, 2014, the super regional mall, inclusive of non-collateral anchors, was approximately 98.7% occupied by 114 tenants, and 97.7% occupied excluding the five temporary tenants. For the same period, the collateral was 95.2% occupied by 110 tenants, and 91.8% excluding the five temporary tenants. National in-line tenants at the property include Old Navy, Victoria’s Secret, Foot Locker, Guess?, Sephora, Hollister Co., H&M, Coach, Gap and Express. Gross sales for all tenants that reported full year sales for the 2013 calendar year were approximately $154.1 million. In-line sales per square foot for comparable tenants less than 10,000 square feet were approximately $552, $586, $629 and $692 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.9%, 14.9%, 14.1% and 13.4%, respectively.

The property is situated in a densely populated, in-fill metropolitan area that is approximately six miles from Miami International Airport and offers a variety of shopping and entertainment experiences. The property is positioned directly off of Route 836 (Dolphin Expressway), which runs east approximately 10 miles to Interstate-95 and approximately 12 miles to downtown Miami.  According to the appraisal, the mortgaged property has a primary trade area consisting of a five-mile radius that contains 336,509 people with an average household income of $56,716 as of 2013. The mortgaged property has a secondary trade area consisting of a seven-mile radius that contains 689,926 people with an average household income of $54,872 as of year-end 2013. The appraisal concluded market rents of $90.00 per square foot for in-line spaces with less than 1,000 square feet, $55.00 per square foot for in-line spaces between 1,001 to 2,000 square feet, $50.00 per square foot for in-line spaces between 2,001 to 5,000 square feet, $40.00 per square foot for in-line spaces between 5,001 to 7,500 square feet, $35.00 per square foot for in-line spaces with more than 7,500 square feet, $80.00 per square foot for jewelry tenants and $95.00 per square foot for food court tenants. According to the appraisal, the property’s primary competition consists of three properties and secondary competition consists of two properties that are detailed in the table below. Based on discussions with the appraiser and property manager, Miami International Mall caters more to local residents whereas the majority of the competitions’ income is generated by tourist shopping.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-20

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. Occ.	Est. Sales (PSF)	Proximity	Anchor Tenants
Primary Competition
Dadeland Mall(2)	1962	1,504,660	97%	$1,300	8.0 miles	Macy’s, Nordstrom, Saks, JCPenney, Macy’s Children
Dolphin Mall	2001	1,403,293	96%	$900	0.8 miles	Cobb Theatre, Burlington Coat, Bass Pro, Bloomingdale’s Outlet
Westland Mall	1971	836,004	95%	$400	6.7 miles	JCPenney, Macy’s, Sears
Secondary Competition
Aventura Mall(2)	1983	2,074,520	99%	$1,750	19.5 miles	Bloomingdale’s, JCPenney, Macy’s, AMC Theatres, Nordstrom, Sears
Pembroke Lakes Mall	1992	1,135,607	95%	$525	18.0 miles	Dillard’s, JCPenney, Macy’s, Sears

Total / Weighted Average		6,954,084	97%	$1,119
(1)	Per the appraisal.
(2)	The loan sponsor has an interest in the property.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	Current(2)
92.1%	92.9%	99.0%	96.3%	94.6%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year, and include temporary tenants. Excluding temporary tenants, the occupancies are 87.7%, 86.9%, 90.8%, 92.0% and 92.5%.
(2)
Current Occupancy is of April 23, 2014 and includes temporary tenants. Excluding temporary tenants, the Current Occupancy is 91.8%. Current Occupancy including non-collateral anchors and temporary tenants is 98.7%.

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF(2)	$552	$586	$629	$692
Occupancy Costs(3)	15.9%	14.9%	14.1%	13.4%
(1)	Based on tenants who report sales annually and excludes temporary tenants.
(2)	In-line Sales PSF are for comparable tenants occupying less than 10,000 square feet with full year reported sales figures provided by the borrower.
(3)	Occupancy Costs are for tenants occupying less than 10,000 square feet and were provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-21

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

Tenant Summary(1)
Tenant	Ratings(2)Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Macy’s(4)	Baa2 / BBB+ / BBB	343,624	N/A	N/A	$308	N/A	N/A
Sears(4)	Caa1 / CCC+ / B-	193,860	N/A	N/A	$121	N/A	N/A
JCPenney(4)	Caa1 / CCC+ / CCC	145,824	N/A	N/A	$141	N/A	N/A
Kohl’s(4)	Baa1 / BBB+ / BBB+	100,000	N/A	N/A	$140	N/A	N/A
Total:		783,308

Top 10 Collateral Tenants
H&M(5)	NA / NA / NA	22,631	7.4%	$37.56	N/A	N/A	1/31/2025
Gap	Baa3 / BBB- / BBB-	18,280	6.0%	$48.82	$275	21.4%	6/30/2016
Old Navy	Baa3 / BBB- / BBB-	16,815	5.5%	$21.44	$425	8.8%	1/31/2015
Forever 21	NA / NA / NA	12,876	4.2%	$43.17	N/A	N/A	1/31/2024
Victoria’s Secret	Ba1 / BB+ / BB+	11,247	3.7%	$74.00	$1,578	7.1%	1/31/2021
Express	NA / BB / NA	8,850	2.9%	$37.68	$800	8.8%	1/31/2016
BJ’s Restaurant and Brewhouse	NA / NA / NA	8,500	2.8%	$30.59	$721	6.2%	10/31/2032
Camille La Vie	NA / NA / NA	6,399	2.1%	$46.35	$341	13.6%	9/30/2021
Hollister	NA / NA / NA	6,381	2.1%	$30.00	$704	9.2%	1/31/2015
The Knife	NA / NA / NA	6,085	2.0%	$24.00	$544	8.3%	11/30/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the 2013 calendar year, for all tenants except for the Non-Collateral Anchors. Non-Collateral Anchors were based on 2013 loan sponsor estimates.
(4)
Each tenant owns its own land and improvements and is excluded from the collateral for the Miami International Mall Whole Loan. Macy’s occupies two spaces, one for 200,000 square feet and other for 143,624 square feet. The reciprocal easement agreements for all of the anchor tenants expire in August 2017. Based on 2013 loan sponsor estimates, Macy’s, Sears, JCPenney and Kohl’s generated sales of approximately $104.4 million ($308 per square foot), $23.5 million ($121 per square foot), $20.6 million ($141 per square foot) and $14.0 million ($140 per square foot).

(5)
H&M executed a new lease and has the right to terminate its lease if it fails to attain adjusted gross sales during the fourth lease year in an amount equal to at least $6,000,000.  H&M must provide written notice to the landlord 60 days after the end of such fourth lease year and the lease will terminate one year after delivery of such notice. H&M must repay the landlord a termination fee equal to approximately $509,198 divided by the total months in the lease term, the dividend of which is multiplied by the number of months remaining in the lease term at the effective date of the termination. Such repayment will accompany H&M’s termination notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	25,226	8.2%	NAP	NAP	25,226	8.2%	NAP	NAP
2014 & MTM	10	20,381	6.6	$1,101,560	7.2%	45,607	14.9%	$1,101,560	7.2%
2015	9	34,050	11.1	1,084,511	7.1	79,657	26.0%	$2,186,071	14.3%
2016	20	63,294	20.6	3,578,456	23.4	142,951	46.6%	$5,764,528	37.7%
2017	9	10,852	3.5	710,976	4.7	153,803	50.1%	$6,475,504	42.4%
2018	10	10,264	3.3	816,601	5.3	164,067	53.5%	$7,292,105	47.7%
2019	6	10,719	3.5	625,424	4.1	174,786	57.0%	$7,917,529	51.8%
2020	5	4,109	1.3	429,901	2.8	178,895	58.3%	$8,347,430	54.6%
2021	8	33,641	11.0	1,673,600	11.0	212,536	69.3%	$10,021,029	65.6%
2022	7	10,795	3.5	823,998	5.4	223,331	72.8%	$10,845,027	71.0%
2023	12	19,036	6.2	1,583,619	10.4	242,367	79.0%	$12,428,646	81.4%
2024	4	19,273	6.3	915,704	6.0	261,640	85.3%	$13,344,350	87.4%
2025 & Beyond	5	45,215	14.7	1,932,196	12.6	306,855	100.0%	$15,276,547	100.0%
Total	105	306,855	100.0%	$15,276,547	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes five tenants accounting for 10,637 square feet that are considered temporary tenants by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-22

ANNEX A-3	JPMBB 2014-C21

Miami International Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$12,742,079	$13,235,760	$13,515,723	$13,247,887	$15,276,547	$49.78	51.8%
Vacant Income	0	0	0	0	2,331,449	7.60	7.9
Percentage Rent	764,761	1,019,042	1,306,495	1,450,955	881,995	2.87	3.0
Specialty Income	3,369,628	3,051,103	2,912,083	2,930,467	2,930,467	9.55	9.9
Gross Potential Rent	$16,876,468	$17,305,905	$17,734,301	$17,629,309	$21,420,457	$69.81	72.6%
Total Reimbursements	7,340,699	7,788,579	8,082,794	8,059,054	8,084,805	26.35	27.4

Net Rental Income	$24,217,167	$25,094,484	$25,817,095	$25,688,363	$29,505,262	$96.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,331,449)	(7.60)	(7.9)
Other Income	696,477	761,585	816,338	812,409	812,409	2.65	2.8
Effective Gross Income	$24,913,644	$25,856,069	$26,633,433	$26,500,772	$27,986,222	$91.20	94.9%

Total Expenses	$7,365,830	$8,022,869	$8,148,414	$7,978,135	$7,877,112	$25.67	28.1%

Net Operating Income	$17,547,814	$17,833,200	$18,485,019	$18,522,637	$20,109,110	$65.53	71.9%
Total TI/LC, Capex/RR	0	0	0	0	727,246	2.37	2.6
Net Cash Flow	$17,547,814	$17,833,200	$18,485,019	$18,522,637	$ 19,381,864	$63.16	69.3%
(1)	The TTM column represents the trailing twelve months ending March 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than historical periods primarily due to two tenants, Forever 21 and H&M. Forever 21 increased its premises by 6,718 square feet, increasing its base rent by $324,094. H&M executed a lease for 22,631 square feet with base rent of $839,007 which commenced April 1, 2014. Additionally, Underwritten Rents in Place includes approximately $286,000 in contractual rent increases through July 2015.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Reserve Event exists.

A “Reserve Event” means: the debt service coverage ratio based on the immediately preceding four calendar quarters is less than 1.25x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Reserve Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - Following a Reserve Event, the borrower is required to deposit $9,461 per month (approximately $0.37 per square foot annually) for replacement reserves. The reserve is subject to a cap of $227,073 (approximately $0.74 per square foot).

TI/LC Reserves - Following a Reserve Event, the borrower is required to deposit $51,620 per month (approximately $2.02 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,238,888 (approximately $4.04 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Period” means: the period commencing on the date on which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.20x for two consecutive calendar quarters and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.20x for two consecutive calendar quarters, or during the continuance of an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-23

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-24

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-25

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-26

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	232,248
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower:	MPD Building 6 LLC	Year Built / Renovated:	2014 / N/A
Sponsors(2):	Various	Occupancy(3):	100.0%
Interest Rate:	4.53933%	Occupancy Date:	2/1/2014
Note Date:	5/1/2014	Number of Tenants:	1
Maturity Date:	5/1/2024	2011 NOI(4):	N/A
Interest-only Period:	60 months	2012 NOI(4):	N/A
Original Term:	120 months	2013 NOI(4):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	96.5%
Amortization Type:	IO-Balloon	UW Revenues(5):	$12,352,487
Call Protection:	L(26),Def(87),O(7)	UW Expenses:	$1,477,346
Lockbox:	Hard	UW NOI(5):	$10,875,141
Additional Debt:	Yes	UW NCF(5):	$10,840,304
Additional Debt Balance:	$60,000,000 / $20,000,000	Appraised Value / Per SF(6):	$175,000,000 / $754
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	10/1/2014

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$517
Taxes:	$0	$49,200	N/A	Maturity Date Loan / SF:	$473
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	68.6%
Replacement Reserves:	$0	$2,903	N/A	Maturity Date LTV(6):	62.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.48x
Other:	$14,985,397	$0	N/A	UW NOI Debt Yield(5):	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$120,000,000	85.7%	Payoff Existing Debt	$74,064,205	52.9%
Mezzanine Loan	20,000,000	14.3	Return of Equity	50,409,308	36.0
			Upfront Reserves	14,985,397	10.7
			Closing Costs	541,090	0.4
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%
(1)
Technology Corners Building Six is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $120.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $120.0 million Technology Corners Building Six Whole Loan.

(2)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(3)
Google, the sole tenant at the property, has accepted possession of its space, but has not yet taken occupancy. Google’s lease begins in June 2014, and they are expected to begin paying rent in November 2014.

(4)	Historical NOI is not available because the property was built in 2014.
(5)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Google lease. Based on the in-place rent, the UW NOI and UW NCF are $9,406,720 and $9,371,883, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.28x and 7.8%, respectively.

(6)
The Technology Corners Building Six Appraised Value reflects the “Market Value Upon Stabilization” of $175,000,000, which will be achieved when Google begins paying rent in November 2014 and tenant improvements are completed. The “As-Is” value for the property, which contemplates the property being completed to a “warm shell” condition, is $155,000,000 and results in a corresponding Cut-off Date LTV and Maturity Date LTV of 77.4% and 70.9%, respectively. The appraisal also concluded an aggregate “Hypothetical Market Value as Dark or Vacant” of $124,600,000 (approximately $536 per square foot).

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-27

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

The Loan. The Technology Corners Building Six loan is secured by a first mortgage lien on a five-story, 232,248 square foot office building located in Sunnyvale, California in Silicon Valley. The whole loan has an outstanding principal balance of $120.0 million (the “Technology Corners Building Six Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $60.0 million and is being contributed to the JPMBB 2014-C21 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, was securitized in the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2014-C20 Trust. The trustee of the JPMCC 2014-C20 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Technology Corners Building Six Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Technology Corners Building Six Whole Loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Technology Corners Building Six Whole Loan is MPD Building 6 LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Joseph K. Paul and Jay Paul Revocable Living Trust dated November 9, 1999, as amended and restated on March 19, 2010. Joseph K. Paul is the principal of Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, the Jay Paul Company concentrates on the acquisition, development and management of properties throughout California. With a specific focus on technology firms, Jay Paul Company has developed over eight million square feet of commercial space that is primarily leased to technology companies including Microsoft, Amazon, Hewlett Packard Company, Motorola Mobility, GoDaddy.com and Baidu. The loan sponsors spent approximately $115.6 million to build the property, which excludes the acquisition cost of the land.

The Property. Technology Corners Building Six is a 232,248 square foot, Class A office building located in Sunnyvale, California that was completed in 2014 and is 100% leased to Google, Inc. (“Google”). The property was built to LEED Gold standards and has approximately 45,000 square foot floor plates. The property is part of an approximately 23 acre, six-building office campus, which includes a two-story, 15,660 square foot amenities building and four other office buildings totaling 700,328 square feet, which are not included in the collateral for the Technology Corners Building Six Whole Loan. The other buildings were constructed in 2001, and all are 100% occupied by Google, with leases through September 2024. The high quality construction, combined with the close proximity to buildings of similar quality, has created a desirable research and development location for technology tenants.

As of February 1, 2014, the property was 100% leased by Google (NASDAQ: GOOG, rated Aa2 / AA by Moody’s and S&P), a global technology company that is primarily focused on areas such as search, advertising, operating systems and platforms enterprise and hardware products. Google provides its products and services in more than 100 languages and in more than 50 countries, regions and territories, and since going public in August 2004, Google has grown its market cap to approximately $380 billion as of May 2014. Google’s lease begins in June 2014 and runs through September 2024. Although Google has accepted possession of its space, the company is still in the process of completing tenant improvements and is expected to take occupancy in the first quarter of 2015. Google will commence paying rent in November 2014, and rent abatements from June 2014 to October 2014, totaling approximately $4.1 million, were reserved at origination. Google’s lease is triple net and has contractual rent increases of 3% annually during the lease term, and the lease has one seven-year renewal option at 100% of fair market value. The loan sponsors provided Google with $11.6 million for tenant improvements at the property, and has informed the lender that Google is expected to contribute an additional $50 million towards the build-out of its space. According to the loan sponsors, in total, Google is projected to spend approximately $150 million on improvements across the larger campus.

The property is located at the intersection of Highways 237 and 101, and is approximately five miles southeast of Google’s headquarters in Mountain View, California. According to the appraisal, the property is located within the Sunnyvale submarket of the Silicon Valley office market.  Silicon Valley is home to 16 Fortune 500 corporations, including Apple, Hewlett-Packard Company, Intel Corporation, Cisco Systems, Oracle Corporation, Ebay and Yahoo. The Silicon Valley average household income is $122,424, which is 76.0% above the U.S average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, over 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.0% nationwide. As of the fourth quarter of 2013, the Sunnyvale submarket contains approximately 7.5 million square feet of office space and reported a vacancy rate of 5.3% with asking rents of approximately $3.80 per square foot triple-net monthly ($45.60 per square foot annually). There is approximately one million square feet of office space under construction in the Sunnyvale submarket. This includes 300,000 square feet of space owned by the Jay Paul Company that is currently under development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-28

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Google	Aa2 / AA / NA	232,248	100.0%	$48.75	9/30/2024
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF is based on the straight-line average contractual rent due under the Google lease. In-place rent is $42.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	232,248	100.0	11,323,158	100.0	232,248	100.0%	$11,323,158	100.0%
2025 & Beyond	0	0	0.0	0	0.0	232,248	100.0%	$11,323,158	100.0%
Total	1	232,248	100.0%	$11,323,158	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,323,158	$48.75	88.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$11,323,158	$48.75	88.5%
Total Reimbursements	1,477,346	6.36	11.5
Net Rental Income	$12,800,504	$55.12	100.0%
(Vacancy/Credit Loss)	(448,018)	(1.93)	(3.5)
Other Income	0	0.00	0.0
Effective Gross Income	$12,352,487	$53.19	96.5%

Total Expenses	$1,477,346	$6.36	12.0%

Net Operating Income	$10,875,141	$46.83	88.0%

Total TI/LC, Capex/RR	34,837	0.15	0.3
Net Cash Flow	$10,840,304	$46.68	87.8%

(1)	The property was constructed in 2014, and as such, historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the straight-line average contractual rent due under the Google lease. Current Rents in Place are $9,754,416 ($42.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-29

ANNEX A-3	JPMBB 2014-C21

Technology Corners Building Six

Property Management. The property is managed by Paul Holdings, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $10,921,057 for outstanding tenant improvements and $4,064,340 for outstanding rent abatements.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $49,200.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,903 (approximately $0.15 per square foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to the tenant at the property instructing it to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) Google’s credit rating is withdrawn or downgraded to BBB- (or its equivalent) or lower by two or more rating agencies, including Moody’s, S&P or Fitch or (iv) Google has not renewed its lease or the space has not been leased to another investment grade tenant by the payment date in December 2022.

Additional Debt. A mezzanine loan of $20.0 million secured by the equity interests in the borrower was provided by JPMCB and is anticipated to be sold to a third party investor. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 7.75000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 7.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-30

ANNEX A-3	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-31

ANNEX A-3	JPMBB 2014-C21

100 Cambridge Discovery Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-32

ANNEX A-3	JPMBB 2014-C21

100 Cambridge Discovery Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-33

ANNEX A-3	JPMBB 2014-C21

100 Cambridge Discovery Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,500,000	Title(1):	Leasehold
Cut-off Date Principal Balance:	$55,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	128,601
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrower:	100 Discovery Park DE, LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	BRI 3 Holdings, LLC	Occupancy:	100.0%
Interest Rate:	4.55000%	Occupancy Date:	5/1/2014
Note Date:	5/30/2014	Number of Tenants:	3
Maturity Date:	6/1/2024	2011 NOI:	$4,321,055
Interest-only Period:	60 months	2012 NOI:	$4,343,717
Original Term:	120 months	2013 NOI:	$4,341,532
Original Amortization:	360 months	TTM NOI as of (5/2014):	$4,354,712
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(13),Grtr1%orYM(94),O(13)	UW Revenues:	$7,112,137
Lockbox:	CMA	UW Expenses:	$2,864,042
Additional Debt:	Yes	UW NOI:	$4,248,095
Additional Debt Balance:	$7,400,000	UW NCF:	$4,093,774
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$74,000,000 / $575
		Appraisal Date:	5/2/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$432
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$395
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$2,143	$2,143	N/A	Maturity Date LTV:	68.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.21x
Other:	$282,862	Springing	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,500,000	86.7%	Payoff Existing Debt	$63,559,290	99.3%
Mezzanine Loan	7,400,000	11.6	Upfront Reserves	285,005	0.4
Sponsor Equity	1,114,888	1.7	Closing Costs	170,594	0.3
Total Sources	$64,014,888	100.0%	Total Uses	$64,014,888	100.0%
(1)
The property is ground leased to the borrower by an affiliate. Please see “Ground Lease” below and “Risk Factors – Mortgage Loans Secured by Leasehold Interests May Expose Investors to Great Risks of Default and Loss” and “Description of the Mortgage Pool – Fee & Leasehold Estates; Ground Leases” in the Free Writing Prospectus.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 100 Cambridge Discovery Park loan has an outstanding balance of $55.5 million and is secured by a first mortgage lien on the borrower’s leasehold interest in a six-story, 128,601 square foot, Class A office building located in Cambridge, Massachusetts. The loan has a 10-year term, and subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was originally provided by a balance sheet lender and was subsequently purchased by JPMCB as part of a larger portfolio sale.

The Borrower. The borrowing entity for the 100 Cambridge Discovery Park loan is 100 Discovery Park DE, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and non-recourse carveout guarantor is BRI 3 Holdings, LLC, a Delaware limited liability company. The loan sponsor is an affiliate of The Bulfinch Companies, Inc., a commercial real estate firm specializing in the development, acquisition and management of properties in the Greater Boston area. The Bulfinch Companies, Inc.’s current portfolio includes over 3.0 million square feet of office, medical office, biotechnology and R&D space with a market value approaching $1.0 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-34

ANNEX A-3	JPMBB 2014-C21

100 Cambridge Discovery Park

The Property. 100 Cambridge Discovery Park is a 128,601 square foot, Class A office building located in Cambridge, Massachusetts. The property was constructed in 2005 and consists of one six-story building on an approximately 1.21 acre site. The property is located within the Cambridge Discovery Park, a 27-acre business park which is the one of the largest campuses in Cambridge.

As of May 1, 2014, the property was 100.0% leased by three tenants. The largest tenant at the property, Smithsonian Institution, leases 64.1% of the net rentable area through December 2022 with one, seven-year extension option remaining. The Smithsonian Institution originally took occupancy in 2005 and recently executed a seven year lease renewal through the current expiration date. The Smithsonian Institution has an R&D operation along with office space and primarily utilizes the property as the Smithsonian Astrophysical Observatory, a research unit concentrating on studies of solar radiance. The second largest tenant, Genocea Biosciences, leases 18.4% of the net rentable area through February 2017. Genocea Biosciences originally took occupancy in 2012 when it subleased space from a previous tenant which vacated due to an acquisition. In March 2014 Genocea Biosciences entered into a direct lease through February 2017. Genocea Biosciences is a clinical stage biotechnology company that focuses on the discovery and development of vaccines to treat infectious diseases. The third largest tenant, Siemens Healthcare, leases 17.5% of the net rentable area through February 2019. Siemens Healthcare subleased the space to WILEX in November 2010 after selling the division operating at the property. The WILEX lease runs through January 2016 with an option to extend to February 2019. WILEX is a biopharmaceutical company that focuses on the development of drugs related to the treatment of different types of cancer. The Smithsonian Institution leases floors one through four of the property. The upper floors are leased by Genocea Biosciences and Siemens Healthcare and are built out as traditional life science spaces with approximately half laboratory and half office space. The laboratory space is equipped with sinks, benches, cabinets and fume hoods.

The property is located within the 27-acre Cambridge Discovery Park in the Alewife area of West Cambridge along Route 2. Upon full buildout, Cambridge Discovery Park is anticipated to contain six LEED-certified office and laboratory buildings totaling approximately 820,000 square feet, along with two parking garages. The park will feature numerous amenities including cafes, biking/running paths and banking services. To date, two of the six office buildings have been completed along with one of the two parking garages. The other office building totals approximately 200,000 square feet and was a build-to-suit for Forrester Research which occupies 100.0% of the property.

The property is located approximately nine miles northwest of the Boston central business district in the city of Cambridge, Massachusetts. Cambridge is home to two world-class universities – Harvard University and the Massachusetts Institute of Technology. As both universities are research-oriented, many research and development firms have thrived in the Cambridge market. Industries which dominate Cambridge include biotechnology, medical research, computer software, consulting, education, architecture and design. According to the appraisal, the property is located within the Alewife/Fresh Pond lab submarket and the West Cambridge/Alewife office submarket of the Greater Boston life sciences and office markets. As of the first quarter of 2014, the Alewife/Fresh Pond lab submarket contained approximately 481,000 square feet of laboratory space and reported a vacancy rate of 13.9% with asking rents ranging from $35.00 to $60.00 per square foot. West Cambridge/Alewife office submarket contains approximately 2.0 million square feet of office space and reported a vacancy rate of 21.0% with asking rents of $32.14 per square feet. The appraisal reviewed leasing at six competitive properties and found effective rental rates between $37.00 and $57.66 per square foot on a triple net basis and concluded a market rent of $40.00 per square foot for 100 Cambridge Discovery Park. According to the appraisal, there is approximately 3.7 million square feet of new construction presently underway targeting the life sciences market. The new construction is located in the Cambridge and Boston submarkets and is significantly pre-leased.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Smithsonian Institution	Aaa / AA+ / AAA	82,493	64.1%	$30.04	12/31/2022
Genocea Biosciences	NA / NA / NA	23,666	18.4%	$40.00	2/28/2017
Siemens Healthcare(3)(4)	Aa3 / A+ / A	22,442	17.5%	$39.70	2/28/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Siemens Healthcare has the right to terminate its lease in February 2016 with nine months notice and the payment of a termination fee equal to approximately $1.7 million. The termination fee will be held in a reserve for releasing costs.

(4)	Siemens Healthcare subleases all of its space to WILEX through January 2016 with the option to extend to February 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-35

ANNEX A-3	JPMBB 2014-C21

100 Cambridge Discovery Park

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	1	23,666	18.4	946,640	21.9	23,666	18.4%	$946,640	21.9%
2018	0	0	0.0	0	0.0	23,666	18.4%	$946,640	21.9%
2019	1	22,442	17.5	890,947	20.6	46,108	35.9%	$1,837,587	42.6%
2020	0	0	0.0	0	0.0	46,108	35.9%	$1,837,587	42.6%
2021	0	0	0.0	0	0.0	46,108	35.9%	$1,837,587	42.6%
2022	1	82,493	64.1	2,478,411	57.4	128,601	100.0%	$4,315,999	100.0%
2023	0	0	0.0	0	0.0	128,601	100.0%	$4,315,999	100.0%
2024	0	0	0.0	0	0.0	128,601	100.0%	$4,315,999	100.0%
2025 & Beyond	0	0	0.0	0	0.0	128,601	100.0%	$4,315,999	100.0%
Total	3	128,601	100.0%	$4,315,999	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,188,899	$4,188,899	$4,188,899	$4,169,015	$4,315,999	$33.56	57.7%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,188,899	$4,188,899	$4,188,899	$4,169,015	$4,315,999	$33.56	57.7%
Total Reimbursements	2,876,618	2,979,721	3,013,795	3,116,110	3,170,461	24.65	42.3
Net Rental Income	$7,065,518	$7,168,620	$7,202,694	$7,285,125	$7,486,460	$58.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(374,323)	(2.91)	(5.0)
Other Income	195	0	0	0	0	0.00	0.0
Effective Gross Income	$7,065,713	$7,168,620	$7,202,694	$7,285,125	$7,112,137	$55.30	95.0%

Total Expenses	$2,744,658	$2,824,903	$2,861,162	$2,930,413	$2,864,042	$22.27	40.3%

Net Operating Income	$4,321,055	$4,343,717	$4,341,532	$4,354,712	$4,248,095	$33.03	59.7%

Total TI/LC, Capex/RR	0	0	0	0	154,321	1.20	2.2
Net Cash Flow	$4,321,055	$4,343,717	$4,341,532	$4,354,712	$4,093,774	$31.83	57.6%

(1)	TTM column represents the trailing twelve-month period ending on May 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by The Bulfinch Companies, Inc., an affiliate of the borrower.

Ground Lease. 100 Cambridge Discovery Park is encumbered by a ground lease with an affiliate of the loan sponsor. The ground lease commenced in March 2005 and expires in March 2100. The current ground lease annual rent payment is $1.00. The loan sponsor utilizes a ground lease approach rather than a traditional subdivision due to the complexities of fee title and variables as to the overall development of the park. See “Risk Factors – Mortgage Loans Secured by Leasehold Interests May Expose Investors to Great Risks of Default and Loss” and “Description of the Mortgage Pool – Fee & Leasehold Estates; Ground Leases” in the Free Writing Prospectus for information related to the risks of this affiliation.

Escrows and Reserves.  At origination, the borrower deposited into escrow $282,862 for the Excess Cash Flow Reserve and $2,143 for replacement reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists and the borrower provides satisfactory evidence that taxes have been paid.

A “Cash Sweep Event” means: the occurrence of an event of default or a Smithsonian Trigger Event.

A “Smithsonian Trigger Event” shall occur if the Smithsonian Institution lease has not been extended for a minimum of five years beyond its current lease expiration on or before the date that is 12 months prior to the current lease expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-36

ANNEX A-3	JPMBB 2014-C21

100 Cambridge Discovery Park

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,143 (approximately $0.20 per square foot annually) for replacement reserves.

Excess Cash Flow Reserve - At origination of the mortgage loan the borrower deposited $282,862, which equals approximately one month of debt service. The funds will be held by the lender as additional collateral for the loan.

Siemens Reserve Fund - In the event Siemens exercises its termination option in February 2016, the estimated termination fee of approximately $1.7 million will be held in a reserve for re-leasing costs.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Cash Sweep Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Cash Sweep Event, all funds in the lockbox account will be swept to a segregated cash management account to be established upon the occurrence of a Cash Sweep Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

Additional Debt. JPMCB provided the loan sponsor with a mezzanine loan that is partially secured by the loan sponsor’s equity interests in the borrower. The mezzanine loan is evidenced by a promissory note with an original principal balance of $17,500,000, which is being allocated among several commercial mortgage loans related to the loan sponsor.  $7,400,000 of the mezzanine loan is allocated to 100 Cambridge Discovery Park. The mezzanine loan has an anticipated repayment date of December 31, 2014 (or January 31, 2015 if the borrower exercises its extension option) and a final maturity date of December 1, 2024. The mezzanine loan is interest-only for the term of the loan and has an initial interest rate of one month LIBOR plus 6.00000%. If the borrower exercises its extension option and the mezzanine loan has not been repaid prior to the anticipated repayment date, from and after the anticipated repayment date, the interest rate will convert to a fixed rate of 12.00000%. Including the $7.4 million portion of the mezzanine loan allocated to 100 Cambridge Discovery Park, the Cut-off Date LTV is 85.0%, UW NOI Debt Yield is 6.8% and the UW NCF DSCR is 1.06x based on the current mezzanine loan interest rate of one month LIBOR (assumed to be 0.151%) plus 6.00000% and the amortizing mortgage loan debt service payment (the UW NCF DSCR is 1.35x assuming a current interest-only mortgage loan debt service payment).  Based on the mezzanine loan interest rate converting to 12.00000% and the amortizing mortgage loan debt service payment, the UW NCF DSCR is 0.95x (1.18x assuming a current interest-only mortgage loan debt service payment).

As collateral for the mezzanine loan, the loan sponsor also pledged its equity interests in the borrowers for two other mortgage loans which are being securitized in the JPMBB 2014-C21 Trust, as well as several loans which are not included in the mortgage pool.  JPMCB has been funding the allocated amounts of the mezzanine loan in conjunction with the closing of the related underlying commercial mortgage loan, and as of the date of this term sheet, approximately $15.4 million of the mezzanine loan amount has been funded.  Please see “Description of the Mortgage Pool – Additional Debt – Existing Mezzanine Debt” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-37

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-38

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-39

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-40

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,794,877	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	771,844
Loan Purpose:	Refinance	Location:	Westminster, CA
Borrower:	Westminster Mall, LLC	Year Built / Renovated:	1974 / 2008
Sponsor:	Washington Prime Group, L.P.	Occupancy(2):	92.2%
Interest Rate:	4.65000%	Occupancy Date:	2/21/2014
Note Date:	3/26/2014	Number of Tenants(2):	126
Maturity Date:	4/1/2024	2011 NOI:	$12,146,569
Interest-only Period:	None	2012 NOI:	$12,252,041
Original Term:	120 months	2013 NOI(3):	$12,193,609
Original Amortization:	360 months	UW Economic Occupancy:	75.4%
Amortization Type:	Balloon	UW Revenues:	$16,854,539
Call Protection:	L(27),Def(86),O(7)	UW Expenses:	$6,623,182
Lockbox:	CMA	UW NOI(3):	$10,231,358
Additional Debt:	Yes	UW NCF:	$9,575,290
Additional Debt Balance:	$29,888,114	Appraised Value / Per SF(4):	$171,000,000 / $222
Additional Debt Type:	Pari Passu	Appraisal Date:	2/27/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$90
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	49.5%
Replacement Reserves:	$0	Springing	$578,883	Maturity Date LTV:	40.4%
TI/LC:	$0	Springing	$2,315,532	UW NCF DSCR:	1.82x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000	100.0%	Return of Equity	$84,383,698	99.3%
			Closing Costs	616,302	0.7
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)
Westminster Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $85.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $85.0 million Westminster Mall Whole Loan.

(2)
Occupancy and Number of Tenants include temporary tenants. 22 tenants accounting for 66,803 square feet are considered temporary tenants by the borrower and have been in occupancy for an average of over four years. Excluding temporary tenants, occupancy is 83.6%.

(3)
UW NOI is lower than 2013 NOI due to a mark-to-market rent adjustment to reduce the weighted-average occupancy cost for comparable tenants to 15%. The total mark-down is equal to approximately $1.1 million.

(4)	The appraisal concluded land value is $60.9 million, which represents 71.6% of the original principal balance of the Westminster Mall Whole Loan amount.
(5)	For a full description of the Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Westminster Mall loan is secured by a first mortgage lien on 771,844 square feet of an approximately 1.4 million square foot regional mall located in Westminster, California. The whole loan has an outstanding principal balance of approximately $84.7 million (the “Westminster Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2.  Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $54.8 million and is being contributed to the JPMBB 2014-C21 Trust.  Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $29.9 million, was securitized in the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMBB 2014-C21 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Westminster Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Westminster Mall, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-41

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Washington Prime Group, L.P., an affiliate of Washington Prime Group Inc. (“WPG”). In December 2013, the former loan sponsor, Simon Property Group, L.P. (“SPG”), announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Westminster Mall was on the list of assets to be included in the spin-off. On May 28, 2014, WPG acquired its interest in Westminster Mall from SPG pursuant to a pre-approved transfer provided in the loan documents and WPG delivered a replacement guaranty and environmental indemnity. WPG owns and manages 98 shopping centers totaling approximately 53.0 million square feet. WPG is led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. WPG is rated Baa2 / BBB / BBB by Moody’s, S&P and Fitch, respectively.

The Property. Westminster Mall is an approximately 1.4 million square foot enclosed regional mall, of which 771,844 square feet serve as collateral for the loan. The property was constructed in 1974 and most recently renovated and expanded in 2008, and is situated on approximately 53.7 acres in Westminster, California, within the Los Angeles metropolitan statistical area. The appraisal concluded land value is $60.9 million, which represents 71.6% of the original principal balance of the Westminster Mall Whole Loan amount. The property is anchored by Macy’s (199,839 square feet), Sears (197,100 square feet), Target (175,000 square feet) and JCPenney (157,000 square feet). Macy’s and Sears own their own land and improvements, while Target and JCPenney own their own improvements and ground lease the land from the borrower. The Macy’s and Sears sites are excluded from the collateral for the Westminster Mall Whole Loan. Additionally, there are 5,486 surface parking spaces at the property, resulting in a parking ratio of 4.35 spaces per 1,000 square feet of net rentable area.

As of February 21, 2014, the portion of the property serving as collateral for the loan was approximately 92.2% occupied by 126 tenants (83.6% occupied excluding temporary tenants). In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as Old Navy, Forever 21, Victoria’s Secret, Hollister Co., Express and The Limited. Annual gross mall sales as of June 2013 were approximately $255 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $303, $313 and $304 in 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 17.3%, 16.7% and 16.6%, respectively.

The property is located in the city of Westminster, California in the West County retail submarket, approximately 12 miles east of Long Beach and approximately seven miles north of Huntington Beach. Primary access to the property is provided by Interstate 405 (San Diego Freeway), which crosses California State Route 22 (Garden Grove Freeway) approximately two miles north of the property. According to the appraisal, the property lies within a densely populated trade area consisting of a five-mile radius that contains approximately 498,896 people, with a median household income of $63,576, as of 2013. There is only one competing retail property, Bella Terra Mall, within the property’s trade area. The 800,000 square foot Bella Terra Mall is an outdoor lifestyle center located approximately two miles to the southeast of the property, and is approximately 95% occupied. Bella Terra Mall was constructed in 2006 on the site of the former Huntington Center, a previously existing enclosed mall that was demolished. As of the end of the fourth quarter of 2013, the West County retail submarket had an average overall vacancy rate of approximately 5.0% and average asking rents of $23.03 per square foot.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Bella Terra Mall	2006	800,000	95%	2.0 miles	Century 20 Theatres, Costco, Kohl’s, Burlington Coat Factory, Whole Foods
Mainplace Mall	1985	901,133	90%	11.0 miles	JCPenney, Nordstrom, Macy’s, Macy’s Men and Home
Fashion Island	1967/2009	1,500,000	95%	14.5 miles	Nordstrom, Neiman Marcus, Macy’s, Bloomingdales, Whole Foods, Island Cinema
Southcoast Plaza	1966/2000	2,800,000	95%	16.5 miles	Bloomingdales, Nordstrom, Sears, Macy’s, Saks Fifth Avenue, Macy’s Men
Irvine Spectrum Center	1995/2008	1,500,000	90%	18.0 miles	Nordstrom, Target, Edwards Cinema, Macy’s, H&M
Brea Mall	1978/1993	1,300,000	90%	20.5 miles	JCPenney, Nordstrom, Sears, Macy’s, Macy’s Men & Home
Total / Weighted Average		8,801,133	92.9%
(1) Per the appraisal.

Historical and Current Occupancy(1)(2)
2010	2011	2012	2013	Current(3)
87.7%	85.3%	85.6%	90.8%	92.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancies include temporary tenants. Historical Occupancy excluding temporary tenants is 72.0%, 70.4%, 70.8% and 73.9% for 2010, 2011, 2012 and 2013, respectively.
(3)	Current Occupancy is as of February 21, 2014. Current Occupancy is 83.6% excluding temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-42

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$302	$303	$313	$304
Occupancy Costs	17.2%	17.3%	16.7%	16.6%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Macy’s(4)	Baa2 / BBB+ / BBB	199,839	N/A	N/A	N/A	N/A	N/A
Sears(4)	Caa1 / CCC+ / CCC	197,100	N/A	N/A	N/A	N/A	N/A

Top 10 Collateral Tenants
Target(5)	A2 / A / A-	175,000	22.7%	N/A	N/A	N/A	1/28/2023
JCPenney(5)	Caa1 / CCC+ / CCC	157,000	20.3%	N/A	$102	N/A	1/31/2021
Old Navy	Baa3 / BBB- / BBB-	22,064	2.9%	$8.67	$156	11.4%	4/30/2015
DSW Shoe Warehouse	NA / NA / NA	17,796	2.3%	$18.82	$202	11.9%	6/30/2017
Chuze Fitness	NA / NA / NA	17,253	2.2%	$20.01	N/A	N/A	12/31/2023
Forever 21	NA / NA / NA	10,346	1.3%	$31.58	$292	23.4%	8/31/2017
Victoria’s Secret	Ba1 / BB+ / BB+	8,826	1.1%	$33.00	$519	11.8%	1/31/2019
Todai Restaurant	NA / NA / NA	8,000	1.0%	$25.50	$239	19.1%	9/30/2014
Hollister Co.	NA / NA / NA	7,956	1.0%	$30.00	$254	23.8%	1/31/2017
U.S. Bank(5)	A1 / A+ / AA-	7,500	1.0%	$5.32	N/A	N/A	12/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Westminster Mall Whole Loan.
(5)
Each tenant owns its own improvements but ground leases the land from the borrower. Sales PSF for JCPenney is based on the square footage of the tenant owned improvements, and Lease Expiration Date represents the ground lease expiration date.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	126,824	16.4%	NAP	NAP	126,824	16.4%	NAP	NAP
2014 & MTM	8	24,018	3.1	$685,633	7.4%	150,842	19.5%	$685,633	7.4%
2015	13	46,754	6.1	1,118,353	12.1	197,596	25.6%	$1,803,986	19.6%
2016	17	44,182	5.7	1,412,286	15.3	241,778	31.3%	$3,216,272	34.9%
2017	19	69,174	9.0	2,001,208	21.7	310,952	40.3%	$5,217,479	56.6%
2018	13	29,104	3.8	1,135,522	12.3	340,056	44.1%	$6,353,002	68.9%
2019	8	26,382	3.4	936,889	10.2	366,438	47.5%	$7,289,891	79.0%
2020	4	7,466	1.0	264,246	2.9	373,904	48.4%	$7,554,137	81.9%
2021	5	162,755	21.1	324,381	3.5	536,659	69.5%	$7,878,518	85.4%
2022	3	4,498	0.6	128,313	1.4	541,157	70.1%	$8,006,831	86.8%
2023	10	219,892	28.5	905,780	9.8	761,049	98.6%	$8,912,611	96.6%
2024	2	2,127	0.3	125,970	1.4	763,176	98.9%	$9,038,581	98.0%
2025 & Beyond	2	8,668	1.1	184,292	2.0	771,844	100.0%	$9,222,873	100.0%
Total	104	771,844	100.0%	$9,222,873	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes the 66,803 square feet leased to 22 temporary tenants that have been in occupancy for an average of over four years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-43

ANNEX A-3	JPMBB 2014-C21

Westminster Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$9,204,872	$9,660,148	$9,253,664	$9,222,873	$11.95	47.5%
Vacant Income	0	0	0	3,684,752	4.77	19.0
Gross Potential Rent	$9,204,872	$9,660,148	$9,253,664	$12,907,625	$16.72	66.4%
Total Reimbursements Income	7,114,300	6,627,313	6,604,909	6,522,320	8.45	33.6
Net Rental Income	$16,319,172	$16,287,461	$15,858,573	$19,429,945	$25.17	100.0%
(Vacancy/Credit Loss)(2)	0	0	0	(4,783,406)	(6.20)	(24.6)
Other Income(3)	2,292,237	2,219,659	2,239,344	2,208,000	2.86	11.4
Effective Gross Income	$18,611,409	$18,507,120	$18,097,917	$16,854,539	$21.84	86.7%

Total Expenses	$6,464,840	$6,255,079	$5,904,308	$6,623,182	$8.58	39.3%

Net Operating Income	$12,146,569	$12,252,041	$12,193,609	$10,231,358	$13.26	60.7%

Total TI/LC, Capex/RR	0	0	0	656,067	0.85	3.9
Net Cash Flow	$12,146,569	$12,252,041	$12,193,609	$9,575,290	$12.41	56.8%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Vacancy/Credit Loss includes a mark-to-market rent adjustment to reduce occupancy costs for comparable tenants to 15%. The total mark-down is equal to approximately $1.1 million.
(3)	Other Income consists of rents related to temporary tenants as well as other miscellaneous income.

Property Management. The property is managed by SPG Management Associates III, LLC, an affiliate of the former loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no DSCR Reserve Trigger Event exists and the borrower provides satisfactory evidence that taxes have been paid.

A “DSCR Reserve Trigger Event” means: the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.80x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no DSCR Reserve Trigger Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no DSCR Reserve Trigger Event exists. During the continuance of a DSCR Reserve Trigger Event, the borrower is required to deposit $16,080 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $578,883 (approximately $0.75 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Event exists. During the continuance of either a DSCR Reserve Trigger Event the borrower is required to deposit $64,320 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,315,532 (approximately $3.00 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be established upon the occurrence of a Lockbox Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or property manager or (iii) a DSCR Trigger Event.

A “DSCR Trigger Event” means: the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.70x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-44

ANNEX A-3	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-45

ANNEX A-3	JPMBB 2014-C21

160 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-46

ANNEX A-3	JPMBB 2014-C21

160 Water Street

160 Water Street
160 Water Street
New York, NY 10038
BROOKLYN BRIDGE
CITY HALL PARK
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
WEST STREET
WORLD TRADE CENTER MEMORIAL
LIBERTY PARK
BATTERY PARK
BROOKLYN BATTERY TUNNEL
FDR / SOUTH STREET VIADUCT
East River
VIETNAM VETERANS PLAZA
PETER MINUIT PLAZA
BOWLING GREEN
TRINITY CHURCH
120 BROADWAY
80 PINE
60 WALL
55 WATER
1 NEW YORK PLAZA
4 NEW YORK PLAZA
125 BROAD
85 BROAD
STATEN ISLAND FERRY TERMINAL
STATUE OF LIBERTY FERRY
DOWNTOWN MANHATTAN HELIPORT
500 FEET
QUEENS
West New York
Union City
Hoboken
MANHATTAN
New York
BROOKLYN
Newport Center
Liberty State Park
WTC
Central Park
Times Square
Empire State Building
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-47

ANNEX A-3	JPMBB 2014-C21

160 Water Street

FLOOR	Tenant
24	Beth Israel Medical Center 21,500 SF Exp. 10/2025
23	Beth Israel Medical Center 21,500 SF Exp. 10/2025
22	Beth Israel Medical Center 21,500 SF Exp. 10/2025
21	Beth Israel Medical Center 21,500 SF Exp. 10/2025
20	Beth Israel Medical Center 21,500 SF Exp. 10/2025
19	New York City Health and Hospital Corporation 21,500 SF Exp. 12/2023
18	New York City Health and Hospital Corporation 21,500 SF Exp. 12/2023
17	Oestreicher Construction Corp. 5,259 SF Exp. 4/2018 New York City Health and Hospital Corporation 16,241 SF Exp. 12/2023
16	Seneca Insurance Company 21,500 SF Exp. 9/2020
15	Seneca Insurance Company 21,500 SF Exp. 9/2020
14	Mechanical
13	New York City Health and Hospital Corporation 20,600 SF Exp. 12/2015
12	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
11	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
10	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
9	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
8	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
7	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
6	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
5	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
4	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
3	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
2	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
M	Vacant 3,608 SF
G	Pratiza Oza & Panna Patel 900 SF Exp. 10/2016 Vacant 7,471 SF
LL	Vacant 8,944 SF

Vacant | Mechanical | 2015 | 2016 | 2018 | 2020 | 2023 | 2025

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-48

ANNEX A-3	JPMBB 2014-C21

160 Water Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$49,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	487,523
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	EO 160 Water LLC	Year Built / Renovated:	1970 / 1987
Sponsor(2):	EO 160 Water LLC	Occupancy:	95.9%
Interest Rate:	4.80200%	Occupancy Date:	3/1/2014
Note Date:	4/30/2014	Number of Tenants:	5
Maturity Date:	5/1/2021	2011 NOI:	$5,519,078
Interest-only Period:	84 months	2012 NOI(3):	$4,583,216
Original Term:	84 months	2013 NOI(3):	$3,142,306
Original Amortization:	None	UW Economic Occupancy:	91.7%
Amortization Type:	Interest Only	UW Revenues(4):	$16,538,258
Call Protection:	L(26),Def(55),O(3)	UW Expenses:	$9,274,950
Lockbox:	Hard	UW NOI:	$7,263,308
Additional Debt:	Yes	UW NCF:	$6,419,002
Additional Debt Balance:	$50,600,000	Appraised Value / Per SF:	$165,000,000 / $338
Additional Debt Type:	Pari Passu	Appraisal Date:	4/1/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$204
Taxes:	$1,106,868	$221,374	N/A	Maturity Date Loan / SF:	$204
Insurance:	$9,699	$9,699	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$8,125	$8,125	N/A	Maturity Date LTV:	60.4%
TI/LC:	$46,721	$46,721	N/A	UW NCF DSCR:	1.32x
Other:	$1,015,167	$0	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$99,600,000	58.7%	Purchase Price	$165,386,969	97.5%
Sponsor Equity	70,079,690	41.3	Upfront Reserves	2,186,580	1.3
			Closing Costs	2,106,141	1.2
Total Sources	$169,679,690	100.0%	Total Uses	$169,679,690	100.0%
(1)
160 Water Street is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $99.6 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $99.6 million 160 Water Street Whole Loan.

(2)	For a full description of the loan sponsor, please refer to “The Sponsor” below.
(3)
Due to damage caused by Hurricane Sandy in October 2012, the property was closed for renovations from October 29, 2012 to February 15, 2013. The borrower estimates total lost revenue for 2012 amounted to approximately $1.2 million and total lost revenue for 2013 amounted to approximately $2.6 million.

(4)
Beth Israel Medical Center’s current rent per square foot of $27.00 increases to $31.00 in November 2015 and JPMCB has underwritten the escalated rent. At origination, funds were escrowed to cover the difference between the contract rent and underwritten rent.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 160 Water Street loan is secured by a first mortgage lien on a 24-story, 487,523 square foot office building located in  New York, New York. The whole loan has an outstanding principal balance of $99.6 million (the “160 Water Street Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $49.0 million and is being contributed to the JPMBB 2014-C21 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.6 million, was securitized in the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMCC 2014-C20 Trust. The trustee of the JPMCC 2014-C20 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 160 Water Street Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 160 Water Street Whole Loan has a seven-year term and is interest-only for the entire term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-49

ANNEX A-3	JPMBB 2014-C21

160 Water Street

The Borrower. The borrowing entity for the 160 Water Street Whole Loan is EO 160 Water LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor is a joint venture between affiliates of Emmes Asset Management Company LLC and a state pension fund with approximately $89 billion of assets under management as of year-end 2013.  Due to the fund requirements of the state pension fund providing the equity for the transaction, the loan’s nonrecourse carve-outs apply only to the borrowing entity. This may decrease the effectiveness of the nonrecourse carve-outs as a method to deter certain actions by the borrower that may be adverse to the interest of the lender, including, among other actions, filing bankruptcy or causing a bankruptcy proceeding to be filed, violating the borrower equity and/or mortgaged property transfer restrictions, or misapplying insurance proceeds, condemnation awards or income from the mortgaged property, in the event the mortgaged property becomes distressed.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool – Additional Considerations” in the Free Writing Prospectus.

Emmes Asset Management Company LLC is an affiliate of The Emmes Group of Companies (“Emmes”), which is a privately-owned national real estate investment advisory firm with corporate offices in New York and California. Founded in 1992, Emmes is a Registered Investment Advisor and a fully integrated commercial real estate investment owner.  Emmes had approximately $1.6 billion in assets under management as of March 31, 2014, including over 9.5 million square feet across 58 office, retail and multifamily properties in 19 states. The borrower acquired 160 Water Street from Oestretcher Properties for approximately $165.4 million. The loan sponsor also purchased 180 Water Street, the adjacent office property, in July 2013, resulting in the consolidated ownership of the majority of the block on which both assets lie.

The Property. 160 Water Street is a Class B office building located on Water Street between John Street and Fletcher Street in downtown Manhattan.  The property was constructed in 1970 and renovated in 1987.  The 24-story property totals 487,523 square feet and consists of primarily office space with a small retail component. 160 Water Street has floor plates of approximately 21,000 square feet.

As of March 1, 2014, the property was 95.9% leased by five tenants. The largest tenant at the property, New York City Health and Hospital Corporation (“NYCHHC”), leases 59.5% of the net rentable area through December 2023 with one, five-year extension option remaining and 4.2% of the net rentable area through December 2015 with one, three-year and one, five-year extension options remaining. NYCHHC is rated Aa2/AA/AA by Moody’s, S&P and Fitch, respectively. NYCHHC has been a tenant at the property since 2002, when it originally occupied approximately 126,000 square feet, and subsequently expanded in 2003, 2004, 2005, 2008 and 2012 to its current 310,841 square feet. NYCHHC operates the public hospitals and clinics in New York City and is the largest municipal healthcare system in the United States. NYCHHC provides medical and wellness services through its 70 community-based clinics, 11 acute care hospitals, six large diagnostic and treatment centers and five skilled nursing facilities. The second largest tenant, Beth Israel Medical Center, leases 22.1% of the net rentable area through October 2025 and has one, five-year extension option remaining. Beth Israel Medical Center is an 856-bed teaching hospital on Manhattan’s Lower East Side operating as a member of the Mount Sinai Health System. In total, the Mount Sinai Health System includes approximately 2,700 full and part-time physicians, 3,750 voluntary physicians and 12 freestanding ambulatory surgery centers. The space at 160 Water Street is used for administrative purposes that support the Mount Sinai Health System. The third largest tenant, Seneca Insurance Company (“Seneca”), leases 8.8% of the net rentable area through September 2020 and has three, five-year extension options remaining. Seneca is a specialty property and casualty insurance company headquartered at 160 Water Street. Seneca is a wholly owned subsidiary of Crum & Forster and is part of Fairfax Financial Holdings Limited, which is a publicly traded financing services holding company (Nasdaq: FRFHF).

Due to damage caused by Hurricane Sandy in October 2012, the property was closed for renovations from October 29, 2012 to February 15, 2013. The total losses as a result of Hurricane Sandy were approximately $7.4 million, which includes $3.6 million of repairs and $3.8 million of lost revenue. In addition to the property’s all risk insurance policy, 160 Water Street has flood insurance for $15.5 million which includes $500,000 from the National Flood Insurance Program and $15.0 million of excess coverage, including business interruption coverage.

160 Water Street has approximately 20,023 square feet of ground floor, basement and mezzanine retail space that is currently vacant, following the departure of the previous user (New York Sports Club) after damage was sustained to its space by Hurricane Sandy. The borrower is currently working to identify a replacement tenant for the space. At origination, the borrower deposited into escrow $400,000 to cover future tenant improvement, leasing commissions and capital expenditures incurred by the borrower for the space. The appraisal concluded a weighted average market rent of approximately $75 per square foot for the vacant retail space ($125 per square foot for the 7,471 square feet of ground floor space, $70 per square foot for the 3,608 square feet of mezzanine space and $35 per square foot for the 8,944 square feet of basement space).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-50

ANNEX A-3	JPMBB 2014-C21

160 Water Street

The property is located on Water Street between John Street and Fletcher Street in the Insurance office submarket of downtown Manhattan. The property is located a few blocks from the New York Stock Exchange and is close to several local restaurants and amenities. The property is also within a few blocks of several subway lines including the 2, 3, 4, 5, A, C, J and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops, and additional retail development. In addition to the residential development, downtown’s office space continues to be priced lower than the Midtown market where average asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

According to the appraisal, the Downtown office market totals approximately 72.8 million square feet with an overall vacancy rate of 12.2% and average rents of $48.26 per square foot as of the fourth quarter of 2013. The Insurance submarket totals approximately 13.9 million square feet and reported an overall vacancy rate of 14.6% with average Class B rents of $33.88 per square foot. The appraisal identified eight directly competitive properties built between 1958 and 1972 and ranging in size from approximately 335,364 to 1,043,007 square feet. The comparable properties reported occupancies ranging from 85.0% to 100.0% with a weighted average of 94.1%. Asking rents for the comparable properties range from $36.00 to $48.00 per square foot. The appraisal also identified 10 comparable leases within the competitive set with adjusted rental rates ranging from $39.75 to $45.61 with an average of $42.38 per square foot. According to the appraisal approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55.00 to $70.00 per square foot and caters to a different tenant profile than 160 Water Street which has smaller floor plates.

Historical and Current Occupancy(1)
2010	2011	2012	2013	Current(2)
86.8%	86.8%	93.2%	95.5%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 1, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Health and Hospital Corporation(3)(4)	Aa2 / AA / AA	310,841	63.8%	$31.76	12/31/2023
Beth Israel Medical Center	NA / NA / NA	107,500	22.1%	$31.00	10/31/2025
Seneca Insurance Company(5)	NA / NA / A	43,000	8.8%	$23.75	9/30/2020
Oestreicher Construction Corp(6)	NA / NA / NA	5,259	1.1%	$35.00	4/30/2018
Pratiza Oza & Panna Patel(7)	NA / NA / NA	900	0.2%	$16.67	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
New York City Health and Hospital Corporation has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that New York City Health and Hospital Corporation occupies. In total, New York City Health and Hospital Corporation has 20,600 square feet expiring in December 2015 and 290,241 square feet expiring in December 2023.

(4)	The New York City Health and Hospital Corporation has the right to terminate its lease in July 2019 with 18 months’ notice and payment of a termination fee.
(5)	Seneca Insurance Company has the right to contract its space by one floor (21,500 square feet) starting on September 30, 2015, with nine months’ notice and the payment of a contraction fee.
(6)	Oestreicher Construction Corp has the right to terminate its lease at any time with 180 days’ notice.
(7)	Pratiza Oza & Panna Patel has the right to terminate its lease at any time with 90 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

160 Water Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	20,023	4.1%	NAP	NAP	20,023	4.1%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	20,023	4.1%	$0	0.0%
2015	1	20,600	4.2	545,900	3.8	40,623	8.3%	$545,900	3.8%
2016	1	900	0.2	15,000	0.1	41,523	8.5%	$560,900	3.9%
2017	0	0	0.0	0	0.0	41,523	8.5%	$560,900	3.9%
2018	1	5,259	1.1	184,065	1.3	46,782	9.6%	$744,965	5.2%
2019	0	0	0.0	0	0.0	46,782	9.6%	$744,965	5.2%
2020	1	43,000	8.8	1,021,250	7.1	89,782	18.4%	$1,766,215	12.2%
2021	0	0	0.0	0	0.0	89,782	18.4%	$1,766,215	12.2%
2022	0	0	0.0	0	0.0	89,782	18.4%	$1,766,215	12.2%
2023	1	290,241	59.5	9,326,743	64.7	380,023	77.9%	$11,092,958	76.9%
2024	0	0	0.0	0	0.0	380,023	77.9%	$11,092,958	76.9%
2025 & Beyond	1	107,500	22.1	3,332,500	23.1	487,523	100.0%	$14,425,458	100.0%
Total	6	487,523	100.0%	$14,425,458	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$13,264,205	$11,335,958	$11,104,000	$14,425,458	$29.59	80.0%
Vacant Income	0	0	0	1,499,475	3.08	8.3
Gross Potential Rent	$13,264,205	$11,335,958	$11,104,000	$15,924,933	$32.66	88.3%
Total Reimbursements	1,841,089	1,840,597	1,262,493	2,112,800	4.33	11.7
Net Rental Income	$15,105,294	$13,176,555	$12,366,493	$18,037,733	$37.00	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,499,475)	(3.08)	(8.3)
Other Income	156,841	137,582	150,424	0	0.00	0.0
Effective Gross Income	$15,262,135	$13,314,137	$12,516,917	$16,538,258	$33.92	91.7%

Total Expenses	$9,743,057	$8,730,921	$9,374,611	$9,274,950	$19.02	56.1%

Net Operating Income	$5,519,078	$4,583,216	$3,142,306	$7,263,308	$14.90	43.9%

Total TI/LC, Capex/RR	0	0	0	844,306	1.73	5.1
Net Cash Flow	$5,519,078	$4,583,216	$3,142,306	$6,419,002	$13.17	38.8%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Due to damage caused by Hurricane Sandy in October 2012 the property was closed for renovations from October 29, 2012 to February 15, 2013. The borrower estimates total lost revenue for 2012 amounted to approximately $1.2 million and total lost revenue for 2013 amounted to approximately $2.6 million.

(3)
Beth Israel Medical Center’s current rent per square foot of $27.00 increases to $31.00 in November 2015 and JPMCB has underwritten the escalated rent. At origination, funds were escrowed to cover the difference between the contract rent and underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

160 Water Street

Property Management. The property is managed by Emmes Realty Services LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.1 million for real estate taxes, $609,167 to cover the difference between Beth Israel Medical Center’s current contract rent and underwritten rent, $400,000 for the development of the currently vacant retail space, $46,721 for tenant improvement and leasing commissions, $9,699 for insurance premiums, $8,125 for replacement reserve and $6,000 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $221,374.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $9,699.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,125 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $46,721 (approximately $1.15 per square foot annually) into the TI/LC escrow.

Vacant Retail Reserve - At origination, the borrower deposited into escrow $400,000 (approximately $19.97 per square foot of vacant retail space) to cover future tenant improvements, leasing commissions and capital expenditures incurred by the borrower with respect to the approximately 20,023 square feet of vacant retail space at the property.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) based on the immediately preceding trailing three-month period falls below 1.15x, (ii) there is an event of default under the loan documents, (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) a NYCHHC Trigger Event occurs, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

An “NYCHHC Trigger Event” means the occurrence of any of the following by NYCHHC: (i) any bankruptcy action, (ii) NYCHHC gives notice that it is terminating its lease with respect to all or any portion of its space, (iii) any termination or cancellation of the NYCHHC lease, (iv) NYCHHC is not in occupancy and open for business (and does not intend to re-occupy for business) in more than 30% of its space or (v) NYCHHC exercises its termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-53

ANNEX A-3	JPMBB 2014-C21

Residence Inn San Mateo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-54

ANNEX A-3	JPMBB 2014-C21

Residence Inn San Mateo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Residence Inn San Mateo

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,600,000	Title:	Fee
Cut-off Date Principal Balance:	$48,600,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	160
Loan Purpose:	Acquisition	Location:	San Mateo, CA
Borrower:	Grand Prix San Mateo LLC	Year Built / Renovated:	1985 / 2011
Sponsor:	Chatham Lodging, L.P.	Occupancy / ADR / RevPAR:	88.0% / $176.24 / $155.12
Interest Rate:	4.64000%	Occupancy / ADR / RevPAR Date:	4/30/2014
Note Date:	6/9/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$2,745,107
Interest-only Period:	60 months	2012 NOI:	$3,715,032
Original Term:	120 months	2013 NOI:	$4,474,932
Original Amortization:	360 months	TTM NOI (as of 4/2014):	$4,654,227
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	88.0% / $176.24 / $155.12
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$9,163,328
Lockbox:	CMA	UW Expenses:	$4,793,890
Additional Debt:	N/A	UW NOI:	$4,369,438
Additional Debt Balance:	N/A	UW NCF:	$4,369,438
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$73,900,000 / $461,875
		Appraisal Date:	5/20/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$303,750
Taxes:	$220,556	$24,506	N/A	Maturity Date Loan / Room:	$278,627
Insurance:	$55,390	$9,232	N/A	Cut-off Date LTV:	65.8%
FF&E Reserves:	$30,544	4% of Gross Revenues	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.45x
Other:	$0	Springing	$3,185,970	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,600,000	76.7%	Purchase Price(3)	$60,241,467	95.1%
Sponsor Equity(3)	14,733,590	23.3	Closing Costs	2,785,632	4.4
			Upfront Reserves	306,491	0.5
Total Sources	$63,333,590	100.0%	Total Uses	$63,333,590	100.0%
(1)	The appraisal concluded land value is $23.2 million.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Purchase Price and Sponsor Equity are based on Chatham’s acquisition of the majority interest in the Residence Inn San Mateo from Cerberus Capital Management (“Cerberus”). The total purchase price of the property is approximately $71.3 million. For additional detail please refer to “The Sponsor” below.

The Loan. The Residence Inn San Mateo loan has an outstanding principal balance of $48.6 million and is secured by a first mortgage lien on the fee interest in a 160-room extended stay Marriott Residence Inn hotel located in San Mateo, California. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Grand Prix San Mateo LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Residence Inn San Mateo

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging, L.P. (“Chatham”). Chatham is a publicly traded (NYSE: CLDT) hotel-focused, real estate investment trust that owns interests in 77 hotels totaling 10,688 keys, including brands such as Residence Inn, Courtyard and Towneplace Suites by Marriott, Westin, Sheraton and Four Points by Sheraton, Hampton Inn by Hilton and Hyatt House. The guarantor’s aggregate liability under the full recourse carveouts for any individual breach or violation of the bankruptcy and insolvency carveouts is limited to 20% of the then current principal balance of the mortgage loan at the time of breach or violation, and the guarantor’s liability for all breaches or violations of the full recourse carveout provisions for bankruptcy and insolvency matters during the term of the loan is limited to 20% of the initial principal balance.

Chatham has owned a minority interest in the property since 2010, and, as part of this transaction, acquired the majority interest from Cerberus, its previous joint venture partner. Chatham and Cerberus originally acquired the property as part of a larger portfolio acquisition in 2010 as part of a restructuring plan related to the bankruptcy of Innkeepers USA Inc.  Chatham’s total purchase price of the property including its initial minority stake is approximately $71.3 million. The property was previously securitized in the JPMCC 2013-INN transaction.

The Property. The Residence Inn San Mateo loan is secured by the fee interest in a 160-guest room, extended stay hotel situated on approximately 4.3 acres. The property is located in Silicon Valley, California, and is approximately nine miles south of the San Francisco Airport. The property is comprised of 21 buildings, including twenty three-story guestroom buildings and one two-story gatehouse. The property originally opened in 1985 and was renovated in 2011. Amenities at the property include a fitness center, outdoor pool, outdoor picnic areas with gas grills, basketball court and tennis court. The suite style guest rooms feature flat screen televisions, a full service kitchen including a dishwasher, stove and refrigerator, dining area and fireplace. The property is a Generation One Residence Inn, which is generally characterized by exterior corridors, and was the original Residence Inn design when the concept was introduced by Marriott in the 1980’s. From 2010 to 2013 approximately $3.3 million ($20,823 per key) in capital expenditures have been made at the property, the majority of which was spent on room and exterior improvements.

The property is located in San Mateo, California, within the Silicon Valley hotel market. Silicon Valley is home to 18 of the Fortune 500 corporations including Google, Apple, Facebook and Oracle. The Silicon Valley average household income is $122,434, which is 75.8% above the U.S. average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, approximately 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.1% nationwide. The property is located adjacent to an off ramp of State Route 92, which provides access to Oakland, CA, across the San Francisco Bay via the San Mateo Bridge. State Route 92 also provides access to U.S. Highway 101 less than one mile from the property, which connects downtown San Francisco to San Jose. According to the appraisal, the property generated approximately 62% of its room nights from extended stay business, 33% from transient business and 5% from meeting and group business. According to the appraisal, there are no new hotels under construction that are expected to be directly competitive with the property.

The loan sponsor plans to expand on the property with the construction of 67 new guestrooms and the demolition of 24 existing guest rooms, which will temporarily reduce the room count at the hotel, but ultimately result in a net increase of 43 rooms. The total expected cost of the expansion is approximately $10.6 million. The expansion is scheduled to begin in January 2015 and is estimated to take nine months to complete. Prior to beginning the expansion, the borrower is required to deposit cash or a letter of credit equal to either (i) 125% of the total budgeted expansion costs or (ii) 110% of the total budgeted expansion costs, if the budget includes a contingency of not less than 10% of the total costs. The borrower will also be required to deposit cash or letter of credit equal to approximately $1.5 million to be used for any cash flow shortfalls that may be incurred during the property expansion.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn San Mateo(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	81.7%	$131.51	$107.48	83.0%	$135.38	$112.43	101.6%	102.9%	104.6%
2012	81.8%	$148.28	$121.33	82.8%	$158.54	$131.57	101.1%	106.9%	108.4%
2013	80.2%	$159.86	$128.15	86.5%	$173.15	$149.82	107.9%	108.3%	116.9%
TTM(4)	80.2%	$162.48	$130.30	88.0%	$176.24	$155.12	109.7%	108.5%	119.1%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Crowne Plaza Foster City San Mateo, Courtyard San Mateo Foster City, Hyatt House Belmont Redwood Shores and Hilton Garden Inn San Mateo.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	The TTM row represents the trailing twelve-month period ending April 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Residence Inn San Mateo

Competitive Hotels Profile(1)
			2013 Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Opened	Extended Stay	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Residence Inn San Mateo	160	1985	62%	5%	33%	87%	$173.15	$149.82
Hyatt House Belmont	132	1995	70%	0%	30%	87%	$174.00	$151.38
Holiday Inn Express San Francisco Airport South	146	1968	2%	10%	88%	82%	$130.00	$106.60
TownePlace Suites Redwood City	95	2002	60%	0%	40%	86%	$152.00	$130.72
Courtyard San Mateo Foster City	147	1987	2%	15%	83%	79%	$172.00	$135.88
Hilton Garden Inn San Mateo	156	1999	2%	5%	93%	83%	$164.00	$136.12
Extended Stay America San Mateo SFO	137	1997	60%	0%	40%	90%	$95.00	$85.50
Total(2)	813
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.0%	82.8%	86.5%	88.0%	88.0%
ADR	$135.38	$158.54	$173.15	$176.24	$176.24
RevPAR(4)	$112.43	$131.21	$149.82	$155.12	$155.12

Room Revenue	$6,565,984	$7,683,691	$8,749,747	$9,059,226	$9,059,226	$56,620	98.9%
Other Department Revenues	66,880	78,713	90,148	104,103	104,103	651	1.1
Total Revenue	$6,632,864	$7,762,404	$8,839,895	$9,163,328	$9,163,328	$57,271	100.0%

Room Expense	$1,326,028	$1,211,918	$1,277,462	$1,306,825	$1,306,825	$8,168	14.4%
Other Departmental Expenses	62,320	62,266	65,450	62,419	62,419	390	60.0
Departmental Expenses	$1,388,348	$1,274,184	$1,342,913	$1,369,243	$1,369,243	$8,558	14.9%

Departmental Profit	$5,244,516	$6,488,220	$7,496,982	$7,794,085	$7,794,085	$48,713	85.1%

Operating Expenses	$1,371,711	$1,485,959	$1,616,210	$1,659,465	$1,657,900	$10,362	18.1%
Gross Operating Profit	$3,872,805	$5,002,261	$5,880,771	$6,134,620	$6,136,185	$38,351	67.0%

Management Fees(5)	$198,986	$232,872	$265,197	$274,900	$274,900	$1,718	3.0%
Franchise Fees	328,299	384,185	437,487	483,833	498,257	3,114	5.4
Property Taxes	299,719	272,315	262,359	267,341	538,245	3,364	5.9
Property Insurance	35,379	87,362	87,200	87,786	88,811	555	1.0
FF&E(6)	265,315	310,496	353,596	366,533	366,533	2,291	4.0
Total Other Expenses	$1,127,698	$1,287,230	$1,405,839	$1,480,393	$1,766,746	$11,042	19.3%

Net Operating Income	$2,745,107	$3,715,032	$4,474,932	$4,654,227	$4,369,438	$27,309	47.7%
Net Cash Flow(4)	$2,745,107	$3,715,032	$4,474,932	$4,654,227	$4,369,438	$27,309	47.7%
(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Per Room values based on 160 guest rooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009 and 2010 was $110.36, $94.15 and $98.25, respectively, and Net Cash Flow was approximately $3.0 million, $2.0 million and $2.4 million, respectively.
(5)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(6)	Historical FF&E was adjusted to 3.0% of Total Revenue.

Property Management. The hotel is managed by Island Hospitality Management, Inc. (“Island”), which is a national hotel management company with expertise in managing upscale extended stay, limited service and full service hotels. Island is headquartered in Palm Beach, Florida and manages a portfolio of more than 80 hotels representing 15 brands across 22 states and the District of Columbia. Island is entitled to a contractual management fee equal to 3.0% of total revenue, as well as an accounting and revenue management fee equal to $2,200 per month. Island is approximately 90% owned by Jeffrey Fisher, the Chairman and CEO of Chatham.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-58

ANNEX A-3	JPMBB 2014-C21

Residence Inn San Mateo

Franchise Agreement. In conjunction with the closing of the acquisition, a 15-year franchise agreement with Marriott was executed with an expiration of June 2029. Marriott is entitled to a contractual franchise fee equal to 5.5% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

The franchise agreement requires the borrower to complete two separate property improvement plans (“PIP”). The first PIP is for the renovation of the hotel’s public spaces and must be completed by June 2016. The first PIP is expected to cost approximately $810,117 ($5,063 per key). Upon completion of the first PIP, a new, 20-year franchise agreement through 2036 will be executed. The second PIP is related to renovations of the hotel’s rooms and corridors and must be completed by September 2017. The second PIP is expected to cost approximately $2.4 million ($14,849 per key). Both PIPs will be funded by an excess cash flow sweep as described below in “PIP Reserve”.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $220,556 for real estate taxes, $55,390 for insurance premiums and $30,544 for FF&E.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $24,506.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $9,232.

FF&E Reserve - On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross revenue from the hotel for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date in December 2014 and continuing until the aggregate amount of funds deposited in the reserve is equal to $810,117 ($5,063 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the public areas at the property. On a monthly basis commencing on the payment date in March 2016 and continuing until the aggregate amount of funds deposited in the reserve is equal to $2,375,853 ($14,849 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the rooms and corridors at the property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower, operating lessee and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flow will be held as additional collateral for the loan.

A “Cash Sweep Event” occurs if (i) there is an event of default under the loan documents, (ii) the debt yield (as calculated in the loan documents) falls below 7.5% or (iii) the borrower or operating lessee (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-59

ANNEX A-3	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-60

ANNEX A-3	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-61

ANNEX A-3	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms):	289
Loan Purpose:	Refinance	Location:	Virginia Beach, VA
Borrower:	Thirty-First Street, L.C.	Year Built / Renovated:	2005 / N/A
Sponsors(1):	Various	Occupancy / ADR / RevPAR:	71.9% / $206.13 / $148.17
Interest Rate:	4.41000%	Occupancy / ADR / RevPAR Date:	4/30/2014
Note Date:	6/4/2014	Number of Tenants:	N/A
Maturity Date:	6/6/2024	2011 NOI:	$6,569,244
Interest-only Period:	48 months	2012 NOI:	$7,181,543
Original Term:	120 months	2013 NOI:	$6,826,677
Original Amortization:	360 months	TTM NOI (as of 4/2014):	$6,821,875
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	71.9% / $206.13 / $148.17
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$33,762,558
Lockbox:	CMA	UW Expenses:	$27,834,515
Additional Debt:	N/A	UW NOI:	$5,928,043
Additional Debt Balance:	N/A	UW NCF:	$5,928,043
Additional Debt Type:	N/A	Appraised Value / Per Room:	$73,900,000 / $255,709
		Appraisal Date:	4/28/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$138,408
Taxes:	$0	$41,803	N/A	Maturity Date Loan / Room:	$123,761
Insurance:	$25,253	Springing	N/A	Cut-off Date LTV:	54.1%
FF&E Reserves:	$405,151	3% of Gross Revenues	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.46x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$35,860,254	89.7%
			Return of Equity	3,206,111	8.0
			Closing Costs	503,231	1.3
			Upfront Reserves	430,404	1.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hilton Virginia Beach Oceanfront Hotel loan has an outstanding principal balance of $40.0 million and is secured by a first mortgage lien on a 289-room full service hotel in Virginia Beach, Virginia. The loan has a 10-year term, and subsequent to a 48-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Thirty-First Street, L.C., a Virginia limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Bruce L. Thompson, John R. Lawson and Edmund C. Ruffin. Bruce L. Thompson is the CEO of Gold Key | PHR Hotels and Resorts (“Gold Key”). Gold Key was launched in 1986 as a hotel management company and today controls approximately half the rooms on the Virginia Beach oceanfront. Professional Hospitality Resources, the hotel management group, operates over 1,700 guest rooms from limited service to select service to full service in the Virginia Beach resort area. One of the three guarantors of the related Mortgage Loan was charged with a felony approximately 23 years

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

ago in connection with his previous partner’s understatement of income on their company’s tax returns. The guarantor was not involved in any day-to-day operations or management of the financial records of the prior company.  This guarantor entered into a plea agreement and a minimal penalty was imposed.  Please see “Description of the Mortgage Pool – Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The Property. The Hilton Virginia Beach Oceanfront Hotel is a 289-room, 21-story, full service beach resort hotel situated on approximately 3.2 acres located along the Virginia Beach coastline. The property opened in 2005 and was developed by the borrower and the City of Virginia Beach. In June 2012, the borrower exercised its purchase option for the hotel site and acquired the land and its related fee interest from the City of Virginia Beach. The property features two restaurants, a rooftop lounge, 10,105 square feet of meeting space, a rooftop indoor pool and whirlpool, a seasonal outdoor infinity pool, an exercise room, a business center, a parking garage and 27,146 square feet of leased retail space. The rooftop lounge offers guests views that encompass Virginia’s Eastern Shore to the north, North Carolina’s border to the south, downtown Norfolk to the west and the Atlantic Ocean’s horizon to the east. Adjacent to the property and part of the collateral is Neptune Park, a 72,000 square foot green space overlooking the Atlantic Ocean. Neptune Park can accommodate up to 2,500 live entertainment fans and plays host to a number of special events throughout the year.

Attached to the property by way of an overhead walkway is a 1,000 car parking garage with ground floor retail. The borrower has a leasehold interest in a portion of the garage consisting of 380 parking garage spaces. The leased fee holder of the garage is the City of Virginia Beach Development Authority (the “Development Authority”). Rent under the parking lease currently consists of a $297,538 annual payment and expires in June 2070. Additionally, the borrower has also entered into a lease for the ground floor retail portion of the parking garage, which provides 27,146 square feet of commercial space to the borrower as well as an additional 58 parking spaces for exclusive retail use. The annual lease expense is $15.00 per square foot ($470,190 annually) with the lease term expiring in July 2029. There are currently 13 tenants leasing the retail space for a total base rent of $726,775 resulting in a net positive cash flow. Tenants include Starbucks, Haagan-Daz/Blimpie’s, Harley Davidson and other small shops that cater to the hotel’s customer base.

Virginia Beach has more than 35 miles of ocean and bay beaches from the mouth of the Chesapeake Bay to the North Carolina border. The city has more than 30 area golf courses, many types of cruises, charters, ferries and kayaking trips, four nationally ranked museums, a nationally ranked state park and year-round whale and dolphin watching trips. The beach offers not only water recreation but also attracts special events such as the East Coast Surfing Championships, North American Sand Soccer Championships, Verizon Wireless American Music and Neptune Festivals, February Polar Plunge and the Rock ‘n Roll and Shamrock Marathons. The region is home to the Virginia Air and Space Center, Joint Base Langley-Eustis, NASA Langley Research Center and the Naval Air Station Oceana. Furthermore, the area is home to a number of higher-education facilities, including the College of William and Mary, Hampton University, Thomas Nelson Community College, the University of Virginia Hampton Roads Center and Old Dominion University.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Virginia Beach Oceanfront Hotel(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	62.0%	$149.32	$92.65	71.0%	$197.44	$140.08	114.5%	132.2%	151.2%
2012	62.3%	$155.53	$96.97	73.7%	$199.06	$146.68	118.3%	128.0%	151.3%
2013	61.7%	$156.50	$96.50	72.0%	$204.64	$147.29	116.7%	130.8%	152.6%
TTM(4)	63.1%	$155.20	$97.99	71.9%	$206.13	$148.17	113.9%	132.8%	151.2%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Holiday Inn Virginia Beach Oceanside 21st Street, Sheraton Virginia Beach Oceanfront, Hampton Inn Virginia Beach Oceanfront North, Ramada Inn Virginia Beach, Holiday Inn Express & Suites Virginia Beach Surfside, Courtyard Virginia Beach Oceanfront South and Courtyard Virginia Beach Oceanfront North 37th Street.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending April 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

Competitive Hotels Profile(1)
			2013 Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hilton Virginia Beach Oceanfront Hotel	289	2005	40%	20%	40%	72.3%	$204.13	$147.60
Courtyard Virginia Beach Oceanfront North 37th St.	160	2002	40%	15%	45%	67.0%	$177.00	$118.59
Courtyard Virginia Beach Oceanfront South	141	1999	40%	15%	45%	74.0%	$146.00	$108.04
Hampton Inn Virginia Beach Oceanfront North	120	1988	35%	15%	50%	67.0%	$171.00	$114.57
Sheraton Virginia Beach Oceanfront	214	1974	35%	20%	45%	56.0%	$161.00	$90.16
Total(2)	635
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	71.0%	73.7%	72.0%	71.9%	71.9%
ADR	$197.44	$199.06	$204.64	$206.13	$206.13
RevPAR	$140.08	$146.68	$147.29	$148.17	$148.17

Room Revenue	$14,776,075	$15,514,520	$15,536,533	$15,629,970	$15,629,970	$54,083	46.3%
Food & Beverage Revenue	15,967,639	17,206,638	16,715,479	16,678,009	16,678,009	57,709	49.4
Telephone Revenue	588,340	690,119	743,957	740,133	740,133	2,561	2.2
Other Departmental Revenues	715,583	675,622	697,526	714,446	714,446	2,472	2.1
Total Revenue	$32,047,637	$34,086,899	$33,693,495	$33,762,558	$33,762,558	$116,825	100.0%

Room Expense	$3,684,838	$4,019,595	$4,261,979	$4,315,324	$4,315,324	$14,932	27.6%
Food and Beverage Expense	13,191,570	13,974,965	13,687,790	13,751,299	13,751,299	47,582	82.5
Telephone Expense	135,393	153,416	153,162	144,197	144,197	499	19.5
Other Departmental Expenses	451,003	445,275	483,358	487,060	487,060	1,685	68.2
Departmental Expenses	$17,462,804	$18,593,251	$18,586,289	$18,697,880	$18,697,880	$64,699	55.4%

Departmental Profit	$14,584,833	$15,493,648	$15,107,206	$15,064,678	$15,064,678	$52,127	44.6%

Operating Expenses	$6,624,638	$6,865,122	$6,881,549	$6,881,158	$6,874,605	$23,788	20.4%
Gross Operating Profit	$7,960,195	$8,628,526	$8,225,657	$8,183,520	$8,190,073	$28,339	24.3%

Fixed Expenses	$1,390,951	$1,446,983	$1,398,980	$1,361,645	$1,249,153	$4,322	3.7%
FF&E	0	0	0	0	1,012,877	3,505	3.0
Total Other Expenses	$1,390,951	$1,446,983	$1,398,980	$1,361,645	$2,262,030	$7,827	6.7%

Net Operating Income	$6,569,244	$7,181,543	$6,826,677	$6,821,875	$5,928,043	$20,512	17.6%
Net Cash Flow	$6,569,244	$7,181,543	$6,826,677	$6,821,875	$5,928,043	$20,512	17.6%
(1)	TTM column represents the trailing twelve-month period ending April 30, 2014.
(2)	Per Room Values based on 289 guestrooms.
(3)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreement. The Hilton Virginia Beach Oceanfront Hotel property has a franchise agreement with Hilton Hotels Corporation for use of the Hilton flag through August 2024 with no extension options. The franchise agreement provides for a maximum aggregate franchise fee of 5.0% of the hotel’s gross room revenues.

Property Management. The hotel is managed by Professional Hospitality Resources, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit $405,151 for FF&E reserves and $25,253 for insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

Additionally, the borrower deposited $1,000,000 (the “Seasonality Reserve Required Deposit Amount”) for seasonality reserves in a borrower controlled bank account. The borrower will provide evidence to the lender on October 31st of each year that the amount deposited into such account equals the Seasonality Reserve Required Deposit Amount. Beginning on July 6, 2018, the Seasonality Reserve Required Deposit Amount will equal $1,400,000. If the DSCR falls below 1.30x all funds deposited in such account will be transferred to a lender controlled seasonality reserve account.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $41,803.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

FF&E Reserve - For each year after the calendar year in which the loan was funded, the borrower is required to escrow a monthly amount on the May, June, July, August and September payment dates equal to one-fifth (1/5th) of the FF&E Annual Amount. The borrower is required to escrow a monthly amount equal to $202,575 for the balance of the calendar year in which the loan was funded. After March 1, 2022, in addition to the FF&E Annual Amount, the borrower will deposit the Required PIP Adjustment.

The “FF&E Annual Amount” is (i) an amount equal to 3.0% of gross income for the prior calendar year or (ii) upon the occurrence of the DSCR falling below 1.30x, an amount equal to 4.0% of gross income for the prior calendar year.

The “Required PIP Adjustment” is an amount equal to the difference between (A) the total cost of PIP as set forth in the PIP assessment report and (B) the sum of (y) the then current amount held in the FF&E reserve account and (z) the total sum of future FF&E reserve deposits projected by the lender to be deposited into the FF&E reserve account for the remainder of the loan term, divided by ten.

Parking Lease Reserve - Following an event of default, the borrower is required to deposit a monthly amount that is estimated by the lender to be due and payable by the borrower for all rent and any and all other charges which may be due by the borrower under the parking lease.

Retail Lease Reserve - Following an event of default, the borrower is required to deposit a monthly amount that is estimated by the lender to be due and payable by the borrower for all rent and any and all other charges which may be due by the borrower under the retail lease.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager are required to immediately deposit all gross income from operations and all other revenue of any kind into the lockbox account. In addition, the borrower and the manager are required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of an event of default. During an event of default, all rents will be swept to a segregated cash management account and all excess cash flow after the payment of debt service and required reserves will be disbursed to an excess cash reserve account to be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-65

ANNEX A-3	JPMBB 2014-C21

Pointe Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Pointe Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Pointe Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANNEX A-3	JPMBB 2014-C21

Pointe Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	273,746
Loan Purpose:	Refinance	Location:	Grosse Pointe Woods, MI
Borrower:	Pointe Plaza Development, LLC	Year Built / Renovated:	1990 / N/A
Sponsor:	David W. Schostak	Occupancy:	87.5%
Interest Rate:	4.79000%	Occupancy Date:	2/1/2014
Note Date:	6/12/2014	Number of Tenants:	31
Maturity Date:	7/1/2024	2011 NOI:	$4,566,272
Interest-only Period:	None	2012 NOI:	$4,311,893
Original Term:	120 months	2013 NOI:	$3,743,202
Original Amortization:	360 months	TTM NOI (as of 4/2014)(1):	$3,535,110
Amortization Type:	Balloon	UW Economic Occupancy:	93.8%
Call Protection:	L(24),Def(93),O(3)	UW Revenues:	$7,700,182
Lockbox:	CMA	UW Expenses:	$3,632,990
Additional Debt:	N/A	UW NOI(1):	$4,067,192
Additional Debt Balance:	N/A	UW NCF:	$3,572,871
Additional Debt Type:	N/A	Appraised Value / Per SF:	$56,000,000 / $205
		Appraisal Date:	5/5/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$146
Taxes:	$452,420	$77,366	N/A	Maturity Date Loan / SF:	$119
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$4,563	$4,563	N/A	Maturity Date LTV:	58.3%
TI/LC:	$33,334	$33,334	$1,600,000	UW NCF DSCR:	1.42x
Other:	$2,349,716	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$34,964,951	87.4%
			Upfront Reserves	2,840,033	7.1
			Closing Costs	2,195,016	5.5
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)
UW NOI is higher than TTM NOI due primarily to a new lease with LA Fitness for 31,240 square feet. LA Fitness is in occupancy, but will not commence paying rent until October 2014. At origination, the borrower reserved the full amount of free rent under the lease.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Pointe Plaza loan has an outstanding balance of $40.0 million and is secured by a first mortgage lien on a 273,746 square foot, mixed use office/retail center located in Grosse Pointe Woods, Michigan. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was held by a balance sheet lender.

The Borrower. The borrowing entity for the Pointe Plaza loan is Pointe Plaza Development, LLC, a Michigan limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pointe Plaza

The Sponsor. The loan sponsor and non-recourse carveout guarantor is David W. Schostak. David W. Schostak, along with his brothers Mark and Robert Schostack, are the owners of Schostak Brothers & Company, Inc. Schostak Brothers & Company, Inc. is a full-service real estate development, management, leasing and consulting company headquartered in Michigan that operates commercial properties in 19 states. The property is owned by a joint venture between Schostak Brothers & Company, Inc. and Affiliated Health Services, each of which own a 50% interest in the joint venture. Ascension Health is the parent company of Affiliated Health and is one of the largest nonprofit hospital systems in the United States with more than 1,500 locations across 23 states.

The Property. Pointe Plaza is a Class A, mixed use office/retail development located in Grosse Pointe Woods, Michigan. The property was constructed in 1990 and consists of a single tenant medical office building, a multi-tenant medical office building, enclosed multi-tenant retail space and a parking structure containing 1,800 parking spaces. The office space is comprised of two separate five-story office buildings totaling 211,115 square feet. The retail space, which totals 62,631 square feet, consists of three buildings connected by a common breezeway encompassing the front of the retail area and the parking area contains 237 surface parking spots as well as a five-story parking structure that provides an additional 1,563 spaces. The property is located directly adjacent to St. John Hospital, which is a 776-bed teaching hospital that employees over 5,800 associates and active medical staff and which features an Emergency Center, a Level II Trauma Center and a newly-constructed Cancer Research Center. Over the last 10 years, the St. John’s Health System has invested approximately $141.0 million to expand St. John’s Hospital by 144 rooms and to construct the 69,127 square foot Cancer Research Center that is located directly behind the Pointe Plaza property.

As of February 1, 2014, the property was 87.5% occupied by 31 tenants. The single tenant office building is 100.0% occupied, the multi-tenant office building is 77.8% occupied and the multi-tenant retail space is 96.2% occupied. The single tenant medical office building totaling 98,483 square feet is 100.0% leased to Affiliated Health Services (“Affiliated Health”), which is a 50% owner in the borrower. Affiliated Health is the largest tenant at the property, occupying 32.2% of the net rentable area, and its medical office building is connected by a skywalk to the adjacent St. John Hospital. Affiliated Health is a subsidiary of the St. John Providence Health System, which operates five major hospitals with 125 ambulatory facilities in the Detroit area. The multi-tenant building serves as medical offices and private practice space for the doctors affiliated with St. John’s Hospital. In the retail space, the largest tenant is LA Fitness, which signed a new 15-year lease that commenced in 2014 and occupies 11.4% of the net rentable area at the property. LA Fitness took over space that was formerly leased to Rite Aid. LA Fitness operates a gym located on the second floor which caters to the hospital staff and visitors as well as to the surrounding community. Other notable retail tenants include a Barnes & Noble, which renewed a five-year lease in 2013 and occupies 4.6% of the net rentable area at the property and a Dress Barn, which occupies 2.3% of the net rentable area at the property.

Pointe Plaza is located along the southwest corner of Mack Avenue and Moross Road, sharing residence in both Grosse Point Woods and Detroit city limits, Wayne County, Michigan. Primary access to the area is provided by I-94, a major arterial that bisects the metro area in the northeast/southwest direction. The property is located about 30 miles northeast of the Detroit Metropolitan Airport and approximately 13 miles northeast of the Detroit central business district. According to the appraisal, the property is located in the Detroit/The Pointes submarket, which has approximately 10.9 million square feet of Class A office space, with a vacancy rate of 14.0% and an average gross rental rate of $21.32 per square foot as of the first quarter of 2014. The appraisal identified five competitive office properties built between 1944 and 2014 and ranging in size from approximately 37,211 square feet to 102,000 square feet. The comparable properties reported occupancies ranging from 64% to 100% with a weighted average occupancy of 90.3%. Asking rents for the comparable properties range from $20.00 to $35.75. The appraisal also noted that the medical office market segment is outperforming the larger office submarket primarily due to less speculative medical office development than general office development and a historical trend among healthcare providers of being reluctant to change locations due to patient familiarity.  According to the appraisal, the retail demographics of the Detroit/The Pointes submarket consist of approximately 5.0 million square feet of retail space, with a vacancy rate of 14.6% and an average triple net rent of $13.50 per square foot as of the first quarter of 2014. The property has a primary trade area consisting of a five-mile radius that contains 258,442 people, with a median household income of $38,504 as of the first quarter of 2014.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
85.1%	85.1%	87.1%	87.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-70

ANNEX A-3	JPMBB 2014-C21

Pointe Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Affiliated Health	Aa2 / AA+ / AA+	88,088	32.2%	$15.00	11/1/2020
LA Fitness	NA / NA / NA	31,240	11.4%	$27.00	5/1/2029
Barnes & Noble	NA / NA / NA	12,482	4.6%	$14.82	1/1/2018
St. John Hospital (Info Systems)	NA / NA / NA	10,864	4.0%	$26.25	3/31/2019
St. John Ambulatory	NA / NA / NA	10,727	3.9%	$26.00	11/1/2017
St. John Corporate Comm.	NA / NA / NA	9,307	3.4%	$20.00	6/1/2015
GSA Social Services	Aaa / AA+ / AAA	8,414	3.1%	$25.00	8/31/2017
St. John Hospital (Internal Med.)	NA / NA / NA	7,503	2.7%	$27.65	3/1/2018
Dress Barn	NA / NA / NA	6,359	2.3%	$22.99	6/1/2023
Childtime Childcare, Inc.	NA / NA / NA	5,986	2.2%	$15.26	11/30/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	34,102	12.5%	NAP	NAP	34,102	12.5%	NAP	NAP
2014 & MTM	3	9,114	3.3	$138,458	2.5%	43,216	15.8%	$138,458	2.5%
2015	8	27,665	10.1	533,572	9.8	70,881	25.9%	$672,030	12.3%
2016	4	11,254	4.1	334,387	6.1	82,135	30.0%	$1,006,417	18.4%
2017	4	22,518	8.2	577,608	10.6	104,653	38.2%	$1,584,024	29.0%
2018	5	23,794	8.7	495,402	9.1	128,447	46.9%	$2,079,427	38.1%
2019	2	12,210	4.5	316,138	5.8	140,657	51.4%	$2,395,565	43.9%
2020	1	88,089	32.2	1,888,794	34.6	228,746	83.6%	$4,284,359	78.4%
2021	0	0	0.0	0	0.0	228,746	83.6%	$4,284,359	78.4%
2022	1	4,625	1.7	117,938	2.2	233,371	85.3%	$4,402,296	80.6%
2023	1	6,359	2.3	146,193	2.7	239,730	87.6%	$4,548,489	83.3%
2024	1	2,776	1.0	69,400	1.3	242,506	88.6%	$4,617,889	84.6%
2025 & Beyond	1	31,240	11.4	843,480	15.4	273,746	100.0%	$5,461,369	100.0%
Total	31	273,746	100.0%	$5,461,369	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,497,247	$5,371,922	$5,144,514	$4,985,268	$5,461,369	$19.95	66.7%
Vacant Income	0	0	0	0	506,528	1.85	6.2
Gross Potential Rent	$5,497,247	$5,371,922	$5,144,514	$4,985,268	$5,967,897	$21.80	72.9%
Total Reimbursements	2,333,001	2,282,264	2,151,344	2,055,265	2,223,813	8.12	27.1
Net Rental Income	$7,830,248	$7,654,186	$7,295,858	$7,040,533	$8,191,710	$29.92	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(506,528)	(1.85)	(6.2)
Other Income	48,094	17,473	18,217	24,953	15,000	0.05	0.2
Effective Gross Income	$7,878,342	$7,671,659	$7,314,075	$7,065,486	$7,700,182	$28.13	94.0%

Total Expenses	$3,312,070	$3,359,766	$3,570,873	$3,530,376	$3,632,990	$13.27	47.2%

Net Operating Income	$4,566,272	$4,311,893	$3,743,202	$3,535,110	$4,067,192	$14.86	52.8%

Total TI/LC, Capex/RR	0	0	0	0	494,321	1.81	6.4
Net Cash Flow	$4,566,272	$4,311,893	$3,743,202	$3,535,110	$3,572,871	$13.05	46.4%
(1)
TTM represents the trailing twelve-month period ending April 30, 2014.Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)
UW Rents in Place are higher than TTM primarily due to a new lease with LA Fitness for 31,240 square feet. LA Fitness is in occupancy, but will not commence paying rent until October 2014. At origination, the borrower reserved the full amount of free rent under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-71

ANNEX A-3	JPMBB 2014-C21

Pointe Plaza

Property Management.   The property is managed by Shostak Brothers & Company, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited $2,069,374 for outstanding tenant improvements and leasing commissions associated with LA Fitness and Dress Barn, $452,420 for real estate taxes, $238,079 for rent abatements associated with LA Fitness, $42,263  for deferred maintenance, $33,334 for general tenant improvements and leasing commissions and $4,563 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $77,366.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,563 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $33,334 (approximately $1.46 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of $1,600,000 (approximately $5.84 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower or property manager was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Cash Sweep Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Cash Sweep Event, all funds in the lockbox account will be swept daily to a segregated cash management account to be set upon the occurrence of a Cash Sweep Event and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x or (iv) an Affiliated Health Trigger Event.

An “Affiliated Health Trigger Event” means Affiliated Health (i) provides written notice to terminate or not extend its lease or fails to renew its lease 18 months prior to the lease expiration in November 2020, (ii) goes dark, vacates or abandons its parcel or, (iii) any lease guarantor files for bankruptcy or becomes insolvent. Affiliated Health has one, five-year renewal option remaining and has been a tenant since 1989.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-72

ANNEX A-3	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-73

ANNEX A-3	JPMBB 2014-C21

The Shops at Wiregrass

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,775,255	Property Type - Subtype:	Retail - Lifestyle Center
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	456,637
Loan Purpose:	Refinance	Location:	Wesley Chapel, FL
Borrower:	FC Wiregrass SPE, LLC	Year Built / Renovated:	2008 / N/A
Sponsor:	Forest City Enterprises, Inc.	Occupancy:	92.8%
Interest Rate:	4.83800%	Occupancy Date:	1/1/2014
Note Date:	1/24/2014	Number of Tenants:	81
Maturity Date:	2/6/2024	2011 NOI:	$9,155,648
Interest-only Period:	None	2012 NOI:	$9,253,362
Original Term:	120 months	2013 NOI(2):	$9,239,990
Original Amortization:	360 months	UW Economic Occupancy:	90.6%
Amortization Type:	Balloon	UW Revenues:	$13,903,954
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$5,358,762
Lockbox:	CMA	UW NOI(2):	$8,545,192
Additional Debt:	Yes	UW NCF:	$7,974,396
Additional Debt Balance:	$49,687,854	Appraised Value / Per SF:	$154,000,000 / $337
Additional Debt Type:	Pari Passu	Appraisal Date:	1/2/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$346,320	$115,440	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.5%
Replacement Reserves:	$0	$9,513	$228,319	Maturity Date LTV:	45.7%
TI/LC(3):	$423,309	$38,053	$913,637	UW NCF DSCR:	1.47x
Other(4)(5):	$0	Springing	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$86,000,000	95.1%	Payoff Existing Debt	$89,120,319	98.6%
Sponsor Equity	4,401,571	4.9	Upfront Reserves	769,629	0.9
			Closing Costs	511,623	0.6
Total Sources	$90,401,571	100.0%	Total Uses	$90,401,571	100.0%
(1)
The Shops at Wiregrass is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $86.0 million. The Financial Information presented in the chart above reflects a Cut-off Date balance of the $86.0 million The Shops at Wiregrass Whole Loan.

(2)	UW NOI is less than 2013 NOI due to a $596,715 mark-to-market rent adjustment to reduce the UW occupancy cost of several tenants.
(3)
The TI/LC reserve will be capped at $913,637 if (i) the borrower has caused 90.0% of leases expiring in the calendar years 2018 and 2019 to be renewed or replaced with the weighted average term for such renewed or replaced leases being a minimum of five years, (ii) occupancy is equal to or greater than 92.0% and (iii) net operating income is equal to or greater than $8,750,000. In the absence of the aforementioned conditions, the TI/LC Reserve will not be capped.

(4)
Commencing on January 6, 2017, all excess cash flows pursuant to the loan documents must be deposited into a rollover cash sweep reserve unless the following conditions are met (i) the borrower has caused 90.0% of leases expiring in the calendar years 2018 and 2019 to be renewed or replaced with the weighted average term for such renewed or replaced leases being a minimum of five years, (ii) occupancy is equal to or greater than 92.0% and (iii) net operating income is equal to or greater than $8,750,000.

(5)
The borrower will deliver to the lender $30,000 per 3,000 square feet of space at the property for any lease that is terminated pursuant to certain termination provisions described in the loan documents. Deposits will not be due until 3,000 square feet of rentable square feet or more is terminated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-74

ANNEX A-3	JPMBB 2014-C21

The Shops at Wiregrass

The Loan. The Shops at Wiregrass loan is secured by a first mortgage lien on 456,637 square feet of an outdoor anchored lifestyle center built in 2008 totaling 742,367 square feet located in Wesley Chapel, Florida, approximately 20 miles from downtown Tampa. The whole loan has an outstanding principal balance of approximately $85.5 million (the “The Shops at Wiregrass Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $35.8 million and is being contributed to the JPMBB 2014-C21 Trust. The holder of Note A-1 (the “Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of approximately $49.7 million, is the trustee of the JPMBB 2014-C18 Trust.  The trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Shops at Wiregrass Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions.

The Shops at Wiregrass Whole Loan has a 10-year term and amortizes on a 30-year schedule. The loan sponsor and nonrecourse carve out guarantor is Forest City Enterprises, Inc. (“Forest City”).  Forest City developed the property in 2008 and used the proceeds as well as approximately $4.4 million of equity to pay off the existing balance sheet loan and pay closing costs.  In addition, the loan sponsor contributed additional equity by purchasing its equity partner’s remaining equity stake for $8.125 million in December 2013. Forest City’s liability under the mortgage loan is limited to bankruptcy related matters and is capped at the lesser of the outstanding principal balance of the mortgage loan and $17.2 million.

The Property. The Shops at Wiregrass is a one-story upscale anchored outdoor lifestyle center containing 742,367 square feet of net rentable area (“NRA”) on a 66.9-acre parcel of land. The property is anchored by Dillards (145,730 square feet), Macy’s (140,000 square feet) and JCPenney (98,850 square feet). Macy’s and Dillards own their respective sites and comprise approximately 38.5% of the total NRA. The collateral consists of 456,637 square feet featuring 81 retailers including Pottery Barn, Barnes & Noble, Forever 21, Coach, Williams-Sonoma and Bath & Body Works and seven restaurants including Prime Bar, Cantina Laredo, Grillsmith New American Grill, Pincher’s Crab Shack and The Brass Tap. As of the January 1, 2014 rent roll, the collateral was 92.8% occupied.

Based on 2013 loan sponsor estimates, Macy’s, Dillards and JCPenney generated sales of approximately $17.0 million ($121 per square foot), $14.0 million ($96 per square foot) and $15.0 million ($152 per square foot and 2.3% occupancy costs), respectively. Gross sales for all collateral tenants that reported sales for the 2013 calendar year was approximately $105.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $293, $312, $323 and $331 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 19.3%, 16.2%, 14.6% and 13.8%, respectively.

The Market. The property is located in the suburb of Wesley Chapel and is northeast of Tampa. The property is situated on the corner of State Route 56 and Bruce B. Downs Boulevard, with direct access to Interstate 75. The immediate area contains primarily commercial use properties, including the recently developed Florida Hospital at Wesley Chapel, a 200 bed facility which opened in 2010. Additionally, the Pasco-Hernando Community College’s Porter Campus at Wiregrass Ranch opened in 2014 less than four miles from the property, generating additional employment, as well as an increased student population.  Furthermore, Raymond James Financial Inc. is in the final stages of planning a new office development which is expected to bring over 750 new jobs to the area.  All three properties are within a five-mile radius of the property. As of 2013, total population within a one-, three- and five- mile radius was 3,145, 38,655 and 109,060 with average household income of $75,897, $80,338 and $80,382, respectively.  The area has outpaced the nation’s population and household income growth since 2010.

The appraisal concluded market rents of $50.00 per square foot for in-line spaces with less than 1,000 square feet, $30.00 per square foot for in-line spaces between 1,000 and 2,000 square feet, $27.00 per square foot for in-line spaces between 2,001 and 5,000 square feet, $26.00 per square foot for in-line spaces between 5,001 and 7,000 square feet, $25.00 per square foot for in-line spaces between 7,001 and 10,000 square feet, $60.00 per square foot for jewelry space, $25.00 per square foot for outparcels, $350.00 per square foot for kiosks, $18.00 per square foot for major tenant space and $3.00 per square foot for anchors. According to the appraisal, the property’s submarket vacancy rate was 13.6% as of the third quarter of 2013. The appraisal identified two properties that would be considered primary competition, both of which are greater than 1.1 million square feet and both of which are greater than 20.0 miles away from The Shops at Wiregrass. Additionally, the appraisal identified five properties that are considered secondary competitors that range in size from 443,033 to 1,738,000 square feet maintaining occupancies of 74.0% and 93.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-75

ANNEX A-3	JPMBB 2014-C21

The Shops at Wiregrass

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$293	$312	$323	$331
Occupancy Costs(2)	19.3%	16.2%	14.6%	13.8%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(2)	Occupancy Costs were based on actual historical in-line sales and underwritten in-line occupancy costs. Certain tenant’s underwritten rents were marked-to-market based on the occupancy costs.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	NRA (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillards(4)	Ba2 / BB+ / BBB-	145,730	N/A	N/A	$96	N/A	N/A
Macy’s(4)	Baa2 / BBB+ / BBB	140,000	N/A	N/A	$121	N/A	N/A
Total:		285,730

Top 10 Collateral Tenants
JCPenney	Caa1 / CCC+ / CCC	98,850	21.6%	$2.75	$152	2.3%	10/31/2035
Barnes & Noble	NA / NA / NA	34,865	7.6%	$17.21	$175	9.8%	10/31/2018
Forever 21(5)	NA / NA / NA	20,364	4.5%	$31.34	$142	24.8%	10/31/2023
Pottery Barn(6)	NA / NA / NA	12,058	2.6%	$14.11	$235	6.0%	3/31/2021
Victoria’s Secret	Ba1 / BB+ / BB+	8,956	2.0%	$30.00	$478	9.7%	1/31/2019
Charming Charlies(7)	NA / NA / NA	8,589	1.9%	$20.37	$205	10.0%	6/30/2021
Express	NA / BB / NA	8,026	1.8%	$32.00	$288	16.8%	1/31/2019
Yamato Japanese Steak House	NA / NA / NA	7,593	1.7%	$26.89	$214	17.6%	1/31/2019
Prime Bar	NA / NA / NA	7,500	1.6%	$15.32	$477	7.4%	11/30/2019
Cantina Laredo	NA / NA / NA	7,344	1.6%	$32.00	$333	13.2%	10/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent reported sales for calendar year 2013, with the exception of the sales for Dillards, Macy’s and JCPenney, which are sales estimates provided by the loan sponsor.
(4)	Tenant owns its own land and improvements and is excluded from the collateral for The Shops at Wiregrass Whole Loan.
(5)
Forever 21 has the one-time right to terminate its lease if it fails to attain gross sales of $5,000,000 during the sixth lease year which commences in November 2014 by providing six months prior written notice.  Forever 21’s UW Base Rent PSF has been adjusted downward to reduce its Occupancy Cost to 17.6%.

(6)
Pottery Barn pays percentage rent in lieu of rent. Pottery Barn also has the right to terminate its lease if it fails to attain a gross revenue amount derived by dividing the original base rent (initially $28.00 per square foot), subject to annual CPI increases, by 6.0% and providing 60 days prior written notice after the end of the sixth lease year which commences in November 2014. The lender has underwritten rents at 6.0% of sales.

(7)
Charming Charlies has the one-time right to terminate its lease if it fails to attain gross sales of $250 per square foot at the end of the fifth lease year which commences on June 22, 2016. Such right must be exercised within three months following the fifth lease year. If the tenant exercises its option to terminate, the tenant must pay the landlord 50.0% of the unamortized portion of the construction allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-76

ANNEX A-3	JPMBB 2014-C21

The Shops at Wiregrass

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$9,519,258	$9,720,506	$9,802,511	$9,650,263	$21.13	61.5%
Vacant Income	0	0	0	1,482,720	3.25	9.4
Percentage Rent	41,484	140,391	163,452	449,444	0.98	2.9
Specialty Income	324,698	470,395	400,302	408,000	0.89	2.6
Gross Potential Rent	$9,885,440	$10,331,292	$10,366,265	$11,990,427	$26.26	76.4%
Total Reimbursements	3,519,368	3,550,566	3,715,852	3,699,762	8.10	23.6
Net Rental Income	$13,404,808	$13,881,858	$14,082,117	$15,690,189	$34.36	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,482,720)	(3.25)	(9.4)
Mark-to-Market	0	0	0	(596,715)	(1.31)	(3.8)
Other Income	566,382	478,036	414,633	293,200	0.64	1.9
Effective Gross Income	$13,971,190	$14,359,894	$14,496,750	$13,903,954	$30.45	88.6%

Total Expenses	$4,815,542	$5,106,532	$5,256,760	$5,358,762	$11.74	38.5%

Net Operating Income(2)	$9,155,648	$9,253,362	$9,239,990	$8,545,192	$18.71	61.5%

Total TI/LC, Capex/RR	0	0	0	570,796	1.25	4.1
Net Cash Flow	$9,155,648	$9,253,362	$9,239,990	$7,974,396	$17.46	57.4%

Occupancy(3)	94.4%	92.7%	92.8%	90.6%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Net Operating Income is less than 2013 due to a $596,715 mark-to-market rent adjustment for certain tenants to reduce their occupancy costs.
(3)	2011 and 2012 Occupancies are as of December 1 of each respective year. 2013 Occupancy is as of January 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-77

ANNEX A-3	JPMBB 2014-C21

307 West 38th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	302,136
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Glenhill Associates, LLC	Year Built / Renovated:	1927 / 2008
Sponsor:	George Comfort & Sons, Inc.	Occupancy:	96.8%
Interest Rate:	4.03300%	Occupancy Date:	5/1/2014
Note Date:	5/21/2014	Number of Tenants:	74
Maturity Date:	6/6/2024	2011 NOI(2):	$3,557,447
Interest-only Period:	120 months	2012 NOI(2):	$3,468,002
Original Term:	120 months	2013 NOI(2):	$3,690,650
Original Amortization:	None	TTM NOI (as of 3/2014):	$3,810,302
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$8,305,276
Lockbox:	CMA	UW Expenses:	$3,961,162
Additional Debt:	N/A	UW NOI(2):	$4,344,114
Additional Debt Balance:	N/A	UW NCF:	$3,906,017
Additional Debt Type:	N/A	Appraised Value / Per SF:	$110,000,000 / $364
		Appraisal Date:	4/1/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	31.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	31.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.73x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Return of Equity	$24,121,735	68.9%
			Closing Costs	10,878,265	31.1
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	Moody’s and DBRS have confirmed that the Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	UW NOI is greater than historical figures due to 12 new leases signed or renewed in the past 18 months, contributing approximately $0.9 million of annual underwritten base rent.

The Loan. The 307 West 38th Street loan has an outstanding balance of $35.0 million and is secured by a first mortgage lien on a 21-story, 302,136 square foot office building located in New York, New York. The loan has a 10-year term and will be interest-only for the term of the loan. The loan’s sponsor and nonrecourse guarantor is George Comfort & Sons, Inc., a commercial real estate firm based in Manhattan that manages and/or has ownership interest in approximately 12.0 million square feet of commercial property.

The Property. The 307 West 38th Street property is a 302,136 square foot Class B office building located on the north side of West 38th Street between Eighth and Ninth Avenues in the Times Square South office submarket of Midtown Manhattan. The property was built in 1927 and renovated in 2008. As of May 1, 2014, the property was 96.8% occupied by 74 tenants, with no tenant comprising more than 6.8% or 5.8% of the net rentable area or underwritten base rent, respectively. The property is currently undergoing a $5.7 million renovation program which includes upgrading the elevators, HVAC, lighting, plumbing and security systems as well as renovating the lobby, hallways and bathrooms.

The Market. The 307 West 38th Street property is located in the Times Square South office submarket of Midtown Manhattan. According to the appraisal, almost half of the submarket’s 31.1 million square feet of office space is Class B space, comprised of 62 buildings totaling approximately 14.3 million square feet with a vacancy rate of 7.5% and average rents of $45.81 per square foot, as of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-78

ANNEX A-3	JPMBB 2014-C21

307 West 38th Street

the fourth quarter of 2013. According to the appraisal’s market rent conclusion, rental rates at the 307 West 38th Street property are below market. The current weighted average underwritten rent for office-only tenants is $24.30 per square foot and the appraisal’s concluded weighted average market rent is $37.12, a total dollar difference of approximately $3.5 million. Current weighted average office-only rent on floors 2-8 is $21.10 per square foot and the appraisal’s concluded market rent is $36.00 per square foot, a total dollar difference of approximately $1.8 million. Current weighted average office-only underwritten base rent on floors 9-21 is $26.79 per square foot and the appraisal’s concluded weighted average market rent is $38.00 per square foot, a total dollar difference of approximately $1.7 million. According to the loan sponsor, with the $5.7 million renovation program and as tenants roll in the near term (70.6% of net rentable area by 2018), rental rates for newly executed leases may increase relative to in-place rents.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Tiger Button Company, Inc.	NA / NA / NA	20,411	6.8%	$19.67	12/31/2017
Creative Local Park, Inc.	NA / NA / NA	18,679	6.2%	$18.26	6/30/2017
Mitchell/Martin, Inc.	NA / NA / NA	17,265	5.7%	$23.61	8/31/2020
Kaleidoscope Imaging of New York, Inc.	NA / NA / NA	16,887	5.6%	$23.65	9/30/2018
Vanguard Construction	NA / NA / NA	16,807	5.6%	$19.95	10/31/2019
EMSL Analytical, Inc.	NA / NA / NA	13,439	4.4%	$30.96	10/31/2022
A & K Fashion, Inc.	NA / NA / NA	9,209	3.0%	$16.28	10/31/2014
Color by number 123 Designs, Inc.	NA / NA / NA	7,605	2.5%	$25.07	1/31/2016
Primary Stages Company, Inc.	NA / NA / NA	6,631	2.2%	$26.48	5/31/2016
Punctual Trading Inc.	NA / NA / NA	5,880	1.9%	$25.71	3/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$5,921,047	$6,135,121	$6,351,463	$6,483,850	$7,542,264	$24.96	86.3%
Vacant Income	0	0	0	0	0	0.00	0
Gross Potential Rent	$5,921,047	$6,135,121	$6,351,463	$6,483,850	$7,542,264	$24.96	86.3%
Total Reimbursements	1,238,243	1,016,156	1,124,402	1,156,969	1,200,132	3.97	13.7
Other Income	56,889	35,734	32,464	26,549	0	0.00	0
Net Rental Income	$7,216,180	$7,187,011	$7,508,329	$7,667,368	$8,742,396	$28.94	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(437,120)	(1.45)	(5.0)
Effective Gross Income	$7,216,180	$7,187,011	$7,508,329	$7,667,368	$8,305,276	$27.49	95.0%

Total Expenses	$3,658,732	$3,719,009	$3,817,679	$3,857,066	$3,961,162	$13.11	47.7%

Net Operating Income	$3,557,447	$3,468,002	$3,690,650	$3,810,302	$4,344,114	$14.38	52.3%

Total TI/LC, Capex/RR	0	0	0	0	438,097	1.45	5.3

Net Cash Flow	$3,557,447	$3,468,002	$3,690,650	$3,810,302	$3,906,017	$12.93	47.0%

Occupancy(4)	97.7%	95.0%	96.6%	96.8%	95.0%
(1)	TTM column represents the trailing twelve-month period ending in March 2014.
(2)	UW NOI is greater than historical figures due to 12 new leases signed or renewed in the past 18 months, contributing approximately $0.9 million of annual underwritten base rent.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of May 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-79

ANNEX A-3	JPMBB 2014-C21

One Dallas Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	278,496
Loan Purpose:	Refinance	Location:	Dallas, TX
Borrower:	St. Paul Holdings III, L.P.	Year Built / Renovated:	1979 / 2013
Sponsors:	Todd Investment Partners, L.P.	Occupancy:	100.0%
	and Moriah Realty Partners, LLC	Occupancy Date:	5/1/2014
Interest Rate:	4.64000%	Number of Tenants:	3
Note Date:	6/13/2014	2011 NOI(1):	N/A
Maturity Date:	7/6/2024	2012 NOI(1):	N/A
Interest-only Period:	24 months	2013 NOI(2):	$735,481
Original Term:	120 months	TTM NOI (as of 3/2014)(2):	$986,450
Original Amortization:	360 months	UW Economic Occupancy:	93.3%
Amortization Type:	IO-Balloon	UW Revenues:	$5,602,060
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$2,497,679
Lockbox:	CMA	UW NOI(2):	$3,104,381
Additional Debt:	N/A	UW NCF:	$2,982,580
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,300,000 / $173
Additional Debt Type:	N/A	Appraisal Date:	5/27/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$124
Taxes:	$160,148	$26,691	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$0	$3,481	$125,323	Maturity Date LTV:	61.2%
TI/LC(3):	$0	$17,406	$626,616	UW NCF DSCR:	1.40x
Other(4):	$2,540,509	Springing	$30,517	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,500,000	93.2%	Payoff Existing Debt	$32,348,372	87.4%
APEX Prepaid Rent(5)	2,509,992	6.8	Upfront Reserves(5)	2,700,657	7.3
			Return of Equity	1,325,153	3.6
			Closing Costs	635,810	1.7
Total Sources	$37,009,992	100.0%	Total Uses	$37,009,992	100.0%
(1)	The borrower acquired the property in December 2012. Financial information prior to this data is unavailable.
(2)
UW NOI is greater than historical figures due to the extensive 2013 conversion and extensive renovation of the property and new leases signed for HKS Architects and APEX, which contribute approximately $3.1 million of annual underwritten base rent.

(3)
A full cash flow sweep will commence upon (a) the earlier of (i) APEX gives notice of an intent to vacate or terminate all or a material portion of its space, (ii) APEX has not given notice to renew its lease six months prior to APEX’s lease expiration in November 2018 or (iii) APEX goes dark, discontinues operations or files for bankruptcy, and continuing until APEX has entered into a lease extension at terms satisfactory to the lender, or until the borrower has entered into new leasing agreements with replacement tenants in the space at the property at terms satisfactory to the lender, or (b) Greyhound exercises its one time right to terminate its lease, effective as of December 20, 2024, by providing written notice and an early termination payment of $1.0 million to the borrower on or prior to January 1, 2024, and continuing until the borrower has entered into new leasing agreements with replacement tenants in the Greyhound space at terms satisfactory to the lender.

(4)	The Initial Other Escrows and Reserves includes $2,509,992 in prepaid rent for APEX as well as $30,517, an escrow of one year of ground rent attributable to the collateral.
(5)	APEX Prepaid Rent was deposited with the bank holding the previously existing debt and was transferred to the lender at origination to be held as an upfront reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-80

ANNEX A-3	JPMBB 2014-C21

One Dallas Center

The Loan. The One Dallas Center loan has an outstanding balance of $34.5 million and is secured by a first mortgage lien on the 14-story, 278,496 square foot, Class A office portion of a 30-story mixed-use office/multifamily tower located in Dallas, Texas. The loan has a 10-year term and, subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The loan sponsors and nonrecourse guarantors are Todd Investment Partners, L.P. and Moriah Realty Partners, LLC, affiliates of Todd Interests and the Moriah Real Estate Company, respectively. Todd Interests and its related entities have been involved in the acquisition, development, redevelopment and disposition of over $750.0 million dollars of real estate property within the United States. Moriah Real Estate Company and its affiliates own interests in 2.0 million square feet of high rise office space, 5,600 multi-family and university housing units, 429 suburban hotel rooms, retail shopping centers and approximately 200 acres of commercial and residential land for development. The previously existing debt was held by a regional bank.

The Property. One Dallas Center is a 30-story mixed-use tower with 276 multifamily units and 278,496 square feet of Class A office space located in the central business district of Dallas, Texas. The property was designed as an office tower by renowned architect, I.M. Pei and constructed in 1979, then converted to mixed use in 2013. As part of the conversion, the property underwent an extensive renovation resulting in an essentially new core and mechanical infrastructure, including new elevators and a chilled water system, as well as a new first floor lobby featuring a spider glass wall system on the north and south facades. The 276-unit multifamily component (not part of the collateral) is scheduled to be finished in stages beginning in mid-2014. As of May 1, 2014, the collateral office component is currently 100.0% occupied by three tenants, HKS Architects, Greyhound and APEX.

The largest tenant, HKS Architects, founded in 1939 and headquartered at the property, is the fourth largest architectural firm in the world. HKS Architects’ lease commenced in June 2013 and it occupies 51.1% of the net rentable area through May 2035. HKS Architects has completed services on structures valued in excess of $69.0 billion, with more than $12.0 billion of construction currently underway. There are approximately 440 employees in the Dallas office. The second largest tenant, Greyhound, founded in 1914 and headquartered at the property, is an intercity common carrier of passengers by bus, transporting approximately 25.0 million passengers each year to approximately 3,800 destinations, with 13,000 daily departures across North America. APEX, the third largest tenant, is an independent provider of execution, clearing, settlement and technology services to the global financial services industry serving over 100 correspondents and 1.0 million customer accounts.

The Market. One Dallas Center is located in the Dallas/Fort Worth office market which, according to the appraisal, led the nation in fastest job growth for the year ending October 2013, 3.7% compared to 1.7% nationally. More specifically, the property is located in the Dallas central business district office submarket.  The appraiser concluded market rent in the submarket of $19.92 per square foot. The in-place rent at the property is $15.70 per square foot, which is below the appraiser’s conclusions.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
HKS Architects	NA / NA / NA	142,228	51.1%	$16.49	5/31/2035
Greyhound(3)	NA / BBB- / BBB-	97,500	35.0%	$18.54	12/31/2029
APEX(4)	NA / NA / NA	38,768	13.9%	$18.50	11/30/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Greyhound has the one time right to terminate its lease, effective as of December 20, 2024, by providing written notice and an early termination payment of $1.0 million to the borrower no later than January 1, 2024. If Greyhound exercises its option to terminate its lease on or before January 1, 2024, a full cash flow sweep shall commence and continue until the borrower has entered into new leasing agreements with replacement tenants in the Greyhound space at terms satisfactory to the lender.

(4)
A full cash flow sweep will commence on the earlier of (i) APEX gives notice of an intent to vacate or terminate all or a material portion of its space, (ii) APEX has not given notice to renew its lease six months prior to APEX’s lease expiration in November 2018 or (iii) APEX goes dark, discontinues operations or files for bankruptcy, and continuing until APEX has entered into a lease extension at terms satisfactory to the lender, or until the borrower has entered into new leasing agreements with replacement tenants in the space at the property at terms satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-81

ANNEX A-3	JPMBB 2014-C21

One Dallas Center

Operating History and Underwritten Net Cash Flow
	2013	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$1,685,334	$2,052,680	$4,870,595	$17.49	81.1%
Vacant Income	0	0	0	0	0
Gross Potential Rent	$1,685,334	$2,052,680	$4,870,595	$17.49	81.1%
Total Reimbursements	478,537	575,575	1,123,757	4.04	18.7
Other Income	751,036	750,916	10,000	0.04	0.2
Net Rental Income	$2,914,907	$3,379,171	$6,004,352	$21.56	100.0%
(Vacancy/Credit Loss)	0	0	(402,292)	(1.44)	(6.7)
Effective Gross Income	$2,914,907	$3,379,171	$5,602,060	$20.12	93.3%

Total Expenses	$2,179,426	$2,392,721	$2,497,679	$8.97	44.6%

Net Operating Income	$735,481	$986,450	$3,104,381	$11.15	55.4%

Total TI/LC, Capex/RR	0	0	121,802	0.44	2.2

Net Cash Flow	$735,481	$986,450	$2,982,580	$10.71	53.2%

Occupancy(4)	100.0%	100.0%	93.3%
(1)	TTM column represents the trailing twelve-month period ending in March 2014.
(2)
Underwritten Rents in Place are greater than historical figures due to the extensive 2013 conversion and extensive renovation of the property and new leases signed for HKS Architects and APEX, which contribute approximately $3.1 million of annual underwritten base rent.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	2013 Occupancy is as of December 31, 2013. TTM Occupancy is as of May 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-82

ANNEX A-3	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-83

ANNEX A-3	JPMBB 2014-C21

The Preserve at Legacy Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.7%	Net Rentable Area (Units):	498
Loan Purpose:	Refinance	Location:	Lawrenceville, GA
Borrowers(1):	Various	Year Built / Renovated:	2001 / N/A
Sponsors:	Craig Koenigsberg and Howard Parnes	Occupancy:	98.2%
Interest Rate:	4.45000%	Occupancy Date:	4/11/2014
Note Date:	5/30/2014	Number of Tenants:	N/A
Maturity Date:	6/1/2024	2011 NOI:	$2,870,654
Interest-only Period:	120 months	2012 NOI:	$2,965,668
Original Term:	120 months	2013 NOI:	$3,039,963
Original Amortization:	None	TTM NOI (as of 3/2014):	$3,006,408
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$4,889,840
Lockbox:	Springing	UW Expenses:	$2,009,164
Additional Debt:	N/A	UW NOI:	$2,880,676
Additional Debt Balance:	N/A	UW NCF:	$2,756,176
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$52,300,000 / $105,020
		Appraisal Date:	4/15/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$68,273
Taxes:	$519,606	$51,961	N/A	Maturity Date Loan / Unit:	$68,273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$10,375	$10,375	N/A	Maturity Date LTV:	65.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.80x
Other:	$126,083	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Payoff Existing Debt	$26,804,447	78.8%
			Return of Equity	6,330,663	18.6
			Upfront Reserves	656,064	1.9
			Closing Costs	208,826	0.6
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)
The borrowers for the loan are Preston Chase Associates, L.P., a Delaware limited partnership and special purpose entity, C-C Legacy Park, LLC and HP Legacy Park, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Loan. The Preserve at Legacy Park loan has an outstanding principal balance of $34.0 million and is secured by a first mortgage lien on a 498-unit, Class A garden style multifamily property located in Lawrenceville, Georgia. The loan has a 10-year term, and will be interest-only for the entire term of the loan. The loan sponsors and nonrecourse carve-out guarantors are Craig Koenigsberg and Howard Parnes. The loan sponsors are affiliated with CLK Properties and collectively own approximately 70 multifamily properties containing 18,000 units across 15 states. The loan sponsors acquired the property in 2004 for approximately $38.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-84

ANNEX A-3	JPMBB 2014-C21

The Preserve at Legacy Park

The Property. The Preserve at Legacy Park is located on a 42.4 acre site in Lawrenceville, Georgia.  The property was built in 2001 and consists of 498 one-, two- and three-bedroom units in 25, three-story buildings. Property amenities include a clubhouse with an activities room, two swimming pools, a fitness center, laundry facility, playground, business center, car wash area, an internet café and two tennis courts. Unit features include nine-foot ceilings, double crown moldings, tile entries, ceiling fans in all master bedroom and living rooms, washer-dryer connections, dishwashers and microwave ovens. The property also has 985 parking spaces resulting in a parking ratio of 1.98 spaces per unit.

The Market. The Preserve at Legacy Park is located in Lawrenceville, Georgia, approximately 30 miles northeast of Atlanta and 40 miles west of Athens, Georgia. According to the appraisal, the current population within a five-mile radius is approximately 217,756 people with an average household income of $66,538. The property is located along the west side of Lawrenceville Suwanee Road, north of Georgia Highway 316 and south of Georgia Highway 120. The property is located in close proximity to local amenities including the new Atlanta Braves AAA minor league baseball stadium and the new Gwinnett Center which features the new Arena at Gwinnett Center, a convention center and the 702-seat Performing Arts Theatre. The property is also close to the Lawrence Market Shopping Center, which is 1.0 miles to the east and is anchored by Target, AMC Theatres and Ross Dress for Less, along with Sugarloaf Mills Mall, which is anchored by Saks Fifth Avenue Off 5th, Last Call Neiman Marcus, AMC Theatres and Sears Outlet.

According to the appraisal, the property is located within the South Gwinnett submarket. The South Gwinnett submarket contains an overall inventory of 27,151 units with an average occupancy of 95.8% and average asking rents of $813 per unit as of the fourth quarter of 2013. There are approximately 16,348 Class A units within the submarket with an average occupancy of 96.1% and average asking rents of $887 per unit as of the fourth quarter of 2013. The appraisal identified six comparable properties built between 1996 and 2007 that range in size from 262 units to 586 units and have an average occupancy of 94.2%. According to the appraisal there are currently no properties planned or proposed in the submarket.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In- place rents
1 Bedroom / 1 Bath	240	48.2%	237	98.8%	883	$728
2 Bedroom / 2 Bath	208	41.8	205	98.6%	1,217	$884
3 Bedroom / 2 Bath	50	10.0	47	94.0%	1,472	$1,040
Total / Wtd. Avg.	498	100.0%	489	98.2%	1,082	$825
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,487,889	$4,598,260	$4,706,982	$4,738,579	$4,832,400	$9,704	97.3%
Vacant Income	0	0	0	0	105,376	212	2.1
Gross Potential Rent	$4,487,889	$4,598,260	$4,706,982	$4,738,579	$4,937,776	$9,915	99.4%
Other Rental Storage	15,519	22,193	25,644	27,492	27,492	55	0.6
Net Rental Income	$4,503,408	$4,620,453	$4,732,626	$4,766,071	$4,965,268	$9,970	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(248,263)	(499)	(5.0)
Other Income	141,539	150,054	164,823	172,835	172,835	347	3.5
Effective Gross Income	$4,644,947	$4,770,507	$4,897,449	$4,938,906	$4,889,840	$9,819	98.5%

Total Expenses	$1,774,293	$1,804,839	$1,857,486	$1,932,498	$2,009,164	$4,034	41.1%

Net Operating Income	$2,870,654	$2,965,668	$3,039,963	$3,006,408	$2,880,676	$5,784	58.9%

Total TI/LC, Capex/RR	0	0	0	0	124,500	250	2.5
Net Cash Flow	$2,870,654	$2,965,668	$3,039,963	$3,006,408	$2,756,176	$5,534	56.4%

Occupancy(3)	96.6%	97.1%	97.3%	98.2%	95.0%
(1)	TTM column represents the trailing twelve month period ending March 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	TTM Occupancy as of April 11, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-85

ANNEX A-3	JPMBB 2014-C21

The Marque at Heritage Hunt

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Multifamily - Mid Rise
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	200
Loan Purpose:	Refinance	Location:	Gainesville, VA
Borrower:	Huntgain Marque LLC	Year Built / Renovated:	2006 / N/A
Sponsors:	Richard Kress and Lawrence P.	Occupancy:	98.5%
	Burman	Occupancy Date:	5/21/2014
Interest Rate:	4.75700%	Number of Tenants:	N/A
Note Date:	6/10/2014	2011 NOI:	$1,924,856
Maturity Date:	7/6/2024	2012 NOI:	$2,608,127
Interest-only Period:	60 months	2013 NOI:	$2,485,269
Original Term:	120 months	TTM NOI (as of 4/2014):	$2,504,076
Original Amortization:	360 months	UW Economic Occupancy:	89.8%
Amortization Type:	IO-Balloon	UW Revenues:	$4,265,760
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,712,005
Lockbox:	Soft	UW NOI:	$2,553,755
Additional Debt:	Yes	UW NCF:	$2,503,755
Additional Debt Balance:	$3,000,000	Appraised Value / Per Unit:	$46,800,000 / $234,000
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	5/2/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$165,000
Taxes:	$94,698	$47,349	N/A	Maturity Date Loan / Unit:	$151,632
Insurance:	$78,372	$6,278	N/A	Cut-off Date LTV:	70.5%
Replacement Reserves:	$0	$4,167	N/A	Maturity Date LTV:	64.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.21x
Other(1):	$667,698	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	91.7%	Payoff Existing Debt	$34,273,585	95.2%
Mezzanine Loan	3,000,000	8.3	Closing Costs	867,396	2.4
			Upfront Reserves	840,768	2.3
			Return of Equity	18,250	0.1
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)  The Initial Other Escrows and Reserves represent $640,198 for a School Proffers reserve and $27,500 for a deferred maintenance reserve.

The Loan. The Marque at Heritage Hunt loan has an outstanding balance of $33.0 million and is secured by a first mortgage lien on a multifamily property consisting of 200 units located in Gainesville, Virginia. The loan has a 10-year term, and subsequent to an initial 60-month interest-only period, will amortize on a 30-year schedule. The previously existing debt was originated by Starwood Property Trust and held on its balance sheet. The loan sponsors and non-recourse carveout guarantors are Richard Kress and Lawrence P. Burman. Richard Kress and Lawrence P. Burman are principals of Diversified Investment Associates, LLC, a Baltimore based commercial real estate development and investment firm that has been in business for over 40 years and has closed transactions exceeding $1.5 billion in total value during that period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-86

ANNEX A-3	JPMBB 2014-C21

The Marque at Heritage Hunt

The Property. The Marque at Heritage Hunt is a 200-unit, Class A multifamily property located in Gainesville, Virginia. The property consists of one four-story apartment building that was built in 2006.  Occupancy as of May 21, 2014 was 98.5%. The property is located in the Heritage Hunt planned unit development, a mixed-use office, retail, residential and hotel development on over 800 acres with an 18-hole championship private golf course. Nearby shopping includes the Virginia Gateway shopping center, a 1.1 million square foot open air retail center with over 100 national, regional and local merchants including Super Target, Giant, Best Buy, Home Goods, Lowes, PetSmart, Sports Authority and Walgreens; and The Shops at Stonewall, a 635,000 square foot power center anchored by Wegman’s, Dick’s Sporting Goods, Bed Bath & Beyond and Michaels. The property also has 294 parking spaces resulting in a parking ratio of 1.47 spaces per unit.

The Market. The property is located within the Prince William County submarket, approximately 25 miles west of Washington, D.C. The submarket had a 3.6% vacancy as of the first quarter of 2014. According to the appraisal, the current population within a 1- and 3-mile radius is 2,650 and 45,726, respectively. Additionally, the median household income within a 1- and 3-mile radius is $132,679 and $155,018, respectively. According to the appraisal, as of the first quarter of 2014, the Prince William County submarket multifamily market had 16,319 units. Average asking rent in the submarket as of the first quarter of 2014 was $1,237 per unit per month.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Monthly Market Rent	Monthly In- Place Rents
1 BR / 1 BA	28	14.0%	28	100.0%	838	$1,469	$1,458
1 BR / 1 BA + Sunroom	12	6.0	12	100.0%	882	$1,625	$1,483
1 BR / 1.5 BA	4	2.0	4	100.0%	870	$1,581	$1,552
1 BR / 1.5 BA + Study	16	8.0	15	93.8%	992	$1,697	$1,636
2 BR/ 1 BA	2	1.0	2	100.0%	1,181	$1,774	$1,740
2 BR/ 1.5 BA	4	2.0	4	100.0%	967	$1,774	$1,633
2 BR/ 1.5 BA + Study	9	4.5	9	100.0%	989	$1,675	$1,651
2 BR / 2 BA	76	38.0	76	100.0%	1,203	$1,794	$1,781
2 BR / 2 BA + Sunroom	6	3.0	6	100.0%	1,269	$1,844	$1,822
2 BR / 2 BA + Study	4	2.0	3	75.0%	1,304	$2,219	$2,207
2 BR / 2 BA + Study	4	2.0	4	100.0%	1,353	$2,111	$2,106
3 BR / 2 BA	35	17.5	34	97.1%	1,496	$2,090	$2,153
Total / Average	200	100.0%	197	98.5%	1,112	$1,805	$1,768
(1) Based on the property rent roll dated May 21, 2014.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,628,130	$4,647,175	$4,663,338	$4,554,481	$4,554,481	$22,772	100.0%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$4,628,130	$4,647,175	$4,663,338	$4,554,481	$4,554,481	$22,772	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$4,628,130	$4,647,175	$4,663,338	$4,554,481	$4,554,481	$22,772	100.0%
(Vacancy/Credit Loss)	(1,279,791)	(530,573)	(654,788)	(464,589)	(464,589)	(2,323)	(10.2)
Other Income(3)	146,198	206,342	176,903	175,868	175,868	879	3.9
Effective Gross Income	$3,494,537	$4,322,944	$4,185,453	$4,265,760	$4,265,760	$21,329	93.7%

Total Expenses	$1,569,681	$1,714,817	$1,700,184	$1,761,684	$1,712,005	$8,560	40.1%

Net Operating Income	$1,924,856	$2,608,127	$2,485,269	$2,504,076	$2,553,755	$12,769	59.9%

Total Capex/RR	0	0	0	0	50,000	250	1.2
Net Cash Flow	$1,924,856	$2,608,127	$2,485,269	$2,504,076	$2,503,755	$12,519	58.7%

Occupancy(4)	N/A	86.5%	87.5%	98.5%	89.8%
(1)   TTM column represents the trailing twelve month period ending April 30, 2014.
(2)   Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)   Other Income represents garage/carport income, storage income, pet fees and application fees.
(4)   TTM Occupancy represents occupancy as of May 21, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-87

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179 Contact: Brian Baker Phone Number: (212) 834-3813	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Certificate Distribution Detail
Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) Class A-S, Class B, Class C all represent the “Regular Interest” of these respective classes.  For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class EC, please refer to page 4.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
EC		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Exchangeable Class Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class EC Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
EC		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Senior Trust Adviser- Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C21 Commercial Mortgage Pass-Through Certificates Series 2014-C21	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	08/15/2014
		Record Date:	07/31/2014
		Determination Date:	08/11/2014

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: JPMBB Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2014-C21
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: [__]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.
Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.
The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.
The senior trust advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated July 1, 2014.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this free writing prospectus. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the free writing prospectus.

 Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the free writing prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.  Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency

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legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since June 20, 2014.

7.    Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage,

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except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.  Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.  Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.  Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.  Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.  Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor

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and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days

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prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.  No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning

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of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.  Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.  Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof,

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including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.  Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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33.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.  Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other

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agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)    The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)    The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)    The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)    The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)    The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)    The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)    The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)     The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)    Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to

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restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)   In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.  ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.  Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

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40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.  Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.  Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.  Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental

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Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.  Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease

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represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.  Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.  Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

5	Residence Inn Silicon Valley I (Loan No. 2)
(Hospitality Provisions) – The comfort letter obtained in connection with the origination of the mortgage loan is not assignable by the lender. In connection with a  securitization, the franchisor will issue a replacement comfort letter in favor of the Trust, provided that the lender submits to the franchisor the name and address of the Trust no later than 90 days from the date of the lender’s assignment of the mortgage loan to the Trust.

5	Residence Inn San Mateo (Loan No. 8)
(Hospitality Provisions) – The comfort letter obtained in connection with the origination of the mortgage loan is not assignable by the lender. In connection with a  securitization, the franchisor will issue a replacement comfort letter in favor of the Trust, provided that the lender submits to the franchisor the name and address of the Trust no later than 90 days from the date of the lender’s assignment of the mortgage loan to the Trust.

9	Technology Corners Building Six (Loan No. 4)
(Junior Liens) – There is a mezzanine loan in the amount of $20,000,000, which is currently held by JPMCB.  In connection with the mezzanine loan, the mortgage loan seller and the mezzanine lender are in the process of negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

9	100 Cambridge Discovery Park (Loan No. 5)
(Junior Liens) – There is a mezzanine loan in the amount of $7,400,000, which is currently held by JPMCB. In connection with the mezzanine loan, the mortgage loan seller and the mezzanine lender are in the process of negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

9	The Remington (Loan No. 17)
(Junior Liens) – There is a mezzanine loan in the amount of $3,480,000, which is currently held by JPMCB.  In connection with the mezzanine loan, the mortgage loan seller and the mezzanine lender are in the process of negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

9	200 West Monroe (Loan No. 18)
(Junior Liens) – Future mezzanine debt is permitted in accordance with a permitted sale of the Mortgaged Property and assumption of the Mortgage Loan pursuant to the mortgage loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum LTV Ratio of not greater than 75%; (ii) a combined minimum DSCR of at least 1.30x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	Derby Corporate Center & Needham Executive Center (Loan No. 23)	(Junior Liens) – There is a mezzanine loan in the amount of $2,075,000, which is currently held by JPMCB. In connection with the mezzanine loan, the mortgage loan seller and the mezzanine

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender are in the process of negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

9	Metro West Office Portfolio (Loan No. 35)
(Junior Liens) – There is a mezzanine loan in the amount of $1,205,000, which is currently held by JPMCB.  In connection with the mezzanine loan, the mortgage loan seller and the mezzanine lender are in the process of negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

18	Showcase Mall (Loan No. 1)
(Insurance) – The mortgage loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A-” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	Residence Inn Silicon Valley I (Loan No. 2)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $25,000 for flood coverage. The amount of this deductible may be considered higher than customary.

The related Mortgage Loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible of $50,000. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents do not require Liberty Mutual Insurance Company, Landmark American Insurance Company and Pennsylvania Manufacturers’ Association Insurance Company to meet the minimum insurer rating requirements in the Mortgage Loan documents in connection with certain insurance policies maintained by the Mortgagor on the origination date.  The replacement insurance policies obtained upon expiration of the current policies in December 2014 must be provided by insurers meeting the ratings requirements of the Mortgage Loan documents.

18	100 Cambridge Discovery Park (Loan No. 5)
(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is 5% of the original principal amount of the related Mortgage Loan, rather than of the then outstanding principal amount.

18	Westminster Mall (Loan No. 6) and Charlottesville Fashion Square (Loan No. 16)
(Insurance) – The deductible for the all-risk special form property insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if the Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the mortgage loan documents).  The

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

deductibles for flood, earthquake, and windstorm coverage may not exceed 5% of the insurable value. The amount of these deductibles may be considered higher than customary.

The mortgage loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A-” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	160 Water Street (Loan No. 7)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) $25,000 for flood coverage, and (ii) $100,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

The mortgage loan documents cap the amount of flood insurance coverage at the maximum amount of flood coverage available under the National Flood Insurance Program plus additional excess flood coverage as reasonably required by the lender, but there is a cap on the excess coverage in the amount of $15,000,000 unless there is a material adverse change in the flood risk profile of the Mortgaged Property.

18	Residence Inn San Mateo (Loan No. 8)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $25,000 for flood coverage. The amount of this deductible may be considered higher than customary.

The related Mortgage Loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible of $50,000. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents do not require Liberty Mutual Insurance Company, Landmark American Insurance Company and Pennsylvania Manufacturers’ Association Insurance Company to meet the minimum insurer rating requirements in the Mortgage Loan documents in connection with certain insurance policies maintained by the Mortgagor on the origination date.  The replacement insurance policies obtained upon expiration of the current policies in December 2014 must be provided by insurers meeting the ratings requirements of the Mortgage Loan documents.

18	The Preserve at Legacy Park (Loan No. 14)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed five percent (5%) of the insured value for windstorm and earthquake coverage. The amount of these deductibles may be considered higher than

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

customary.

The related Mortgage Loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible of $15,000. The amount of this deductible may be considered higher than customary.

18	Derby Corporate Center & Needham Executive Center (Loan No. 23)
(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is 5% of the original principal amount of the related Mortgage Loan, rather than of the then outstanding principal amount.

18	Metro West Office Portfolio (Loan No. 35)
(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is 5% of the original principal amount of the related Mortgage Loan, rather than of the then outstanding principal amount.

19	100 Cambridge Discovery Park (Loan No. 5)
(Access; Utilities; Separate Tax Lots) – The related Mortgaged Property does not constitute a separate tax parcel, and the related fee owner’s tax parcel, which contains the Mortgaged Property, also contains certain land that is not part of the Mortgaged Property. The title insurance policy obtained at origination of the Mortgage Loan contains a multiple tax parcel endorsement with additional coverage insuring against loss or damage that the mortgagee may sustain by reason of the Mortgaged Property not being assessed for real estate tax purposes as a tax lot which is separate from the insured parcels.

19	Pointe Plaza (Loan No. 10)
(Access; Utilities; Separate Tax Lots) – One parcel of property which is not owned by the Mortgagor or included in the Mortgaged Property is part of the tax lots comprising the Mortgaged Property.  The Mortgage Loan documents require the Mortgagor to pay taxes due on such parcel for so long as it is included within any tax lot comprising the Mortgaged Property.  The Mortgagor is also required to use commercially reasonable efforts to correct the tax map such that the parcel is excluded from any tax lot comprising the Mortgaged Property and diligently prosecute such efforts to completion.

19	The Marketplace St. John (Loan No. 45)
(Access; Utilities; Separate Tax Lots) – One of the two parcels of the Mortgaged Property, the leasehold parcel, is not located on or adjacent to a public road and is dependent on the other parcel, the fee parcel, for access to a public right of way.

26	Pointe Plaza (Loan No. 10)
(Local Law Compliance) – The City of Detroit was unable to locate certificates of occupancy for all tenants.  The failure to have a certificate of occupancy is considered a violation.  The Mortgagor has covenanted that there are no violations and to work with the City of Detroit to provide evidence of compliance.

28	Showcase Mall (Loan No. 1)	(Recourse Obligations) – Misapplication of prepaid rents or rents after an event of default, condemnation awards or insurance

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

proceeds is not a carveout. Misappropriation or conversion of such amounts is a loss carveout.

The carve-out for transfers expressly excludes liens being contested in accordance with the provisions of the mortgage loan documents.

The full recourse carveout for consenting to or acquiescing with an involuntary bankruptcy filings excludes any consent or acquiescence requested by the lender.

Upon payment of the mortgage loan in full, the obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim, provided that: (i) the indemnitee shall have received an updated environmental assessment showing no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the mortgage loan) (A) material noncompliance with or violation of environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter, or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been remediated as required by applicable environmental laws; and (ii) two (2) years have passed since the mortgage loan was paid in full.

28	Residence Inn Silicon Valley I (Loan No. 2)

(Recourse Obligations) – The related guarantor’s liability under the full recourse carve-out provisions related to bankruptcy and insolvency matters in the Mortgage Loan documents is capped at 20% of the then current principal balance of the Mortgage Loan at the time of the event triggering the carve-out plus collection costs and expenses, and in no event will the liability of the guarantor under the full recourse carve-out provisions related to bankruptcy and insolvency matters in the Mortgage Loan documents exceed 20% of the initial principal balance of the Mortgage Loan plus collection costs and expenses.  Additionally, the guarantor is not liable under  the guaranty for any acts or omissions which arise from and after the date that the Mortgagor is no longer controlled by the guarantor following a transfer permitted by the Mortgage Loan documents (and provided further, that the guarantor is required to deliver a replacement guaranty to the extent that any such release will cause a breach of the net worth and liquidity covenants in the Mortgage Loan documents).

The carve-out for material physical waste is limited to the intentional acts or omissions of the Mortgagor, operating lessee, the guarantor or any of their respective affiliates, and to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the Mortgagor, operating lessee, the guarantor or any of their

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

respective affiliates).

The carve-out for unauthorized transfers in violation of the Mortgage Loan documents is limited to losses only, and breaches or violations of the transfer provisions will not trigger full recourse liability under the Mortgage Loan.

The Mortgagor has obtained an environmental insurance policy covering the Mortgaged Property.  So long as the environmental insurance policy (or a reasonably acceptable replacement policy) is in place and has not been voided or cancelled at the time any environmental losses have been imposed, incurred or asserted, the indemnified parties are required to use commercially reasonable efforts to collect any losses from the environmental insurance policy prior to enforcing the environmental indemnity.  The existence of the environmental insurance policy related to the Mortgaged Property will not affect the obligations and liabilities of the Mortgagor and guarantor with respect to environmental matters.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two (2) years after the payment in full of the related Mortgage Loan or a foreclosure or deed in lieu of foreclosure on the Mortgaged Property, provided (i) the indemnitee receives an environmental report substantially similar to the report delivered at origination of the Mortgage Loan, dated no more than 90 days prior to the repayment or foreclosure date indicating that no matter exists for which the indemnified parties are entitled to indemnification under the environmental indemnity agreement, (ii) as of the date of repayment or foreclosure, the Mortgagor and guarantor are not aware of any hazardous substance release or other violation of environmental law which require remediation and there is no pending or asserted claim against the Mortgagor or guarantor with respect to environmental matters, and (iii) there is no event of default existing under the Mortgage Loan documents and the Mortgagor and guarantor have paid all sums due to the indemnified parties under the environmental indemnity.

28	Technology Corners Building Six (Loan No. 4)

(Recourse Obligations) – There is no carve-out regarding willful misconduct.

The carve-out for waste includes wrongful removal or destruction of any portion of the Mortgaged Property by willful misconduct or gross negligence, but it is limited to the extent that (i) funds sufficient to prevent such waste were, at the time in question, held in the cash management account and available to be used at the Mortgaged Property for repairs or maintenance (i.e. not ear-marked for another purpose) and the lender fails to make the funds available as required under the mortgage loan documents, and (ii) the revenues from the Mortgaged Property for the prior twelve (12) months, after payment of taxes, insurance premiums and monthly debt service were insufficient to pay for such repairs

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

and maintenance.

The mortgage loan documents provide that a transfer resulting solely from the death or legal incapacity of the guarantor will not result in the Mortgage Loan becoming fully recourse to the Mortgagor.

Upon payment or satisfaction of the Mortgage Loan in full, the obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim, provided that: (i) the indemnitee shall have received an updated environmental report showing that the related Mortgaged Property is free from hazardous materials; and (ii) two (2) years have passed since delivery of the environmental report.

The carve-out related to filing an answer consenting to or otherwise acquiescing to an involuntary bankruptcy filing against the Mortgagor is limited to the extent the Mortgagor has a good faith basis to object to such application.

28	100 Cambridge Discovery Park (Loan No. 5)

(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is twenty-four (24) months after payment in full of the related mortgage loan, provided that: (i) the related mortgage loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.

The existence of the environmental insurance policy related to the Mortgaged Property will not defer, limit or otherwise affect the obligations and liabilities of the Mortgagor and guarantor with respect to environmental matters, but to the extent the obligations or liabilities would fall within the claims insured by the environmental policy and the lender has been added as an additional insured to the policy, the lender shall use commercially reasonable efforts to collect any losses from the policy prior to enforcing the environmental indemnity.

The carve-out for commission of material physical waste provides that the Mortgagor and guarantor will have no liability under the

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

carve-out to the extent that sufficient cash flow is not available to the Mortgagor from the Mortgaged Property to prevent such waste or, with respect to the guarantor only, to the extent caused by a tenant at the Mortgaged Property.

The guaranty provides that the carve-outs for fraud and intentional misrepresentations are limited to instances of fraud or material intentional misrepresentations by the Mortgagor, its principal and the guarantor which were false when made.

The guarantor is not liable for breaches or violations of the carveout for willful misconduct.

The carve-out with respect to transfers is limited in the guaranty to transfers of a controlling interest in the Mortgagor in violation of the mortgage loan documents.

28	Westminster Mall (Loan No. 6) and Charlottesville Fashion Square (Loan No. 16)

(Recourse Obligations) – There is no carve-out regarding waste.

The carve-out for willful misconduct is limited to willful misconduct regarding the operation of the Mortgaged Property.

Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance proceeds is not a carveout.

Misappropriation or misapplication of such amounts is a loss carveout.

The loss carveout related to willful misconduct is limited to the willful misconduct of Mortgagor or the guarantor with respect to the operation of the Mortgaged Property.

The full recourse carveout for involuntary bankruptcy filings excludes filings by the lender or any servicer.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect upon the payment or defeasance in full of the related mortgage loan if the indemnitee receives a satisfactory environmental report dated no earlier than the date the related mortgage loan is paid or defeased in full. The updated environmental report will be deemed to be satisfactory if such update environmental report indicates no change in any material respect from the environmental assessment obtained at origination of the Mortgage Loan.

28	160 Water Street (Loan No. 7)

(Recourse Obligations) – There is no separate carve-out guarantor, and the related Mortgagor is solely responsible for any breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents.

The obligations and liabilities of the related Mortgagor with respect to environmental issues will terminate and be of no further force and effect upon the payment or defeasance in full of the related Mortgage Loan if the indemnitee receives a satisfactory environmental report dated no earlier than thirty (30) days prior to

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
either (i) three (3) years after payment or defeasance in full, if the Mortgagor continued to own the Mortgaged Property during that period, or (ii) the date the Mortgagor transfers the Mortgaged Property after payment or defeasance in full.

The carve-out for involuntary bankruptcy filings by the Mortgagor will only trigger liability if and only if Mortgagor has acted in concert with, colluded or conspired with the petitioning creditors.

28	Residence Inn San Mateo (Loan No. 8)
(Recourse Obligations) – The related guarantor’s liability under the full recourse carve-out provisions related to bankruptcy and insolvency matters in the Mortgage Loan documents is capped at 20% of the then current principal balance of the Mortgage Loan at the time of the event triggering the carve-out plus collection costs and expenses, and in no event will the liability of the guarantor under the full recourse carve-out provisions related to bankruptcy and insolvency matters in the Mortgage Loan documents exceed 20% of the initial principal balance of the Mortgage Loan plus collection costs and expenses.  Additionally, the guarantor is not liable under  the guaranty for any acts or omissions which arise from and after the date that the Mortgagor is no longer controlled by the guarantor following a transfer permitted by the Mortgage Loan documents (and provided further, that the guarantor is required to deliver a replacement guaranty to the extent that any such release will cause a breach of the net worth and liquidity covenants in the Mortgage Loan documents).

The carve-out for material physical waste is limited to the intentional acts or omissions of the Mortgagor, operating lessee, the guarantor or any of their respective affiliates, and to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the Mortgagor, operating lessee, the guarantor or any of their respective affiliates).

The carve-out for unauthorized transfers in violation of the Mortgage Loan documents is limited to losses only, and breaches or violations of the transfer provisions will not trigger full recourse liability under the Mortgage Loan.

The Mortgagor has obtained an environmental insurance policy covering the Mortgaged Property.  So long as the environmental insurance policy (or a reasonably acceptable replacement policy) is in place and has not been voided or cancelled at the time any environmental losses have been imposed, incurred or asserted, the indemnified parties are required to use commercially reasonable efforts to collect any losses from the environmental insurance policy prior to enforcing the environmental indemnity.  The existence of the environmental insurance policy related to the Mortgaged Property will not affect the obligations and liabilities of the Mortgagor and guarantor with respect to environmental matters.

D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two (2) years after the payment in full of the related Mortgage Loan or a foreclosure or deed in lieu of foreclosure on the Mortgaged Property, provided (i) the indemnitee receives an environmental report substantially similar to the report delivered at origination of the Mortgage Loan, dated no more than 90 days prior to the repayment or foreclosure date indicating that no matter exists for which the indemnified parties are entitled to indemnification under the environmental indemnity agreement, (ii) as of the date of repayment or foreclosure, the Mortgagor and guarantor are not aware of any hazardous substance release or other violation of environmental law which require remediation and there is no pending or asserted claim against the Mortgagor or guarantor with respect to environmental matters, and (iii) there is no event of default existing under the Mortgage Loan documents and the Mortgagor and guarantor have paid all sums due to the indemnified parties under the environmental indemnity.

28	Pointe Plaza (Loan No. 10)

(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related mortgage loan, provided that: (i) the related mortgage loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.

The related Mortgagor and guarantor will not have any liability for any breach or violation of the carve-out provisions for losses in the Mortgage Loan documents to the extent that  that Mortgagor’s failure to comply with the requirements thereof is due to an insufficiency in gross income from operations.

The carve-out for commission of material physical waste is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the Mortgagor, its principal, the guarantor or any of their respective

D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
affiliates).

The carve-out for unauthorized transfers in violation of the Mortgage Loan documents is limited to losses only, and breaches or violations of the transfer provisions will not trigger full recourse liability under the Mortgage Loan.

28	The Preserve at Legacy Park (Loan No. 14)

(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Upon the acceptance by lender of any cure by the related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the debt shall no longer be fully recourse to the Mortgagors and guarantors solely as a result of such trigger, provided, however, the Mortgagors and guarantors remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger. Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

The carve-out for commission of material physical waste is limited to the acts or omissions of Mortgagors, their respective principals, the guarantors or any of their respective affiliates, and to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the Mortgagors, their principals, the guarantors or any of their respective affiliates).

28	200 West Monroe (Loan No. 18)	(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting

D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
three (3) years after the payment in full of the related Mortgage Loan and performance of all of the other obligations of the mortgage loan documents, provided the indemnitee receives a satisfactory environmental report dated within 90 days of the release date indicating that no matter exists for which the indemnified parties are entitled to indemnification under the environmental indemnity agreement.
28	Derby Corporate Center & Needham Executive Center (Loan No. 23)

(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is twenty-four (24) months after payment in full of the related mortgage loan, provided that: (i) the related mortgage loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.

The existence of the environmental insurance policy related to the Mortgaged Property will not defer, limit or otherwise affect the obligations and liabilities of the Mortgagor and guarantor with respect to environmental matters, but to the extent the obligations or liabilities would fall within the claims insured by the environmental policy and the lender has been added as an additional insured to the policy, the lender shall use commercially reasonable efforts to collect any losses from the policy prior to enforcing the environmental indemnity.

The carve-out for commission of material physical waste provides that the Mortgagor and guarantor will have no liability under the carve-out to the extent that sufficient cash flow is not available to the Mortgagor from the Mortgaged Property to prevent such waste or, with respect to the guarantor only, to the extent caused by a tenant at the Mortgaged Property.

The guaranty provides that the carve-outs for fraud and intentional misrepresentations are limited to instances of fraud or material intentional misrepresentations by the Mortgagor, its principal and the guarantor which were false when made.

The guarantor is not liable for breaches or violations of the carve-out for willful misconduct.

D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
The carve-out with respect to transfers is limited in the guaranty to transfers of a controlling interest in the Mortgagor in violation of the mortgage loan documents.
28	Metro West Office Portfolio (Loan No. 35)

(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is twenty-four (24) months after payment in full of the related mortgage loan, provided that: (i) the related mortgage loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.

The existence of the environmental insurance policy related to the Mortgaged Property will not defer, limit or otherwise affect the obligations and liabilities of the Mortgagor and guarantor with respect to environmental matters, but to the extent the obligations or liabilities would fall within the claims insured by the environmental policy and the lender has been added as an additional insured to the policy, the lender shall use commercially reasonable efforts to collect any losses from the policy prior to enforcing the environmental indemnity.

The carve-out for commission of material physical waste provides that the Mortgagor and guarantor will have no liability under the carve-out to the extent that sufficient cash flow is not available to the Mortgagor from the Mortgaged Property to prevent such waste or, with respect to the guarantor only, to the extent caused by a tenant’s actions at the Mortgaged Property that are beyond the reasonable control of the Mortgagor.

The guaranty provides that the carve-outs for fraud and intentional misrepresentations are limited to instances of fraud or material intentional misrepresentations by the Mortgagor, its principal and the guarantor which were false when made.

The guarantor is not liable for breaches or violations of the carve-out for willful misconduct.

The carve-out with respect to transfers is limited in the guaranty to transfers of a controlling interest in the Mortgagor in violation of the mortgage loan documents.

D-2-13

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Ranson Self Storage (Loan No. 61)
(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related mortgage loan, provided that: (i) the related mortgage loan shall have been paid in full and the lender has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.

29	Derby Corporate Center & Needham Executive Center (Loan No. 23) and Metro West Office Portfolio (Loan No. 35)	(Mortgage Releases) – The principal prepayment associated with a partial release of an individual Mortgaged Property is 110% of the allocated loan amount of such Mortgaged Property
30	Residence Inn Silicon Valley I (Loan No. 2), Westminster Mall (Loan No. 6) and Charlottesville Fashion Square (Loan No. 16)	(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited.
31	Showcase Mall (Loan No. 1)

(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed and provided that terrorism insurance is commercially available, the Mortgagor is not required to pay more than two (2) times the cost of then current property all risk insurance and business interruption/rent loss coverage on a stand-alone policy basis (excluding the terrorism component of such policies) on terrorism coverage.

31	Residence Inn Silicon Valley I (Loan No. 2) and Residence Inn San Mateo (Loan No. 8)

(Acts of Terrorism Exclusion) –  The Mortgagor is not required to pay more than two (2) times the cost of the property and casualty insurance policy as of the origination date of the Mortgage Loan for terrorism coverage.

31	100 Cambridge Discovery Park (Loan No. 5), Derby Corporate Center & Needham Executive Center (Loan No. 23) and Metro West Office Portfolio (Loan No. 35)

(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, the Mortgagor is not required to pay more than two (2) times the cost of then current property all risk insurance and business interruption/rent loss coverage on a stand-alone policy basis (excluding the terrorism component of such policy and the business interruption/rent loss insurance) on terrorism coverage.

D-2-14

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Westminster Mall (Loan No. 6) and Charlottesville Fashion Square (Loan No. 16)
(Acts of Terrorism Exclusion) – If TRIA is not in effect and the insurance policies contain an exclusion for acts of terrorism, Mortgagor is not required to pay more than two (2) times the cost of then current property insurance coverage (based on the cost to purchase a stand-alone policy and excluding the wind, flood and earthquake components of such policy) on terrorism coverage.

To the extent that Mortgagor is required to obtain a stand-alone insurance policy to cover acts of terrorism, the Mortgagor may maintain such policy with a deductible that is reasonable for similar properties in the region (provided that in no event will such deductible exceed $5,000,000). The amount of this deductible may be considered higher than customary.

31	160 Water Street (Loan No. 7)

(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, Mortgagor is not required to pay more than two (2) times the cost of then current property all risk insurance and business interruption/rent loss insurance (excluding the terrorism component of such policies) on terrorism coverage.  The mortgage loan documents require terrorism coverage only for the all risk special form property insurance, the business interruption/rent loss insurance, the commercial general liability insurance and the umbrella liability insurance, and the Mortgagor may maintain a deductible of to $100,000 with respect to such terrorism coverage.

31	The Preserve at Legacy Park (Loan No. 14)

(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, the Mortgagors are not required to pay more than two (2) times the cost of then current property all risk insurance on a stand-alone policy basis on terrorism coverage.

32	Westminster Mall (Loan No. 6)

(Due on Sale or Encumbrance) – Retail Property Trust, a Massachusetts business trust and the sole member of the Mortgagor, and its direct and indirect owners, have the right to transfer, in one or a series of transactions, their direct or indirect ownership interests in Westminster SPE LLC, which is a single purpose entity that has signed a payment guaranty for all of the obligations and liabilities of the Mortgagor under the Mortgage Loan, all without the consent of the lender as provided in the mortgage loan documents.  In connection with such transfers, certain representations related to ERISA and regulatory matters must be true and correct after the date of the transfer, Westminster SPE LLC must continue to be a special purpose entity and if, after giving effect to such transfer, more than 49% of the aggregate direct or indirect interests are owned by any person or entity which owned less than 49% of the equity interests in Westminster SPE LLC as of the date of origination of the Mortgage Loan, then the Mortgagor must deliver an additional non-consolidation opinion.  The Mortgage Loan was structured with a payment guarantor (the payment guaranty is also guaranteed by the sponsor and guarantor on the Mortgage Loan) to avoid certain tax liability related to the spin-off of the Mortgaged

D-2-15

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Property by the sponsor.
33	Pointe Plaza (Loan No. 10)

(Single-Purpose Entity) – The Mortgagor is required to be a Single Purpose Entity by the Mortgage Loan documents and its organizational documents, but it has identified numerous exceptions to its representations and warranties related to being a Single Purpose Entity prior to the date of origination including, without limitation, that it has engaged in other business in its history, incurred additional debt in the past, previously held its credit out as being available to satisfy the obligations of other persons or entities, and guaranteed or became obligated for the debt of other parties (including in connection with a financing transaction in which the assets of the Mortgagor were pooled with other assets for collateral purposes).

36	Charlottesville Fashion Square (Loan No. 16)	(Ground Leases) – The lender does not have the right to hold and disburse insurance proceeds as repair or restoration progresses.
36	The Marketplace St. John (Loan No. 45)	(Ground Leases) – The term of the ground lease extends to January 17, 2036, which is not more than 20 years beyond the stated maturity date.

D-2-16

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6	North Salado Village (Loan No. 29)

(Mortgage Status; Waivers and Modification) – The guaranty was modified to remove Doug Huberman (a 5.305% equity owner of the Mortgagor) as a guarantor on the non-recourse carveouts. Keith Pomeroy will act as guarantor.

7	Miami International Mall (Loan No. 3) The Shops at Wiregrass (Loan No. 11)	(Lien; Valid Assignment) – The related Mortgage secures the related note(s) included in the issuing entity and the related companion loan(s) on a pari passu basis.
18	Miami International Mall (Loan No. 3)

(Insurance) – The related mortgage loan documents allow the Mortgaged Property to be insured by the following insurance companies: (A) (1) if there is more than one but less than five insurance companies collectively issuing the policies, 75% or more of the insured amount and the first layer of such coverage must have a claims paying ability rating of “A” or better and the remaining 25% or less at least “BBB”, and (2) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount and the first layer of such coverage must have a claims paying ability rating of “A” or better and the remaining 40% must have a claims paying ability rating of “BBB” or better or (B) such other ratings approved by the lender from time to time.  All ratings must be as stated, or the equivalent thereof, by S&P and at least one other Rating Agency.

18	Hilton Virginia Beach Oceanfront Hotel (Loan No. 9)

The related Mortgage Loan documents permit insurance to be provided by a group of insurance companies, if (1) at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer insurance companies issuing the Policies) or (2) at least sixty percent (60%) of the coverage (if there are five (5) or more insurance companies issuing the Policies) may be provided by insurance companies having a claims paying ability rating of “A” or better by S&P or “A2” by Moody’s, and the remaining coverage is permitted to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

Notwithstanding the foregoing, Mortgagor may continue to utilize Ironshore Indemnity Company, Aspen Specialty Insurance Company and James River Insurance Company as part of its insurance syndicate provided that such insurance companies do not move lower in the syndicate, increase their limits or fail to maintain the following ratings: Ironshore Indemnity Company (AM Best rating of “A XIV” and Moody’s rating of “Baa1”); Aspen Specialty Insurance Company (AM Best rating of “A XV”); and James River Insurance Company (AM Best rating of “A- IX”.

Additionally, the Mortgagor is permitted to keep in force the existing premium finance agreement provided that Mortgagor (i) submits to lender proof of payment of each installment due under such premium finance agreement and (ii) lender will reserve 100%

D-2-17

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of one monthly installment of the annual allocated premium for the premium finance agreement for so long as such agreement is in place.

Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or the expiration of 18 months, whichever occurs first.

18	The Shops at Wiregrass (Loan No. 11)

(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is 5% of the original principal amount of the related Mortgage Loan (rather than of the then outstanding principal amount).

18	The Shops at Wiregrass (Loan No. 11)

(Insurance) – The related mortgage loan documents permit insurance to be provided by a group of insurance companies, if (1) at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer insurance companies issuing the Policies) or (2) at least sixty percent (60%) of the coverage (if there are five (5) or more insurance companies issuing the Policies) may be provided by insurance companies having a claims paying ability rating of “A” or better by S&P or “A2” by Moody’s (provided that, in either instance, at least ninety percent (90%) of the coverage is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P or “Baa2” by Moody’s and one hundred percent (100%) of the coverage is provided by insurance companies having a claims paying ability rating of “BBB-” or better by S&P or “Baa3” by Moody’s).

The related mortgage loan documents approve Lloyd’s (including any Lloyd’s syndicates) as long as Lloyd’s maintains a rating of “A” or better by S&P.

The related mortgage loan documents permit the Mortgagor to utilize insurers that do not satisfy the requirements of the mortgage loan documents to the extent approved by the lender.

18	One Dallas Center (Loan No. 13)
(Insurance) – The related Mortgage Loan documents permit insurance to be provided by a group of insurance companies, if (1) at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer insurance companies issuing the Policies) or (2) at least sixty percent (60%) of the coverage (if there are five (5) or more insurance companies issuing the Policies) and eighty percent (80%) of the first layer of such insurance coverage are provided by insurance companies having a claims paying ability rating of “A” or better by S&P or “A2” by Moody’s. The remaining twenty-five percent (25%) or forty percent (40%), as applicable is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P or “Baa2” by Moody’s.

Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed.

In the event of a casualty or condemnation, proceeds are held in

D-2-18

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

escrow by a party appointed by the condominium association and applied to restoration of the related Mortgaged Property, to discharge any defaults by the Mortgagor under the ground lease and then to pay down the outstanding principal balance of the Mortgage Loan.

18	DBI Portfolio I (Loan No. 58)
(Insurance) – In the event of a casualty or condemnation at the Mortgaged Property that is occupied by Applebee’s, such tenants and not the lender, holds the insurance proceeds and is required to use the insurance proceeds to restore the related Mortgaged Property so long as the leases related to such tenants are in full force and effect, no default has occurred thereunder by the related tenant and the Mortgagor and related tenant under such lease complies with the terms of the lease relating to the disbursement of the insurance proceeds. To the extent the tenant does not apply the proceeds for restoration, the mortgage loan documents require the related Mortgagor to use such proceeds to restore the related Mortgaged Property or pay down the Mortgage Loan.

Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or the expiration of 12 months, whichever occurs first.

18	DBI Portfolio I (Loan No. 58)

(Insurance) – The mortgage loan documents do not require the related Mortgagor to maintain insurance policies satisfying the requirements of the mortgage loan documents to the extent that the single tenant at the Mortgaged Property maintains such insurance.

18

307 West 38th Street (Loan No. 12)

Stonebriar Plaza (Loan No. 19)

Ann Arbor Student Housing Portfolio (Loan No. 20)

Pavilion Lakes Apartments (Loan No. 25)

Blooming Terrace (Loan No. 26)

Legacy at Prescott Lakes (Loan No. 27)

Shoppes at Nagawaukee Phase I (Loan No. 30)

2030 Fortune Drive (Loan No. 37)

Waterbury Crossing (Loan No. 40)

Packard and Thompson Apartments (Loan No. 39)

West Sunset Office Portfolio
(Insurance) – Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or the expiration of 12 months, whichever occurs first.

D-2-19

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(Loan No. 43)

University Place Apartments (Loan No. 62)

River Meadows MHC (Loan No. 66)

Hilton Garden Inn Sonoma (Loan No. 38)

Delray Beach Self Storage (Loan No. 69)

EZ Storage – Buena Park (Loan No. 70)

28	Miami International Mall (Loan No. 3)	(Recourse Obligations) – The related guarantor’s liability under the Mortgage Loan shall not exceed 20% of the amount of the Mortgage Loan.
28	The Shops at Wiregrass (Loan No. 11)

(Recourse Obligations) – The related guarantor’s liability under the Mortgage Loan is limited to bankruptcy-related matters and shall not exceed the lesser of the outstanding principal balance of the Mortgage Loan and $17,200,000.

28	307 West 38th Street (Loan No. 12)	(Recourse Obligations) – The recourse event for material physical waste is for any act of intentional waste.
28	Stonebriar Plaza (Loan No. 19)	(Recourse Obligations) – The recourse event for misapplication, misappropriation or conversion of insurance proceeds is for misappropriation of such insurance proceeds.
28	Hilton Garden Inn Sonoma (Loan No. 38)	(Recourse Obligations) – The recourse event for material physical waste is for any act resulting in physical waste provided sufficient revenue from the Mortgaged Property exists.
30	Miami International Mall (Loan No. 3)	(Financial Reporting and Rent Rolls) – The related mortgage loan documents do not require annual financial statements to be audited.
31	Miami International Mall (Loan No. 3)

(Acts of Terrorism Exclusion) – In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension is no longer in effect the Mortgagor shall obtain a stand-alone policy with a deductible in the maximum amount of $5,000,000, but the Mortgagor’s obligation to obtain such stand-alone policy is subject to a premium cap of 200% of the insurance premiums payable for the insurance policies insuring only the Mortgaged Property (excluding the wind and flood components) on a stand-alone basis.

31	The Shops at Wiregrass (Loan No. 11)	(Acts of Terrorism Exclusion) – In the event TRIA (or a similar law) is no longer in effect, Mortgagor will be required to obtain a stand-

D-2-20

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

alone policy covering such acts of terrorism, but the Mortgagor’s obligation to obtain such stand-alone policy is subject to a premium cap of 200% of the insurance premiums payable with respect to a separate “Special Form” or “All Risks” policy insuring the Mortgaged Property on a stand-alone basis.

31	Stonebriar Plaza (Loan No. 19)

(Acts of Terrorism Exclusion) – To the extent that terrorism coverage is excluded from the all risk insurance policy, the Mortgagor is required to obtain a separate policy insuring over acts of terrorism, provided, however, that the Mortgagor is not required to expend more than two times the imputed cost of such coverage as of the date of the Mortgage Loan closing to obtain a stand-alone terrorism insurance.

31	Northville Retail Center Phase 2 (Loan No. 32)

(Acts of Terrorism Exclusion) – If terrorism coverage is excluded from the all risk insurance policy, Mortgagor is required to obtain a separate policy from an insurance provider which maintains at least a rating of “BBB-” (or its equivalent).

32	Miami International Mall (Loan No. 3)

(Due on Sale or Encumbrance) – The related mortgage loan documents permit transfers of direct or indirect interests in Mortgagor to any person who satisfies the requirements set forth in the related mortgage loan documents including (a) any person or its affiliate who owns and operates a certain number of shopping centers and retail and shopping centers totaling a minimum square footage of leasable area set forth in the related mortgage loan documents, or (b) any person or its affiliate who has total assets in excess of $250,000,000 or (c) any person provided lender has received a no downgrade confirmation with respect to such transfer.  In all cases, a qualified manager must continue to manage the Mortgaged Property.

32	The Shops at Wiregrass (Loan No. 11)

(Due on Sale or Encumbrance) – The related mortgage loan documents permit transfers of indirect beneficial interests in the Mortgagor to, or in connection with, the formation of a publicly traded real estate investment trust (including to an operating partnership of any such real estate investment trust) that satisfies certain requirements set forth in the mortgage loan documents and such real estate investment trust or operating partnership, directly or indirectly, controls Mortgagor.

32	One Dallas Center (Loan No. 13)

(Ground Lease) – In the event of a casualty or condemnation, proceeds are held in escrow by a trustee appointed by the lender in respect of Mortgagor’s condominium unit and held by a trustee appointed by the condominium association for the communal areas and applied to restoration of the related Mortgaged Property, to discharge any defaults by the Mortgagor under the ground lease and then to pay down the outstanding principal balance of the Mortgage Loan.

The ground lessor has not explicitly agreed to enter into a new lease with lender upon termination of the ground lease however,

D-2-21

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

lender is permitted to cure defaults of Mortgagor under the ground lease and in such cases, the ground lease may not be terminated by the ground lessor.  Additionally, the ground lessor and the Mortgagor are subject to a condominium declaration (ground lessor by virtue of its execution of the same, and the Mortgagor by virtue of the deed transferring ownership interest in the Mortgaged Property to the Mortgagor). Upon a bankruptcy of the Mortgagor, Mortgagor is not permitted to reject the ground lease since a unit owner’s ownership interest in a condominium unit would not give Mortgagor the right to terminate or reject a ground lease that is part of the condominium declaration.

40	North Salado Village (Loan No. 29)

(No Material Default; Payment Record) – Doug Huberman, a 5.305% equity owner of the related Mortgagor and the original general partner of the Mortgagor and one of the original guarantors for the related Mortgage Loan, filed for Chapter 11 bankruptcy since the origination of the Mortgage Loan, which caused a default on the related Mortgage Loan. The lender has removed Mr. Huberman as a guarantor on the Mortgage Loan and mortgage loan documents have been modified to reflect such removal. Additionally, the organizational documents of the Mortgagor have been modified to remove Mr. Huberman as the manager of the Mortgagor.

42	North Salado Village (Loan No. 29)

(Organization of Mortgagor) – Doug Huberman, a 5.305% equity owner of the related Mortgagor and the original general partner of the Mortgagor and one of the original guarantors for the related Mortgage Loan, filed for Chapter 11 bankruptcy since the origination of the Mortgage Loan. The lender has removed Mr. Huberman as a guarantor on the Mortgage Loan and mortgage loan documents have been modified to reflect such removal. Additionally, the organizational documents of the Mortgagor have been modified to remove Mr. Huberman as the manager of the Mortgagor.

42	Hilton Virginia Beach Oceanfront Hotel (Loan No. 9)

(Organization of Mortgagor) – One of the guarantors of the related Mortgage Loan was charged with a felony approximately 23 years ago in connection with his previous partner’s understatement of income on their company’s tax returns. Such guarantor was not involved in any day-to-day operations or management of the financial records of the prior company. Such guarantor entered into a plea agreement and a minimal penalty was imposed.

D-2-22

MC Five-Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
2	Shuman Office Building (Loan No. 47)	(Whole Loan; Ownership of Mortgage Loans) – The related borrower has the sole right to establish or designate a successor borrower under the mortgage loan documents.
7	Shuman Office Building (Loan No. 47)	(Lien; Valid Assignment) – The related borrower has the sole right to establish or designate a successor borrower under the mortgage loan documents.
9	Walnut on Highland Apartments (Loan No. 22)

(Junior Liens) – The Mortgaged Property is encumbered by a second priority mortgage in favor of the Pittsburgh Urban Redevelopment Authority (the “URA”) which secures a loan in the original principal amount of $1,100,000.   The URA loan is subject to a subordination and intercreditor agreement with the Mortgage Loan Seller.

26	Canonbury Square & Tudor Place (Loan No. 21)

(Local Law Compliance) – The Canonbury Square Mortgaged Property is legal nonconforming as to use, as multifamily use is not permitted in excess of the bedroom percentages without a special exception. The building also encroaches onto a rear setback and is nonconforming as to building separation, density, lot coverage and parking.  The Tudor Place Mortgaged Property is legal nonconforming as to use, as multifamily use is not permitted in excess of the bedroom percentages without a special exception.  The building also encroaches into the front and side setbacks and is nonconforming as to building separation, individual lot widths, individual lot areas, existing green space, and parking. The applicable rebuild provision for both Mortgaged Properties provides that if the nonconforming building has been unintentionally destroyed, has temporarily ceased operation to correct code violations or as a result of a seasonal business, the restoration of the building is permitted if, the restoration is due to destruction, a building permit has been issued within 1 calendar year from the construction date and construction pursuant to a permit has begun within 6 months after the date of issuance of the permit and proceeds in a timely manner.  If it has been more than 1 year, the reconstruction requires approval of a special exception.  If the reconstruction is due to a temporary cessation, the use must be reestablished within 1 year from the date on which operation last ceased.  The mortgage loan documents provide that the affected Mortgaged Property must be rebuilt as a multi-family in accordance with all applicable legal requirements within the time frame mandated by the applicable governmental authority.  The related borrower must pay any difference between the amount of the net proceeds applied and the amount of the debt allocable to the affected Mortgaged Property. Law and ordinance coverage was obtained.

39	Walnut on Highland Apartments (Loan No. 22)

(Rent Rolls; Operating Histories) – The Mortgaged Property is newly re-furbished and as of the origination date of the related Mortgage Loan, Certified Operating Histories were only available from June 30, 2013 through March 31, 2014.

42	Moulin Rouge Apartments (Loan	(Organization of Mortgagor) – A major sponsor had filed for

D-2-23

MC Five-Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	No. 63)	voluntary bankruptcy in 1996, which was not related to the subject Mortgage Loan or Mortgaged Property. The bankruptcy was discharged in 1997.

D-2-24

Starwood Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	The Marque at Heritage Hunt (Loan No. 15)

(Junior Liens) – There is a mezzanine loan in the amount of $3,000,000 held by Starwood Property Mortgage Sub-10-A, L.L.C., an affiliate of the Mortgage Loan Seller.  In connection with the mezzanine loan, the related Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	Cadillac Square Apartments (Loan No. 50)

(Junior Liens) – The related loan documents permit future mezzanine debt, provided that certain conditions are satisfied, including, but not limited to, the following: (i) a minimum combined debt service coverage ratio of 1.45x, (ii) a maximum combined loan-to-value ratio of 70.0%, (iii) a minimum combined debt yield of 10.25% and (iv) the execution of an intercreditor agreement acceptable to the lender.

27	2981 Third Avenue and 737 Flatbush Avenue (Loan No. 59)

(Licenses and Permits) – A permanent certificate of occupancy has not been obtained with respect to the 2981 Third Avenue Mortgaged Property.  However, the related borrower has obtained a temporary certificate of occupancy, is required to maintain a temporary certificate of occupancy until the issuance of a permanent certificate of occupancy, and has covenanted to take all additional steps necessary in order to obtain a permanent certificate of occupancy.

30	2981 Third Avenue and 737 Flatbush Avenue (Loan No. 59)

(Financial Reporting and Rent Rolls) – Although the Mortgage Loan has more than one Mortgagor, the financial statements required to be delivered by each Mortgagor are not required to be combined, because each Mortgagor owns a separate Mortgaged Property.

38	NAL Building (Loan No. 44)

(ARD Loans) – The Mortgage Loan is interest only for 12 months and may not substantially fully amortize over its stated term.  The maturity date is not 60 months or more past the Anticipated Repayment Date.

39	2981 Third Avenue and 737 Flatbush Avenue (Loan No. 59)	(Rent Rolls; Operating Histories) – The Mortgage Loan Seller has not obtained a Certified Operating History relating to the 737 Flatbush Avenue Mortgaged Property for 2011.

D-2-25

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	All RAIT Mortgage Loans

(Insurance) – The related Mortgage Loan documents permit the Mortgagor to maintain insurance that does not satisfy the requirements of the Mortgage Loan documents to the extent approved by the lender and, generally, if required by the lender, a rating confirmation has been obtained.

26	Stuart Court Apartments (Loan No. 60)

(Local Law Compliance) – The Mortgaged Property is currently zoned for single-family attached residential property, and the current use as student housing is legal nonconforming.  However, the City of Richmond zoning ordinance provides that rebuilding to such nonconforming use is permitted if the building is damaged by fire, explosion, act of God or the public enemy to the extent of 60% or less of its replacement value, so long as an application for a building permit is submitted within two years of the date of damage.

28	Princess Anne Marketplace (Loan No. 55)

(Recourse Obligations) –The carveout for any losses sustained in the case of the misapplication of insurance proceeds, condemnation awards or rents is for the “knowing misapplication” by the Mortgagor or certain affiliates.

29	Stuart Court Apartments (Loan No. 60)

(Mortgage Releases) – The Mortgagor is permitted to obtain the release of the unimproved parcel known as 1601 West Grace, Richmond, Virginia, which is currently used as a parking lot without payment of a release price, but subject to satisfaction of various conditions including DSCR and LTV tests.  The Mortgaged Property’s parking requirements are currently satisfied by the parking lot at the 1601 West Grace parcel; however, in order to obtain the release of this parcel, the borrower must obtain a special use permit from the City of Richmond with respect to an alternative parking arrangement.

31	Claremont Park Apartments (Loan No. 51)

(Acts of Terrorism Exclusion) – To the extent the related “all risk” insurance policy contains an exclusion for terrorism coverage, the related Mortgagor must maintain a separate terrorism insurance policy in the amount of 100% of the full replacement cost of the Mortgaged Property; provided, however, if TRIA is not in effect, the Mortgagor is not required to pay more than 200% of the aggregate insurance premiums payable with respect to the coverage required.

36	Shelly Plaza (Loan No. 34)

(Ground Leases) – A portion of an unimproved parking lot at the Mortgaged Property is leased by the Mortgagor pursuant to a ground lease with the adjacent property owner, as ground lessor.  The remainder of the parking lot is owned by the Mortgagor.  The ground lease provides that in the event of a condemnation of all or a portion of the ground leased parcel, the ground lessor is entitled to the related proceeds.  In such event, the ground rent due under the lease is required to be reduced in direct proportion to the ground area taken by the applicable governmental authority.  The ground lease is silent as to the application of casualty proceeds.

D-2-26

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
Distribution Date	Balance ($)	Distribution Date	Balance ($)
8/2014	82,529,000.00	6/2019	79,920,381.38
9/2014	82,529,000.00	7/2019	78,780,974.29
10/2014	82,529,000.00	8/2019	77,549,334.50
11/2014	82,529,000.00	9/2019	76,312,688.87
12/2014	82,529,000.00	10/2019	74,954,482.35
1/2015	82,529,000.00	11/2019	73,707,290.03
2/2015	82,529,000.00	12/2019	72,338,835.48
3/2015	82,529,000.00	1/2020	71,081,011.80
4/2015	82,529,000.00	2/2020	69,818,075.66
5/2015	82,529,000.00	3/2020	68,318,639.99
6/2015	82,529,000.00	4/2020	67,044,475.78
7/2015	82,529,000.00	5/2020	65,649,813.11
8/2015	82,529,000.00	6/2020	64,364,800.99
9/2015	82,529,000.00	7/2020	62,959,597.60
10/2015	82,529,000.00	8/2020	61,663,650.48
11/2015	82,529,000.00	9/2020	60,362,435.66
12/2015	82,529,000.00	10/2020	58,941,488.39
1/2016	82,529,000.00	11/2020	57,629,208.47
2/2016	82,529,000.00	12/2020	56,197,509.43
3/2016	82,529,000.00	1/2021	54,874,075.57
4/2016	82,529,000.00	2/2021	53,545,262.08
5/2016	82,529,000.00	3/2021	51,870,398.86
6/2016	82,529,000.00	4/2021	50,529,375.44
7/2016	82,529,000.00	5/2021	49,069,223.97
8/2016	82,529,000.00	6/2021	47,732,796.52
9/2016	82,529,000.00	7/2021	46,279,563.20
10/2016	82,529,000.00	8/2021	44,931,800.84
11/2016	82,529,000.00	9/2021	43,578,562.21
12/2016	82,529,000.00	10/2021	42,108,993.79
1/2017	82,529,000.00	11/2021	40,744,285.32
2/2017	82,529,000.00	12/2021	39,263,571.87
3/2017	82,529,000.00	1/2022	37,887,301.51
4/2017	82,529,000.00	2/2022	36,505,438.84
5/2017	82,529,000.00	3/2022	34,788,248.73
6/2017	82,529,000.00	4/2022	33,393,793.35
7/2017	82,529,000.00	5/2022	31,884,175.38
8/2017	82,529,000.00	6/2022	30,477,919.34
9/2017	82,529,000.00	7/2022	28,956,834.89
10/2017	82,529,000.00	8/2022	27,538,683.48
11/2017	82,529,000.00	9/2022	26,114,769.26
12/2017	82,529,000.00	10/2022	24,576,526.68
1/2018	82,529,000.00	11/2022	23,140,575.35
2/2018	82,529,000.00	12/2022	21,590,636.53
3/2018	82,529,000.00	1/2023	20,142,551.47
4/2018	82,529,000.00	2/2023	18,688,581.74
5/2018	82,529,000.00	3/2023	16,905,997.54
6/2018	82,529,000.00	4/2023	15,438,875.33
7/2018	82,529,000.00	5/2023	13,858,648.33
8/2018	82,529,000.00	6/2023	12,379,142.18
9/2018	82,529,000.00	7/2023	10,786,881.93
10/2018	82,529,000.00	8/2023	9,294,892.42
11/2018	82,529,000.00	9/2023	7,796,839.49
12/2018	82,529,000.00	10/2023	6,186,557.67
1/2019	82,529,000.00	11/2023	4,675,872.51
2/2019	82,529,000.00	12/2023	3,053,316.17
3/2019	82,528,448.43	1/2024	1,529,897.36
4/2019	81,707,393.42	2/2024 and thereafter	0.00
5/2019	80,810,481.06

E-1

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

          J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

          The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

          The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

June 13, 2014

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

          This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

          Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 132 in this prospectus.

          In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

          If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	26
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	27
Cause Special Risks	16	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	17	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	20	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	28
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	21	Material Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Material Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	29
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	22	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	24	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

Changes to REMIC Restrictions on		Exchangeable Certificates	57
Loan Modifications May Impact		Reports to Certificateholders	59
an Investment in the Certificates	32	Voting Rights	61
In The Event of an Early		Termination	61
Termination of a Swap		Book-Entry Registration and
Agreement Due to Certain Swap		Definitive Certificates	61
Termination Events, a Trust May		DESCRIPTION OF THE POOLING
Be Required to Make a Large		AGREEMENTS	64
Termination Payment to any		General	64
Related Swap Counterparty	33	Assignment of Mortgage Loans;
Your Securities Will Have Greater		Repurchases	65
Risk if an Interest Rate Swap		Representations and Warranties;
Agreement Terminates	33	Repurchases	66
DESCRIPTION OF THE TRUST		Collection and Other Servicing
FUNDS	33	Procedures	67
General	33	Sub-Servicers	67
Mortgage Loans	34	Special Servicers	67
MBS	38	Certificate Account	68
Certificate Accounts	39	Modifications, Waivers and
Other Accounts	39	Amendments of Mortgage Loans	71
Credit Support	40	Realization Upon Defaulted
Cash Flow Agreements	40	Mortgage Loans	71
YIELD AND MATURITY		Hazard Insurance Policies	71
CONSIDERATIONS	40	Due-on-Sale and
General	40	Due-on-Encumbrance Provisions	72
Pass-Through Rate	40	Servicing Compensation and
Payment Delays	40	Payment of Expenses	72
Certain Shortfalls in Collections of		Evidence as to Compliance	73
Interest	41	Certain Matters Regarding the
Yield and Prepayment		Master Servicer and the
Considerations	41	Depositor	73
Weighted Average Life and Maturity	43	Servicer Termination Events	74
Controlled Amortization Classes and		Amendment	74
Companion Classes	44	List of Certificateholders	75
Other Factors Affecting Yield,		The Trustee	75
Weighted Average Life and		Duties of the Trustee	75
Maturity	44	Certain Matters Regarding the
THE SPONSOR	46	Trustee	75
THE DEPOSITOR	47	Resignation and Removal of the
THE ISSUING ENTITY	47	Trustee	76
USE OF PROCEEDS	47	DESCRIPTION OF CREDIT SUPPORT	76
DESCRIPTION OF THE		General	76
CERTIFICATES	48	Subordinate Certificates	77
General	48	Cross-Support Provisions	77
Distributions	49	Insurance or Guarantees with
Distributions of Interest on the		Respect to Mortgage Loans	77
Certificates	49	Letter of Credit	77
Determination of Interest Rates	50	Certificate Insurance and Surety
Distributions of Principal on the		Bonds	78
Certificates	55	Reserve Funds	78
Distributions on the Certificates in		Credit Support with Respect to MBS	78
Respect of Prepayment		CERTAIN LEGAL ASPECTS OF
Premiums	56	MORTGAGE LOANS	78
Allocation of Losses and Shortfalls	56	General	79
Advances in Respect of		Types of Mortgage Instruments	79
Delinquencies	56	Leases and Rents	79

Personalty	80	3.8% Medicare Tax On “Net
Foreclosure	80	Investment Income”	117
Bankruptcy Laws	83	Backup Withholding	117
Environmental Risks	87	Reporting Requirements	117
Due-on-Sale and		Federal Income Tax Consequences
Due-on-Encumbrance	89	for Certificates as to which No
Subordinate Financing	89	REMIC Election Is Made	118
Default Interest and Limitations on		Standard Certificates	118
Prepayments	89	Stripped Certificates	121
Applicability of Usury Laws	89	3.8% Medicare Tax On “Net
Servicemembers Civil Relief Act	90	Investment Income”	124
Type of Mortgaged Property	90	Reporting Requirements and
Americans with Disabilities Act	91	Backup Withholding	124
Anti-Money Laundering, Economic		Taxation of Certain Foreign
Sanctions and Bribery	91	Investors	125
Potential Forfeiture of Assets	91	STATE AND OTHER TAX
MATERIAL FEDERAL INCOME TAX		CONSIDERATIONS	125
CONSEQUENCES	92	CERTAIN ERISA CONSIDERATIONS	125
Federal Income Tax Consequences		General	125
for REMIC Certificates	92	Plan Asset Regulations	126
General	92	Administrative Exemptions	127
Characterization of Investments in		Insurance Company General
REMIC Certificates	93	Accounts	127
Qualification as a REMIC	93	Unrelated Business Taxable
Taxation of Regular Certificates	95	Income; Residual Certificates	127
Tax Treatment of Exchangeable		LEGAL INVESTMENT	128
Certificates	103	METHOD OF DISTRIBUTION	129
Taxation of Residual Certificates	106	INCORPORATION OF CERTAIN
Taxes That May Be Imposed on the		INFORMATION BY REFERENCE	130
REMIC Pool	113	WHERE YOU CAN FIND MORE
Liquidation of the REMIC Pool	114	INFORMATION	131
Administrative Matters	114	LEGAL MATTERS	131
Limitations on Deduction of Certain		FINANCIAL INFORMATION	131
Expenses	115	RATING	131
Taxation of Certain Foreign		INDEX OF DEFINED TERMS	132
Investors	115

v

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SUMMARY OF PROSPECTUS

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, National Association, a national banking association may be a sponsor. For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of one or more loans secured by liens on, or security interests in:

● residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

● office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

●	may provide for defeasance of the mortgage loan; and

●	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

●	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

●
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	●	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates
Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates
Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

	●	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

	●	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

●
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

●
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

●
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans. Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates— Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax Consequences

The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time.  Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders” in this prospectus.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

●	The perceived liquidity of the certificates;

●
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

●
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

●
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

●
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

●	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans.  Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans.  We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

●
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule.  Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount.  Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund.  Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios.  The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates.  You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus.  Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one  to four family residential lending.  Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.  Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus.  If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.  Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property.  For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.  A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants.  Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	Changes in general or local economic conditions and/or specific industry segments;

●	Declines in real estate values;

●	Declines in rental or occupancy rates;

●	Increases in interest rates, real estate tax rates and other operating expenses;

●	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	Acts of God; and

●	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

●
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

●	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	Construction of competing hotels or resorts;

●	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

●	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.  The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements.  The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property.  It is more likely that those persons would have to apply for new licenses.  We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers.  The leasing of real estate is highly competitive.  The principal means of competition are price, location and the nature and condition of the facility to be leased.  A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.  Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities.  While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk.  Increased competition could adversely affect income from and market value of the mortgaged properties.  In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses.  Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	The fair market value of the related mortgaged property;

●	The level of available mortgage interest rates at the time of sale or refinancing;

●	The borrower’s equity in the related mortgaged property;

●	The borrower’s financial condition;

●	The operating history and occupancy level of the related mortgaged property;

●	Tax laws;

●	Reductions in government assistance/rent subsidy programs;

●	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

●	Prevailing general and regional economic conditions; and

●	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates.  Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.  For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates.  Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors.  However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels.  See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease.  This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●      space in the mortgaged properties could not be leased or re-leased;

●      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●      tenants were unwilling or unable to meet their lease obligations;

●      a significant tenant were to become a debtor in a bankruptcy case;

●      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

●      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.  Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property.  In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.  This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances.  The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property.  This liability could exist even if a previous owner caused the environmental damage.  The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.  See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance.  The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

●	fire;

●	lightning;

●	explosion;

●	smoke;

●	windstorm and hail; and

●	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support.  See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager.  Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.  The property manager is generally responsible for:

●	operating the properties;

●	providing building services;

●	establishing and implementing the rental structure;

●	managing operating expenses;

●	responding to changes in the local market; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property.  This may adversely affect cash flow.  However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

●      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

●      potential environmental legislation or liabilities or other legal liabilities;

●      the availability of refinancing; and

●      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable.  Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.  In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus.  To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates.  There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws.  Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period.  The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.  A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

●	generally, will not be subject to offset by losses from other activities;

●	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

●	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates may substantially exceed the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce periodic payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) assignment of rents and leases.  The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law.  Those provisions also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●      the aggregate amount of distributions on the offered certificates;

●      their yield to maturity;

●      the rate of principal payments; and

●      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      one or more types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

●	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

●
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio and the Debt Yield of a loan secured by income-producing property as important factors in evaluating the risk of default on and / or losses related to that loan. The “Debt Service Coverage Ratio” or “DSCR” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The “Debt Yield” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period divided by (2) the outstanding principal amount of the mortgage loan secured by the related Mortgaged Property, expressed in percentage terms. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio and / or Debt Yield that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series.  As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial properties may be owner-occupied or leased to a small number of tenants.  Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” or “LTV” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

●	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)      the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)      the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

●	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method which calculates the cost of replacing the property at that date,

●	the income capitalization method which projects value based upon the property’s projected net cash flow, or

●	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

●	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

●
the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

●	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

●	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) contemporaneously with the final prospectus.

MBS

MBS may include:

●
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

●	the original and remaining term to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate of the MBS or the formula for determining the rates,

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

●	a description of the credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
the type of mortgage loans underlying the MBS and such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB, and

●	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment.  However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period.  “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.  The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates.  If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls.  The related prospectus supplement will also describe any other amounts available to offset those shortfalls.  See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the Mortgaged Properties are located,

●	the quality of management of the Mortgaged Properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment,

●	the existence of Lock-out Periods,

●	requirements that principal prepayments be accompanied by Prepayment Premiums, and

●	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.  The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur.  A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series.  The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.  The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.  Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan.  This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.      amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.      Excess Funds, or

3.      any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities LLC.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

●	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

●
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

●	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

●	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

●	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

●	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

●	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

●	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

●
“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

●
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

●
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

●	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

                    Bond Equivalent Yield =        N x D         x 100
                                                          360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury

Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two or  more classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two or more classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two or more classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●	A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

●
the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

●	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

●
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

●	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

●	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

●
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

●
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

●
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

●	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

●
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

●	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer.  See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

●	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

●	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System,

a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

●
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

●	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.      any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and

Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.    if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”).  For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under the credit support,

●	any conditions to payment under the credit support not otherwise described in this prospectus,

●	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

●	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

●
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C

Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender the its right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

●	may pose an imminent or substantial endangerment to human health or welfare or the environment,

●	may result in a release or threatened release of any hazardous material,

●	may give rise to any environmental claim or demand, or

●
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property

(whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or

(2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Certificates.  In addition, each of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee intends to comply with the U.S. Bank Secrecy Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified prior to the closing date other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable,

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

●	a mortgage that was fraudulently procured by the mortgagor, and

●	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates.  If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The

Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates.  The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset.  However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate.  The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.      the interest compounds or is payable at least annually at current values of

(a)     one or more “qualified floating rates,”

(b)     a single fixed rate and one or more qualified floating rates,

(c)     a single “objective rate,” or

(d)     a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors (each, a “variable rate”), or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  The election to amortize premium applies to all the premium bonds you hold at the beginning of the taxable year and to all premium bonds you acquire thereafter.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if you make the election with respect to a premium bond,  then you are deemed to make the election to amortize premium for all the premium bonds you hold at the beginning of the taxable year and all premium bonds you acquire thereafter.  If you make the election with respect to a market discount bond,  then you are deemed to make the election to accrue market discount for all the market discount bonds you acquire at the beginning of the taxable year and all market discount bonds you acquire thereafter.   The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Prepayment Premiums.

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.      if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.      in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.      to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each related Exchangeable Certificate corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the related Exchangeable Certificates corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in the related Exchangeable Certificates.  An Exchangeable Certificate may be (1) a REMIC Regular Certificate or (2) a Standard Certificate representing beneficial ownership in one or more uncertificated REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each related Exchangeable Certificate corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account separately for its ownership interest in each related Exchangeable Certificate underlying that Exchangeable Certificate as if such related Exchangeable Certificate were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying related Exchangeable Certificates other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more related Exchangeable Certificates, those related Exchangeable Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the underlying related Exchangeable Certificates, (ii) sell one of those related Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the underlying related Exchangeable Certificates sold and the related Exchangeable Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the related Exchangeable Certificates sold using its basis allocable to those related Exchangeable Certificates. Also, the beneficial owner then must treat the related Exchangeable Certificates underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those related Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the related Exchangeable Certificates retained based on the beneficial owner’s basis in those related Exchangeable Certificates.

As a result, when compared to treating each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the related Exchangeable Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of such an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to such an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the related Exchangeable Certificates underlying an Exchangeable Certificate should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the related Exchangeable Certificates corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying related Exchangeable Certificates. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying related Exchangeable Certificate, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying related Exchangeable Certificate to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying related Exchangeable Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Taxation of Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying related Exchangeable Certificates.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of one or more Exchangeable Certificates exchanges them for another Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of such exchanged Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related underlying Exchangeable Certificates.   As of the date of such a sale, the beneficial owner must allocate its basis in the underlying related Exchangeable Certificates between the part of the related Exchangeable Certificates underlying the Exchangeable Certificates sold and the part of the related Exchangeable Certificates underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges the underlying related Exchangeable Certificates for other Exchangeable Certificates and retains all such Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of the related Exchangeable Certificates allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale or Exchange of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying related Exchangeable Certificates, the owner should be treated as owning the underlying related Exchangeable Certificates, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each underlying related Exchangeable Certificate that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following the issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the

Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” as defined in Code Section 775 holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership”, as defined in Section 775 of the Code and (vi) any other person so designated by the Trustee or the Certificate Administrator based upon an opinion of counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an ownership interest in a Class R Certificate by such person may cause either (i) the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or (ii) any person having an ownership interest in any Class of Certificates (other than such person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions, and

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

  (i)     the present value of any consideration given to the transferee to acquire the interest;

 (ii)     the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.      the disposition of a qualified mortgage other than for:

(a)     substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)     foreclosure, default or imminent default of a qualified mortgage,

(c)     bankruptcy or insolvency of the REMIC Pool, or

(d)     a qualified (complete) liquidation,

2.      the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.      the receipt of compensation for services or

4.      the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual

Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN (in the case of an individual) or Form W-8BEN-E (in the case of an entity) if the Non-U.S. Person is eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA.

Under Sections 1471 through 1474 of the Code (“FATCA”) “foreign financial institutions” will be required to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. FATCA also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  FATCA imposes a 30% withholding tax on certain payments of income and gross proceeds to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  Withholding under FATCA will be effective for payments of income made after June 30, 2014, and for gross proceeds realized after December 31, 2016, but would not apply to obligations outstanding on or before July 1, 2014.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation and related Treasury regulations and announcements.

3.8% Medicare Tax On “Net Investment Income”

U.S. holders of REMIC Certificates that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the REMIC Certificates, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their advisors with respect to the application of the 3.8% Medicare tax to their income and gains, if any, with respect to the REMIC Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans  originated with original issue discount.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”, above.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

Holders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of

ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Exemptions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) to ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC

Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

 The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, the underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by us to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by J.P. Morgan Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or J.P. Morgan Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of J.P. Morgan Securities LLC and, as such, J.P. Morgan Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to J.P. Morgan Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of offered certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and our controlling persons, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of offered certificates.  If you purchase offered certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.

All or part of any class of offered certificates may be acquired by us or by one or more of our affiliates in a secondary market transaction or from an affiliate.  Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by an NRSRO will be offered by this prospectus and the related prospectus supplement.  We may initially retain any class rated below investment grade, or any unrated class, and we may sell it at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal.  An underwriter may also act as agent in such transactions.  Sales may be made at negotiated prices determined at the time of sale.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the SEC.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement (SEC File No. 333-190246), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

30/360	50	FATCA	116
401(c) Regulations	127	Federal Funds Rate	54
91-day Treasury Bill Rate	54	FHLMC	38
91-day Treasury Bills	54	FNMA	38
Accrual Certificates	49	Garn Act	89
Accrued Certificate Interest	49	GNMA	38
Actual/360	50	Indirect Participants	62
Actual/365 (fixed)	50	Insurance and Condemnation Proceeds	68
Actual/Actual (accrual basis)	50	IRS	92
Actual/Actual (ISMA)	51	ISMA	51
Actual/Actual (payment basis)	51	Issuing Entity	1
ADA	91	JPMCB	46
ARM Loans	37	L/C Bank	77
Assessment of Compliance	73	LIBOR Determination Date	52
Attestation Report	73	Liquidation Proceeds	68, 69
Available Distribution Amount	49	Loan-to-Value Ratio	35
Bankruptcy Code	81	Lock-out Date	37
Bond Equivalent Yield	52	Lock-out Period	37
Book-Entry Certificates	48	LTV	35
Cash Flow Agreement	40	MBS	33
CERCLA	87	MBS Agreement	38
Certificate Owner	62	MBS Issuer	38
Clearstream	63	MBS Servicer	38
CMT Rate	52	MBS Trustee	38
Code	60	Mortgage Asset Seller	34
Commercial Paper Rate	52	Mortgage Notes	34
Cooperatives	34	Mortgaged Properties	34
CPR	43	Mortgages	34
Debt Service Coverage Ratio	35	Net Leases	35
Debt Yield	35	Net Operating Income	35
defective obligation	94	Nonrecoverable Advance	57
Definitive Certificates	48	Non-U.S. Person	112
Depositor	ii, 34	NRSRO	128
Designated CMT Reuters Page	53	OID Regulations	96
Determination Date	41	Participants	62
Direct Participants	62	Parties in Interest	126
Disqualified Organization	110, 127	Pass-Through Entity	110
Distribution Date Statement	59	Patriot Act	91
DOL	126	Permitted Investments	68
DSCR	35	Plans	126
DTC	48	Pooling Agreement	64
Due Dates	36	prepayment	43
Due Period	41	Prepayment Assumption	97
EDGAR	131	Prepayment Interest Shortfall	41
Euroclear	63	Prepayment Premium	37
Excess Funds	46	Prime Rate	54
excess servicing	120	PTCE	127
Exchange Act	39	Random Lot Certificates	96
Exchangeable Certificates	57	Record Date	49
Exemptions	127	Reference Banks	52
FAMC	38	Reform Act	95

Registration Statement	130	Servicer Termination Event	74
Regular Certificateholder	95	Servicing Standard	67
Regular Certificates	92	Similar Law	126
Related Proceeds	56	SMMEA	128
Relief Act	90	SPA	43
REMIC	7, 92	Sponsor	46
REMIC Certificates	92	Standard Certificateholder	118
REMIC Pool	92	Standard Certificates	118
REMIC Regulations	92	Startup Day	93
REO Property	67	Stripped Certificateholder	122
Residual Certificateholders	106	Stripped Certificates	121
Residual Certificates	49	Subordinate Certificates	48
Reuters Screen FEDCMT Page	53	Sub-Servicing Agreement	67
Reuters Screen FEDFUNDS1 Page	54	Terms and Conditions	64
Reuters Screen FRBCMT Page	53	Title V	89
Reuters Screen LIBOR01 Page	52	Treasury	92
Reuters Screen US PRIME 1 Page	55	Treasury Notes	53
SEC	37	U.S. Person	112
secured-creditor exemption	87	Value	36
Securities Act	39	variable rate	99
Senior Certificates	48	Warranting Party	66

IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The attached disc relates to this free writing prospectus. The disc contains Annex A-1 to this free writing prospectus, which will be included with and form part of the paper version of this free writing prospectus. Defined terms used in Annex A-1, but not otherwise defined in Annex A-1, shall have the respective meanings assigned to them in the paper portion of this free writing prospectus. All of the information contained in the disc is subject to the same limitations and qualifications contained in this free writing prospectus. Prospective investors are strongly urged to read the paper portion of this free writing prospectus in its entirety prior to accessing the disc, and if the disc is received separately, any information on the disc will be supplemented in its entirety by the paper portion of this free writing prospectus. If the disc was not received in a sealed package, we cannot assure you that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Kunal Singh of J.P. Morgan Securities LLC at (212) 834-5467 to receive an original copy of the disc.

The delivery of this disc is not an offer to sell or a solicitation of an offer to buy any securities, nor an offer of any securities to any person in any country, state or other jurisdiction in which such offer would be unlawful. The delivery of this disc does not imply that the information set forth in this disc is correct as of any date subsequent to the date of such information.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,090,830,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMBB
Commercial Mortgage
Securities Trust 2014-C21
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2014-C21

Free Writing Prospectus

Summary of Certificates	S-2
Important Notice Regarding The Offered Certificates	S-8
Important Notice About Information Presented in This
Free Writing Prospectus and the Accompanying
Prospectus	S-9
Summary of Terms	S-13
Risk Factors	S-52
Description of the Mortgage Pool	S-118
Transaction Parties	S-185
Description of the Certificates	S-243
Servicing of the Mortgage Loans	S-286
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	S-326
Pending Legal Proceedings Involving Transaction
Parties	S-327
Yield and Maturity Considerations	S-328
Material Federal Income Tax Consequences	S-344
Certain State and Local Tax Considerations	S-347
Certain ERISA Considerations	S-347
Certain Legal Aspects of the Mortgage Loans	S-349
Legal Investment	S-350
Legal Matters	S-351	Class A-1	$35,720,000
Ratings	S-351	Class A-2	$25,518,000
Index of Defined Terms	S-354	Class A-3	$59,360,000
		Class A-4	$325,000,000
Prospectus		Class A-5	$357,185,000
		Class A-SB	$82,529,000
Summary of Prospectus	1	Class X-A	$954,872,000
Risk Factors	9	Class X-B	$90,112,000
Description of the Trust Funds	33	Class A-S	$69,560,000
Yield and Maturity Considerations	40	Class B	$90,112,000
The Sponsor	46	Class C	$45,846,000
The Depositor	47	Class EC	$205,518,000
The Issuing Entity	47	FREE WRITING PROSPECTUS J.P. Morgan Co-Lead Manager and Joint Bookrunner Barclays Co-Lead Manager and Joint Bookrunner
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling Agreements	64
Description of Credit Support	76
Certain Legal Aspects of Mortgage Loans	78
Material Federal Income Tax Consequences	92
State and Other Tax Considerations	125
Certain ERISA Considerations	125
Legal Investment	128
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132

		June , 2014